   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           PRISON REALTY CORPORATION
         (SEE EXPLANATORY NOTE IMMEDIATELY FOLLOWING THIS FACING PAGE) (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS ARTICLES OF INCORPORATION)

                                    MARYLAND
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6798
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                 [APPLIED FOR]
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                           10 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37215
                                 (615) 263-0200
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES OF REGISTRANT)

                                DOCTOR R. CRANTS
                            CHIEF EXECUTIVE OFFICER
                           10 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37215
                                 (615) 263-0200

             (NAME AND ADDRESS OF AGENT FOR SERVICE FOR REGISTRANT)
                             ---------------------

                                   COPIES TO:

                            ELIZABETH E. MOORE, ESQ.
                           STOKES & BARTHOLOMEW, P.A.
                                SUNTRUST CENTER
                           NASHVILLE, TENNESSEE 37219
                       (615) 259-1450/FAX (615) 259-1470

                         F. MITCHELL WALKER, JR., ESQ.
                             BASS, BERRY & SIMS PLC
                             FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238
                       (615) 742-6200/FAX (615) 742-6298

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effectiveness of the Merger described in the Prospectus included herewith.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED MAXIMUM             AMOUNT OF
             TITLE OF SECURITIES                     AMOUNT BEING           AGGREGATE OFFERING           REGISTRATION
              BEING REGISTERED                        REGISTERED                PRICE (4)                    FEE
---------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $0.01 Par Value Per
  Share(1)...................................         73,339,258              $1,304,391,088                $384,796
Shares of Common Stock, $0.01 Par Value Per
  Share(2)...................................         23,081,006                $466,669,090                $137,667
Shares of Series A Preferred Stock, $0.01 Par
  Value Per Share(3).........................          4,300,000                 $85,059,375                 $25,093
                                                                                                          Total Fee:
                                                                                                         $547,556(5)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares of common stock to be issued to shareholders of Corrections Corporation of America.
(2) Represents the number of shares of common stock to be issued to holders of the common shares of CCA Prison Realty Trust.
(3) Represents the number of shares of Series A Preferred Stock to be issued to holders of the Series A Preferred Shares of CCA Prison Realty Trust.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(5) Of this amount, $447,145.51 was previously paid with Preliminary Proxy Materials filed with the Commission by Corrections Corporation of America and CCA Prison Realty Trust and $100,410.49 is paid herewith.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement on Form S-4 (the "Registration Statement") relates to a business combination to be effected pursuant to an Amended and Restated Agreement and Plan of Merger dated as of September 29, 1998, by and among Corrections Corporation of America, CCA Prison Realty Trust and Prison Realty Corporation (the "Merger Agreement"). This Merger Agreement provides for a business combination in which Corrections Corporation of America and CCA Prison Realty Trust will each merge into Prison Realty Corporation, a newly formed Maryland corporation. This Registration Statement constitutes the Registration Statement of Prison Realty Corporation.

CCA PRISON REALTY TRUST                       CORRECTIONS CORPORATION OF AMERICA
[LOGO]                                                                    [LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

The Board of Trustees of CCA Prison Realty Trust ("Prison Realty") and the Board of Directors of Corrections Corporation of America ("CCA") have approved a combination of the two companies which will be accomplished by merging both Prison Realty and CCA into a newly formed Maryland corporation, Prison Realty Corporation ("New Prison Realty"). New Prison Realty intends to operate so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes, and will be the largest REIT focusing on the ownership of correctional and detention facilities. Following the merger transactions, New Prison Realty is expected to deliver a unique combination of dividends and growth to stockholders while benefitting from the corporate tax advantages of operating as a REIT.

THE MATERIAL RISKS ASSOCIATED WITH THE MERGER TRANSACTIONS ARE DISCUSSED UNDER THE HEADING "MATERIAL RISK FACTORS" BEGINNING ON PAGE 22 OF THE ATTACHED JOINT PROXY STATEMENT-PROSPECTUS.

As consideration for the merger, CCA shareholders will obtain the right to receive 0.875 share of New Prison Realty common stock in exchange for each share of CCA common stock they own. Holders of Prison Realty common shares will receive 1.0 share of New Prison Realty common stock in exchange for each Prison Realty common share they own. Holders of Prison Realty Series A Preferred Shares will receive 1.0 share of New Prison Realty Series A Preferred Stock in exchange for each Prison Realty Series A Preferred Share they own. The merger will be tax-free to both Prison Realty and CCA shareholders.

After completion of the merger transactions, current CCA shareholders will own approximately 80%, and current Prison Realty shareholders will own approximately 20%, of the shares of New Prison Realty common stock then outstanding. The market value of the shares of New Prison Realty common stock to be issued to shareholders of CCA as consideration for the merger, based on the closing price of Prison Realty's common shares on September 25, 1998, is approximately $1.56 billion. Based on this price, the market value of the shares of New Prison Realty common stock to be issued as consideration for the merger to the common shareholders of Prison Realty is approximately $459.9 million. The exchange ratio is fixed and will not be changed prior to the merger transactions.

The merger transactions cannot be completed unless you and the other shareholders approve them.

WHETHER OR NOT YOU PLAN TO ATTEND THE PRISON REALTY SPECIAL MEETING OR THE CCA SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE IN FAVOR OF THE MERGER TRANSACTIONS. IF YOU FAIL TO EXECUTE AND RETURN YOUR PROXY CARD OR TO VOTE IN PERSON AT YOUR SPECIAL MEETING, OR IF YOU ABSTAIN, THE EFFECT WILL BE A VOTE AGAINST THE MERGER TRANSACTIONS.

Additional information regarding the special meetings is as follows:

                             FOR CCA SHAREHOLDERS:

                           Tuesday, December 1, 1998
                             10:00 a.m., local time
                          Loews Vanderbilt Plaza Hotel
                              2100 West End Avenue
                              Nashville, Tennessee
                    Record Date: Wednesday, October 14, 1998

                        FOR PRISON REALTY SHAREHOLDERS:

                           Thursday, December 3, 1998
                             10:00 a.m., local time
                          Loews Vanderbilt Plaza Hotel
                              2100 West End Avenue
                              Nashville, Tennessee
                    Record Date: Wednesday, October 14, 1998

The attached Joint Proxy Statement-Prospectus provides additional information about the merger transactions. Please read this entire document carefully. Pages 157 and 158 of the Joint Proxy Statement-Prospectus explain how you may obtain information about CCA and Prison Realty from documents that previously have been filed with the Securities and Exchange Commission.

We strongly support the merger transactions between CCA and Prison Realty and join with the other members of our Boards of Directors and Trustees in enthusiastically recommending that you vote in favor of the merger transactions.

-----------------------------------------------------       -----------------------------------------------------
J. Michael Quinlan                                          Doctor R. Crants
Chief Executive Officer                                     Chairman, Chief Executive Officer and President
CCA Prison Realty Trust                                     Corrections Corporation of America

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER TRANSACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       CORRECTIONS CORPORATION OF AMERICA
                           10 Burton Hills Boulevard
                           Nashville, Tennessee 37215

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON TUESDAY, DECEMBER 1, 1998

     Notice is hereby given that a special meeting of the shareholders of Corrections Corporation of America, a Tennessee corporation ("CCA"), will be held at 10:00 a.m., local time, on Tuesday, December 1, 1998, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, for the following purposes:

        (1) To consider and act upon a proposal to approve the merger transactions between CCA and CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), in which CCA will be merged into a newly formed Maryland corporation, Prison Realty Corporation, with Prison Realty Corporation as the surviving company, and then Prison Realty will be merged into Prison Realty Corporation, with Prison Realty Corporation as the surviving company ("New Prison Realty"), and the transactions related thereto. As part of the merger, each outstanding share of CCA common stock will be converted into the right to receive 0.875 share of common stock of New Prison Realty. In addition, Prison Realty common shareholders will receive 1.0 share of common stock of New Prison Realty for each outstanding Prison Realty common share held by them, and Prison Realty Series A Preferred shareholders will receive 1.0 share of Series A Preferred Stock of New Prison Realty for each outstanding Prison Realty Series A Preferred Share held by them. Immediately prior to the merger, CCA's non-real estate assets will be transferred to certain affiliated management companies.

        (2) To consider and act upon such other business as may properly come before the special meeting and any adjournment thereof, in the event the special meeting is postponed or adjourned for any reason.

     CCA has fixed the close of business on Wednesday, October 14, 1998, as the record date for determination of shareholders entitled to vote at the special meeting and at any adjournment thereof, in the event the special meeting is adjourned or postponed for any reason. Only shareholders of record of the common stock of CCA at the close of business on that date will be entitled to notice of and to vote at the special meeting and at any adjournment thereof, in the event the special meeting is adjourned or postponed for any reason.

     The Board of Directors of CCA recommends that you vote "FOR" the merger transactions.

     Your vote is important. Approval of the merger transactions requires the affirmative vote of a majority of the outstanding shares of CCA common stock entitled to vote at the special meeting. If you fail to return a properly executed proxy or to vote in person at the special meeting, or if you abstain, the effect will be a vote against the merger transactions.

     Your attention is directed to the Joint Proxy Statement-Prospectus accompanying this Notice of Special Meeting for more complete information regarding the matters to be presented and acted upon at the special meeting.

                                          By Order of the Board of Directors,

                                          Darrell K. Massengale, Secretary

October   , 1998
Nashville, Tennessee

                            CCA PRISON REALTY TRUST
                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215

               NOTICE OF A SPECIAL MEETING OF COMMON SHAREHOLDERS
                    TO BE HELD ON THURSDAY, DECEMBER 3, 1998

     Notice is hereby given that a special meeting of the common shareholders of CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), will be held at 10:00 a.m., local time, on Thursday, December 3, 1998, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, for the following purposes:

          (1) To consider and act upon a proposal to approve the merger transactions between Prison Realty and Corrections Corporation of America, a Tennessee corporation ("CCA"), in which CCA will be merged into a newly formed Maryland corporation, Prison Realty Corporation, with Prison Realty Corporation as the surviving company, and then Prison Realty will be merged into Prison Realty Corporation, with Prison Realty Corporation as the surviving company ("New Prison Realty"), and the transactions related thereto. As part of the merger, each outstanding share of CCA common stock will be converted into the right to receive 0.875 share of common stock of New Prison Realty. In addition, Prison Realty common shareholders will receive 1.0 share of common stock of New Prison Realty for each outstanding Prison Realty common share held by them, and Prison Realty Series A Preferred shareholders will receive 1.0 share of Series A Preferred Stock of New Prison Realty for each outstanding Prison Realty Series A Preferred Share held by them.

          (2) To consider and act upon such other business as may properly come before the special meeting and any adjournment thereof, in the event the special meeting is adjourned or postponed for any reason.

     Prison Realty has set the close of business on Wednesday, October 14, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the special meeting and at any adjournment thereof, in the event the special meeting is adjourned or postponed for any reason. Only shareholders of record of Prison Realty's common shares at the close of business on that date will be entitled to notice of and to vote at the special meeting and at any adjournment thereof, in the event the special meeting is adjourned or postponed for any reason.

     The Board of Trustees of Prison Realty recommends that you vote "FOR" the merger transactions.

     Your vote is important. Approval of the merger transactions requires the affirmative vote of two-thirds of the outstanding common shares of Prison Realty entitled to vote at the special meeting. If you fail to return a properly executed proxy or to vote in person at the special meeting, or if you abstain, the effect will be a vote against the merger transactions.

     Your attention is directed to the Joint Proxy Statement-Prospectus accompanying this Notice of Special Meeting for more complete information regarding the matters to be presented and acted upon at the special meeting.

                                          By Order of the Board of Trustees,

                                          Vida H. Carroll, Secretary

October   , 1998
Nashville, Tennessee

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1998

CCA PRISON REALTY TRUST                       CORRECTIONS CORPORATION OF AMERICA

This Joint Proxy Statement-Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Corrections Corporation of America, a Tennessee corporation ("CCA"), and the Board of Trustees of CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), for use in connection with a special meeting of the common shareholders of CCA and a special meeting of the shareholders of Prison Realty, or any adjournments thereof, in the event either of the special meetings is adjourned or postponed for any reason. The CCA special shareholders' meeting will be held on Tuesday, December 1, 1998 and the Prison Realty special shareholders' meeting will be held on Thursday, December 3, 1998. At the special meetings, the shareholders of CCA and Prison Realty will consider and vote upon a proposal to approve the merger transactions described herein in which CCA and Prison Realty will be merged into a newly formed Maryland corporation, Prison Realty Corporation ("New Prison Realty"), and the related transactions. Like Prison Realty, New Prison Realty intends to operate so as to qualify as a real estate investment trust for federal income tax purposes. As a result of the merger, (i) each of the then outstanding shares of common stock of CCA will be converted into the right to receive 0.875 share of New Prison Realty common stock; (ii) each of the then outstanding common shares of Prison Realty will be converted into 1.0 share of New Prison Realty common stock; and (iii) each of the then outstanding Series A Preferred Shares of Prison Realty will be converted into 1.0 share of New Prison Realty Series A Preferred Stock.

The common shareholders of CCA and the common shareholders of Prison Realty also will consider and vote upon such other business as may properly come before the respective special meetings or any adjournments thereof, in the event either of the special meetings is adjourned or postponed for any reason.

This Joint Proxy Statement-Prospectus also constitutes a prospectus of New Prison Realty for the issuance of approximately 95,000,000 shares of New Prison Realty common stock and 4,300,000 shares of New Prison Realty Series A Preferred Stock to be issued in connection with the merger transactions.

THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE AT NO CHARGE UPON REQUEST BY MAIL FROM CCA OR PRISON REALTY OR UPON REQUEST FROM THE SECURITIES AND EXCHANGE COMMISSION AT THEIR PRESCRIBED RATES OR THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET SITE ON THE WORLD WIDE WEB AT WWW.SEC.GOV. SEE "WHERE YOU CAN FIND MORE INFORMATION" AT PAGE 157. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS FOR ADDITIONAL INFORMATION FROM CCA SHOULD BE MADE BY NOVEMBER 23, 1998 AND ANY REQUESTS FOR ADDITIONAL INFORMATION FROM PRISON REALTY SHOULD BE MADE BY NOVEMBER 25, 1998.

                            ------------------------

  Joint Proxy Statement-Prospectus dated October   , 1998, and first mailed to
  shareholders of CCA on October 19, 1998 and shareholders of Prison Realty on
                               October 19, 1998.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE CCA
  PRISON REALTY TRUST/CORRECTIONS
  CORPORATION OF AMERICA MERGER........    1
SUMMARY................................    4
  The Parties..........................    4
  The Transaction......................    4
  Management, Operation and Structure
     of New Prison Realty After the
     Merger............................    5
     Management of New Prison Realty...    5
     Ownership and Operation of
       Correctional and Detention
       Facilities......................    5
     Ownership of and Relationship with
       Operating Company and the
       Service Companies...............    5
     Structure of New Prison Realty
       After the Merger................    6
  The CCA Board's Recommendation to
     Shareholders......................    6
     Fairness Opinion of CCA's
       Financial Adviser...............    6
  The Prison Realty Board's
     Recommendation to Shareholders....    7
     Fairness Opinion of Prison
       Realty's Financial Adviser......    7
  Potential Benefits and Detriments of
     the Proposed Merger...............    7
     Potential Benefits of the
       Merger..........................    7
     Potential Detriments of the
       Merger..........................    7
  Summary Material Risk Factors........    8
  The CCA Special Meeting..............    8
     Matters to be Considered..........    8
     Record Date; Voting Power.........    8
     CCA Shareholder Vote Required.....    8
     Share Ownership of CCA Management
       and Certain CCA Shareholders....    8
  The Prison Realty Special Meeting....    9
     Matters to be Considered..........    9
     Record Date; Voting Power.........    9
     Prison Realty Shareholder Vote
       Required........................    9
     Share Ownership of Prison Realty
       Management and Certain Prison
       Realty Shareholders.............    9
  The Merger...........................    9
     Merger Transactions...............    9
     Relationship Between Prison Realty
       and CCA Prior to the Merger.....    9
     What Current CCA Shareholders Will
       Receive in the Merger...........   10
  Comparison of Rights of Shareholders
     of CCA and Stockholders of New
     Prison Realty.....................   10
  Effective Time of the CCA Merger and
     the Prison Realty Merger..........   10
  What Current Prison Realty
     Shareholders Will Receive in the
     Merger............................   10
  Comparison of Rights of Shareholders
     of Prison Realty and Stockholders
     of New Prison Realty..............   11
  Ownership of New Prison Realty After
     the Merger........................   11
  Conditions to the Merger.............   11
  Termination of the Merger
     Agreement.........................   11
  Termination Fees and Expenses........   11
  Regulatory Approvals.................   11
  Accounting Treatment.................   12
  Material Federal Income Tax
     Consequences......................   12
  Benefits of Merger to Affiliates of
     CCA and Prison Realty.............   12
  Potential Conflicts of Interest......   13
Cash Distribution to New Prison Realty
  Stockholders.........................   13
New Prison Realty's Distribution Policy
  After the Merger.....................   14
Comparative Per Share Market Price
  Information..........................   14
Listing of Shares of New Prison Realty
  Common Stock and Series A Preferred
  Stock................................   14
Recent Developments....................   14
  Bank Financings......................   14
  Securities Financings................   15
Cautionary Statement Concerning
  Forward-Looking Information..........   15
Selected Unaudited Pro Forma Combined
  Financial Information................   16
  Prison Realty Selected Historical
     Consolidated Financial
     Information.......................   18
  CCA Selected Historical Consolidated
     Financial Information.............   20
Comparative Per Share Market Price And
  Distribution/Dividend Information....   21
  Prison Realty........................   21
  CCA..................................   21
MATERIAL RISK FACTORS..................   22
  Interests of Affiliates and
     Shareholders in the Merger and
     Potential Conflicts of Interest
     Following the Merger..............   22
  Risks Associated with the Merger.....   24

     Risks of Leverage and Floating
       Rate Debt.......................   24
     Fixed Exchange Ratio Despite
       Potential Change in Relative
       Stock Prices....................   24
     Dilution to Prison Realty
       Shareholders in their Ownership
       of New Prison Realty as a Result
       of the Merger...................   25
     Differences in Shareholder
       Rights..........................   26
     Substantial Expenses Related to
       the Merger; Termination Fee; No
       Solicitation....................   26
     Contingent Nature of Financial
       Adviser Fees....................   27
  New Prison Realty Will be Dependent
     on Operating Company, as Primary
     Lessee of New Prison Realty's
     Facilities, For the Company's
     Revenues and Ability to Make
     Distributions to its
     Stockholders......................   27
  New Prison Realty Will be Dependent
     on Outside Financing to Support
     its Growth; Dilutive Effect of
     Such Financing and Potential
     Reduction of Earnings and Profits
     Distribution......................   27
  Ownership of Capital Stock of New
     Prison Realty Involves Tax Related
     Risks.............................   28
     Dependence on Qualification as a
       REIT............................   28
     Adverse Effects of REIT Minimum
       Distribution Requirements.......   29
     Tax Legislation...................   29
     Requirement to Distribute
       Accumulated Earnings and
       Profits.........................   30
  New Prison Realty Common Stock Must
     be Held for a Period of Time After
     the Merger to Receive the Earnings
     and Profits Distribution..........   30
  Ownership of Capital Stock of New
     Prison Realty Involves Risks
     Inherent in the Corrections and
     Detention Industry................   30
     General...........................   30
     Short-Term Nature of Government
       Contracts.......................   30
     Dependence on Government
       Appropriations..................   31
     Dependence on Government Agencies
       for Inmates.....................   31
     Dependence on Ability to Develop
       New Prisons and Contracts;
       Opposition of Organized Labor...   31
     Options to Purchase...............   31
     Legal Proceedings.................   32
  Ownership of Capital Stock of New
     Prison Realty Involves Risks
     Inherent in the Investment in Real
     Estate Properties.................   32
     General...........................   32
     Environmental Matters.............   32
     Uninsured Loss....................   32
  New Prison Realty Will be Dependent
     on Certain Individuals for its
     Management........................   33
  New Prison Realty Will Lack Control
     Over Day-to-Day Operations and
     Management of its Facilities......   33
  New Prison Realty Will Impose Limits
     on the Ownership of its Capital
     Stock to Maintain Qualification as
     a REIT............................   34
  Certain Provisions of New Prison
     Realty's Governing Documents May
     Limit Changes in Control of New
     Prison Realty.....................   34
  New Prison Realty's Board of
     Directors May Change the Company's
     Investment and Financing Policies
     Without Vote of New Prison
     Realty's Stockholders.............   35
  Year 2000 Compliance Issues May Have
     an Effect on New Prison Realty....   35
     Generally.........................   35
     Impact on CCA.....................   35
     Impact on Prison Realty...........   36
  A Fluctuation in Market Interest
     Rates May Affect the Price of
     Shares of New Prison Realty Common
     Stock.............................   37
  Factors to be Considered by ERISA
     Plan Fiduciaries..................   37
THE SPECIAL MEETINGS...................   38
  CCA Special Meeting..................   38
     Date, Place and Time..............   38
     Matters to be Considered at the
       CCA Special Meeting.............   38
     Record Date; Quorum...............   38
     Required Vote.....................   38
     Voting of Proxies.................   39
     Revocability of Proxy.............   39
     Solicitation of Proxies...........   39
     Recommendation of the CCA Board...   40
  Prison Realty Special Meeting........   40
     Date, Place and Time..............   40
     Matters to be Considered at the
       Prison Realty Special Meeting...   40
     Record Date; Quorum...............   40
     Required Vote.....................   40

     Voting of Proxies.................   41
     Revocability of Proxy.............   41
     Solicitation of Proxies...........   42
     Recommendation of the Prison
       Realty Board....................   42
THE MERGER.............................   43
  General..............................   43
  Effective Time.......................   43
  Terms of the Merger..................   43
  Background of the Merger.............   43
     General...........................   43
     Formation of Prison Realty........   44
     Change in Market Conditions.......   44
     The Proposed Merger...............   45
  Prison Realty's Reasons for the
     Merger; Recommendation of the
     Prison Realty Board...............   48
  CCA's Reasons for the Merger;
     Recommendation of the CCA Board...   51
  Opinion of Prison Realty's Financial
     Adviser...........................   54
  Opinion of CCA's Financial Adviser...   61
  Interests of Certain Persons in the
     Merger............................   65
     Relationship with Sodexho.........   65
     Relationship with Baron Capital...   65
     Employment Agreements.............   66
     Treatment of CCA and Prison Realty
       Options.........................   66
     Treatment of CCA Deferred Share
       Agreements......................   66
     Ownership of Operating Company....   67
     Ownership of the Service
       Companies.......................   68
     General Conflicts of Interest.....   68
     Certain Other Relationships.......   68
  Certain Regulatory Matters...........   68
  Accounting Treatment.................   68
  No Appraisal Rights..................   69
  Stock Exchange Listing of New Prison
     Realty Common Stock and New Prison
     Realty Series A Preferred Stock...   69
  Delisting and Deregistration of the
     CCA Common Stock..................   69
  Federal Securities Laws Consequences;
     Resale Restrictions...............   69
  Distributions........................   69
  Pending Litigation Regarding the
     Merger............................   70
  Prison Realty Financings.............   71
  New Prison Realty Financings.........   71
THE MERGER AGREEMENT...................   72
  General..............................   72
  Conversion of Securities.............   72
  Exchange of Certificates; Procedures
     for Exchange......................   72
  Fractional Shares....................   73
  Warrants to Purchase CCA Common
     Stock.............................   73
  Notes Convertible into CCA Common
     Stock.............................   73
  Representations and Warranties.......   73
  Conduct of Business Pending the
     Merger............................   74
  Covenants of Prison Realty...........   76
  Conditions to the Merger.............   77
  No Solicitation......................   79
  Access to Information................   80
  Reasonable Best Efforts..............   80
  Termination..........................   81
  Fees and Expenses....................   82
  Amendment and Waiver.................   82
  Benefit Plans; Stock Plans...........   83
MANAGEMENT AND OPERATIONS OF NEW PRISON
  REALTY AFTER THE MERGER..............   84
  General..............................   84
  Tax Status...........................   84
  Ownership of Operating Company and
     Service Companies.................   84
  Merger-Related Transactions..........   84
  Ownership Structure..................   87
  Operating Company....................   87
     General...........................   87
     Management........................   89
     Leases............................   89
     Right to Purchase Agreement.......   90
     Trade Name Use Agreement..........   90
     Operating Company Services
       Agreement.......................   90
     Tenant Incentive Agreement........   91
  Service Company A....................   91
  Service Company B....................   92
  Administrative Services Agreements...   93
  Benefit Plans........................   93
  Leases with Operating Company........   93
     Use of the Facilities.............   94
     Amounts Payable Under the
       Operating Company Leases; Net
       Provisions......................   94
     Maintenance, Modification and
       Capital Additions...............   94
     Environmental Matters.............   95
     Assignment and Subletting.........   95
     Damage to, or Condemnation of, an
       Operating Company Leased
       Property........................   95
     Indemnification Generally.........   96

     Events of Default.................   96
  Appraisal of Properties; Fairness of
     Operating Company Lease
     Payments..........................   97
  Information About the Policies and
     Objectives of New Prison Realty...   97
     Growth Policies and Objectives....   97
     Investment Policies and
       Objectives......................   98
     Financing Policies and
       Objectives......................   98
     Working Capital Reserves Policies
       and Objectives..................   99
     Other Policies and Objectives.....   99
CONFLICTS OF INTEREST..................   99
  Relationships Which May Give Rise to
     Conflicts of Interest.............   99
  Situations in Which Conflicts of
     Interest May Arise................  100
     Financial Terms of Leases, Trade
       Name Use Agreement, Services
       Agreement and Tenant Incentive
       Agreement.......................  100
     Valuation of the Facilities.......  101
     Potential for Future Conflicts....  101
     Policies and Procedures for
       Addressing Conflicts............  101
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES.........................  102
  Tax Consequences of the Merger.......  102
     Tax Consequences to Shareholders
       of CCA..........................  102
     Tax Consequences to Shareholders
       of Prison Realty................  102
  Tax Consequences of Transfers to
     Operating Company and Service
     Companies.........................  103
  Qualification and Operation of New
     Prison Realty as a REIT...........  104
     General...........................  104
     Opinion of Counsel................  104
     Taxation of New Prison Realty.....  104
     Organizational Requirements.......  105
       General.........................  105
       Qualified REIT Subsidiaries.....  105
     Income Tests......................  106
       General.........................  106
       Rents from Real Property........  106
       Mortgage Interest...............  108
       Other Sources of Income.........  109
       Potential Reallocation of
          Income.......................  109
     Asset Tests.......................  109
     Annual Distribution
       Requirements....................  110
     Non-REIT Earnings and Profits.....  111
     Failure to Qualify................  111
     Taxation of U.S. Stockholders.....  111
       Distributions Generally.........  111
       Capital Gain Dividends..........  112
       Passive Activity and Loss;
          Investment Interest
          Limitations..................  112
       Dispositions of New Prison
          Realty Capital Stock.........  112
       Treatment of Tax-exempt U.S.
          Stockholders.................  112
     Special Tax Consequences for
       Foreign Stockholders............  113
     Information Reporting Requirements
       and Backup Withholding Tax......  114
     State and Local Tax
       Consequences....................  115
     Possible Federal Tax
       Developments....................  115
       General.........................  115
       Proposed Tax Legislation........  115
ERISA CONSIDERATIONS...................  116
INFORMATION ABOUT OUR COMPANIES........  118
  Information About Prison Realty......  118
     General...........................  118
     Recent Acquisition of Assets......  118
     Certain Information Incorporated
       by Reference....................  119
  Information about CCA................  119
     General...........................  119
     Recent Acquisition of Assets......  120
     Relationship and Related
       Transactions with Sodexho.......  120
     Certain Information Incorporated
       by Reference....................  121
NEW PRISON REALTY CAPITAL STOCK........  122
  General..............................  122
  Common Stock.........................  122
  Preferred Stock......................  122
  Restrictions on Ownership of Capital
     Stock.............................  122
COMPARISON OF RIGHTS OF SHAREHOLDERS OF
  CCA AND STOCKHOLDERS OF NEW PRISON
  REALTY...............................  125
  Status as a REIT under the Code......  125
  Authorized Shares of Capital Stock...  125
  Restrictions on Ownership and
     Transfer of Capital Stock.........  125
  Inspection of Books and Records......  126
  Nominations and Proposals of
     Stockholders......................  126
  Stockholders' Meetings...............  127
  Action by Stockholders Without a
     Meeting...........................  128

  Separate Shareholder Voting Groups...  128
  Number of Directors..................  128
  Classified Board.....................  128
  Action by the Board..................  129
  Removal of Directors.................  129
  Vacancies on the Board...............  129
  Limitation of Liability..............  129
  Indemnification......................  130
  Amendments to the Charter............  130
  Amendments to the Bylaws.............  130
  Distributions........................  131
  Dissolution..........................  131
  Dissenters' Rights...................  131
  Anti-Takeover Statutes...............  132
     Business Combinations.............  132
     Other Constituencies..............  133
     Control Share Acquisitions........  133
     Greenmail.........................  134
     Investor Protection...............  134
COMPARISON OF RIGHTS OF SHAREHOLDERS OF
  PRISON REALTY AND STOCKHOLDERS OF NEW
  PRISON REALTY........................  135
  Authorized Capital Shares and Shares
     of Capital Stock..................  135
  Standard of Conduct For Trustees and
     Directors.........................  135
  Indemnification......................  136
  Number of Trustees or Directors......  136
  Removal of Trustees or Directors.....  136
  Vacancies on the Board...............  136
  Quorum And Voting of the Board.......  137
UNAUDITED PRO FORMA COMBINED FINANCIAL
  STATEMENTS...........................  138
  Pro Forma Combined Balance Sheet as
     of June 30, 1998..................  139
  Pro Forma Combined Statement of
     Operations for the Year Ended
     December 31, 1997.................  143
  Pro Forma Combined Statement of
     Operations for the Six Months
     Ended June 30, 1998...............  149
ADDITIONAL INFORMATION.................  155
  Recent Developments..................  155
     Bank Financings...................  155
     Securities Financings.............  155
  Legal Opinions.......................  155
  Experts..............................  156
  Shareholder Proposals................  156
OTHER MATTERS..........................  157
  Where You Can Find More Information..  157
INDEX TO FINANCIAL STATEMENTS..........  F-1
APPENDICES
  Amended and Restated Agreement
     and Plan of Merger dated as of
     September 29, 1998.........  Appendix A
  Opinion of J.C. Bradford
     & Co., L.L.C...............  Appendix B
  Opinion of Stephens Inc.......  Appendix C
  Additional Questions and Answers About the
     Merger
     for CCA Employees..........  Appendix D

                        QUESTIONS AND ANSWERS ABOUT THE
                            CCA PRISON REALTY TRUST/
                   CORRECTIONS CORPORATION OF AMERICA MERGER

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO
    MERGE?

A: CCA Prison Realty Trust ("Prison Realty") and Corrections Corporation of America ("CCA") are proposing to combine to take advantage of the strengths of both companies and to create the nation's leading company in the private corrections industry. The surviving company, Prison Realty Corporation ("New Prison Realty"), will create a unique investment opportunity for investors of both companies by combining Prison Realty's cash distributions and tax advantages with an increased growth rate through the leases and other contractual arrangements to be entered into in connection with the merger transactions.

Q:  AS A PRISON REALTY SHAREHOLDER, HOW WILL THE
    MERGER AFFECT ME?

A: Following the merger transactions, you will hold the same number of shares of New Prison Realty common stock or New Prison Realty Series A Preferred Stock as you held in Prison Realty immediately prior to the merger. After the merger transactions, current shareholders of CCA will own approximately 80% and you and the other current holders of Prison Realty common shares will own approximately 20% of the issued and outstanding shares of New Prison Realty common stock, assuming all Prison Realty and CCA share options are exercised.

Q:  HOW WILL NEW PRISON REALTY DIFFER FROM PRISON REALTY?

A: After the merger, New Prison Realty will be the surviving company, and its corporate characteristics will be substantially similar to those of Prison Realty. Like Prison Realty, New Prison Realty will operate so as to qualify as a real estate investment trust for federal income tax purposes. The New Prison Realty board of directors and executive officers will be identical to Prison Realty's, except that (i) Doctor R. Crants, Chairman of both CCA and Prison Realty and Chief Executive Officer of CCA, will become Chief Executive Officer of New Prison Realty; (ii) J. Michael Quinlan, currently the Chief Executive Officer of Prison Realty, will become Vice-Chairman of the New Prison Realty Board of Directors; and (iii) Jean-Pierre Cuny, currently a CCA director and an affiliate of Sodexho Alliance S.A., CCA's largest shareholder, will become a member of the Board of Directors of New Prison Realty. The rights of holders of shares of New Prison Realty common stock and New Prison Realty Series A Preferred Stock will be essentially identical to the rights of holders of current Prison Realty common shares and Prison Realty Series A Preferred Shares, except that New Prison Realty will be a Maryland corporation, while Prison Realty is currently a Maryland real estate investment trust.

Q: WHY ARE THE COMPANIES PROPOSING TO MERGE NOW, WHEN IN JULY OF 1997 CCA SOLD ITS PROPERTIES TO PRISON REALTY AND LEASED THEM BACK?

A: Prison Realty was formed in July 1997 for the purpose of assisting CCA in meeting the capital needs of governments. In the months following the formation of Prison Realty, senior management observed that the potential government customers' interest in and demand for financing available from Prison Realty was significantly larger than initially anticipated. The Boards of both companies believe that the proposed merger will allow the combined company (i) to take advantage of increased government demand for private ownership of facilities that governments continue to operate (ii) to grow at a suitable rate and (iii) to pay a significant dividend.

Q:  AS A CCA SHAREHOLDER, WHAT WILL I RECEIVE IN
    THE MERGER?

A: If the merger is completed, CCA shareholders will obtain the right to receive 0.875 share of New Prison Realty common stock in exchange for each share of CCA common stock they own.

Example:

    If you currently own 1,000 shares of CCA common stock, then after the merger you will be entitled to receive 875 shares of New Prison Realty common stock.

Q:  WHAT HAPPENS AS THE MARKET PRICE OF PRISON REALTY COMMON SHARES FLUCTUATES?

A: The estimated value of the shares of New Prison Realty common stock received by shareholders of CCA is based on the market price of the common shares of Prison Realty at the time of the merger. Since the market value of Prison Realty common shares will fluctuate before the closing of the merger, the value of the shares of New Prison Realty common stock the shareholders of CCA will receive in the merger will fluctuate and accordingly, could increase or decrease. The exchange ratio of 0.875 is fixed, however, and will not be altered in response to fluctuations in the market price.

Example:

    On [date immediately prior to mail date of Joint Proxy Statement-Prospectus] the closing price of CCA common stock on the New York Stock Exchange was
    $          . Applying the 0.875 exchange ratio, on that date, each holder of
    CCA common stock would be entitled to receive shares of New Prison Realty
    common stock with a market value of approximately $          for each share
    of CCA common stock they own, based on the market price of Prison Realty common shares on that date. However, the market prices for CCA common stock and Prison Realty common shares are likely to change between now and the merger. You are urged to obtain current price quotes for CCA common stock and Prison Realty common shares.

Q:  WHEN DO YOU EXPECT THE MERGER TRANSACTIONS
    TO BE COMPLETED?

A: It is expected that the merger transactions will be completed on or about January 1, 1999.

Q:  DO CCA OR PRISON REALTY SHAREHOLDERS HAVE
    ANY APPRAISAL RIGHTS?

A: No. Neither CCA shareholders nor Prison Realty shareholders have appraisal rights in connection with the merger transactions.

Q:  WHAT DO I NEED TO DO NOW?

A: After making a decision about the merger transactions, you should mark on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible so your shares may be represented at your special shareholders' meeting.

Q:  WHAT IF I DO NOT VOTE?

A: If you sign and send in your proxy, but do not mark how you want to vote, your proxy will be counted as a vote in favor of the merger transactions. If you do not vote or if you abstain, the effect will be a vote against the merger transactions.

Q:  CAN I CHANGE OR REVOKE MY PROXY?

A: You may attend your special meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may revoke your proxy up to and including the day of the special meeting by following the directions on page 39 or page 41 of this Joint Proxy Statement-Prospectus and you may either change your vote or attend the special meeting and vote in person.

Q:  IF MY SHARES ARE HELD IN "STREET NAME" BY MY
    BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. If your broker does not receive instructions from you, your shares will not be voted.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: After the merger transactions are completed, we will send CCA shareholders written instructions for exchanging their stock certificates. Prison Realty shareholders may keep their existing share certificates, which will automatically represent shares in New Prison Realty.

Additional questions and answers relating to the effect of the merger transactions on employees of CCA are included in Appendix D hereto.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?
 If you have more questions about the merger transactions, you should contact:

                          PRISON REALTY SHAREHOLDERS:
                            CCA Prison Realty Trust
                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215
              Attention: Vida H. Carroll, Chief Financial Officer
                        Telephone Number: (615) 263-0200

                               CCA SHAREHOLDERS:
                       Corrections Corporation of America
                           10 Burton Hills Boulevard
                           Nashville, Tennessee 37215
         Attention: Peggy Lawrence, Vice President, Investor Relations
                        Telephone Number: (615) 263-3000

 If you are a shareholder and would like additional copies of this Joint Proxy
                   Statement-Prospectus, you should contact:

                    Corporate Investor Communications, Inc.
                               111 Commerce Road
                          Carlstadt, New Jersey 07072
                        Telephone Number: (201) 896-1900

                                    SUMMARY

This summary highlights selected information from this Joint Proxy Statement-Prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Other Matters -- Where You Can Find More Information" on page 157. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

THE PARTIES

Corrections Corporation of America (Page 119)
10 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 263-3000

CCA is the largest developer and manager of private correctional and detention facilities worldwide. CCA manages facilities in 22 states, Washington, D.C., Puerto Rico, Australia and the United Kingdom. As of September 25, 1998, CCA had contracts to manage 78 correctional and detention facilities with a total design capacity of 63,308 beds, of which 65 facilities with a total design capacity of 46,886 beds were in operation. CCA is currently developing 13 facilities and expanding eight facilities representing a total of 16,422 beds. The services provided by CCA to government agencies include the integrated design, construction and management of new correctional and detention facilities and the redesign, renovation and management of older facilities. In addition, CCA owns TransCor America, Inc., which provides inmate transportation services for numerous government agencies.

CCA Prison Realty Trust (Page 118)
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215
(615) 263-0200

CCA Prison Realty Trust is a real estate investment trust, or REIT, organized under the laws of the State of Maryland ("Prison Realty"). Prison Realty's primary business objectives are to own and develop correctional and detention facilities, acquire facilities from both private prison managers and government entities, expand the design capacity of its existing facilities and lease its facilities to facility managers pursuant to long-term leases. As of September 25, 1998, Prison Realty was the largest REIT focusing on the ownership of correctional and detention facilities and owned 20 correctional and detention facilities with a total design capacity of 16,030 beds, of which 17 facilities are leased to Corrections Corporation of America, a Tennessee corporation ("CCA"). Prison Realty also has one correctional facility currently under construction with a total design capacity of approximately 528 beds.

Prison Realty currently operates so as to qualify as a REIT for federal income tax purposes.

THE TRANSACTION (PAGE 43)

CCA and Prison Realty are proposing a merger of the two companies, whereby each of CCA and Prison Realty will merge with and into a newly formed Maryland corporation, Prison Realty Corporation ("New Prison Realty"), with New Prison Realty as the surviving company. New Prison Realty intends to operate so as to qualify as a REIT for federal income tax purposes. In the merger, CCA shareholders will receive 0.875 share of New Prison Realty common stock in exchange for each outstanding share of CCA common stock they own. Prison Realty shareholders will receive 1.0 share of common stock or Series A Preferred Stock of New Prison Realty in exchange for each Prison Realty common share or Series A Preferred Share they own. The exchange ratio will not be altered based on fluctuations in the stock prices of either Prison Realty or CCA. After completion of the merger, current CCA shareholders will own approximately 80%, and current Prison Realty common shareholders will own approximately 20%, of the shares of New Prison Realty common stock then outstanding, assuming all CCA and Prison Realty share options are exercised. The market value of the shares of New Prison Realty common stock to be issued as consideration for the merger, taking into account the fixed exchange ratio and based on the closing price of Prison Realty's common shares on September 25, 1998, is approximately $1.56 billion to shareholders of CCA and approximately $459.9 million to common shareholders of Prison Realty. Prison Realty previously paid $490.9 million for the 13 facilities it purchased from CCA. New Prison Realty will also assume indebtedness of Prison Realty in the amount of $236.7 million at September 25, 1998 and preferred stock with a liquidation preference of $107.5 million.

The merger transactions will allow the respective shareholders of both companies to benefit, to the extent consistent with the rules applicable to REITs, from every type of private sector/public sector partnership with respect to correctional and detention facilities: (i) facilities owned by New Prison Realty and managed by government entities; (ii) facilities owned by New Prison Realty and managed by private operators; and (iii) facilities owned by government entities and managed by private operators. CCA and Prison Realty believe there are possibilities for substantial growth in all of these areas.

MANAGEMENT, OPERATION AND STRUCTURE OF NEW PRISON REALTY AFTER THE MERGER (PAGE
84)

Management of New Prison Realty (Page 84)

Management of New Prison Realty after completion of the merger transactions will be identical to the management of Prison Realty prior to the merger transactions, with the exception that Doctor R. Crants, currently the Chief Executive Officer and President of CCA and Chairman of the Prison Realty Board of Trustees, will become the Chief Executive Officer of New Prison Realty and J. Michael Quinlan, currently the Chief Executive Officer of Prison Realty, will become Vice-Chairman of the New Prison Realty Board.

Ownership and Operation of Correctional and Detention Facilities (Pages 84 through 93)

After the completion of the merger transactions, New Prison Realty will continue Prison Realty's objective to own and develop correctional and detention and related facilities that meet its investment criteria, acquire such facilities from both private operators and government entities, expand the design capacity of its existing facilities, and lease all facilities under long-term leases to qualified third-party operators. Following the merger transactions, New Prison Realty intends to operate so as to qualify as a REIT for federal income tax purposes. To qualify as a REIT, New Prison Realty's income generally may not include income from the operation of facilities. Therefore, after the merger transactions, New Prison Realty will not be able to operate the correctional and detention facilities that are currently operated by CCA, including those facilities acquired from CCA and Prison Realty in the merger transactions. Accordingly, immediately prior to the merger transactions, the non-real estate assets of CCA, including all management contracts, will be transferred to a newly formed management company, Correctional Management Services Corporation ("Operating Company"), and to two newly formed service companies, Prison Management Services, Inc. ("Service Company A") and Juvenile and Jail Facility Management Services, Inc. ("Service Company B") (Service Company A and Service Company B are defined, collectively, as the "Service Companies"). The correctional and detention facilities acquired by New Prison Realty in the merger will be leased to Operating Company. Upon completion of the merger transactions, New Prison Realty will also enter into a services agreement with Operating Company pursuant to which Operating Company will perform services in connection with the construction and development of additional facilities on behalf of New Prison Realty and a tenant incentive agreement pursuant to which New Prison Realty will make certain payments to Operating Company for its entering into new leases. Operating Company and the Service Companies will each operate after the merger transactions under the name "Corrections Corporation of America" pursuant to a trade name use agreement with New Prison Realty. Additionally, Operating Company will perform administrative services for the Service Companies.

Ownership of and Relationship with Operating Company and the Service Companies (Pages 84 through 97):

In consideration for CCA's transfer of a portion of its non-real estate assets to Operating Company, New Prison Realty, as successor to CCA, will receive from Operating Company (i) 9.5% of the capital stock of Operating Company, which will be non-voting common stock and will represent 9.5% of the economic value of Operating Company, and (ii) a promissory note in the principal amount of $137.0 million. The remaining 90.5% of the capital stock of Operating Company, which consists of voting common stock, will be owned by (i) management employees of Operating Company other than Doctor R. Crants, who will serve as Chief Executive Officer of both New Prison Realty and Operating Company; (ii) by management employees of New Prison Realty; (iii) by the wardens of the facilities operated by Operating Company; (iv) by Sodexho Alliance S.A., the largest shareholder of CCA; and (v) by an affiliate of Baron Capital Group, Inc. which, with its affiliates, is the largest beneficial shareholder of Prison Realty.

In consideration for CCA's transfer of a portion of its non-real estate assets to the Service Companies, New Prison Realty, as successor to CCA, will receive all of the outstanding non-voting common stock of each of the Service Companies. The non-voting common stock of the Service Companies will obligate each Service Company to pay New Prison Realty 95% of its net income. The voting common stock of each of the Service Companies will be owned by wardens of the facilities operated by the Service Companies and by unaffiliated investors.

Structure of New Prison Realty After the Merger (Page 87)

After the completion of the merger and the transfer of the non-real estate assets of CCA immediately prior thereto, the structure of New Prison Realty, Operating Company, and the Service Companies will be as follows:

                            (Organization chart)

THE CCA BOARD'S RECOMMENDATION TO SHAREHOLDERS (PAGE 51)

The CCA Board of Directors believes that the merger transactions are in the best interests of the shareholders of CCA and recommends that the CCA shareholders vote "FOR" approval of the merger and the related transactions.

Fairness Opinion of CCA's Financial
Adviser (Page 61)

In deciding to approve the merger, CCA's Board of Directors considered an opinion from its financial adviser, Stephens Inc., to the effect that, as of April 17, 1998, the exchange ratio set for the merger is fair to CCA shareholders from a financial point of view. Stephens has confirmed its opinion by delivering an updated opinion to the CCA Board of Directors, dated as of the date of this Joint Proxy Statement-Prospectus, to the effect that the exchange ratio set for the merger is fair to the CCA shareholders from a financial point of view. This updated opinion is attached as Appendix C to this Joint Proxy Statement-Prospectus. HOLDERS OF CCA COMMON STOCK ARE ENCOURAGED TO READ, AND SHOULD READ, THE ENTIRE STEPHENS OPINION CAREFULLY.

In connection with delivering its opinion, Stephens performed a variety of financial analyses. These analyses included: historical stock price analysis, selected private correctional companies analysis, selected triple-net lease REIT analysis, relative public company analyses, selected comparable transaction analysis, discounted cash flow analysis, and merger consequences analysis. Stephens' opinion does not constitute a recommendation as to how any CCA shareholder should vote at the CCA special meeting.

For its services in delivering its fairness opinion, Stephens will receive a fee from CCA in the amount of $7.0 million, $3.5 million of which is payable only upon completion of the merger.

THE PRISON REALTY BOARD'S RECOMMENDATION TO SHAREHOLDERS (PAGE 48)

The Prison Realty Board of Trustees believes that the merger is in the best interests of the shareholders of Prison Realty and recommends that the Prison Realty shareholders vote "FOR" approval of the merger and the related transactions.

Fairness Opinion of Prison Realty's Financial Adviser (Page 54)

In deciding to approve the merger, Prison Realty's Board of Trustees considered an opinion from its financial adviser, J.C. Bradford & Co., L.L.C., to the effect that, as of April 18, 1998, the consideration to be paid by New Prison Realty pursuant to the merger is fair to Prison Realty and its shareholders from a financial point of view. J.C. Bradford has confirmed its opinion by delivering an updated opinion to the Prison Realty Board of Trustees, dated as of the date of this Joint Proxy Statement-Prospectus, to the effect that the consideration to be paid by Prison Realty pursuant to the merger is fair to Prison Realty and its shareholders from a financial point of view. This updated opinion is attached as Appendix B to this Joint Proxy Statement-Prospectus. HOLDERS OF PRISON REALTY COMMON SHARES ARE ENCOURAGED TO READ, AND SHOULD READ, THE ENTIRE J.C. BRADFORD OPINION CAREFULLY.

In connection with delivering its opinion, J.C. Bradford performed a variety of financial analyses. These analyses included: pro forma merger analysis, discounted cash flow analysis for CCA and Prison Realty, comparable company analysis for CCA and Prison Realty, historical price-earnings analysis for CCA, comparable transaction analysis, historical price-funds from operations ratio analysis for Prison Realty, exchange ratio analysis, premium analysis, stock trading analysis and rate spread analysis. J.C. Bradford's opinion does not constitute a recommendation as to how any Prison Realty shareholder should vote at the Prison Realty special meeting.

In consideration for its services in delivering its fairness opinion, J.C. Bradford will receive a fee from Prison Realty in the amount of $8.0 million, $4.0 million of which is payable only upon completion of the merger.

POTENTIAL BENEFITS AND DETRIMENTS OF THE PROPOSED MERGER (PAGES 48 THROUGH 54)

The reasons for the proposed merger are described in more detail in the section of this Joint Proxy Statement-Prospectus entitled "The Merger". The following is a summary of some of the potential benefits and detriments of the proposed merger.

Potential Benefits of the Merger (Pages 48 through 54):

- The shareholders of both companies will have the opportunity to participate in a company with significant growth prospects which, as a REIT, will not have to pay corporate income taxes and will pay a substantial dividend.

- The shareholders of both companies will have the opportunity to participate in a market that both companies believe has significant potential: the ownership of correctional and detention facilities which continue to be operated by government entities.

- The increased capital resources created by combining the companies will allow New Prison Realty to increase the number of correctional and detention facilities owned.

- The increased lease payments for facilities currently owned by Prison Realty, the distributions made by the Service Companies and the fees paid for use of the name "Corrections Corporation of America" will provide significant additional income to New Prison Realty.

Potential Detriments of the Merger (Pages 48 through 54):

- CCA's shareholders will own shares in a Maryland corporation which will operate as a
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

  REIT. Under applicable law, a REIT must pay out its net earnings as opposed to reinvesting them in its business.

- After the completion of the merger, New Prison Realty will own only (i) real estate, including its private correctional and detention facilities, and (ii) interests in the companies which will continue to manage the correctional and detention facilities formerly managed by CCA.

- After completion of the merger, the assets of New Prison Realty, like those of Prison Realty currently, must consist primarily of interests in real property.

- Several current employees, shareholders and affiliates of both CCA and Prison Realty, will have ownership interests in Operating Company and the Service Companies, which will manage the correctional and detention facilities currently managed by CCA. Other shareholders of CCA and Prison Realty will not have the opportunity to participate in the ownership of the management companies except through New Prison Realty's ownership interest in them.

SUMMARY MATERIAL RISK FACTORS (PAGE 22)

This Joint Proxy Statement-Prospectus includes, or incorporates by reference, information describing material risks related to the operations and strategies of Prison Realty and CCA generally and the merger transactions and their effect on New Prison Realty specifically, including:

- The merger consideration to be received by CCA shareholders and Prison Realty shareholders is fixed and will not change despite any fluctuation in the stock price of shares of CCA or Prison Realty prior to the merger.

- As a result of the merger, Prison Realty shareholders will incur dilution in their ownership interest in New Prison Realty.

- The interests of several current employees, shareholders, and affiliates of both CCA and Prison Realty in the merger.

- Conflicts of interest following the merger.

- New Prison Realty's reliance on Operating Company as the primary lessee of New Prison Realty's facilities.

- Risks related to New Prison Realty's qualification as a REIT.

- Risks inherent in the ownership of real estate and the corrections and detention industry.

- The fact that as a REIT, New Prison Realty will have no control over the day-to-day operations of facilities it owns.

THE CCA SPECIAL MEETING (PAGE 38)

Matters to be Considered (Page 38)

The special meeting of the holders of shares of CCA common stock will be held at 10:00 a.m., local time, on Tuesday, December 1, 1998. At the CCA special meeting, CCA shareholders will be asked to approve the merger and the related transactions. The CCA special meeting will be held at Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee.

Record Date; Voting Power (Page 38)

You are entitled to vote at the CCA special meeting if you owned shares of CCA common stock on the close of business on Wednesday, October 14, 1998, the record date.

On the record date, there were 83,816,295 shares of CCA common stock entitled to vote at the CCA special meeting. CCA shareholders will have one vote at the CCA special meeting for each share of CCA common stock owned on October 14, 1998.

CCA Shareholder Vote Required (Page 38)

The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of CCA entitled to vote at the CCA special meeting is required to approve the merger and the related transactions. Your failure to vote either in person or by proxy will have the effect of a vote against the merger and the related transactions.

Share Ownership of CCA Management and Certain CCA Shareholders (Page 38)

On October 14, 1998, the record date, CCA directors, executive officers and their affiliates and Sodexho Alliance, S.A. owned and were entitled to vote
               , or approximately      % of the shares of CCA common stock
outstanding on such date.

The directors and executive officers of CCA have indicated that they intend to vote, and Sodexho has agreed to vote, the shares of CCA common stock owned by them "FOR" approval of the merger and the related transactions.

THE PRISON REALTY SPECIAL MEETING (PAGE 40)

Matters to be Considered (Page 40)

The special meeting of the holders of Prison Realty common shares will be held at 10:00 a.m., local time, on Thursday, December 3, 1998. At the Prison Realty special meeting, Prison Realty shareholders will be asked to approve the merger. The Prison Realty special meeting will be held at the Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee.

Record Date; Voting Power (Page 40)

You are entitled to vote at the Prison Realty special meeting if you owned common shares of Prison Realty as of the close of business on Wednesday, October 14, 1998, the record date. Holders of Prison Realty Series A Preferred Shares are generally not entitled to any voting rights, including voting rights with respect to the merger.

On the record date, there were 21,581,033 common shares of Prison Realty entitled to vote at the Prison Realty special meeting. Prison Realty shareholders will have one vote at the Prison Realty special meeting for each Prison Realty common share owned on October 14, 1998.

Prison Realty Shareholder Vote Required (Page 40)

The affirmative vote of the holders of two-thirds of the issued and outstanding common shares of Prison Realty entitled to vote at the Prison Realty special meeting is required to approve the merger. Your failure to vote either in person or by proxy will have the effect of a vote against the merger.

Share Ownership of Prison Realty Management and Certain Prison Realty Shareholders (Page 41)

On October 14, the record date, Prison Realty trustees, executive officers and their affiliates and Baron Capital, with its affiliates, owned and were entitled
to vote                Prison Realty common shares, or approximately      % of
the common shares of Prison Realty issued and outstanding on the record date.

The trustees and executive officers of Prison Realty have indicated that they intend to vote, and Baron Capital and its affiliates has agreed to vote, the common shares of Prison Realty owned by them "FOR" approval of the merger.

THE MERGER (PAGE 43)

The merger agreement is attached as Appendix A to this Joint Proxy Statement-Prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger.

Merger Transactions (Page 43)

Under the terms of the merger agreement, CCA will merge with and into New Prison Realty at an exchange ratio of 0.875. Immediately thereafter, Prison Realty will merge with and into New Prison Realty at an exchange ratio of 1.0. Immediately prior to the merger of CCA into New Prison Realty, CCA will sell and transfer all of its non-real estate assets, including all of its management contracts, to Operating Company and the Service Companies in exchange for non-voting securities of each and a promissory note from Operating Company.

Relationship Between Prison Realty and CCA Prior to the Merger (Pages 43 and
118)

CCA was organized in 1983 as a service company to engage primarily in the business of managing and operating correctional and detention facilities. Since that time, CCA's government customers have shifted from their original focus of quality operations and cost savings to also requiring the operator to provide capital for prison construction. In 1997, after reviewing several financing alternatives available to CCA, the CCA Board of Directors determined that the most cost-effective way to continue to meet the growing capital needs of its government customers was to sell and then lease back a portion of its facilities under long-term leases. Accordingly, CCA assisted in the creation of Prison Realty.

In connection with the formation of Prison Realty in July 1997, CCA sold nine correctional and detention facilities to Prison Realty for a total purchase price of $308.1 million. Simultaneously with the sale of these facilities, Prison Realty leased the facilities back to CCA pursuant to long-term leases. In addition, the companies entered into agreements whereby Prison Realty was given the option to purchase five facilities under construction by CCA and the right to buy any future facility developed or constructed by CCA. As of the date of this Joint Proxy Statement-Prospectus, Prison Realty has purchased a total of 13 facilities from CCA for an aggregate purchase price of $490.9 million, and each of these facilities is leased back to CCA.

In April 1998, CCA acquired all of the issued and outstanding capital stock of eight subsidiaries of U.S. Corrections Corporation, a privately held private prison operator and manager, whose assets consisted of operations and management contracts, or the rights to obtain the same, for eight correctional and detention facilities. Immediately thereafter, U.S. Corrections Corporation was merged with and into a wholly-owned subsidiary of Prison Realty in a cash merger. By virtue of the U.S. Corrections Corporation merger, Prison Realty acquired four correctional and detention facilities in Kentucky, one in Ohio, and two facilities in North Carolina, one of which is presently under construction. Prison Realty leases the four Kentucky facilities, which have an aggregate design capacity of 1,863 beds, to CCA and leases the completed North Carolina facility, which has a design capacity of 528 beds and is operated by CCA, to the State of North Carolina. Prison Realty expects to lease the North Carolina facility presently under construction to the State of North Carolina upon its completion. It is anticipated that the facility under construction will also be operated by CCA.

What Current CCA Shareholders Will Receive in the Merger (Page 43)

If the merger is completed, CCA shareholders will have the right to receive
0.875 share of New Prison Realty common stock for each share of CCA common stock they own. New Prison Realty will not issue fractional shares after the merger. Instead, CCA shareholders will receive a cash payment for their fractional shares.

CCA shareholders should not send in their stock certificates for exchange until instructed to do so.

Comparison of Rights of Shareholders of CCA and Stockholders of New Prison Realty (Page 125)

Following the merger, the shareholders of CCA, whose rights as shareholders are currently governed by Tennessee law and the charter and bylaws of CCA, will become stockholders of New Prison Realty, and their rights as stockholders will be governed by Maryland law and the charter and bylaws of New Prison Realty, which are substantially similar to the current Prison Realty declaration of trust and bylaws. Therefore, their rights as New Prison Realty stockholders will differ from their rights as CCA shareholders. These differences include, but are not limited to:

- New Prison Realty stockholders will be subject to limitations on ownership of shares of New Prison Realty common and preferred stock. CCA has no such limitations.

- New Prison Realty will require stockholders to provide advance notice of stockholder proposals and director nominations. CCA shareholders are subject to no such requirement.

- New Prison Realty will have a classified Board of Directors with three classes. CCA's Board of Directors is not classified.

- Any amendment to New Prison Realty's charter will require two-thirds approval of its stockholders. Amendments to CCA's charter require only majority approval of its shareholders.

- In accordance with Maryland law, New Prison Realty will elect not to be governed by certain Maryland laws concerning corporate takeovers and the voting rights of certain large stockholders. CCA is governed by similar provisions of Tennessee law.

Effective Time of the CCA Merger and the Prison Realty Merger (Page 43)

CCA expects that the effective date of the merger of CCA into New Prison Realty will be December 31, 1998 and Prison Realty expects that the effective date of the merger of Prison Realty into New Prison Realty will be January 1, 1999.

What Current Prison Realty Shareholders Will Receive in the Merger (Page 43)

If the merger is completed, Prison Realty shareholders will own 1.0 share of New Prison Realty common stock for each Prison Realty common share they own or 1.0 share of New Prison Realty Series A Preferred Stock for each Prison Realty Series A Preferred Share they own.

Prison Realty shareholders should not send in their share certificates in connection with the merger.

Comparison of Rights of Shareholders of Prison Realty and Stockholders of New Prison Realty (Page 135)

Following the merger, the shareholders of Prison Realty, whose rights as shareholders are currently governed by Maryland real estate investment trust law and the declaration of trust and bylaws of Prison Realty, will become stockholders of New Prison Realty and their rights as stockholders will be governed by Maryland corporate law and the charter and bylaws of New Prison Realty. The New Prison Realty charter and bylaws are substantially similar to the current Prison Realty declaration of trust and bylaws.

Ownership of New Prison Realty After the Merger (Page 25)

Following the merger, current CCA shareholders will own approximately 80%, and current Prison Realty shareholders will own approximately 20%, of all of the outstanding common stock of New Prison Realty, assuming all Prison Realty and CCA share options are exercised. This information is based on the number of common shares of Prison Realty and shares of CCA common stock and stock options outstanding on September 25, 1998.

Conditions to the Merger (Page 77)

The merger will be completed if certain conditions, including the following, are met:

(1) the approval of the merger of CCA into New Prison Realty by the CCA shareholders;

(2) the approval of the merger of Prison Realty into New Prison Realty by the Prison Realty shareholders;

(3) the receipt of an opinion from CCA's tax adviser that the merger of CCA into New Prison Realty will qualify as a tax-free reorganization;

(4) the receipt of an opinion from Prison Realty's tax adviser that the merger of Prison Realty into New Prison Realty will qualify as a tax-free reorganization;

(5) the receipt of an opinion from Prison Realty's tax adviser that New Prison Realty will qualify as a REIT following the merger;

(6) the absence of legal restraints or prohibitions that prevent the completion of the merger;

(7) the receipt of certain consents, approvals, authorizations, qualifications and orders of government entities and other third parties as are necessary for the merger transactions; and

(8) the transfer of non-real estate assets by CCA to Operating Company and to the Service Companies prior to the merger of CCA into New Prison Realty.

All conditions, except for the material conditions contained in (1) and (2) above, may be waived by the company entitled to assert the condition. Prison Realty has waived the requirement in (7) above with respect to consents of government entities as to the assignment of the management contracts of CCA. If material conditions to the merger are waived by either party after the date of this Joint Proxy Statement-Prospectus, or any supplement thereto, the companies expect to resolicit shareholder approval of the merger.

Termination of the Merger Agreement (Page 81)

The Board of Directors of CCA and the Board of Trustees of Prison Realty may jointly agree in writing to terminate the merger agreement without completing the merger. The merger agreement may also be terminated in certain other circumstances, including the failure of the parties to complete the merger by March 31, 1999, the failure of either company's shareholders to approve the merger, a court order prohibiting the merger, changes in circumstances that significantly affect the parties' ability to complete the merger, such as the receipt by CCA of a superior takeover proposal by another company, or other circumstances.

Termination Fees and Expenses (Page 82)

CCA must reimburse Prison Realty up to $7.0 million of out-of-pocket fees and expenses reasonably incurred in connection with the merger agreement, if the merger agreement is terminated because CCA receives a superior takeover proposal from another company and CCA accepts such proposal by executing an acquisition agreement or the CCA Board of Directors withdraws or modifies its recommendation in favor of the merger.

Regulatory Approvals (Page 68)

Prison Realty and CCA do not believe that any governmental filings in the United States, including without limitation any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other federal or state statute or regulation, other than the articles of merger to be filed with the appropriate government entities of the States of Tennessee and Maryland, are required with respect to the merger.

Accounting Treatment (Page 68)

The merger is expected to be accounted for as a common control transfer from CCA to New Prison Realty at historical cost and the purchase of Prison Realty by New Prison Realty. CCA will be treated as the acquiring company, and Prison Realty will be treated as the acquired company for financial reporting purposes. Accordingly, the historical book basis of the assets, liabilities and shareholders' equity of CCA will become the carrying value of the assets, liabilities and shareholders' equity of New Prison Realty, and the assets and liabilities of Prison Realty will be recorded on the books of New Prison Realty at their fair value.

The purchase method of accounting prescribes that the acquiring company allocate the cost of an acquired company, including the expenses of the acquisition, to the assets acquired and liabilities assumed as of the date of the acquisition based upon their fair values.

Material Federal Income Tax Consequences (Page 102)

CCA and Prison Realty have structured the merger so that CCA, Prison Realty and their shareholders will not recognize gain or loss for federal income tax purposes as a result of the merger, except for gain or loss attributable to cash received for fractional shares. Bass, Berry & Sims PLC, tax counsel to CCA, will deliver an opinion to CCA dated the closing date that CCA and its shareholders will not recognize gain or loss for federal income tax purposes as a result of the merger and Stokes & Bartholomew, P.A., tax counsel to Prison Realty, will deliver an opinion to Prison Realty dated the closing date that Prison Realty and its shareholders will not recognize gain or loss for federal income tax purposes as a result of the merger. Receipt of the tax opinions is a condition to the merger.

CCA and Prison Realty have also structured the merger and the post-combination operations of New Prison Realty so that upon and after the completion of the merger, New Prison Realty will qualify as a REIT under the Internal Revenue Code of 1986, as amended. Stokes & Bartholomew, P.A., tax counsel to Prison Realty, will render an opinion to Prison Realty and CCA that, commencing with New Prison Realty's taxable year ending December 31, 1999, New Prison Realty will be organized in conformity with the requirements for qualification as a REIT and that its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. Receipt of this opinion is a condition to the merger.

Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisers for a full understanding of the tax consequences of the merger to you.

Benefits of Merger to Affiliates of CCA and Prison Realty (Pages 22 and 65)

If the merger is completed, some officers and directors of CCA and some officers and trustees of Prison Realty will receive substantial benefits that shareholders of CCA and Prison Realty will not receive. Sodexho, CCA's largest shareholder, and an affiliate of Baron Capital, who, with its affiliates, is Prison Realty's largest shareholder, will also receive certain benefits.

- At the time of the merger, Sodexho will purchase a 16% interest in Operating Company for $8.0 million in cash and will designate a representative to the New Prison Realty Board of Directors and to the board of directors of Operating Company.

- At the time of the merger, an affiliate of Baron Capital will purchase a 16% interest in Operating Company for $8.0 million in cash and will designate a representative to the board of directors of Operating Company.

- Doctor R. Crants will receive an employment agreement as Chief Executive Officer of New Prison Realty. Doctor R. Crants will also serve as Chief Executive Officer of Operating Company for which he will also receive an employment agreement.

- Three officers of CCA, including Doctor R. Crants, have been granted an aggregate of 337,024 shares of deferred CCA common stock under CCA's Amended and Restated 1989 Stock

  Bonus Plan that will vest and be owned unconditionally after the merger. Based on the market price of CCA common stock on September 25, 1998, these shares have an aggregate value of approximately $5.1 million.

- Some CCA and Prison Realty officers, other than Doctor R. Crants, will be holders of 38.0% of the stock of Operating Company. The shares were obtained by the individuals in September 1998 for nominal consideration. Based on the value of the cash investment of Sodexho and the affiliate of Baron Capital in Operating Company, 38.0% of Operating Company's stock will have a value of $19.0 million upon completion of the merger. Operating Company will manage certain correctional and detention facilities that CCA managed prior to the merger.

- Each of the directors of CCA are or will become directors of either Operating Company or one of the Service Companies, but will not be shareholders of either. They will be paid directors' fees for their services.

In making your decision on the merger, you should consider these benefits.

Potential Conflicts of Interest (Pages 22 and 99)

After the merger, several current officers, trustees or shareholders of Prison Realty or CCA may have conflicts of interest in connection with the operation of New Prison Realty, Operating Company and the Service Companies. These conflicts impose a risk that these persons will favor their own interests over the interests of New Prison Realty in the merger or after the merger, in connection with the operations of New Prison Realty and Operating Company and the ongoing relationship between these companies. Doctor R. Crants, Michael Quinlan, D. Robert Crants, III, and Michael W. Devlin, who are trustees and officers of Prison Realty and will be directors and officers of New Prison Realty, have employment or ownership interests in Operating Company which may create a conflict. In addition, Sodexho and the affiliate of Baron Capital will each own an interest in Operating Company and New Prison Realty after the merger.

It is anticipated that New Prison Realty will address conflicts by adopting policies and procedures, including requiring Doctor R. Crants to abstain from making management decisions in his capacity as an officer or director of New Prison Realty and Operating Company, respectively, with respect to matters that present a conflict of interest between the companies, and to abstain from voting as a director of either company with respect to matters that present a conflict of interest between the companies. An independent committee of New Prison Realty directors who are not employees of New Prison Realty or affiliated with Operating Company is expected to approve actions of the New Prison Realty Board of Directors concerning agreements or transactions with Operating Company. In addition, the independent committee of the New Prison Realty Board will address other conflicts under New Prison Realty's business conduct policy.

CASH DISTRIBUTION TO NEW PRISON REALTY STOCKHOLDERS (PAGE 69)

After the merger, New Prison Realty will succeed to CCA's accumulated earnings and profits. As a REIT, New Prison Realty cannot complete any taxable year as a REIT with accumulated earnings and profits from a taxable corporation. Accordingly, to preserve its REIT status, after the merger New Prison Realty will make a distribution of CCA's accumulated earnings and profits to all New Prison Realty common stockholders, including those holding New Prison Realty common stock received as a result of the merger.

Although New Prison Realty will succeed to CCA's accumulated earnings and profits, New Prison Realty will not receive a corresponding amount of cash from CCA, as accumulated earnings and profits is an accounting determination which represents CCA's cumulative profitability, and is not a measure of the actual availability of funds. Because New Prison Realty will be required to borrow funds or raise equity capital to make the earnings and profits distribution, it is anticipated that the earnings and profits distribution will be made to holders of shares of New Prison Realty common stock who own shares on a record date to be established in the fourth quarter of 1999. New Prison Realty stockholders who, prior to the record date of the earnings and profits distribution, dispose of their shares of New Prison Realty common stock will not receive the earnings and profits distribution.

The amount of the earnings and profits distribution cannot be determined until after the merger. The per share amount of the earnings and profits distribution will depend upon the final determination of CCA's accumulated earnings and profits, the number of shares of New Prison Realty common stock outstanding as of the earnings and profits distribution record date, and the cash settlement of CCA stock options and other compensation expenses in connection with the merger. Currently, the earnings and profit distribution is expected to exceed $2.00 per share of New Prison Realty common stock.

NEW PRISON REALTY'S DISTRIBUTION POLICY AFTER THE MERGER (PAGE 69)

As part of Prison Realty's distribution policy, Prison Realty's Board of Trustees evaluates Prison Realty's quarterly distributions based on expected calendar year operations. The anticipated 1998 distributions to be paid by Prison Realty are expected to total $1.81 per common share. New Prison Realty will continue to utilize Prison Realty's distribution policy. New Prison Realty expects that its annualized regular distribution rate for the calendar year 1999, without giving effect to the earnings and profits distribution, will be within a range of 80% to 85% of its funds from operations per share. As a real estate investment trust, New Prison Realty will be obligated to distribute 95% of its current taxable earnings to its shareholders on an annual basis. The payment of distributions in the future will depend on tax law requirements, New Prison Realty's financial condition and earnings, business conditions and other factors.

If the merger is completed when expected, CCA shareholders and Prison Realty shareholders will receive cash distributions from New Prison Realty beginning with its regular distribution for the first quarter of 1999. The distribution for the first quarter is presently expected to be paid in April 1999.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 21)

CCA common stock is listed on the New York Stock Exchange under the symbol "CCA" and Prison Realty common shares are listed on the New York Stock Exchange under the symbol "PZN". Prison Realty Series A Preferred Shares are listed on the New York Stock Exchange under the symbol "PZN PrA." On April 17, 1998, the last full trading day prior to the public announcement of the proposed merger, CCA common stock closed at $33.50 per share and Prison Realty common shares closed at $40.13 per share. On September 25, 1998, CCA common stock closed at $15.06 per share and Prison Realty common shares closed at $21.31 per share.

LISTING OF SHARES OF NEW PRISON REALTY COMMON STOCK AND SERIES A PREFERRED STOCK (PAGE 69)

New Prison Realty will apply to list the shares of New Prison Realty common stock and New Prison Realty Series A Preferred Stock to be issued in the merger on the New York Stock Exchange. CCA and Prison Realty will use their best efforts to cause these shares to be approved for supplemental listing on the New York Stock Exchange as the successor to Prison Realty, subject to official notice of issuance, prior to the effective time of the merger.

RECENT DEVELOPMENTS (PAGE 155)

Bank Financings (Page 155)

On June 24, 1998, CCA obtained an increase in the credit available under its revolving credit facility with a group of banks arranged by First Union National Bank, NationsBank, N.A., and Canadian Imperial Bank of Commerce from $170.0 million to $350.0 million. Proceeds from the credit facility are being used for working capital, project development, and general corporate purposes. The increased credit facility will mature on the earlier of the completion of the merger or September 6, 1999. On July 31, 1998, Prison Realty obtained an increase in the credit available under its revolving credit facility with a group of banks arranged by First Union National Bank, NationsBank, N.A., and Canadian Imperial Bank of Commerce from $225.0 million to $300.0 million. Proceeds from the credit facility are being used for the acquisition of correctional and detention facilities, working capital, and general corporate purposes. The increased credit facility will mature on the earlier of the completion of the merger or July 18, 2000. Prison Realty has also received an indication from NationsBanc Montgomery Securities LLC that a financing plan consisting of a $750.0 million credit facility for New Prison Realty, a $75.0 million credit facility for Operating Company and a $20.0 million credit facility for each of the Service Companies will be financeable upon completion of the merger, although no commitment or definitive agreement regarding the financing plan has been obtained as of the date of this Joint Proxy Statement-Prospectus.

Securities Financings (Page 155)

On September 16, 1998, Prison Realty filed a Registration Statement on Form S-3 to register up to $500.0 million in value of its common shares, preferred shares, and common share rights and warrants for sale to the public. Proceeds from sales under the Prison Realty Registration Statement on Form S-3 will be
used for the general corporate purposes of Prison Realty. As of October   ,
1998, Prison Realty has issued and sold      common shares under the Prison
Realty Registration Statement on Form S-3. From the effective date of the Registration Statement on Form S-3 until consummation of the Merger, Prison Realty will not issue a number of Prison Realty Common Shares or securities convertible into Prison Realty Common Shares which would cause former Prison Realty shareholders to own more than 50% of the New Prison Realty Common Stock.

It is expected that, upon completion of the merger, New Prison Realty will file a Registration Statement on Form S-3 to register up to $1.0 billion in value of its common stock, preferred stock, common stock rights or warrants and debt securities. The amount to be registered will include the value of any securities offered for sale under the Prison Realty Registration Statement on Form S-3 that are not issued and sold prior to the completion of the merger.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Joint Proxy Statement-Prospectus contains certain forward-looking statements about the financial condition, results of operations and business of each of Prison Realty and CCA and about New Prison Realty following the completion of the merger. These statements concern the growth and revenue enhancements and other advantages expected to be obtained from the merger, the anticipated impact of the merger on financial performance of New Prison Realty and earnings estimates for New Prison Realty. These statements appear in several sections of this Joint Proxy Statement-Prospectus, including "Summary," "The Merger -- Prison Realty's Reasons for the Merger; Recommendation of the Prison Realty Board," "The Merger -- CCA's Reasons for the Merger; Recommendation of the CCA Board," "The Merger -- Opinion of Prison Realty's Financial Adviser," and "The Merger -- Opinion of CCA's Financial Adviser." Also, when any of the words "believes," "expects," "anticipates," "intends," "estimates," "plans," or similar terms or expressions are used in this Joint Proxy Statement-Prospectus, forward-looking statements are being made. In addition, forward-looking statements may be included in various other documents issued in the future and in various oral statements by representatives of Prison Realty and CCA to securities analysts and potential investors from time to time.

Forward-looking statements are not guarantees of future performance. They are subject to risks, uncertainties and assumptions. The future results and shareholder values of Prison Realty and CCA, and of New Prison Realty, may differ materially from those expressed in these forward-looking statements. The information contained or incorporated by reference in this Joint Proxy Statement-Prospectus, including, without limitation, the information set forth in "Material Risk Factors," identifies important factors that could cause such differences. Many of the factors that could influence or determine actual results are unpredictable and not within the control of New Prison Realty, Prison Realty or CCA. In addition, New Prison Realty, Prison Realty and CCA do not intend to, nor are they obligated to, update these forward-looking statements after they distribute this Joint Proxy Statement-Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, Prison Realty and CCA claim the protection of the "safe harbor" for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

On September 29, 1998, CCA, Prison Realty and New Prison Realty entered into the Amended and Restated Agreement and Plan of Merger, which amends and restates the Agreement and Plan of Merger between CCA and Prison Realty dated April 18, 1998, pursuant to which (i) CCA will merge with and into New Prison Realty on December 31, 1998, with New Prison Realty being the surviving company, and (ii) Prison Realty will merge with and into New Prison Realty on January 1, 1999, with New Prison Realty being the surviving company. Additionally, on April 17, 1998, Prison Realty acquired all of the issued and outstanding capital stock and derivative securities of U.S. Corrections Corporation for a cash payment to U.S. Corrections Corporation's shareholders of $157.0 million plus the assumption of certain liabilities.

The merger will be accounted for as a common control transfer from CCA to New Prison Realty at historical cost and the purchase of Prison Realty by New Prison Realty. As such, CCA will be treated as the acquiring company and Prison Realty will be treated as the acquired company for financial reporting purposes. The general provisions of the purchase method of accounting prescribe that: (1) Prison Realty's assets and liabilities be recorded at fair market value, as required by Accounting Principles Board Opinion No. 16; (2) CCA's assets and liabilities be carried forward at historical cost; (3) CCA's historical financial statements be presented as the continuing accounting entity's; and (4) the equity section of the balance sheet and earnings per share be retroactively restated to reflect the effect of the exchange ratio established in the merger agreement. The Unaudited Pro Forma Combined Financial Statements included elsewhere herein have been adjusted to reflect the above provisions.

The purchase method of accounting prescribes that the assets and liabilities owned by Prison Realty be adjusted to estimated fair market value. The fair market value of the assets and liabilities of Prison Realty has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Prison Realty will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transactions. Therefore, the allocations reflected in the following selected unaudited pro forma combined financial information may differ from the amounts ultimately determined.

The following selected unaudited pro forma combined financial information is derived from and should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Joint Proxy Statement-Prospectus. The following financial data represents the unaudited pro forma financial results for New Prison Realty, the continuing registrant, as of and for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively. The pro forma operating data is presented as if the merger had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Statement of Operations included elsewhere herein. The pro forma balance sheet data is presented as if the merger had occurred on June 30, 1998 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Balance Sheet included elsewhere herein. The pro forma information does not purport to represent what New Prison Realty's financial position or results of operations actually would have been had the merger, in fact, occurred on such date or at the beginning of the period indicated, or to project New Prison Realty's financial position or results of operations at any future date or for any future period.

                           PRISON REALTY CORPORATION
                              (NEW PRISON REALTY)

               SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                 PERIOD FROM
                                                                 JANUARY 1,         SIX MONTH
                                                                   1997 TO         PERIOD ENDED
                                                              DECEMBER 31, 1997   JUNE 30, 1998
                                                              -----------------   --------------
OPERATING DATA:
  Revenues:
     Rental.................................................      $ 82,028           $68,382
  Expenses:
     Depreciation and amortization..........................        24,867            17,835
     General and administrative.............................         2,981             2,010
                                                                  --------           -------
                                                                    27,848            19,845
                                                                  --------           -------

  Operating income..........................................        54,180            48,537

  Equity in earnings of subsidiaries........................        13,252            14,268
  Licensing fees............................................         2,051             1,697
  Interest income...........................................        14,119             2,610
                                                                  --------           -------
  Net income................................................        83,602            67,112
  Dividends to Preferred Stockholders.......................            --             3,569
                                                                  --------           -------
  Net Income available for shares of Common Stock...........      $ 83,602           $63,543
                                                                  ========           =======
  Net income available per share of Common Stock:
     Basic..................................................      $   0.94           $  0.69
                                                                  ========           =======
     Diluted................................................      $   0.83           $  0.63
                                                                  ========           =======
  Weighted average number of shares outstanding, basic......        89,144            91,510
                                                                  ========           =======
  Weighted average number of shares outstanding, diluted....       100,966           101,024
                                                                  ========           =======

                                                                  AS OF
                                                              JUNE 30, 1998
                                                              --------------
BALANCE SHEET DATA:
  Net real estate, net of accumulated depreciation..........    1,444,854
  Total assets..............................................    1,919,323
  Line of credit and current portion of long-term debt......      220,841
  Long-term debt, net of current portion....................      265,659
  Total liabilities, excluding deferred gain................      906,234
  Total stockholders' equity................................      954,394

      PRISON REALTY SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth certain selected consolidated historical financial information concerning Prison Realty and its subsidiaries for the six months ended June 30, 1998 and for the period from July 18, 1997 to December 31, 1997. The selected historical financial information as of and for the six months ended June 30, 1998 has been derived from Prison Realty's unaudited condensed consolidated financial statements included in Prison Realty's Quarterly Report on Form 10-Q which is incorporated by reference in this Joint Proxy Statement-Prospectus. The selected historical financial information as of and for the period ended December 31, 1997 has been derived from Prison Realty's audited consolidated financial statements included in Prison Realty's Annual Report on Form 10-K which is incorporated by reference in this Joint Proxy Statement-Prospectus. All information contained in the following table should be read in conjunction with the consolidated financial statements and related notes of Prison Realty referred to above. See "Other Matters -- Where You Can Find More Information".

                                                      PERIOD FROM JULY 18, 1997      SIX MONTH PERIOD
                                                        TO DECEMBER 31, 1997       ENDED JUNE 30, 1998
                                                      -------------------------    --------------------
OPERATING DATA:
Revenues:
  Rental............................................           $19,980                   $30,073
  Interest..........................................               600                       617
                                                               -------                   -------
                                                                20,580                    30,690
                                                               -------                   -------
Expenses:
  Depreciation......................................             5,088                     8,593
  Interest..........................................               184                     2,928
  General and administrative........................               981                     1,010
                                                               -------                   -------
                                                                 6,253                    12,531
                                                               -------                   -------
Net income..........................................            14,327                    18,159
Dividends to Preferred Shareholders.................                --                    (3,569)
                                                               -------                   -------
Net income available for Common Shares..............           $14,327                   $14,590
                                                               =======                   =======
Net income available per Common Share:
  Basic.............................................           $  0.66                   $  0.68
  Diluted...........................................           $  0.65                   $  0.66
Weighted average number of shares outstanding,
  basic.............................................            21,576                    21,576
Weighted average number of shares outstanding,
  diluted...........................................            22,007                    22,053

                                                       AS OF DECEMBER 31, 1997     AS OF JUNE 30, 1998
                                                       -----------------------     -------------------
BALANCE SHEET DATA:
  Net real estate properties........................          $453,272                   $743,016
  Total assets......................................           454,438                    750,193
  Line of credit....................................            32,000                    215,000
  Total shareholders' equity........................           412,749                    512,053

                                                    PERIOD FROM JULY 18, 1997    SIX MONTH PERIOD ENDED
                                                      TO DECEMBER 31, 1997           JUNE 30, 1998
                                                    -------------------------    ----------------------
OTHER DATA:
  Funds from Operations(1)........................          $ 19,415                    $ 23,183
  Net cash provided by operating activities.......            19,835                      36,315
  Net cash used in investing activities...........          (455,360)                   (298,338)
  Net cash provided by financing activities.......           436,281                     266,296
  Distributions on Common Shares..................            16,635                      18,340
  Distributions per Common Share..................              0.77                        0.85
  Ratio of Earnings to Fixed Charges..............              78.9                         6.8

---------------
(1) Prison Realty management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of Prison Realty to incur and service debt and make capital expenditures. Funds from Operations should be examined in conjunction with net income as presented.

                                                    PERIOD FROM JULY 18, 1997    SIX MONTH PERIOD ENDED
                                                      TO DECEMBER 31, 1997           JUNE 30, 1998
                                                    -------------------------    ----------------------
    Calculation of Funds from Operations:
      Net income..................................           $14,327                    $14,590
      Plus: Real estate depreciation..............             5,088                      8,593
                                                             -------                    -------
      Funds from Operations.......................           $19,415                    $23,183
                                                             =======                    =======

     Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of Prison Realty's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of Prison Realty's liquidity, nor is it indicative of funds available to fund Prison Realty's cash needs, including its ability to make distributions. Funds from Operations as presented herein may not be comparable to other similarly titled measures of other REITs.

(2) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Fixed charges consist of interest expense and amortization of loan origination fees. Earnings consist of net income (loss) before income taxes and extraordinary items, plus fixed charges.

           CCA SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth certain selected consolidated historical financial information concerning CCA and its subsidiaries for the six months ended June 30, 1998 and 1997 and for each of the five years ended December 31, 1997. The selected historical financial information as of and for the six months ended June 30, 1998 and 1997 has been derived from CCA's unaudited condensed consolidated financial statements included in CCA's Quarterly Report on Form 10-Q which is incorporated by reference in this Joint Proxy Statement-Prospectus. The selected historical financial information for each of the five years ended December 31, 1997 has been derived from CCA's audited consolidated financial statements included in CCA's Annual Report on Form 10-K which is incorporated by reference in this Joint Proxy Statement-Prospectus. All information contained in the following table should be read in conjunction with the consolidated financial statements and related notes of CCA referred to above. See "Other Matters -- Where You Can Find More Information."

                                                                                             SIX MONTH PERIOD
                                                   YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                     ----------------------------------------------------   -------------------
                                       1993       1994       1995       1996       1997       1997       1998
                                     --------   --------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS:
Revenues                             $132,534   $152,375   $207,241   $292,513   $462,249   $198,862   $305,369
                                     --------   --------   --------   --------   --------   --------   --------
Expenses:
  Operating                           107,837    123,273    153,692    211,208    330,470    140,992    214,342
  Lease                                   742        741      5,904      2,786     18,684      2,296     24,936
  General and administrative            7,332      8,939     13,506     12,607     16,025      7,272     10,463
  Depreciation and amortization         5,759      5,753      6,524     11,339     14,093      7,930      7,287
                                     --------   --------   --------   --------   --------   --------   --------
                                      121,670    138,706    179,626    237,940    379,272    158,490    257,028
                                     --------   --------   --------   --------   --------   --------   --------
Operating income                       10,864     13,669     27,615     54,573     82,977     40,372     48,341
Interest expense (income), net          4,424      3,439      3,952      4,224     (4,119)     1,352     (5,211)
                                     --------   --------   --------   --------   --------   --------   --------
Income before income taxes              6,440     10,230     23,663     50,349     87,096     39,020     53,552
Provision for income taxes                832      2,312      9,330     19,469     33,141     15,413     14,021
                                     --------   --------   --------   --------   --------   --------   --------
Net income                              5,608      7,918     14,333     30,880     53,955     23,607     39,531
Preferred stock dividends                 425        204         --         --         --         --         --
                                     --------   --------   --------   --------   --------   --------   --------
Net income allocable to common
  stockholders                       $  5,183   $  7,714   $ 14,333   $ 30,880   $ 53,955   $ 23,607   $ 39,531
                                     ========   ========   ========   ========   ========   ========   ========
Net income per share:
  Basic                              $    .10   $    .14   $    .23   $    .43   $    .70   $    .31   $    .49
  Diluted                            $    .10   $    .12   $    .18   $    .36   $    .61   $    .27   $    .44
Weighted average shares
  outstanding:
  Basic                                50,185     54,500     62,257     71,763     77,221     75,917     79,924
  Diluted                              52,155     62,384     81,595     87,040     90,239     89,937     90,252

BALANCE SHEET (END OF PERIOD):
  Total assets                       $109,285   $141,792   $213,478   $468,888   $697,940   $665,881   $895,601
  Long-term debt, less current
    portion                            50,558     47,984     74,865    117,535    127,075    231,886    265,659
  Total liabilities excluding
    deferred gain                      75,103     80,035    116,774    187,136    214,112    353,956    377,767
  Stockholders' equity                 34,182     61,757     96,704    281,752    348,076    311,925    387,152

                     COMPARATIVE PER SHARE MARKET PRICE AND
                       DISTRIBUTION/DIVIDEND INFORMATION

PRISON REALTY

Prison Realty common shares are listed on the New York Stock Exchange ("NYSE") under the symbol "PZN." New Prison Realty will apply to list the shares of New Prison Realty common stock and New Prison Realty Series A Preferred Stock to be issued in the merger on the NYSE. CCA and Prison Realty will use their best efforts to cause these shares to be approved for supplemental listing on the NYSE as the successor to Prison Realty, subject to official notice of issuance, prior to the effective time of the merger. The following table sets forth, for the fiscal quarters indicated (i) the range of high and low closing prices of Prison Realty's common shares on the NYSE, and (ii) the amount of cash distribution paid or to be paid per share:

                                                          PRISON REALTY    PER SHARE CASH
                                                         CLOSING PRICES     DISTRIBUTION
                                                         ---------------   PAID OR TO BE
                                                          HIGH     LOW          PAID
                                                         ------   ------   --------------
FISCAL YEAR 1997
  Third Quarter (July 15, 1997 through September 30,
     1997).............................................  $37.75   $28.83       $0.346
  Fourth Quarter.......................................   44.63    33.00        0.425
FISCAL YEAR 1998
  First Quarter........................................   44.38    39.00        0.425
  Second Quarter.......................................   41.38    26.63        0.425
  Third Quarter (through September 25, 1998)...........   30.25    19.38        0.480

CCA

CCA common stock is listed on the NYSE under the symbol "CCA." The following table sets forth, for the fiscal quarters indicated (i) the range of high and low closing prices of the CCA's common stock on the NYSE, and (ii) the amount of cash dividends paid or to be paid per share:

                                                               CCA
                                                         CLOSING PRICES    PER SHARE CASH
                                                         ---------------   DIVIDEND PAID
                                                          HIGH     LOW     OR TO BE PAID
                                                         ------   ------   --------------
FISCAL YEAR 1996
First Quarter..........................................  $28.50   $17.38         $0
Second Quarter.........................................   42.44    26.81          0
Third Quarter..........................................   35.50    27.25          0
Fourth Quarter.........................................   31.75    23.13          0
FISCAL YEAR 1997
First Quarter..........................................   33.50    24.25          0
Second Quarter.........................................   40.88    23.50          0
Third Quarter..........................................   44.88    37.00          0
Fourth Quarter.........................................   44.56    29.69          0
FISCAL YEAR 1998
First Quarter..........................................   41.00    32.50          0
Second Quarter.........................................   35.06    20.88          0
Third Quarter (through September 25, 1998).............   24.69    14.44          0

In October 1995, CCA authorized a 2-for-1 stock split on the CCA common stock effective October 31, 1995. The stock split was paid in the form of a one-share dividend for every share of CCA common stock held by shareholders of record on October 16, 1995. In June 1996, CCA authorized a 2-for-1 stock split on the CCA common stock effective July 2, 1996. The stock split was paid in the form of a one-share dividend for every share of CCA common stock held by shareholders of record on June 19, 1996. All references herein to the CCA common stock are on a post-split basis.

                             MATERIAL RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Joint Proxy Statement-Prospectus, you should consider the following material risk factors before you decide whether you wish to approve the merger transactions described herein, in which CCA will be merged into a newly formed Maryland corporation, Prison Realty Corporation ("New Prison Realty" or the "Surviving Company"), with New Prison Realty as the surviving company (the "CCA Merger"), and then Prison Realty will be merged into New Prison Realty, with New Prison Realty as the surviving company (the "Prison Realty Merger" and, together with the CCA Merger, the "Merger"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998 between CCA, Prison Realty and New Prison Realty, which amends and restates the Agreement and Plan of Merger between CCA and Prison Realty dated April 18, 1998 (the "Merger Agreement"). Pursuant to the Merger Agreement, in the Merger (i) holders of CCA common stock will obtain the right to receive 0.875 share of New Prison Realty common stock, $0.01 par value per share (the "New Prison Realty Common Stock"), for each share of CCA common stock, $1.00 par value per share (the "CCA Common Stock"), they hold (the "CCA Merger Consideration"); (ii) holders of common shares of Prison Realty, $0.01 par value per share (the "Prison Realty Common Shares"), will receive 1.0 share of New Prison Realty Common Stock for each Prison Realty Common Share they hold (the "Prison Realty Common Share Merger Consideration"); and (iii) holders of the 8.0% Series A Cumulative Preferred Shares of Prison Realty, $0.01 par value per share (the " Prison Realty Series A Preferred Shares" and together with the Prison Realty Common Shares, the "Prison Realty Capital Shares"), will receive 1.0 share of New Prison Realty 8.0% Series A Cumulative Preferred Stock, $0.01 par value per share (the "New Prison Realty Series A Preferred Stock" and together with the New Prison Realty Common Stock, the "New Prison Realty Capital Stock"), for each Prison Realty Series A Preferred Share they hold (the "Prison Realty Series A Preferred Share Merger Consideration" and together with the Prison Realty Common Share Merger Consideration and the CCA Merger Consideration, the "Merger Consideration").

INTERESTS OF AFFILIATES AND SHAREHOLDERS IN THE MERGER AND POTENTIAL CONFLICTS OF INTEREST FOLLOWING THE MERGER

     Shareholders of CCA and Prison Realty should be aware that several shareholders of CCA and Prison Realty and several members of CCA's and Prison Realty's management, and CCA's and Prison Realty's Board have interests in, and will receive benefits as a consequence of, the Merger, that are separate from the interests of, and benefits to, shareholders of CCA and/or Prison Realty generally. These benefits are summarized below. If the Merger is completed, some officers and directors of CCA and some officers and trustees of Prison Realty will receive benefits that most shareholders of CCA and Prison Realty will not receive.

        - At the time of the Merger, Sodexho Alliance S.A. ("Sodexho"), CCA's largest shareholder, will purchase a 16% interest in Operating Company for $8.0 million in cash and designate a representative to the New Prison Realty Board and a representative to the board of directors of Operating Company.

        - At the time of the Merger, an affiliate of Baron Capital Group, Inc. ("Baron Capital"), which is, together with its affiliates, the largest beneficial holder of Prison Realty Common Shares, will purchase a 16% interest in Operating Company for $8.0 million in cash and designate a representative to the board of directors of Operating Company.

        - Doctor R. Crants, currently the Chief Executive Officer and President of CCA and Chairman of the Prison Realty Board, will receive an employment agreement as Chief Executive Officer of New Prison Realty. Doctor R. Crants will also serve as Chief Executive Officer of Operating Company for which he will also receive an employment agreement.

        - Three officers of CCA, including Doctor R. Crants, have been granted an aggregate of 337,024 shares of deferred CCA Common Stock under CCA's Amended and Restated 1989 Stock Bonus Plan that will vest and be owned unconditionally after the Merger. Based on the market price of CCA Common Stock on September 25, 1998, these shares have an aggregate value of approximately $5.1 million.

        - Certain CCA and Prison Realty officers, other than Doctor R. Crants, will be employees of, and holders of 38% of the stock of, Operating Company. See "The Merger -- Interests of Certain Persons in the Merger -- Ownership of Operating Company" and "Management and Operations of New Prison Realty After the Merger -- Operating Company." The shares were obtained by the individuals in September 1998 for nominal consideration. Based on the value of the cash investment of Sodexho and the Baron Capital affiliate in Operating Company, 38% of Operating Company's stock will have a value of $19.0 million upon completion of the Merger. Operating Company will manage certain prison facilities that CCA managed prior to the Merger.

        - Certain directors of CCA will become directors of either Operating Company or one of the Service Companies, but will not be shareholders. They will be paid directors' fees for their services. See "Management and Operations of New Prison Realty After the Merger -- Operating Company," "Management and Operations of New Prison Realty After the Merger -- Service Company A," and "Management and Operations of New Prison Realty After the Merger -- Service Company B."

     In addition to the benefits described above, after the Merger is completed, there will be conflicts of interest in connection with the operation of New Prison Realty, Operating Company and the Service Companies. As a result of the Merger and the formation of Operating Company, including the transfer of non-real estate assets by CCA to Operating Company, CCA shareholders will own stock of New Prison Realty, which will own facilities and a 9.5% interest in Operating Company, but will no longer manage facilities. Because Sodexho, the Baron Capital affiliate and certain CCA and Prison Realty executive officers, other than Doctor R. Crants, will become individual shareholders of Operating Company, these persons will potentially benefit to a greater extent from the management operations that were formerly conducted by CCA whereas other former CCA shareholders will only benefit through New Prison Realty's ownership interest in Operating Company.

     These conflicts impose a risk that these persons will favor their own interests over the interests of New Prison Realty after the Merger in connection with the operations of New Prison Realty and Operating Company and their ongoing relationship. However, because CCA and New Prison Realty's officers or directors that become affiliates of Operating Company are, or will be after the Merger, owners of shares of New Prison Realty Common Stock, or shares of New Prison Realty Series A Preferred Stock or New Prison Realty options, they will also have an economic interest in the continued financial success of New Prison Realty. In addition, New Prison Realty will adopt policies and procedures to address conflicts of interest, including requiring Doctor R. Crants to abstain from making management decisions in his capacity as an officer or director of New Prison Realty and Operating Company, with regard to matters that present a conflict of interest between the companies, and to abstain from voting as a director of either company with respect to matters that present a conflict of interest between the companies. An independent committee of New Prison Realty directors who are not employees of New Prison Realty or affiliated with Operating Company (the "Independent Committee") will approve actions of the New Prison Realty Board concerning agreements or transactions with Operating Company. See "The Merger -- Interests of Certain Persons in the Merger," "Management and Operations of New Prison Realty After the Merger" and "Conflicts of Interest -- Situations in Which Conflicts of Interest May Arise."

     In addition, the following conflicts existed when the formation of Operating Company was planned, including (i) the consideration for the sale of certain non-real estate assets of CCA to Operating Company and the determination of the principal amount of and the payment terms of a note from Operating Company to CCA; (ii) the amount of the fee payable to New Prison Realty under, and the terms of, a Trade Name Use Agreement (as hereinafter defined) whereby New Prison Realty will grant Operating Company the right to use the name "Corrections Corporation of America"; (iii) the amount of the fee payable to Operating Company under, and the terms of, a Services Agreement and a Tenant Incentive Agreement (as hereinafter defined) whereby New Prison Realty will pay to Operating Company certain fees in connection with the development of future facilities and provide a tenant incentive payment in connection with the leasing of future facilities; (iv) the terms of the leases between New Prison Realty and Operating Company; and (v) the terms of the Right to Purchase Agreement (as hereinafter defined). See "Management and Operations of

New Prison Realty After the Merger -- Merger-Related Transactions." The payments and other terms of all of such transactions were determined by Prison Realty and CCA in consultation with their advisers in a manner to reflect the fair market value of the assets involved. Both Prison Realty and CCA also considered the rules applicable to REITs in establishing these financial terms. There were, however, no arm's-length negotiations between Prison Realty and Operating Company regarding these financial terms. See "Conflicts of Interest -- Situations in Which Conflicts of Interest May Arise -- Financial Terms of Leases, Trade Name Use Agreement, Services Agreement and Tenant Incentive Agreement." Accordingly, there exists the risk that New Prison Realty could have obtained more favorable terms if it had been negotiating on its own behalf with an unaffiliated third party. The Prison Realty Board and the CCA Board believe, however, that the terms of these transactions are fair to New Prison Realty.

RISKS ASSOCIATED WITH THE MERGER

     RISKS OF LEVERAGE AND FLOATING RATE DEBT. Prison Realty has received a commitment for a $750.0 million credit facility that will be available to New Prison Realty upon completion of the Merger. CCA and Prison Realty expect that, at that time, New Prison Realty will have approximately $600.0 million of pro forma combined total indebtedness under such facility, as compared to the current total indebtedness of Prison Realty, without giving effect to the Merger, of approximately $236.7 million under its existing $300.0 million credit facility and the current total indebtedness of CCA, without giving effect to the Merger, of approximately $299.0 million (including $64.0 million committed pursuant to letters of credit) under its existing $350.0 million credit facility. See "Additional Information -- Recent Developments -- Bank Financings." It is expected that New Prison Realty's $750.0 million credit facility will bear interest at the same floating rate as Prison Realty's current $300.0 million facility, which bears interest generally at a rate of LIBOR plus 1.50%. Consequently, the incurrence of the additional indebtedness in connection with the Merger and the payment of the Earnings and Profits Distribution (as hereinafter defined), and the potential issuance of additional debt securities, may result in increased interest expense for New Prison Realty as compared to Prison Realty or CCA, when considered individually, and may increase New Prison Realty's exposure to the risks associated with debt financing. New Prison Realty's increased leverage may have important consequences, including the following: (i) the ability of New Prison Realty to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be on terms favorable to New Prison Realty; (ii) a substantial decrease in operating cash flow or an increase in expenses of New Prison Realty could make it difficult for New Prison Realty to meet its debt service requirements and force it to modify its operations; (iii) New Prison Realty's higher level of debt and resulting interest expense could make it difficult for New Prison Realty to make distributions to stockholders; (iv) New Prison Realty's higher level of debt and resulting interest expense may place it at a competitive disadvantage with respect to certain competitors with lower amounts of indebtedness; and (v) New Prison Realty's greater leverage may make it more vulnerable to a downturn in its business or the economy generally. Moreover, the floating interest rates on these debt obligations could result in higher interest rates, thereby increasing New Prison Realty's interest expense on its floating rate debt and reducing funds available for distribution to New Prison Realty's stockholders. Finally, Prison Realty's existing credit facility contains, and New Prison Realty expects that its $750.0 million credit facility will contain, a cross-default clause tied to the default of any other Debt (as will be defined in the credit facility) incurred by New Prison Realty. If this provision is included in New Prison Realty's anticipated credit facility, any indebtedness incurred by New Prison Realty under the $750.0 million credit facility may become immediately due and payable if New Prison Realty suffers a technical or any other default on any Debt. Upon completion of the Merger, New Prison Realty expects to have no Debt other than the $750.0 million credit facility.

     FIXED EXCHANGE RATIO DESPITE POTENTIAL CHANGE IN RELATIVE STOCK
PRICES. Upon completion of the Merger, each share of CCA Common Stock will be converted into the right to receive 0.875 share of New Prison Realty Common Stock; each Prison Realty Common Share will be converted into 1.0 share of New Prison Realty Common Stock; and each Prison Realty Series A Preferred Share will be converted into 1.0 share of New Prison Realty Series A Preferred Stock (collectively, the "Exchange Ratio"). The Exchange Ratio will not be adjusted even if there is an increase or decrease in the price of either CCA Common Stock or Prison Realty Capital Shares. The prices of CCA Common Stock and Prison Realty Capital Shares when the

Merger occurs may vary from their prices at the date of this Joint Proxy Statement-Prospectus and the date of the special meetings of shareholders (individually, a "Special Meeting," and collectively, the "Special Meetings").
For example, during the 12 month period ending on October   , 1998 (the most
recent practicable date prior to the first mailing of this Joint Proxy Statement-Prospectus), the closing price of Prison Realty Common Shares varied
from a low of $     to a high of $     and ended that period at $     , and the
closing price of CCA Common Stock varied from a low of $     to a high of $
and ended that period at           . Such variations may be the result of
changes in the business or operations of Prison Realty or CCA or the prospects of their businesses, separately or combined; changes in market assessments of Prison Realty or CCA's business, operations, or prospects; or market assessments of the likelihood that the Merger will be completed; the tax effects of the Merger, and the timing thereof; the general market and economic conditions; and other factors.

     Because the Exchange Ratio for the Prison Realty Common Shares is 1.0, the value of the shares of New Prison Realty Common Stock the holders of CCA Common Stock will have the right to receive will be based on the market price of the Prison Realty Common Shares at the time of the Merger. Since the market price of Prison Realty Common Shares will fluctuate, at the time of the Special Meetings, the holders of shares of CCA Common Stock will not know the exact value of the New Prison Realty Common Stock or New Prison Realty Series A Preferred Stock they will have the right to receive when the Merger is completed.

     The following table sets forth the dollar value of the New Prison Realty Common Stock to be issued per share of CCA Common Stock based on the assumed market price of Prison Realty Common Shares. On September 25, 1998, the closing sale price per Prison Realty Common Share was $21.31. Both CCA and Prison Realty shareholders are urged to obtain current market quotations for CCA Common Stock and Prison Realty Capital Shares.

                                                    NUMBER OF SHARES OF NEW         DOLLAR VALUE OF THE NEW
                                                   PRISON REALTY COMMON STOCK         PRISON REALTY COMMON
                                                 TO BE ISSUED FOR EACH SHARE OF   STOCK TO BE ISSUED PER SHARE
                                                    CCA COMMON STOCK IN THE          OF CCA COMMON STOCK IN
PRICE PER PRISON REALTY COMMON SHARE                         MERGER                        THE MERGER
------------------------------------             ------------------------------   ----------------------------
$40.00.........................................               0.875                          $35.00
 39.00.........................................               0.875                           34.13
 38.00.........................................               0.875                           33.25
 37.00.........................................               0.875                           32.38
 36.00.........................................               0.875                           31.50
 35.00.........................................               0.875                           30.63
 34.00.........................................               0.875                           29.75
 33.00.........................................               0.875                           28.88
 32.00.........................................               0.875                           28.00
 31.00.........................................               0.875                           27.13
 30.00.........................................               0.875                           26.25
 29.00.........................................               0.875                           25.38
 28.00.........................................               0.875                           24.50
 27.00.........................................               0.875                           23.63
 26.00.........................................               0.875                           22.75
 25.00.........................................               0.875                           21.88
 24.00.........................................               0.875                           21.00
 23.00.........................................               0.875                           20.13
 22.00.........................................               0.875                           19.25
 21.00.........................................               0.875                           18.38
 20.00.........................................               0.875                           17.50
 19.00.........................................               0.875                           16.63
 18.00.........................................               0.875                           15.75
 17.00.........................................               0.875                           14.88

     DILUTION TO PRISON REALTY SHAREHOLDERS IN THEIR OWNERSHIP OF NEW PRISON REALTY AS A RESULT OF THE MERGER. Upon completion of the Merger, the former holders of CCA Common Stock will own approxi-mately 80% of the outstanding shares of New Prison Realty Common Stock and the former holders of Prison Realty Common Shares will own approximately 20% of the outstanding shares of New Prison Realty Common Stock assuming all Prison Realty and CCA stock options are exercised. Accordingly, Prison Realty common shareholders will incur substantial dilution in their ownership interest of New Prison Realty.

     DIFFERENCES IN SHAREHOLDER RIGHTS. Prison Realty is organized and New Prison Realty will be incorporated under the laws of the State of Maryland, and CCA is incorporated under the laws of the State of Tennessee. If the Merger is completed, the holders of the CCA Common Stock, whose rights as shareholders are currently governed by the Tennessee Business Corporation Act (the "TBCA"), the charter of CCA (the "CCA Charter") and the bylaws of CCA (the "CCA Bylaws"), and the holders of the Prison Realty Common Shares and the Prison Realty Series A Preferred Shares, whose rights as shareholders are currently governed by the Maryland General Corporation Law (the "MGCL"), Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "MRL"), the Amended and Restated Declaration of Trust of Prison Realty, including Articles Supplementary (the "Prison Realty Declaration of Trust"), and the bylaws of Prison Realty, as amended (the "Prison Realty Bylaws"), will, at the Effective Time (as hereinafter defined), become holders of New Prison Realty Common Stock and New Prison Realty Series A Preferred Stock. Their rights as such will be governed by the MGCL, and the charter of New Prison Realty (the "New Prison Realty Charter") and the bylaws of New Prison Realty (the "New Prison Realty Bylaws"), both of which will be substantially similar to the current Prison Realty Declaration of Trust and the Prison Realty Bylaws, respectively.

     CCA and Prison Realty shareholders should be aware that certain provisions of the New Prison Realty Charter, the New Prison Realty Bylaws and the MGCL could have a potential anti-takeover effect. The following provisions of these governing documents and laws could have the effect of making it more difficult for a third party to acquire control of New Prison Realty, including certain acquisitions that shareholders may deem to be in their best interests:

     - The New Prison Realty Charter and the New Prison Realty Bylaws provide for a classified Board of Directors divided into three nearly equal classes (the "New Prison Realty Board"). The CCA Board of Directors (the "CCA Board") is not classified.

     - In order to preserve New Prison Realty's REIT qualification, the New Prison Realty Charter prohibits direct or constructive ownership by any person of more than 9.8% of the shares of New Prison Realty Common Stock or of more than 9.8% of the shares of New Prison Realty Preferred Stock (including the New Prison Realty Series A Preferred Stock). CCA has no such limitations on the ownership of the CCA Capital Stock.

     - The New Prison Realty Bylaws require advance notice of stockholder proposals and director nominations. The CCA Bylaws do not contain these requirements.

     - In accordance with the MGCL, New Prison Realty has elected not to be covered by certain provisions of the MGCL concerning corporate takeovers and the voting rights of certain large stockholders. CCA is governed by certain similar Tennessee laws.

     For a more complete discussion of the rights of CCA and Prison Realty shareholders upon the completion of the Merger, see "Comparison of Rights of Shareholders of Prison Realty and Stockholders of New Prison Realty" and "Comparison of Rights of Shareholders of CCA and Stockholders of New Prison Realty." For a more complete discussion of how the provisions of the New Prison Realty Charter, the New Prison Realty Bylaws, and the MGCL may limit a change in control of New Prison Realty, see " -- Certain Provisions of New Prison Realty's Governing Documents May Limit Changes in Control of New Prison Realty," "Comparison of Rights of Shareholders of Prison Realty and Stockholders of New Prison Realty" and "Comparison of Rights of Shareholders of CCA and Stockholders of New Prison Realty."

     SUBSTANTIAL EXPENSES RELATED TO THE MERGER; TERMINATION FEE; NO SOLICITATION. Prison Realty and CCA have incurred substantial expenses in connection with the Merger described in this Joint Proxy Statement-Prospectus, which will not be recoverable if the Merger is not completed. In addition, the Merger Agreement provides for a termination fee of $7.0 million payable by CCA in the event the Merger Agreement is terminated for certain reasons or if certain events occur under the Merger Agreement. For a more complete description of the circumstances under which a termination fee may be payable by CCA to Prison Realty, see "The Merger Agreement -- Termination" and "The Merger Agreement -- Fees and Expenses." Prison Realty has no potential liability for a termination fee payable to CCA under the Merger Agreement.

     CCA has also agreed in the Merger Agreement that (i) neither it nor any of its subsidiaries nor any of its officers, directors, employees or other agents, will, directly or indirectly, solicit, initiate, encourage or facilitate the submission of any Takeover Proposal (as defined in the Merger Agreement) from a third party or (ii) enter into or participate in any discussion or negotiations regarding or furnish to any person any information with respect to, any Takeover Proposal. Although the Merger Agreement does not prohibit CCA from responding to any bona fide Takeover Proposal, until the Merger Agreement is otherwise terminated CCA is prohibited from seeking other potential acquirers, which could have the effect of making it more difficult for a third party to acquire control of CCA, including certain acquisitions that shareholders may deem to be in their best interests if the Merger is not completed. For a more complete description of the non-solicitation provisions of the Merger Agreement, see "The Merger Agreement -- No Solicitation."

     CONTINGENT NATURE OF FINANCIAL ADVISER FEES. J.C. Bradford & Co., L.L.C. ("J.C. Bradford") and Stephens Inc. ("Stephens") were retained by the Prison Realty Board of Directors (the "Prison Realty Board") and the CCA Board, respectively, to assist each board in evaluating the proposed Merger and to render an opinion as to the fairness of the Merger Consideration from a financial point of view. As consideration for these services, Prison Realty has agreed to pay J.C. Bradford a fee of $8.0 million and CCA has agreed to pay Stephens a fee of $7.0 million. Fifty percent of each of these fees is payable only if the Merger is completed. Moreover, Prison Realty and CCA have further agreed to indemnify J.C. Bradford and Stephens, respectively, and certain related persons against certain liabilities in connection with their respective engagements, including certain liabilities under the federal securities laws. Shareholders should take these arrangements into consideration when evaluating the opinions of these financial advisers. For a more complete discussion of these arrangements and of the opinions of the financial advisers, see "The Merger -- Opinion of Prison Realty's Financial Adviser" and "The
Merger -- Opinion of CCA's Financial Adviser."

NEW PRISON REALTY WILL BE DEPENDENT ON OPERATING COMPANY, AS PRIMARY LESSEE OF NEW PRISON REALTY'S FACILITIES, FOR THE COMPANY'S REVENUES AND ABILITY TO MAKE DISTRIBUTIONS TO ITS STOCKHOLDERS

     Immediately following completion of the Merger, Operating Company will be the lessee of a substantial majority of New Prison Realty's facilities. Therefore, New Prison Realty will be dependent for its revenues upon Operating Company's ability to make the lease payments required under the leases for such facilities. Operating Company, however, will not have the capital resources or cash flow available to it that CCA had prior to the Merger. Operating Company's revenues for the six month period ended June 30, 1998 would have been $167.8 million on a pro forma basis as compared to CCA's actual revenues of $305.4 million for the same period. This decreased revenue, and the resulting decrease in cash flow, combined with Operating Company's limited capacity to borrow under any credit facility it may obtain as discussed herein, may adversely affect Operating Company's ability to make the required lease payments. Moreover, Operating Company's obligation to make lease payments is not secured by any of the assets of Operating Company; however, the obligations under the leases will be cross-defaulted so that New Prison Realty could terminate all the leases if Operating Company fails to make required lease payments. If this were to happen, however, New Prison Realty will be required to find other suitable lessees or risk losing its ability to elect or maintain REIT status, as applicable.

NEW PRISON REALTY WILL BE DEPENDENT ON OUTSIDE FINANCING TO SUPPORT ITS GROWTH; DILUTIVE EFFECT OF SUCH FINANCING AND POTENTIAL REDUCTION OF EARNINGS AND PROFITS DISTRIBUTION

     As of September 25, 1998, CCA had outstanding indebtedness of approximately $299.0 million (including $64.0 million committed pursuant to letters of credit) under its $350.0 million bank credit facility and Prison Realty had outstanding indebtedness of approximately $236.7 million under its $300.0 million bank credit facility. Upon completion of the Merger, Prison Realty and CCA expect that New Prison Realty will have pro forma combined total indebtedness of $600.0 million under a $750.0 million credit facility. The agreements governing Prison Realty's existing bank credit facility contain various restrictive covenants, including, among others, provisions generally restricting Prison Realty from incurring additional indebtedness in excess of $1.0 million, engaging in transactions with shareholders and affiliates, incurring certain liens, liquidating or disposing of all or substantially all of its assets or declaring or paying dividends, or having its subsidiaries do the same, except under certain specified circumstances. In addition, these agreements require Prison Realty to maintain certain specified financial ratios. New Prison Realty expects that similar restrictions will apply to any future credit facilities or financings it may obtain. These limitations may restrict New Prison Realty's ability to obtain additional debt capital or limit its ability to engage in certain transactions. In addition, any breach of these limitations could result in the acceleration of most of New Prison Realty's outstanding indebtedness. New Prison Realty may not be able to refinance or repay this indebtedness in full under such circumstances.

     New Prison Realty intends to continue the growth strategy established by Prison Realty, which includes acquiring and expanding correctional and detention facilities as well as other properties. New Prison Realty expects that it generally will not be able to fund its growth from cash from its operating activities because New Prison Realty will be required to distribute to its stockholders at least 95% of its taxable income each year to qualify as a REIT. Consequently, New Prison Realty will be required to rely primarily upon the availability of debt or equity capital to fund acquisitions and improvements. There can be no assurance that New Prison Realty will continue to have access to the capital markets to fund future growth at an acceptable cost. In addition, the Prison Realty Board has adopted a policy of limiting indebtedness to not more than 50% of Prison Realty's total capitalization, which could also limit Prison Realty's ability to incur additional indebtedness to fund its continued growth. At present, it is expected that New Prison Realty will enact an identical policy. See "Management and Operations of New Prison Realty After the Merger -- Information About the Policies and Objectives of New Prison
Realty -- Financing Policies and Objectives."

     To assist in the financing of its growth, on September 16, 1998, Prison Realty filed a Registration Statement on Form S-3 with the Commission to register up to $500.0 million in value of Prison Realty Common Shares, preferred shares and common share rights or warrants. The sale and issuance of any Prison Realty Common Shares or the issuance of any Prison Realty Common Shares upon the conversion of any securities sold under the Prison Realty Registration Statement on Form S-3 will have the effect of diluting the ownership interest of holders of Prison Realty Common Shares. As of the date of this Joint Proxy Statement-
Prospectus, Prison Realty has issued      Prison Realty Common Shares under the
Prison Realty Registration Statement on Form S-3.

     To assist in the financing of its growth, upon completion of the Merger, it is expected that New Prison Realty will file a Registration Statement on Form S-3 with the Commission to register up to $1.0 billion in value of the New Prison Realty Common Stock, preferred stock, common stock rights or warrants and debt securities. The amount registered under the New Prison Realty Registration Statement on Form S-3 will include any of the unused securities offered for sale under the Prison Realty Registration Statement on Form S-3. The sale and issuance of any shares of New Prison Realty Common Stock under the New Prison Realty Registration Statement on Form S-3 or the issuance of any shares of New Prison Realty Common Stock upon the conversion of any securities sold under the New Prison Realty Registration Statement on Form S-3 will have the effect of diluting the ownership interest of New Prison Realty shareholders. In addition, the anticipated amount of the Earnings and Profits Distribution per share may be reduced by the issuance of additional shares of common stock, and derivatives thereof, by Prison Realty prior to the Merger and by New Prison Realty after the Merger.

OWNERSHIP OF CAPITAL STOCK OF NEW PRISON REALTY INVOLVES TAX RELATED RISKS

     DEPENDENCE ON QUALIFICATION AS A REIT. New Prison Realty intends to operate so as to qualify as a REIT for federal income tax purposes. However, no assurance can be made that New Prison Realty will qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the "Code"), for which there are only limited judicial or administrative interpretations. Upon completion of the Merger, application of these provisions to New Prison Realty will be even more difficult because of certain aspects of New Prison Realty's ownership structure after the Merger, including its ownership of non-voting common stock of Operating Company, its ownership interest in, and receipt of dividends from, the Service Companies, its receipt of license fees relating to use of the CCA name, and its distribution of earnings and profits accumulated by CCA prior to the Merger. See "Management and Operations of New Prison Realty After the Merger." Qualification as a REIT also involves the determination of various factual matters and circumstances not entirely within New Prison Realty's control. See "Material Federal Income Tax Consequences -- Qualification and Operation of New Prison Realty as a REIT."

     If New Prison Realty fails to qualify as a REIT, it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, New Prison Realty also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification is lost. Failure to qualify as a REIT would reduce the net earnings of New Prison Realty available for distribution to stockholders because of the additional tax liability to New Prison Realty for the year or years involved. To the extent that distributions to stockholders would have been made in reliance upon New Prison Realty's qualifying as a REIT, New Prison Realty might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. New Prison Realty expects that the failure to qualify as a REIT would also constitute a default under its future debt obligations.

     ADVERSE EFFECTS OF REIT MINIMUM DISTRIBUTION REQUIREMENTS. In order to qualify as a REIT, New Prison Realty will generally be required each year to distribute to its stockholders at least 95% of its taxable income, excluding any net capital gain. In addition, if New Prison Realty disposes of assets acquired from CCA in the Merger during the ten-year period following the effective date of its election of REIT status, New Prison Realty will be required to distribute at least 95% of the amount of any "built-in gain" attributable to such assets that New Prison Realty recognizes in the disposition, less the amount of any tax paid with respect to such recognized built-in gain. For a further discussion of this requirement, see "Material Federal Income Tax Consequences -- Qualification and Operation of New Prison Realty as a REIT -- Annual Distribution Requirements." As a REIT, New Prison Realty generally will be subject to a four percent nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year; (ii) 95% of its capital gain net income for that year; and (iii) 100% of its undistributed income from prior years. Therefore, unless New Prison Realty's income increases each year, it will be required eventually to distribute all of its income to avoid paying the excise tax.

     New Prison Realty intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution could require New Prison Realty to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. If New Prison Realty must so borrow short-term funds it will be further subject to the risks discussed above with respect to leverage.

     Distributions by New Prison Realty will be determined by the New Prison Realty Board and depend on a number of factors, including the amount of cash available for distribution, the financial condition of New Prison Realty, any decision by the New Prison Realty Board to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the New Prison Realty Board deems relevant. For federal income tax purposes, distributions paid to stockholders may consist of ordinary income, capital gains, return of capital, or a combination thereof.

     TAX LEGISLATION. On February 2, 1998, President Clinton released his budget proposal for fiscal year 1999 (the "Proposal"). Two provisions contained in the Proposal affecting REITs potentially could affect New Prison Realty if enacted as proposed. See "Material Federal Income Tax
Consequences -- Qualification and Operation of New Prison Realty as a
REIT -- Possible Federal Tax Developments." Neither of the two provisions was included in the Internal Revenue Service Restructuring and Reform Act of 1998, signed into law on July 22, 1998, or in the tax provisions of the Transportation Equity Act for the 21st Century, signed into law on June 9, 1998. However, legislation containing provisions similar to the Proposal could be introduced in

Congress at any time. Moveover, other legislation, as well as administrative interpretations or court decisions, could also change the tax laws with respect to REIT qualification and the federal income tax consequences of such qualification. The adoption of any such legislation, regulation, administrative interpretation or court decision could have a material adverse effect on the results of operations, financial condition and prospects of New Prison Realty.

     REQUIREMENT TO DISTRIBUTE ACCUMULATED EARNINGS AND PROFITS. To qualify as a REIT following the Merger, New Prison Realty will be required to distribute the current and accumulated earnings and profits of CCA as determined for federal income tax purposes. Following the Merger, New Prison Realty will make a distribution of earnings and profits in the amount determined by New Prison Realty to be necessary for federal income tax purposes (the "Earnings and Profits Distribution"). The Earnings and Profits Distribution will be taken into account by New Prison Realty's taxable U.S. stockholders as ordinary income to the extent it is made out of current or accumulated earnings and profits, and, although the law is not entirely clear, may not be eligible for the "dividends received" deduction generally available for corporations. For a further discussion of that requirement, see "The Merger -- Distributions."

     In rendering its opinion regarding REIT qualification, New Prison Realty's tax adviser has relied upon the representations of New Prison Realty to the effect that it will distribute on or before the end of its first taxable year as a REIT all of CCA's accumulated earnings and profits. If the Internal Revenue Service ("IRS") were to determine that CCA's actual earnings and profits exceeded the amounts distributed or deemed distributed by New Prison Realty in 1999 following the Merger, New Prison Realty may be disqualified as a REIT.

NEW PRISON REALTY COMMON STOCK MUST BE HELD FOR A PERIOD OF TIME AFTER THE MERGER TO RECEIVE THE EARNINGS AND PROFITS DISTRIBUTION

     If the Merger is approved, shareholders of Prison Realty and CCA who receive shares of New Prison Realty Common Stock in the Merger will need to hold such shares until the record date for the Earnings and Profits Distribution in order to receive the Earnings and Profits Distribution. Pursuant to the Code, if the Merger is completed, New Prison Realty will have until December 31, 1999 to make the Earnings and Profits Distribution and currently expects to make such payment during the fourth quarter of 1999. During the period after the completion of the Merger until the making of such Earnings and Profits Distribution, the New Prison Realty Common Stock will be subject to market risks and other risks inherent in holding equity securities, including the risk that the market price of the New Prison Realty Common Stock may decline. In the event that a CCA or Prison Realty shareholder disposes of any shares of New Prison Realty Common Stock received in connection with the Merger prior to the record date for the Earnings and Profits Distribution, however, he or she will not receive the Earnings and Profits Distribution with respect to those shares. In addition, the anticipated amount of the Earnings and Profits Distribution per share may be reduced by the issuance of additional shares of common stock, and derivatives thereof, by Prison Realty prior to the Merger and by New Prison Realty after the Merger.

OWNERSHIP OF CAPITAL STOCK OF NEW PRISON REALTY INVOLVES RISKS INHERENT IN THE CORRECTIONS AND DETENTION INDUSTRY

     GENERAL. Upon completion of the Merger, New Prison Realty will own correctional and detention facilities as well as interests in Operating Company and the Service Companies whose sole business it is to operate and manage such types of facilities. As such, New Prison Realty's revenues and therefore its ability to make distributions will be dependent on its tenants' abilities to make rental payments and upon the ability of Operating Company and each of Service Company A and Service Company B to make payments, including dividends, and with respect to Operating Company, the note and license payments, to New Prison Realty. Accordingly, New Prison Realty will be subject to the following, which are the primary operating risks generally inherent in the corrections and detention industry.

     SHORT-TERM NATURE OF GOVERNMENT CONTRACTS. Private prison managers typically enter into facility management contracts with government entities on terms of up to five years, with one or more renewal options that may be exercised only by the contracting government agency. No assurance can be given that any agency will exercise a renewal option in the future. The contracting agency typically may also terminate a facility contract at any time without cause by giving the private prison manager written notice. Because of the short-term nature of the management contracts, New Prison Realty is waiving the condition that consents be obtained for the transfer of contracts in connection with the Merger. Accordingly, there exists the risk that a contracting agency may terminate a facility contract in response to the failure of New Prison Realty to obtain its consent to the transfer of the contract. There also exists the risk that a facility owned by New Prison Realty may not be the subject of a contract between a private manager and a government entity while it is leased to a private prison manager because New Prison Realty's leases with its lessees generally extend for periods substantially longer than the contracts with government entities. Accordingly, if a private prison manager's contract with a government entity to operate a New Prison Realty facility is terminated, such event may adversely affect the ability of the contracting private prison manager to make the required rental payments to New Prison Realty. There also exists the risk that any of Operating Company or the Service Companies may not be able to maintain certain of their respective management contracts, which may adversely affect such entity's ability to make payments to New Prison Realty or affect the amount of such payments.

     DEPENDENCE ON GOVERNMENT APPROPRIATIONS. A private prison manager's cash flow is subject to the receipt of sufficient funding of and timely payment by contracting government entities. If the appropriate government agency does not receive sufficient appropriations to cover its contractual obligations, a contract may be terminated, or the management fee may be deferred or reduced. Any delays in payment could have an adverse effect on the private prison manager's cash flow and therefore its ability to make rental payments to New Prison Realty, whether in the form of lease payments or dividend or other payments. Further, it is part of New Prison Realty's business strategy to acquire facilities from government entities and to lease those facilities to the government entity or to finance the facility for the government entity. The ability of the government entity to make payments under such leases or in connection with such financing may be dependent upon annual appropriations.

     DEPENDENCE ON GOVERNMENT AGENCIES FOR INMATES. Private prison managers are dependent on government agencies' supplying their facilities with a sufficient number of inmates to meet the facility's design capacity. A failure to do so may have a material adverse effect on a private prison manager's financial condition and results of operations and therefore its ability to make payments of any kind to New Prison Realty.

     DEPENDENCE ON ABILITY TO DEVELOP NEW PRISONS AND CONTRACTS; OPPOSITION OF ORGANIZED LABOR. The success of a private prison manager in obtaining new awards and contracts may depend, in part, upon its ability to locate land that can be leased or acquired under favorable terms. Otherwise desirable locations may be in or near populated areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. Moreover, the private corrections industry is subject to public scrutiny. Negative publicity about an escape, riot or other disturbance at a privately managed facility may result in publicity adverse to New Prison Realty, Operating Company or the Service Companies and the private corrections industry in general. In addition, organized labor unions in many states, including organized labor unions consisting of state correctional and detention facility employees, have increasingly opposed the awarding of contracts to CCA. Any of these occurrences may make it more difficult for a private prison manager to renew or maintain existing contracts or to obtain new contracts or sites on which to operate new facilities or for New Prison Realty to develop or purchase facilities and lease them to government entities, all of which would have a material effect on New Prison Realty's business.

     OPTIONS TO PURCHASE. Four of the facilities to be owned by New Prison Realty upon completion of the Merger are subject to an option to purchase the facility, which is held by a government agency. In addition, CCA expects that six of the facilities currently under development will be subject to similar options. If one of these options is exercised, there exists the risk that New Prison Realty will be unable to invest the proceeds from the sale of the facility in one or more properties that yield as much revenue as the property acquired by the government entity.

     LEGAL PROCEEDINGS. New Prison Realty's ownership of correctional and detention facilities and its ownership interest in companies which operate and manage such facilities could expose it to potential third party claims or litigation by prisoners or other persons related to personal injury or other damages resulting from contact with a facility, its managers, personnel, or other prisoners, including damages arising from a prisoner's escape from, or a disturbance or riot at, a facility owned by New Prison Realty. In addition, as an owner of real property, New Prison Realty may be subject to certain proceedings relating to personal injuries of persons at such facilities. New Prison Realty may be held responsible under state laws for claims based on personal injury or property damage despite contractual provisions in its leases with private prison managers providing for indemnity against such claims. See "Management and Operations of New Prison Realty After the Merger -- Leases with Operating Company." Moreover, such legal proceedings could have a material adverse effect on Operating Company and the Service Companies which could affect their ability to make lease payments or the other required payments to New Prison Realty or the amounts of such payments.

OWNERSHIP OF CAPITAL STOCK OF NEW PRISON REALTY INVOLVES RISKS INHERENT IN THE INVESTMENT IN REAL ESTATE PROPERTIES

     GENERAL. Investments in correctional and detention facilities and any additional properties in which New Prison Realty may invest in the future are subject to risks typically associated with investments in real estate. Such risks include the possibility that the correctional and detention facilities and any additional investment properties will generate total rental rates lower than those anticipated or will yield returns lower than those available through investment in comparable real estate or other investments. Revenue from correctional and detention facilities, and yields from investments in such properties may be affected by many factors beyond New Prison Realty's control, including changes in government regulation, general or local economic conditions, the available local supply of prison beds and a decrease in the need for prison beds.

     Equity investments in real estate are relatively illiquid and, therefore, the ability of New Prison Realty to vary its portfolio promptly in response to changed conditions will be limited. There are no limitations on the percentage of New Prison Realty's assets that may be invested in any one property or venture; however, the New Prison Realty Board may establish limitations as it deems appropriate from time to time. No limitations have been set on the number of properties in which New Prison Realty will seek to invest or on the concentration of investments in any one geographic region.

     ENVIRONMENTAL MATTERS. Operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect New Prison Realty's cash available for distribution. Phase I environmental assessments have been obtained on all facilities currently owned by Prison Realty, all of which will be owned by New Prison Realty. The purpose of a Phase I environmental assessment is to identify potential environmental contamination that is made apparent from historical reviews of such facilities, review of certain public records, visual investigations of the sites and surrounding properties, toxic substances and underground storage tanks. The Phase I environmental assessment reports do not reveal any environmental contamination that New Prison Realty believes would have a material adverse effect on New Prison Realty's business, assets, results of operations or liquidity, nor is New Prison Realty aware of any such liability. Nevertheless, it is possible that these reports do not reveal all environmental liabilities or that there are material environmental liabilities of which New Prison Realty is unaware. In addition, environmental conditions on properties owned by New Prison Realty may affect the operation or expansion of facilities located on the properties.

     UNINSURED LOSS. The leases to be entered into with Operating Company will require Operating Company to maintain insurance with respect to each of the facilities to be owned by New Prison Realty and leased to Operating Company. CCA currently carries and it is expected that Operating Company will carry comprehensive liability, fire, flood for certain facilities and extended insurance coverage with respect to such properties with policy specifications and insurance limits customarily carried for similar properties. There are, however, certain types of losses, such as from earthquakes, which may be either uninsurable or for which it may not be economically feasible to obtain insurance coverage, in light of the substantial costs associated with such insurance. Prison Realty typically obtains, and New Prison Realty expects to obtain, new title insurance policies for facilities when acquired. There is no assurance, however, that the amount of title insurance coverage for any of the facilities to be owned by New Prison Realty accurately reflects the current value of such facility or that title losses would be completely covered by such insurance. Should an uninsured loss occur, New Prison Realty could lose both its capital invested in, and anticipated profits from, one or more of the facilities owned by New Prison Realty. In the opinion of management of Prison Realty, its facilities are adequately insured in accordance with industry standards.

NEW PRISON REALTY WILL BE DEPENDENT ON CERTAIN INDIVIDUALS FOR ITS MANAGEMENT

     Upon completion of the Merger, Doctor R. Crants, the current Chairman of Prison Realty and Chairman, Chief Executive Officer and President of CCA will become the Chief Executive Officer of New Prison Realty. J. Michael Quinlan will become Vice-Chairman of the New Prison Realty Board. The loss of the services of either of these individuals could have a material adverse effect on New Prison Realty as it would lose the benefit of their extensive knowledge of, and experience in, the corrections industry. New Prison Realty will enter into employment agreements with Doctor R. Crants and J. Michael Quinlan simultaneously with the closing of the Merger. The employment agreements will be on terms substantially similar to Prison Realty's existing employment agreements with senior management. See "The Merger -- Interests of Certain Persons in the Merger -- Employment Agreements." Under applicable Tennessee law, which governs or will govern the interpretation and enforcement of the employment agreements with Doctor R. Crants and J. Michael Quinlan, specific performance is not available as a remedy for violation of the agreements. Moreover, New Prison Realty may not generally enforce the provisions of the employment agreements, including noncompetition agreements, if the provisions contained therein are deemed unreasonable, provided, however, that courts might enjoin violations of covenants not to compete if the scope of the employment is deemed to require special skills that could not be attained by another employee of average competence.

NEW PRISON REALTY WILL LACK CONTROL OVER DAY-TO-DAY OPERATIONS AND MANAGEMENT OF ITS FACILITIES

     To qualify as a REIT for federal income tax purposes, New Prison Realty will not be able to operate, or participate in decisions affecting the operations of, its facilities or those government-owned facilities managed by the Service Companies or Operating Company. Accordingly, New Prison Realty's lessees will control the operations of the facilities pursuant to long-term "triple-net" leases, most of which have initial terms ranging from 10 to 12 years and three renewal terms of five years each, exercisable upon the mutual agreement of the lessee and New Prison Realty. See "Management and Operations of New Prison Realty After the Merger -- Leases with Operating Company." During the terms of the leases, New Prison Realty will not have the authority to require the lessee to operate the facilities in a particular manner or to govern any particular aspect of their operation except as set forth in the leases. Thus, even if New Prison Realty believes a lessee is operating a facility inefficiently or in a manner adverse to New Prison Realty's interests, New Prison Realty may not require a lessee to change its method of operation. New Prison Realty is limited to seeking redress only if the lessee violates the terms of a lease, in which case New Prison Realty's primary remedy is to terminate the lease or, in certain circumstances, all of the leases, and seek to recover damages from the lessee. If a lease is terminated, New Prison Realty will be required to find another suitable lessee or risk losing its ability to elect or maintain REIT status, as applicable. Moreover, the Service Companies will control the operations of the facilities managed and operated by them and New Prison Realty will not have the authority to require the Service Companies to operate the facilities in a particular manner or to govern any particular aspect of their operation. Accordingly, New Prison Realty will have no control over the operations which will provide the revenues to the Service Companies and thus provide the basis for any dividends to be paid to New Prison Realty from the Service Companies.

NEW PRISON REALTY WILL IMPOSE LIMITS ON THE OWNERSHIP OF ITS CAPITAL STOCK TO MAINTAIN QUALIFICATION AS A REIT.

     For New Prison Realty to qualify as a REIT, not more than 50% in value of its outstanding shares may be owned, directly or constructively, by five or fewer individuals, as defined in the Code. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Code. See "Material Federal Income Tax Consequences -- Qualification and Operation of New Prison Realty as a REIT -- Income Tests." Two sets of constructive ownership rules, one to determine whether a REIT is closely held and one to determine whether rent is from a related party tenant, apply in determining whether these requirements are met. For the purpose of preserving New Prison Realty's REIT qualification, the New Prison Realty Charter prohibits direct or constructive ownership by any person of more than 9.8% of the shares of New Prison Realty Common Stock or more than 9.8% of the shares of New Prison Realty Preferred Stock, (including the New Prison Realty Series A Preferred Stock). This ownership limit is referred to herein as the "Ownership Limit". The constructive ownership rules in the Code are complex and may cause the New Prison Realty Common Stock or the New Prison Realty Series A Preferred Stock owned, directly or constructively, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of New Prison Realty Common Stock or shares of New Prison Realty Series A Preferred Stock or the acquisition of an interest in an entity which owns shares of New Prison Realty Common Stock or shares of New Prison Realty Series A Preferred Stock by an individual or entity could cause that individual or entity or another individual or entity to own constructively in excess of 9.8% of the shares of New Prison Realty Common Stock or shares of New Prison Realty Series A Preferred Stock, and thus subject such shares of New Prison Realty Common Stock or shares of New Prison Realty Series A Preferred Stock to the Ownership Limit. Direct or constructive ownership of shares of New Prison Realty Common Stock or shares of New Prison Realty Series A Preferred Stock in excess of the Ownership Limit would cause the violative transfer or ownership to be void, or cause such shares to be held in trust as Stock-in-Trust (as hereinafter defined) for the benefit of one or more charitable organizations. These provisions may inhibit market activity and the resulting opportunity for stockholders to realize a premium for shares of New Prison Realty Common Stock or shares of New Prison Realty Series A Preferred Stock if a stockholder were attempting to assemble a block of shares in excess of the Ownership Limit. These provisions could also have the effect of making it more difficult for a third-party to acquire control of New Prison Realty, including certain acquisitions the stockholders may deem to be in their best interests. See " -- Certain Provisions of New Prison Realty's Governing Documents May Limit Changes in Control of New Prison Realty." Also, there can be no assurance that such provisions will in fact enable New Prison Realty to meet relevant REIT ownership requirements. See "New Prison Realty Capital
Stock -- Restrictions on Ownership of Capital Stock."

CERTAIN PROVISIONS OF NEW PRISON REALTY'S GOVERNING DOCUMENTS MAY LIMIT CHANGES IN CONTROL OF NEW PRISON REALTY

     Certain provisions of the New Prison Realty Charter and the New Prison Realty Bylaws including provisions imposing the Ownership Limit, authorizing the issuance of New Prison Realty preferred stock and requiring staggered terms for the New Prison Realty Board, and certain provisions of the MGCL regarding business combinations and control share acquisitions could have the effect of delaying, deferring or preventing a change in control of New Prison Realty or the removal of existing management and, as a result, could prevent the stockholders of New Prison Realty from being paid a premium for their shares of New Prison Realty Common Stock. The New Prison Realty Charter authorizes the New Prison Realty Board to issue shares of New Prison Realty preferred stock in one or more series, to establish the number of shares in each series and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof, all without stockholder approval. The authorization of shares of New Prison Realty preferred stock may have an anti-takeover effect because it gives the New Prison Realty Board the power to issue New Prison Realty preferred stock at its sole discretion on such terms as it, in its sole discretion, deems proper, which may have a dilutive effect on or otherwise deter any potential acquirer of New Prison Realty. The New Prison Realty Charter provides for three classes of directors as nearly equal in size as is practicable, exclusive of directors elected by holders of shares of the New Prison Realty Series A Preferred

Stock only when dividends payable on such shares are in arrears. Each class of directors will hold office until the third annual meeting for selection of directors following the election of such class. The New Prison Realty Charter further provides that the New Prison Realty stockholders may, at any time, remove any director, with or without cause, by an affirmative vote of a majority of holders of shares entitled to vote in the election of directors. These provisions may have an anti-takeover effect because a third party will be unable to acquire immediate control of the New Prison Realty Board due to the existence of the classified board and will further be unable to remove directors without majority stockholder approval. See "Comparison of Rights of Shareholders of CCA and Stockholders of New Prison Realty" and "Comparison of Rights of Shareholders of Prison Realty and Stockholders of New Prison Realty."

NEW PRISON REALTY'S BOARD OF DIRECTORS MAY CHANGE THE COMPANY'S INVESTMENT AND FINANCING POLICIES WITHOUT VOTE OF NEW PRISON REALTY'S STOCKHOLDERS

     The New Prison Realty Board will determine New Prison Realty's investment and financing policies with respect to certain activities, including its growth, capitalization, distribution and operating policies, although it presently intends to follow those policies currently set by Prison Realty. Although the New Prison Realty Board has no present intention to revise Prison Realty's existing policies, the New Prison Realty Board may do so at any time without a vote of New Prison Realty's stockholders. Any such determination may have an adverse effect on New Prison Realty's results of operations or its ability to make or the amount of its distributions to stockholders.

YEAR 2000 COMPLIANCE ISSUES MAY HAVE AN EFFECT ON NEW PRISON REALTY

  Generally

     The Year 2000 issue generally relates to computer programs that were written using two digits rather than four to define the applicable year. In those programs, the year 2000 may be incorrectly identified as the year 1900, which can result in a system failure or miscalculations causing a disruption of operations, including a temporary inability to process transactions, prepare financial statements or engage in other normal business activities. The following discussion identifies the actions taken by each of CCA and Prison Realty to assess and address the Year 2000 issues facing the companies. As a result of the Merger, any Year 2000 compliance issues and expenses of CCA or Prison Realty will have an effect on New Prison Realty to the extent they are not remediated or expended prior to completion of the Merger.

  Impact on CCA

     CCA's Year 2000 compliance program is focused on addressing Year 2000 readiness in the following areas: (i) CCA's information technology hardware and software; (ii) material non-information technology systems; (iii) Year 2000 compliance of third parties with which CCA has a material relationship; (iv) systems used to track and report assets not owned by CCA (e.g. inmate funds and personal effects); and (v) development of contingency plans.

     CCA has completed an initial assessment and remediation of its key information technology systems including its client server and minicomputer hardware and operating systems and critical financial and nonfinancial applications. Remediation efforts as of the date hereof include upgrades of CCA's minicomputer hardware and critical financial applications. Based on this initial assessment and remediation efforts, CCA believes that these key information technology systems are "Year 2000 compliant". However, there can be no assurance that coding errors or other defects will not be discovered in the future. CCA is in the process of evaluating the remaining noncritical information technology systems for Year 2000 compliance.

     CCA manages and operates facilities it owns, facilities it leases from Prison Realty, and facilities owned by and leased from government entities. CCA is currently evaluating whether the material non-information technology systems such as security control equipment, fire suppression equipment and other physical plant and equipment at both the facilities it owns and the facilities it leases from Prison Realty are Year 2000 compliant. CCA will also request that the owners of the government facilities it manages provide Year 2000 certification for material information technology and non-information technology systems at those facilities.

     All CCA managed correctional facilities, as a part of general operating policy, have existing contingency plans that are deployed in the event key operational systems, such as security control equipment, fail (e.g. when a power failure occurs). In addition, the correctional facilities' key security systems are "fail secure" systems which automatically "lock down" and are then operated manually should the related electronic components fail. Therefore, CCA management believes no additional material risks associated with the physical operation of its correctional facilities are created as a result of potential Year 2000 issues.

     CCA depends upon the proper functioning of third-party computer and non-information technology systems. These third parties include government agencies for which CCA provides services, commercial banks and other lenders, construction contractors, architects and engineers, and vendors such as providers of food supplies and services, inmate medical services, telecommunications and utilities. CCA has initiated communications with third-parties with whom it has important financial or operational relationships to determine the extent to which they are vulnerable to the Year 2000 issue. CCA has not yet received sufficient information from all parties about their remediation plans to predict the outcome of their efforts.

     If third parties with whom CCA interacts have Year 2000 problems that are not remedied, the following problems could result: (i) in the case of construction contractors and architects and engineers, in the delayed construction of correctional facilities; (ii) in the case of vendors, in disruption of important services upon which CCA depends, such as medical services, food services and supplies, telecommunications and electrical power;
(iii) in the case of government agencies, in delayed collection of accounts receivable potentially resulting in liquidity stress; (iv) in the case of banks and other lenders, in the disruption of capital flows potentially resulting in liquidity stress.

     CCA is also evaluating Year 2000 compliance of other software applications used to track and report assets that are not the property of CCA. This includes applications used to track and report inmate funds and the inmates' personal effects.

     CCA is currently developing a contingency plan that is expected to address financial and operational problems that might arise on and around January 1, 2000. This contingency plan would include establishing additional sources of liquidity that could be drawn upon in the event of systems disruption and identifying alternative vendors and back-up processes that do not rely on computers, whenever possible. CCA management expects to have the contingency plan completed by mid-year 1999.

     CCA has incurred and expects to continue to incur expenses allocable to internal staff, as well as costs for outside consultants, computer systems' remediation and replacement and non-information technology systems' remediation and replacement (including validation) in order to achieve Year 2000 compliance. CCA currently estimates that these costs will total approximately $4.0 million. Of this total it is estimated that $2.5 million will be for the repair of software problems and $1.5 million will be for the replacement of problem systems and equipment. As of August 31, 1998, CCA has incurred $500,000 in Year 2000 program costs. These costs are expensed as incurred. Management of CCA believes there will be no material impact on CCA's financial condition or results of operations resulting from other information technology projects being delayed due to Year 2000 efforts.

     The costs of the Year 2000 program and the date on which CCA plans to complete it are based on current estimates, which reflect numerous assumptions about future events, including the continued availability of certain resources, the timing and effectiveness of third-party remediation plans and other factors. CCA can give no assurance that these estimates will be achieved, and actual results could differ materially from CCA's plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct relevant computer source codes and embedded technology, the results of internal and external testing and the timeliness and effectiveness of remediation efforts of third parties.

  Impact on Prison Realty

     Prison Realty has reviewed its computer systems and software applications and believes that both are Year 2000 compliant. However, there can be no assurance that coding errors or other defects will not be discovered in the future. Because CCA manages 18 of Prison Realty's 20 completed facilities, Prison Realty may be vulnerable to CCA's failure to remedy its Year 2000 issues. Management of Prison Realty is currently reviewing CCA's Year 2000 compliance program and upon completion of such review will determine the extent to which it will be vulnerable to CCA's failure to remedy its Year 2000 problems and the potential effect of any such failures.

A FLUCTUATION IN MARKET INTEREST RATES MAY AFFECT THE PRICE OF SHARES OF NEW PRISON REALTY COMMON STOCK

     One of the factors that may affect the price of shares of New Prison Realty Common Stock is the amount of its distributions to stockholders in comparison to yields on other financial instruments. An increase in the market interest rate would provide higher yields on other financial instruments, which could adversely affect the price of shares of New Prison Realty Common Stock.

FACTORS TO BE CONSIDERED BY ERISA PLAN FIDUCIARIES

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is a broad statutory framework that governs most non-governmental employee benefit plans in the United States. Fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA ("ERISA Plans"), in consultation with their advisers, should carefully consider the impact of ERISA and the regulations of the Department of Labor (the "DOL") thereunder on such ERISA Plan's decision whether to approve the Merger. In particular, a fiduciary of an ERISA Plan should consider whether its decisions with respect to these matters would satisfy the requirements set forth in Part 4 of subtitle B of Title I of ERISA, including (a) the diversification and prudence requirements of ERISA, (b) the requirement that the decisions be in the best interests of the participants and beneficiaries of the ERISA Plan, and (c) the requirement that the decisions be authorized under the appropriate governing instruments and investment policies of the ERISA Plan.

                              THE SPECIAL MEETINGS

     This Joint Proxy Statement-Prospectus is being sent to you in connection with the solicitation of proxies (i) from the holders of CCA Common Stock by the CCA Board for use at the CCA Special Meeting, and (ii) from the holders of Prison Realty Common Shares by the Prison Realty Board for use at the Prison Realty Special Meeting. This Joint Proxy Statement-Prospectus and the accompanying forms of proxy are being mailed to the shareholders of CCA on or about October 19, 1998 and to the shareholders of Prison Realty on or about October 19, 1998.

CCA SPECIAL MEETING

Date, Place and Time

     The CCA Special Meeting will be held at Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee on Tuesday December 1, 1998 at 10:00 a.m., local time.

Matters to be Considered at the CCA Special Meeting

     At the CCA Special Meeting, CCA shareholders will be asked, in accordance with the requirements of the TBCA, to consider and vote upon a proposal to approve the Merger and the Merger Agreement, in which CCA will merge with New Prison Realty and Prison Realty will merge with New Prison Realty, and to consider and act upon such other business as may properly come before the CCA Special Meeting or any subsequent meeting if the CCA Special Meeting is adjourned or postponed for any reason. As part of the Merger, each outstanding share of CCA Common Stock will be converted into the right to receive 0.875 share of New Prison Realty Common Stock. Also as part of the Merger, CCA's non-real estate assets, which include all of its management contracts, will be transferred to Operating Company and the Service Companies immediately prior to the Merger. These steps, as they refer to CCA, are collectively referred to as the "Merger." The CCA shareholders must approve the Merger before the Merger can be completed. The CCA shareholders may also be asked to vote upon a proposal to adjourn or postpone the CCA Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the solicitation of proxies in favor of approval of the Merger and the Merger Agreement.

Record Date; Quorum

     The CCA Board has set the close of business on Wednesday, October 14, 1998 as the record date (the "CCA Record Date") for the CCA Special Meeting. Only holders of record of CCA Common Stock as of the CCA Record Date will be entitled to notice of and to vote at the CCA Special Meeting. As of the CCA Record Date, there were issued and outstanding 83,816,295 shares of CCA Common Stock, which
were held by approximately                holders of record and approximately
               registered holders.

     The presence, in person or by proxy, of the holders of a majority of the outstanding CCA Common Stock entitled to vote at the CCA Special Meeting is necessary to constitute a quorum.

Required Vote

     Holders of CCA Common Stock on the CCA Record Date are entitled to one vote per share of CCA Common Stock on the proposal to approve the Merger and the Merger Agreement.

     Under the TBCA, the approval of the Merger and the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of CCA Common Stock entitled to vote thereon, at the close of business on the CCA Record Date, provided a quorum is present at such meeting.

     As of the CCA Record Date, directors and executive officers of CCA and their affiliates beneficially owned and were entitled to vote
shares of CCA Common Stock, which represented      % of the shares of CCA Common
Stock outstanding on the CCA Record Date. Each director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of CCA Common Stock so owned by him or her for approval of the Merger and the Merger Agreement. As of the CCA Record Date,
trustees and executive officers of Prison Realty, other than Doctor R. Crants,
beneficially owned less than      % of the outstanding shares of CCA Common
Stock. The vote of the aforementioned shares in favor of the Merger and the Merger Agreement, together with the vote of shares of CCA Common Stock held and agreed to be voted by Sodexho in favor of the Merger and the Merger Agreement,
will result in an affirmative vote of at least   % of the CCA Common Stock
entitled to vote at the CCA Special Meeting.

Voting of Proxies

     All shares of CCA Common Stock represented at the CCA Special Meeting by properly executed proxies received prior to or at the CCA Special Meeting, unless such proxies previously have been revoked, will be voted at the CCA Special Meeting as marked by the holder. Proxies which are received and are properly executed by the holder but do not contain voting instructions will be voted FOR approval of the Merger and the Merger Agreement.

     CCA shareholders will not be entitled to present any matter for consideration at the CCA Special Meeting, and no business is to be acted upon at the CCA Special Meeting other than as set forth in the Notice of Special Meeting of Shareholders accompanying this Joint Proxy Statement-Prospectus.

     Each share of CCA Common Stock represented at the CCA Special Meeting by a properly executed, dated and returned proxy will be treated as present at the CCA Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Only shares voted affirmatively in favor of approval of the Merger and Merger Agreement, either by proxies marked as casting a vote FOR approval of the Merger and Merger Agreement or by properly executed proxies for which no vote is indicated, will be counted as favorable votes. Because, only the approval of the Merger and Merger Agreement will be voted upon at the CCA Special Meeting, CCA does not expect to receive any "broker nonvotes." A "broker nonvote" occurs when a broker or other nominee holds the shares of a beneficial owner which are represented at a meeting of shareholders, but such broker or nominee is not empowered to vote such shares on a particular proposal. If any broker nonvotes are received, they will have the same effect as votes against approval of the Merger and Merger Agreement because they are not votes in favor of the proposals.

     The persons named as proxies by a CCA shareholder may propose and vote for one or more adjournments of the CCA Special Meeting to permit further solicitations of proxies in favor of approval of the Merger and Merger Agreement; however, no proxy that was voted against the approval of the Merger and Merger Agreement will be voted in favor of any such adjournment.

Revocability of Proxy

     Even if you submit a vote by proxy on the applicable enclosed form, you may still vote in person. A CCA shareholder may revoke a proxy at any time prior to its exercise by (i) submitting a signed written revocation to the Secretary of CCA, at 10 Burton Hills Boulevard, Nashville, Tennessee 37215, (ii) submitting a signed proxy bearing a later date, or (iii) appearing at the CCA Special Meeting and voting in person at such meeting. No special form of revocation is required if you intend to vote in person at the CCA Special Meeting. However, attendance at the CCA Special Meeting will not, in and of itself, constitute revocation of a proxy.

Solicitation of Proxies

     CCA will pay the costs of soliciting proxies from its shareholders, including the costs of preparing, filing, printing and distributing this Joint Proxy Statement-Prospectus and any other solicitation materials that are used. In addition to solicitation by mail, the directors, officers and employees of CCA may solicit proxies from CCA shareholders by telephone or telegram or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for their reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and CCA will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     In addition, CCA has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies by CCA for a fee currently not expected to exceed more than $7,500 plus reasonable out-of-pocket costs and expenses. Any questions or requests regarding proxies or related materials may be directed to Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, Telephone: (201) 896-1900.

Recommendation of the CCA Board

     THE CCA BOARD, BY THE UNANIMOUS VOTE OF ALL DIRECTORS PARTICIPATING IN THE DECISION, HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS. THE CCA BOARD BELIEVES THAT THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS ARE FAIR TO AND IN THE BEST INTERESTS OF CCA AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE CCA SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS.

PRISON REALTY SPECIAL MEETING

Date, Place and Time

     The Prison Realty Special Meeting will be held at Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee on Thursday, December 3, 1998 at 10:00 a.m., local time.

Matters to be Considered at the Prison Realty Special Meeting

     At the Prison Realty Special Meeting, Prison Realty shareholders will be asked, in accordance with the MRL, to consider and vote upon a proposal to approve the Merger, in which Prison Realty and CCA will merge with New Prison Realty, and to consider and act upon such other business as may properly come before the Prison Realty Special Meeting or any adjournment thereof if the Prison Realty Special Meeting is adjourned or postponed for any reason. Prison Realty may not complete the Merger unless the Prison Realty shareholders approve the Merger. The Prison Realty shareholders may also be asked to vote upon a proposal to adjourn or postpone the Prison Realty Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the solicitation of additional votes to approve the Merger.

Record Date; Quorum

     The Prison Realty Board has set the close of business on Wednesday, October 14, 1998 as the record date (the "Prison Realty Record Date") for the Prison Realty Special Meeting. Only holders of record of Prison Realty Common Shares as of the Prison Realty Record Date will be entitled to notice of and to vote at the Prison Realty Special Meeting. As of the Prison Realty Record Date, there were issued and outstanding 21,581,033 Prison Realty Common Shares, which were
held by approximately                holders of record and approximately
               registered holders. Prison Realty also has 4,300,000 Prison Realty Series A Preferred Shares issued and outstanding. The holders of the Prison Realty Series A Preferred Shares do not have any voting rights with respect to the matters to be voted upon at the Prison Realty Special Meeting.

     At the Prison Realty Special Meeting, the presence in person or by proxy of Prison Realty shareholders entitled to cast a majority of all votes entitled to be cast at such meeting is necessary to constitute a quorum.

Required Vote

     Holders of Prison Realty Common Shares as of the Prison Realty Record Date are entitled to one vote per Prison Realty Common Share on each matter to be considered at the Prison Realty Special Meeting.

     Under the MRL, the approval of the Merger will require the affirmative vote of the holders of two-thirds of all the outstanding Prison Realty Common Shares at the close of business on the Prison Realty Record Date, provided a quorum is present at such meeting.

     As of the Prison Realty Record Date, trustees and executive officers of Prison Realty and their affiliates beneficially owned and were entitled to vote
               Prison Realty Common Shares, which represented      % of the
Prison Realty Common Shares outstanding on the Prison Realty Record Date. Each trustee and executive officer has indicated his or her present intention to vote, or cause to be voted, the Prison Realty Common Shares so owned by him or her for approval of the Merger and the Merger Agreement. As of the Prison Realty Record Date, directors and executive officers of CCA, other than Doctor R.
Crants, beneficially owned less than      % of the outstanding Prison Realty
Common Shares. The vote of the aforementioned shares in favor of the Merger and the Merger Agreement, together with the vote of the Prison Realty Common Shares held and agreed to be voted by the Baron Capital affiliate in favor of the
proposals will result in the affirmative vote of at least   % of the Prison
Realty Common Shares entitled to vote at the Prison Realty Special Meeting.

Voting of Proxies

     All Prison Realty Common Shares represented at the Prison Realty Special Meeting by properly executed proxies received prior to or at the Prison Realty Special Meeting, unless such proxies previously have been revoked, will be voted at the Prison Realty Special Meeting as marked by the holder. Proxies which are received and are properly executed by the holder but do not contain voting instructions will be voted FOR approval of the Merger and the Merger Agreement.

     Prison Realty shareholders will not be entitled to present any matter for consideration at the Prison Realty Special Meeting, and no business is to be acted upon at the Prison Realty Special Meeting other than as set forth in the Notice of Special Meeting of Shareholders accompanying this Joint Proxy Statement-Prospectus.

     Each Prison Realty Common Share represented at the Prison Realty Special Meeting by a properly executed, dated and returned proxy will be treated as present at the Prison Realty Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Only shares affirmatively voted in favor of approval of the Merger and the Merger Agreement, either by proxies marked as casting a vote FOR approval of the Merger and the Merger Agreement or by properly executed proxies for which no vote is indicated, will be counted as favorable votes. Because only the approval of the Merger and the Merger Agreement will be voted upon at the Prison Realty Special Meeting, Prison Realty does not expect to receive any "broker nonvotes." A "broker nonvote" occurs when a broker or other nominee holds the shares of a beneficial owner which are represented at a meeting of shareholders, but such broker or nominee may not vote such shares on a particular proposal. If broker nonvotes are received, they will have the same effect as votes against approval of the Merger and Merger Agreement because they are not votes in favor of the proposals.

     The persons named as proxies by a Prison Realty shareholder may propose and vote for one or more adjournments of the Prison Realty Special Meeting to permit further solicitations of proxies in favor of approval of the Merger and the Merger Agreement; however, no proxy that was voted against the approval of the Merger and the Merger Agreement will be voted in favor of any such adjournment.

Revocability of Proxy

     Even if you submit a vote by proxy on the applicable enclosed form, you may still vote in person. A Prison Realty shareholder may revoke a proxy at any time prior to its exercise by (i) submitting a signed written revocation to the Secretary of Prison Realty, at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215; (ii) submitting a signed proxy bearing a later date; or (iii) appearing at the Prison Realty Special Meeting and voting in person. No special form of revocation is required if you intend to vote in person at the Prison Realty Special Meeting. However, attendance at the Prison Realty Special Meeting will not, in and of itself, constitute revocation of a proxy.

Solicitation of Proxies

     Prison Realty will pay the costs of soliciting proxies from its shareholders, including the costs of preparing, filing, printing and distributing this Joint Proxy Statement-Prospectus and any other solicitation materials that are used. In addition to solicitation by mail, the trustees, officers and employees of Prison Realty may solicit proxies from Prison Realty shareholders by telephone or telegram or by other means of communication. Such trustees, officers and employees will not be additionally compensated but may be reimbursed for their reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Prison Realty will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     In addition, Prison Realty has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies by Prison Realty for a fee currently expected not to exceed more than $7,500 plus reasonable out-of-pocket costs and expenses. Any questions or requests regarding proxies or related materials may be directed to Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, Telephone: (201) 896-1900.

Recommendation of the Prison Realty Board

     THE PRISON REALTY BOARD, BY THE UNANIMOUS VOTE OF ALL TRUSTEES PARTICIPATING IN THE DECISION, HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS. THE PRISON REALTY BOARD BELIEVES THAT THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS ARE FAIR TO AND IN THE BEST INTERESTS OF PRISON REALTY AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE PRISON REALTY SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS.

                                   THE MERGER
GENERAL

     This section of the Joint Proxy Statement-Prospectus, as well as the section entitled "The Merger Agreement," describes certain aspects of the Merger and the related transactions. To the extent that it relates to the Merger Agreement the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement-Prospectus as Appendix A and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement in its entirety.

EFFECTIVE TIME

     If the CCA Merger and related transactions are approved by the vote of the shareholders of CCA and the other conditions to the CCA Merger are satisfied or waived, if permissible, the CCA Merger will be completed and effected on the date on which Articles of Merger (as herein defined) are filed with the Secretary of State of the State of Tennessee and the State Department of Assessments and Taxation of the State of Maryland or at such later time as the parties to the Merger Agreement agree and specify in such Articles of Merger (the "CCA Effective Time"). It is anticipated that the CCA Effective Time will be December 31, 1998.

     If the Prison Realty Merger and related transactions are approved by the vote of the shareholders of Prison Realty and the other conditions to the Prison Realty Merger are satisfied or waived, if permissible, the Prison Realty Merger will be completed and effected on the date on which Articles of Merger are filed with the State Department of Assessments and Taxation of the State of Maryland or at such later time as the parties to the Merger Agreement agree and specify in such Articles of Merger (the "Prison Realty Effective Time"). It is anticipated that the Prison Realty Effective Time will be January 1, 1999 (collectively, the CCA Effective Time and the Prison Realty Effective Time are referred to as the "Effective Time").

TERMS OF THE MERGER

     The Merger Agreement provides for a business combination between Prison Realty and CCA in which CCA will be merged with and into New Prison Realty, with New Prison Realty as the surviving company, and then Prison Realty will be merged with and into New Prison Realty, with New Prison Realty as the surviving company. At the CCA Effective Time, each share of CCA Common Stock outstanding other than shares of CCA Common Stock held in CCA's treasury, will be converted into the right to receive 0.875 share of New Prison Realty Common Stock. No fractional shares of New Prison Realty Common Stock will be issued and cash will be paid in lieu of any such fractional shares.

     At the Prison Realty Effective Time, each Prison Realty Common Share, other than Prison Realty Common Shares in Prison Realty's treasury, will be converted into 1.0 share of New Prison Realty Common Stock, and each Prison Realty Series A Preferred Share will be converted into 1.0 share of New Prison Realty Series A Preferred Stock. The Exchange Ratio will not be changed based on fluctuations in the relative stock prices of either Prison Realty or CCA. Because the Boards of each of the combining companies viewed the proposed Merger as a strategic combination that would combine the strengths of both companies and deliver a unique combination of dividends and growth to shareholders of the surviving company, both the CCA Board and the Prison Realty Board concluded that fixed exchange ratios in which each group of shareholders was assured of receiving a specified percentage of the outstanding shares of New Prison Realty Common Stock was the best method for establishing the terms of the Merger Agreement.

BACKGROUND OF THE MERGER

  General

     It is the view of the CCA Board and the Prison Realty Board that the formation of Prison Realty in April 1997 and the proposed merger of CCA and Prison Realty with and into New Prison Realty are distinct reactions of both companies to the changing needs of government agencies with respect to the ownership and operation of correctional and detention facilities. Both boards are of the opinion that such events resulted primarily from the reaction of each company to the changing budgetary and capital needs of their existing and potential government customers. Set forth below are the background and business reasons for the formation of

Prison Realty as well as the events leading to the decision to merge CCA and Prison Realty with and into New Prison Realty.

  Formation of Prison Realty

     CCA was organized in 1983 as a service company to engage primarily in the business of managing and operating correctional and detention facilities. For the first ten years of CCA's operations, governments which contracted with CCA expressed little interest in having CCA provide the capital for prison development and focused primarily on the cost savings generated through CCA's operation of facilities. Beginning in 1994, however, governments considering privatization of correctional facilities were also under pressure to fund other higher priority infrastructure needs such as public education and transportation. As a result, CCA's management noticed a shift in the demands of government entities as these entities began to award business to private prison operators in part based on their ability to provide capital for prison construction as well as for their ability to provide cost savings and quality in operations. In response to this change in customer needs, CCA, as the industry leader, began to determine the most cost-effective method of providing capital to governments while continuing to provide quality facility operations. Using various financing techniques, including debt financings and private and public equity offerings, CCA increased its investments in facilities owned by it from approximately $62.0 million in 1993 to approximately $289.0 million in 1996.

     In the second quarter of 1997, after reviewing several financing alternatives available to CCA, including the expense and dilutive impact of an additional public equity offering, the limitations of funds available through debt financing, the CCA Board determined that the most cost-effective way to continue to meet the accelerating capital needs of its customers was to sell and then lease back certain of its facilities under long-term leases. Accordingly, in July 1997 CCA assisted in the creation and initial public offering of Prison Realty, an independent real estate investment trust formed to develop and acquire correctional and detention facilities. In connection with the formation of Prison Realty, CCA received approximately $308.1 million in cash as consideration for the sale of nine of its facilities to Prison Realty. The historical cost of such facilities was approximately $175.2 million. By granting Prison Realty the option to purchase additional facilities, the CCA Board believed it was creating a cost-effective source of capital to be used to expand its marketing opportunities.

     By comparison, the Prison Realty Board did not form Prison Realty solely to assist CCA in meeting its capital needs. Rather, the benefits of Prison Realty's formation to its shareholders also included (i) the ability to participate in the ownership of privately-operated correctional and detention facilities; (ii) the creation of an entity which, through its distributions to shareholders, is able to reduce or avoid the incurrence of federal income tax, allowing the shareholders to participate in real estate investments without the "double taxation" of income that generally results from an investment in a regular corporation; and (iii) most importantly, the potential to expand Prison Realty's acquisition and development opportunities to Prison Realty owned/government operated correctional and detention facilities.

  Change in Market Conditions

     In the months following Prison Realty's initial public offering, senior management of both CCA and Prison Realty began to observe certain previously unforeseen trends. First, while marketing Prison Realty's financing capabilities, senior management of Prison Realty recognized that potential government customers' interest in and demand for financing available from Prison Realty was significantly larger than initially anticipated. Prison Realty's senior management also realized that the capital available to Prison Realty through various financing techniques would likely not accommodate the financing opportunities presented by both CCA and the various governments contacted by Prison Realty. Because Prison Realty determined that the potential market for REIT owned/government operated facilities is substantially larger and potentially more accessible than the market for REIT owned/privately operated facilities, Prison Realty shifted its focus to Prison Realty owned/government operated opportunities. Prison Realty has continued this focus throughout 1998 and since January of 1998 has not exercised its option to acquire any of the CCA facilities for which it has an option to purchase.

     Also during this period, senior management of both companies observed that notwithstanding the distinct business objectives of and market opportunities available to each company, CCA and Prison Realty were becoming competitors in certain circumstances. Senior management of CCA realized that Prison Realty provides CCA's prospective customers with a "design, build, and finance only" alternative to CCA's business of designing, building, financing and operating correctional facilities. In addition, senior management of Prison Realty recognized that it was becoming reliant on CCA to demonstrate expertise and experience in correctional facility design and construction. Management of both companies concluded that the two companies could not continue to depend upon one another on the one hand and compete with one another on the other.

     During this period, certain events also led senior management of CCA to begin analyzing strategies to enhance long-term value for CCA shareholders. In CCA's senior management's opinion, the price of CCA's Common Stock reflected a high price/earnings multiple, based primarily on the historical and anticipated growth rate of CCA. Although CCA's senior management continued to believe that CCA would capture a majority of new business awarded to private management in the United States, it believed that opportunities for dramatically increasing the percentage of prison beds under private management would be difficult. In the fourth quarter of 1997 and the first quarter of 1998, CCA's senior management noticed that many governments, particularly state and local governments, were beginning to operate at surpluses and that the amounts of such surpluses were increasing. CCA's senior management recognized that governments operating with a surplus rather than a deficit may be less concerned with cost-saving services and that such trends might adversely affect CCA's growth rate. CCA's senior management also observed that such surpluses typically had little to no effect on a government's capital budget and would likely not impact the business opportunities of Prison Realty. In addition, CCA's senior management recognized the potential adverse impact of the recent decision of certain organized labor groups to oppose privatization and the aggressive attempts of such groups to curtail CCA's growth. Moreover, under what it termed "the law of large numbers," CCA's senior management became concerned that because it had experienced a compounded annual growth rate in earnings per share of 70% over the past five years, that given CCA's current base of beds under management and the emerging industry trends, CCA would have difficulty contracting for the management of enough beds to maintain its historical compounded annual growth rate. During this time, the market for Prison Realty Common Shares continued to be strong following the success of Prison Realty's initial public offering in the summer of 1997. CCA's senior management believed that the market's receptivity to Prison Realty reflected the unusual intrinsic value of the assets owned by Prison Realty as well as its prospects for future growth, both through the ownership of facilities managed by CCA and the potential for ownership of facilities which continue to be operated by government entities.

     With all of these factors in mind, senior management of CCA began considering alternative strategies for enhancing long-term shareholder value. Senior management of CCA considered possibilities of growth through the acquisition of competing companies in the corrections and detention industry, which would increase the number of beds under management, as well as a possible strategic combination with Prison Realty. With respect to the alternative of acquiring competing companies in the corrections and detention industry, CCA's senior management began considering an acquisition of the business conducted by U.S. Corrections Corporation, a privately-held Kentucky corporation and operator and second largest private owner of correctional and detention facilities ("USCC"). Ultimately, Prison Realty acquired only the real estate owned by USCC and CCA acquired the management operations of USCC. Prison Realty agreed to lease the properties it purchased from USCC to CCA, with the exception of certain properties which would be leased to government entities. After completion of the USCC acquisition, senior management did not view future acquisitions as a significant growth opportunity because of the relatively small number of competing companies, especially those which owned their own facilities.

  The Proposed Merger

     Given the relative difficulty of attempting to increase shareholder value through the acquisition of competing companies and in light of the changing government customer needs described above, during the fourth quarter of 1997, Doctor R. Crants, in his capacity as Chairman and Chief Executive Officer of CCA, met with senior management of Prison Realty, to discuss a possible strategic combination between the companies. They discussed the potential benefits of such a combination to both companies and their shareholders. After that meeting, senior managers of each company requested that the companies' legal, tax and accounting advisers determine if it was possible that such a combination could be accomplished given the businesses conducted by both companies and the rules and regulations governing the structure and operation of a REIT. These preliminary studies continued through the first quarter of 1998, as management of each company met with their professional advisers to discuss potential structures for the combination. In analyzing the proposed combination of a REIT and an operating company, a variety of structures were considered including, among others, (i) the acquisition by Prison Realty of an existing "paired-share" REIT; (ii) the merger of the companies and simultaneous spin-off of an operating company to the public shareholders to form a "paper-clipped" REIT; (iii) the merger of the companies and simultaneous conversion of Prison Realty to a mortgage REIT; and (iv) the merger of the companies and simultaneous conversion of Prison Realty to a publicly traded limited liability company. Management of each company attempted to determine the economic impact of the various proposed structures. In addition, during that time, management of each company and the respective professional advisers were evaluating proposed tax legislation which could have potentially affected the surviving company if such a combination were to be effected. See "Material Federal Income Tax Consequences -- Qualification and Operation of New Prison Realty as a REIT -- Possible Federal Tax Developments -- Proposed Tax Legislation." Among the reasons for management of each company recommending the proposed structure over the alternatives considered were: the expense associated with acquiring a "paired-share" REIT as well as the uncertain legislative status of such entities; the ability to eliminate conflicts of interests between two groups of public shareholders through the proposed combination as opposed to other structures; and the straightforward nature of ownership in a REIT as opposed to other forms of investment required in the alternative structures.

     In March 1998, during these preliminary discussions between senior management of CCA and Prison Realty and their advisers, CCA management determined to consult with the CCA Board regarding CCA's strategic alternatives. At a special meeting of the CCA Board held on Wednesday, March 11, 1998, CCA management discussed with the CCA Board the strategic future of CCA, including management's concerns about factors affecting CCA's stock price in recent quarters, particularly CCA's results of operations and the prospects for its growth rate and the market reaction to any shortfall in meeting earnings expectations. CCA management then briefed the CCA Board on the preliminary discussions between representatives of CCA and Prison Realty regarding a proposed combination. At the meeting, the CCA Board discussed its fiduciary duties in evaluating any proposed combination, discussed issues regarding the timing of any transaction and the implications of various regulatory issues and approvals that would be required to complete the transaction. The CCA Board also discussed proposed federal legislation affecting real estate investment trusts and investments in service companies. The meeting ended with a determination that the CCA Board would continue to deliberate over the matter and would reconvene on Monday, March 30, 1998 to discuss the merits of the transaction in more detail. CCA then retained Stephens, as financial adviser, and Bass, Berry & Sims PLC, as special counsel, to advise the CCA Board in connection with its deliberations. In accordance with CCA's policy on transactions involving Prison Realty, Doctor R. Crants would abstain from voting on any transaction.

     On Thursday, March 19, 1998, at a special meeting of the Prison Realty Board, Prison Realty management briefed the Prison Realty Board on the preliminary discussions between representatives of Prison Realty and CCA regarding a potential combination. Prison Realty management, along with Prison Realty's legal counsel, Stokes & Bartholomew, P.A., explained the proposed structure of the surviving company, given the regulations governing a REIT's ability to operate properties. The Prison Realty Board further discussed other transactions that had occurred in other industries, and reviewed perceived advantages of such a transaction. Prison Realty management presented the Prison Realty Board with projected income statements and selected data for Prison Realty both with and without the completion of the proposed transaction. Prison Realty management summarized that the preliminary analysis indicated that the transaction would be accretive to Prison Realty's funds from operations in the first year. The Prison Realty Board then discussed the proposed structure of Operating Company and the Service Companies and the proposed ownership in each. Finally, the Prison Realty Board discussed its fiduciary duties in evaluating any proposed merger, the timing of the proposed merger and the effect of proposed federal legislation regarding REITs and investments in service companies. The Prison Realty Board then scheduled a meeting for Thursday, March 26, 1998, to further discuss and deliberate over the proposed combination. Prison Realty then retained J.C. Bradford as financial adviser to the Prison Realty Board in connection with its deliberations. In accordance with Prison Realty's policy on transactions involving CCA, Doctor R. Crants would abstain from voting on any transaction.

     At the Prison Realty board meeting on March 26, 1998, the Prison Realty Board further discussed the proposed combination with its professional advisers. The Prison Realty Board studied projected income statements and financial models contemplating completion of the proposed transaction as well as various materials diagramming and outlining the proposed structure of the transaction, including Prison Realty's ownership in the Service Companies and the creation of Operating Company to manage the prisons owned by Prison Realty. A general discussion then ensued on the legal and business reasons for the steps of the transaction. During the discussion, Prison Realty's Board members asked questions of Prison Realty's professional advisers regarding the proposed transaction.

     During this period from the initial meeting of the CCA Board until March 30, representatives of management of both companies, as well as their legal and financial advisers and independent accountants, met on a regular basis to discuss various aspects of the proposed transaction. During this period, counsel to CCA provided a draft merger agreement to counsel for Prison Realty, and the representatives of management of each company as well as the financial advisers discussed a range of exchange ratios which would be fair to the shareholders of each company.

     The CCA Board met again on Monday, March 30, 1998 and further discussed the proposed transaction. The CCA Board discussed the strategic advantages for the surviving company as well as recent market forces that affected the long-term prospects for CCA. The CCA Board observed that following completion of the Merger, the surviving company would be able to benefit, to the extent consistent with the rules applicable to REITs, from the ownership and operation of prison facilities through the ownership by the surviving company of the interests in the Service Companies and through the leases and other contractual arrangements to be entered into with Operating Company. The CCA Board also acknowledged that the opportunity to participate in the market for ownership of correctional facilities operated by government entities would provide a significant growth opportunity to the surviving company. The CCA Board also noted the proposed merger would enable the surviving company to achieve a greater return on its capital by giving it access to increased margins through its interest in the Service Companies and its contractual arrangements with Operating Company. The CCA Board further discussed the transaction with its legal, accounting and financial advisers. The CCA Board studied projected income statements and financial models contemplating completion of the proposed transaction as well as various materials outlining the proposed structure of the transaction, including Prison Realty's ownership in the Service Companies and the creation of Operating Company to manage the prisons owned by Prison Realty. At the conclusion of this meeting, following discussions among the CCA Board, senior management and their financial and legal advisers, CCA indicated that it would be willing to consider a transaction in which CCA shareholders received 0.9 Prison Realty Common Share for each share of CCA Common Stock owned.

     The Prison Realty Board met again on Tuesday, April 7, 1998, at which time the Prison Realty Board reviewed a memorandum summarizing the terms and conditions of the draft merger agreement. Senior management of Prison Realty presented the Prison Realty Board with the most recent financial models for the surviving company's operations reflecting the current status of negotiations regarding the transaction as well as the surviving company's operations. Representatives of J.C. Bradford attended the meeting and reviewed its progress and timetable for completing its analysis of the transaction. The Prison Realty Board then discussed favorable and unfavorable aspects of the Merger, the status of the CCA Board's discussions with Sodexho, the largest shareholder and strategic partner of CCA, and the proposed legislation affecting REITs.

     Similarly, at a CCA board meeting held on Thursday, April 9, 1998, the CCA Board reviewed a memorandum summarizing the terms and conditions of the draft merger agreement as well as the current draft of the Merger Agreement. Representatives of Stephens attended the meeting and reviewed its progress and timetable for completing its analysis of the transaction. Senior management of CCA presented the most recent financial models for the surviving company's operations reflecting the current status of negotiations regarding the transaction as well as the structure of the surviving company's operations. At this meeting, the CCA Board also discussed the need to address certain issues relating to the ownership of Sodexho in CCA and ultimately the surviving company. Counsel to CCA reported on the status of discussions with counsel for Prison Realty and counsel for Sodexho regarding the framework for structuring the relationship with Sodexho. Because of the ongoing nature of these discussions, it was determined that Jean-Pierre Cuny, Sodexho's representative on the CCA Board, would abstain from voting on the proposed transaction. See " -- Interests of Certain Persons in the Merger."

     During this period in 1998 from the beginning of April through the dates of these board meetings, representatives of both companies as well as their financial advisers continued to discuss the range of acceptable exchange ratios. Stephens advised CCA that it believed that the then proposed exchange ratio of
0.9 Prison Realty Common Share for each share of CCA Common Stock was within the range of fairness. Also during this period, J.C. Bradford indicated that it did not believe that the 0.9 exchange ratio was in the range of fairness for Prison Realty shareholders and expressed their view that an exchange ratio of 0.85 Prison Realty Common Share for each outstanding share of CCA Common Stock may be within the range of fairness. After extensive discussions among representatives of each company and their financial advisers, representatives of each company indicated that they would be willing to consider an exchange ratio of 0.875 Prison Realty Common Share for each outstanding share of CCA Common Stock.

     On Friday, April 17, 1998, the CCA Board met to consider the Merger Agreement and the transactions contemplated thereby. Members of CCA's senior management and Stephens made presentations to the CCA Board and discussed with the CCA Board their views and analyses of various aspects of the proposed merger. Stephens delivered its oral opinion, which was subsequently confirmed in writing, based on the matters presented to the CCA Board and as set forth in its opinion, as of the date of the opinion, that the consideration to be received by the shareholders of CCA pursuant to the Merger was fair, from a financial point of view, to such shareholders. After a full discussion, the CCA Board, by the unanimous vote of those directors participating in the decision, approved the Merger Agreement and resolved to recommend it to the CCA shareholders.

     On Saturday, April 18, 1998, the Prison Realty Board met to consider the Merger Agreement and the transactions contemplated thereby. J.C. Bradford delivered its oral opinion and written opinion to the Prison Realty Board that, based on the matters presented to the Prison Realty Board and as set forth in its opinion, as of the date of the opinion, the consideration to be paid by Prison Realty pursuant to the Merger was fair, from a financial point of view, to Prison Realty's shareholders. After a full discussion, the Prison Realty Board, by the unanimous vote of those trustees participating in the decision, approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend it to the Prison Realty shareholders.

     The Merger Agreement was executed on Saturday, April 18, 1998 and the Merger was publicly announced on Monday, April 20, 1998. In September 1998, the CCA Board and the Prison Realty Board approved the Amended and Restated Agreement and Plan of Merger. The purpose of the formation of New Prison Realty and the merger of each of CCA and Prison Realty into New Prison Realty is to ensure that the Merger could be accomplished in accordance with corporate laws applicable to trusts and corporations and to ensure that the Merger could be accomplished as a tax-free reorganization. The market value of the shares of New Prison Realty Common Stock to be issued to CCA shareholders as consideration for the Merger, taking into account the Exchange Ratio and based on the closing price of Prison Realty's Common Shares on September 25, 1998, is approximately $1.56 billion.

PRISON REALTY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE PRISON REALTY
BOARD

     The Prison Realty Board, by unanimous vote of all trustees participating in the decision, has (i) adopted the Merger Agreement and the related transactions;
(ii) determined that the terms of the Merger and the Merger Agreement, including the CCA Merger Consideration, and the related transactions are fair to and in the best interests of Prison Realty and its shareholders; and (iii) resolved to recommend to Prison Realty's shareholders that they vote to approve the Merger, the Merger Agreement and the related transactions. Two members of the Prison Realty Board, Doctor R. Crants and Charles W. Thomas, did not participate in the decision. In accordance with Prison Realty's policy on transactions involving Prison Realty and CCA, Doctor R. Crants did not participate because he acts as a trustee or director and officer of both companies. Charles W. Thomas did not participate because he has performed and is currently performing consulting services to Prison Realty in connection with the Merger. See "-- Interests of Certain Persons in the Merger". The Prison Realty Board believes that by combining Prison Realty's strength as an owner and developer of prison facilities, to the extent consistent with rules applicable to REITs, with CCA's strengths as a private prison management company, the transaction will create significant growth opportunities for the surviving company.

     In reaching its decision to adopt the Merger Agreement and to recommend to Prison Realty's shareholders that they vote to approve the Merger, the Merger Agreement and the related transactions, the Prison Realty Board consulted with Prison Realty's management, as well as Prison Realty's outside legal counsel, accountants and its financial adviser, J.C. Bradford, and considered a number of factors, including, without limitation, the following:

          (i) Prison Realty's Business. The Prison Realty Board reviewed with senior management Prison Realty's leading position as the owner of private prison facilities and its potential for growth through the acquisition or development of correctional facilities and the leasing of those facilities to third parties. The Prison Realty Board reviewed the facilities currently being developed by CCA and scheduled to be acquired by Prison Realty over the next eighteen months. In addition, the Prison Realty Board evaluated the current status of negotiations between Prison Realty and various government entities with regard to the acquisition or development of prison facilities to be operated by those government entities and the length of time involved in finalizing those negotiations. The Prison Realty Board believed that Prison Realty's anticipated long-term growth rate of 15% was significantly higher than the average growth rate of the REIT industry as a whole, and an increase in Prison Realty's growth rate would have a favorable effect on the price to funds from operations multiple for the Prison Realty Common Shares.

          (ii) CCA's Business. The Prison Realty Board considered certain information concerning CCA. Such information included CCA's operating performance, particularly its operating margins, and CCA's leading position as a manager of private prisons. The Prison Realty Board particularly noted CCA's historical and anticipated growth rate. Although the Prison Realty Board determined that, due to several factors, CCA would likely not be able to maintain its historical compounded annual growth rate of 70%, in the Prison Realty Board's opinion, CCA, due to, among other things, its leading market position in a growth industry, would be able to maintain a compounded annual growth rate substantially in excess of Prison Realty's growth rate. The Prison Realty Board determined that the structure of the surviving company would enable it to capture a significant amount of CCA's growth rate through its ownership interest in and contractual agreements with Operating Company and the Service Companies to the extent permissible under the REIT rules.

          (iii) Opinion of J.C. Bradford. The presentation of J.C. Bradford, including the assumptions and methodologies on which its analysis was based, made to the Prison Realty Board and the opinion of J.C. Bradford to the Prison Realty Board to the effect that, as of the date of such opinion, the consideration to be paid pursuant to the Merger is fair to Prison Realty and its shareholders from a financial point of view. See "-- Opinion of Prison Realty's Financial Adviser."

          (iv) Strategic Merits of the Merger. The Prison Realty Board considered that by entering into the transaction, Prison Realty could seek to capitalize on certain strategic elements that would not be available if it did not merge with CCA. These elements included, among others:

             (a) The Prison Realty Board's belief that the opportunity to participate in the earnings from management and operation of correctional and detention facilities would provide a significant growth opportunity to Prison Realty by giving it access to the growing private prison management industry, by increasing its marketing access to government entities and by supplementing and complementing its growth in ownership of facilities. The Prison Realty Board believes the ability to benefit from management of facilities which it does not own, particularly those managed by private operators such as CCA and government entities, provides an additional vehicle for growth for the shareholders of the surviving company.

             (b) Due to the nature of the private prison management business, CCA has historically achieved higher margins than Prison Realty is currently able to achieve under the terms of its leases. The Prison Realty Board believed that the Merger would allow Prison Realty to achieve a greater return on its capital by giving it access to increased margins through the ability of the surviving company to (i) own, to the extent consistent with the rules applicable to REITs, in the form of nonvoting common stock, a significant economic ownership interest in the Service Companies and (ii) to receive lease payments and other payments from Operating Company, all of which manage and operate correctional and detention facilities. In this regard, the Prison Realty Board noted the greater return on invested capital that New Prison Realty can earn following the Merger compared to Prison Realty's current contractual arrangements with CCA. As a result, the Merger will give New Prison Realty greater flexibility and facilitate its ability to continue to grow.

             (c) The Prison Realty's Board belief that the Prison Realty Common Shares were thinly traded and that the increased market capitalization that New Prison Realty will enjoy as a result of the Merger will lead to greater liquidity for Prison Realty shareholders and increase access to the surviving company's capital stock for all investors.

             (d) The Prison Realty Board's belief that the larger asset base and increased market capitalization of the surviving company following the Merger, the increased shareholders' equity for the surviving company resulting from the Merger and the establishment of the surviving company's proposed credit facility would enable it to have access to more capital at a comparable or lower cost and enhance the surviving company's ability to obtain financing for its continued growth following completion of the Merger.

             (e) The Prison Realty Board's belief, based on projections prepared by management of Prison Realty and CCA, that the Merger would be accretive to the anticipated per share funds from operations of Prison Realty compared to its anticipated results prior to the Merger.

             (f) The fact that following completion of the Merger, shareholders of Prison Realty would continue to own an equity interest in a company which will operate as a REIT, so that the surviving company would not pay any federal income tax at the entity level, assuming the rules applicable to REITs are followed.

             (g) The fact that following completion of the Merger, shareholders of Prison Realty would continue to own shares of a company which intends to make regular quarterly distributions, and which, as a result of the Merger, will make the Earnings and Profits Distribution to its shareholders. See " -- Distributions."

          (v) Structure of Merger; Terms of Merger Agreement.

             (a) The Prison Realty Board considered that the Exchange Ratio is a fixed number and will not be adjusted in the event of any increases or decreases in the price of CCA Common Stock or Prison Realty Common Shares. The Prison Realty Board considered that the prices of CCA Common Stock and Prison Realty Common Shares at the closing of the Merger may vary from their respective prices at the date of this Joint Proxy Statement-Prospectus and at the date of the Prison Realty Special Meeting and the CCA Special Meeting. Such variations may be the result of changes in the business or operations of Prison Realty or CCA or the prospects of their businesses, separately or combined; changes in market assessments of Prison Realty or CCA's business, operations, or prospects; or market assessments of the likelihood that the Merger will be completed; the tax effects of the Merger, and the timing thereof; general market and economic conditions; and other factors.

             (b) The terms and conditions of the Merger Agreement and related documents, including the absence of any such term or condition that in the view of the Prison Realty Board is unduly onerous or is likely to prevent the completion of the Merger. See "The Merger Agreement."
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

          (vi) Negative Considerations. The Prison Realty Board considered all material factors which may be characterized as negative considerations including:

             (a) The risk that the Merger would not be completed as a result of the failure of the parties to satisfy or waive any of the conditions to the closing contained in the Merger Agreement. See "The Merger Agreement -- Conditions to the Merger."

             (b) The risk that some shareholders of CCA would not want to own shares of a dividend-paying REIT. The Prison Realty Board noted that the historical and anticipated results of CCA and Prison Realty could support a valuation of the surviving company that took into account both the ability to pay dividends as well as growth prospects.

             (c) The potentially substantial amount of management time and effort that would be required to complete the Merger.

     The foregoing discussion of the information and factors considered and given weight by the Prison Realty Board is not intended to be exhaustive but includes all material factors considered by the Prison Realty Board. In addition, in reaching the determination to adopt the Merger Agreement and recommend approval of the Merger and the related transactions given the wide variety of factors considered in connection with its evaluation thereof, the Prison Realty Board did not assign any relative or specific weights to the foregoing factors, and individual trustees may have given different weights to different factors. Moreover, the Prison Realty Board did not make any specific determination as to whether some factors were more significant than others. Rather, the Prison Realty Board concluded, after weighing the positive and negative factors described above, that the Merger is the best strategic alternative for Prison Realty at this time. The Prison Realty Board did not attempt to analyze the fairness of the Merger Consideration in isolation from the considerations as to the businesses of CCA and Prison Realty, the strategic merits of the Merger or the other considerations referred to above. The Prison Realty Board, however, did take into account, and placed reliance upon, the analyses performed, and the opinion rendered, by J. C. Bradford regarding the fairness, from a financial point of view, of the Merger Consideration. In making its recommendation to approve the Merger, the Prison Realty Board also considered the conclusions in the updated fairness opinion of J.C. Bradford, the continuing validity of Prison Realty's reasons for the Merger and the performance of the CCA Common Stock and the Prison Realty Common Shares in the market since the date of announcement of the proposed Merger. Because of their view that the proposed Merger is in the long-term best interests of Prison Realty shareholders, the Prison Realty Board concluded that the decrease in share prices of both companies would not outweigh its reasons for concluding that the proposed Merger is in the best interests of shareholders of Prison Realty.

     THE PRISON REALTY BOARD HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF PRISON REALTY AND ITS SHAREHOLDERS, AND BY THE UNANIMOUS VOTE OF THOSE TRUSTEES PARTICIPATING RECOMMENDS THAT SHAREHOLDERS OF PRISON REALTY VOTE FOR THE APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS.

CCA'S REASONS FOR THE MERGER; RECOMMENDATION OF THE CCA BOARD

     The CCA Board, by unanimous vote of all directors participating in the decision, has (i) determined that the CCA Merger Consideration is fair to CCA shareholders, (ii) adopted the Merger Agreement and the related transactions,
(iii) determined that the terms of the Merger Agreement and the related transactions thereby are fair to and in the best interests of CCA and its shareholders, and (iv) resolved to recommend to CCA shareholders that they vote to approve the Merger Agreement. Two members of the CCA Board, Doctor R. Crants and Jean-Pierre Cuny, did not participate in the decision. In accordance with CCA's policy on transactions involving CCA and Prison Realty, Doctor R. Crants did not participate because he acts as a director or trustee of both companies. Jean-Pierre Cuny did not participate because he serves on the CCA Board as a representative of Sodexho, and CCA and Prison Realty were negotiating certain matters with Sodexho regarding Sodexho's ownership in New Prison Realty and Operating Company following the Merger. See "-- Interests of Certain Persons in the Merger." The CCA Board believes that the Merger represents the best strategic alternative for CCA. The CCA Board believes that by combining, to the extent consistent with rules applicable to REITs, CCA's strength as a private prison management company and Prison Realty's strength as an owner of prison facilities, the transaction will create significant opportunities for the surviving company.

     In reaching its determination to adopt the Merger Agreement and to recommend that CCA's shareholders approve the Merger, the CCA Board considered the information presented to it by CCA's management, as well as CCA's professional advisers, and weighed the factors associated with the transaction, including, without limitation, the following:

          (i) CCA's Business. The CCA Board reviewed with senior officers of CCA the alternative of adhering to CCA's existing business plan for independent internal growth and, in this regard, the historical strength of CCA's existing operations and CCA's ongoing plan with respect to growth in its management business and the extent to which certain of the factors described in this section pose risks to CCA's ability to meet the business and financial goals contained in CCA's existing business plan. The CCA Board believed that a significant factor in the relatively high price to earnings multiple for CCA Common Stock is CCA's historical and anticipated growth rate; however, given CCA's rapid growth in the past several years, CCA's Board believed that it would be difficult to maintain as rapid a growth rate, especially given CCA's increase in size and certain factors affecting the private corrections industry. Among the factors affecting the private corrections industry were: the fact that many state and local governments were beginning to operate with budget surpluses which could adversely affect demand for private correctional services, and the adverse impact of the aggressive attempts of certain organized labor groups to oppose privatization of correctional facilities.

          (ii) Prison Realty's Business. The CCA Board considered certain information concerning Prison Realty, including the performance of Prison Realty, the strength in the market for Prison Realty's Common Shares, the leading position of Prison Realty as the owner of private prison facilities and its potential for growth. In this regard, the CCA Board noted that Prison Realty had access to a market that was generally not available to CCA, specifically ownership of prison facilities that continued to be operated by government entities. The CCA Board also noted that the ability of Prison Realty to provide capital to governments would likely not be impacted by the recent trend toward operating surpluses of various governments. The CCA Board believed this opportunity was substantive in size and represented a large part of the opportunity for privatization in the future. The CCA Board considered that while the projected growth rate of Prison Realty was not as great as that of CCA, the surviving company would be expected to have a growth rate of approximately 25%, which the CCA Board believed that the surviving company would be able to maintain.

          (iii) Opinion of Stephens. The presentation of Stephens (including the assumptions and methodologies underlying its analyses) made to the CCA Board and the opinion of Stephens to the effect that, as of the date of such opinion, the CCA Merger Consideration was fair from a financial point of view to such holders. See "-- Opinion of CCA's Financial Adviser."

          (iv) Strategic Merits of the Merger. The CCA Board considered that by entering into the transaction, CCA could seek to capitalize on certain strategic elements that would not be available if it remained independent or participated in other transactions. These elements included, among others:

             (a) The fact that following completion of the Merger, the surviving company would be able to benefit, to the extent consistent with the rules applicable to REITs, from the ownership and operation of prison facilities through its ownership of the interests in the Service Companies and, through the leases and other contractual arrangements to be entered into with Operating Company. In this regard, the CCA Board noted the greater return on invested capital that New Prison Realty can earn following the Merger compared to Prison Realty's current contractual arrangements with CCA. As a result, the Merger will give New Prison Realty greater flexibility and facilitate its ability to continue to grow.

             (b) The CCA Board's belief that the opportunity to participate in the market for ownership of correctional facilities would provide a significant growth opportunity to the surviving company to supplement the growth in management of facilities. For example, the CCA Board believed that the ability to participate in the ownership of prison facilities which may be managed by government entities provides an additional vehicle for growth for the shareholders of the surviving company.

             (c) The CCA Board's belief that the increased market capitalization of the surviving company following the Merger; the increased shareholders' equity for the surviving company resulting from the Merger and the establishment of the surviving company's proposed credit facility would enhance the surviving company's ability to obtain financing for the ownership of correctional facilities following completion of the Merger.

             (d) The CCA Board's belief, based on projections prepared by management of CCA and Prison Realty, that the Merger would be accretive to the anticipated per share funds from operations of Prison Realty compared to its anticipated results prior to the Merger.

             (e) The fact that following completion of the Merger, the surviving company would operate as a REIT, which will result in the surviving company not paying any federal income tax at the entity level, assuming the rules applicable to REITs are followed.

             (f) The fact that following completion of the Merger, the surviving company would pay the Earnings and Profits Distribution as well as a regular quarterly dividend to the shareholders of the surviving company. See "-- Distributions".

          (v) Structure of Merger; Terms of Merger Agreement.

             (a) The CCA Board considered that the Exchange Ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of CCA Common Stock or Prison Realty Common Shares. The CCA Board considered that the prices of CCA Common Stock and Prison Realty Common Shares at the closing of the Merger may vary from their respective prices at the date of this Joint Proxy Statement-Prospectus and at the date of the CCA Special Meeting and the Prison Realty Special Meeting. Such variations may be the result of changes in the business or operations of Prison Realty or CCA or the prospects of their businesses, separately or combined; changes in market assessments of Prison Realty or CCA's business, operations, or prospects; or market assessments of the likelihood that the Merger will be completed; the tax effects of the Merger, and the timing thereof; general market and economic conditions; and other factors.

             (b) The terms and conditions of the Merger Agreement and related documents, including the absence of any such term or condition that in the view of the CCA Board is unduly onerous or is likely to prevent the completion of the Merger. See "The Merger Agreement."

             (c) The fact that the Merger Agreement permits the CCA Board, prior to the CCA Special Meeting, to furnish information to, or to engage in negotiations with, third parties and to terminate the Merger Agreement, in each case in response to an unsolicited acquisition proposal, if the CCA Board determines that such acquisition proposal is a Superior Proposal (as hereinafter defined); and the CCA Board's belief that provisions of the Merger Agreement requiring the payment by CCA of out-of-pocket expenses of up to $7.0 million in connection with the Merger Agreement in the event of such a termination would not unreasonably discourage third parties from making a Superior Proposal. See "The Merger Agreement -- No Solicitation," "The Merger
        Agreement-- Termination" and "The Merger Agreement-- Fees and Expenses."

          (vi) Negative Considerations. The CCA Board considered certain factors which may be characterized as negative considerations including:

             (a) The risk that the Merger would not be completed as a result of the failure of the parties to satisfy or waive any of the conditions to the closing contained in the Merger Agreement. See "The Merger Agreement -- Conditions to the Merger."

             (b) The risk that some shareholders of CCA would not want to own shares of a dividend-paying real estate investment trust. The CCA Board noted that the historical and anticipated results of Prison Realty and CCA could support a valuation of the surviving company that took into account both the ability to pay dividends as well as growth prospects.

             (c) The potentially substantial amount of management time and effort that would be required to complete the Merger.

     In addition, the CCA Board reviewed the provisions of the Merger Agreement relating to employee benefits described below under "-- Interests of Certain Persons in the Merger." The CCA Board was aware that such arrangements would give certain individuals interests in the Merger that were in addition to their interests as shareholders of CCA generally.

     The foregoing discussion of the information and factors considered and given weight by the CCA Board is not intended to be exhaustive but includes all material factors considered by the CCA Board. In addition, in reaching the determination to adopt the Merger Agreement and recommend approval of the Merger and the related transactions and given the wide variety of factors considered in connection with its evaluation thereof, the CCA Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors. The CCA Board did not make any specific determination as to whether some factors were more significant than others. Rather, the CCA Board concluded, after weighing the positive and negative factors described above, that the Merger is the best strategic alternative for CCA at this time. The CCA Board did not attempt to analyze the fairness of the Exchange Ratio in isolation from the considerations as to the businesses of CCA and Prison Realty, the strategic merits of the Merger or the other considerations referred to above. The CCA Board, however, did take into account, and placed reliance upon, the analyses performed, and the opinion rendered, by Stephens as to the fairness, from a financial point of view, of the Exchange Ratio. In making its recommendation to approve the Merger, the CCA Board considered the conclusions in the updated fairness opinion of Stephens, the continuing validity of CCA's reasons for the Merger and the performance of the CCA Common Stock and the Prison Realty Common Shares in the market since the date of announcement of the proposed Merger. Because of their view that the proposed Merger is in the long-term best interests of CCA shareholders, the CCA Board concluded that the decrease in share prices would not outweigh its reasons for concluding that the proposed Merger is in the best interests of shareholders of CCA.

     THE CCA BOARD HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF CCA AND ITS SHAREHOLDERS, AND BY THE UNANIMOUS VOTE OF THOSE DIRECTORS PARTICIPATING RECOMMENDS THAT SHAREHOLDERS OF CCA VOTE FOR THE APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS.

OPINION OF PRISON REALTY'S FINANCIAL ADVISER

     J.C. Bradford was retained by the Prison Realty Board to assist the Prison Realty Board in evaluating the proposed Merger and to render an opinion as to the fairness of the Merger Consideration from a financial point of view. J.C. Bradford is a nationally recognized investment banking firm that regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. J.C. Bradford was selected as the Prison Realty Board's financial adviser based upon such expertise.

     On April 18, 1998, J.C. Bradford delivered its oral and written opinion to the Prison Realty Board to the effect that, as of such date, the Merger Consideration was fair to Prison Realty and its shareholders from a financial point of view. J.C. Bradford has reconfirmed its opinion of April 18, 1998 by delivering an updated written opinion to the Prison Realty Board, dated as of the date of this Joint Proxy Statement-Prospectus to the effect that, as of the date thereof, the Exchange Ratio is fair from a financial point of view to Prison Realty and its shareholders. J.C. Bradford's opinion is directed only to the fairness from a financial point of view of the consideration to be paid pursuant to the Merger and does not constitute a recommendation to any shareholder as to whether such shareholder should vote in favor of the Merger. J.C. Bradford was not asked to and did not recommend a specific exchange ratio to be implemented pursuant to the Merger. J.C. Bradford's opinion does not address the likely tax consequences of the Merger to any Prison Realty shareholder. In addition, J.C. Bradford was not asked to consider and its opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Prison Realty or the effect of

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any other transactions in which Prison Realty might engage. J.C. Bradford did not make independent appraisals of the assets and liabilities of Prison Realty and/or CCA (collectively, the "Companies") or any of their subsidiaries or affiliates. J.C. Bradford assumed that the Merger would qualify as a tax-free reorganization for United States federal income tax purposes. J.C. Bradford also assumed that the surviving company would continue to qualify after completion of the Merger as a REIT for federal income tax purposes. The full text of J.C. Bradford's written opinion dated the date of this Joint Proxy Statement-Prospectus, which sets forth the assumptions made, procedures followed, matters considered, and limits of its review undertaken in connection with the opinion, is included as Appendix B and is incorporated by reference herein. Prison Realty shareholders are urged to and should read the opinion in its entirety.

     In conducting its analysis and delivering its opinions, J.C. Bradford considered such financial and other factors as it deemed appropriate and feasible under the circumstances including, among other things, (i) the Merger Agreement; (ii) the "Prison Realty/CCA Reorganization-Outline of Certain Structural Issues" dated April 17, 1998 (the "Outline"); (iii) the historical and current financial position and results of operations of the Companies set forth in their respective periodic reports and proxy materials filed with the Commission, including their Forms 10-K for fiscal year 1997; (iv) certain internal financial analyses and forecasts of the Companies for the fiscal years beginning January 1, 1998 and ending December 31, 2003, prepared by their senior managements; (v) certain internal financial analyses and forecasts of the surviving company, Service Company A, Service Company B, and Operating Company as defined in the Outline for the fiscal years beginning January 1, 1998 and ending December 31, 2003, prepared by Prison Realty's senior management; (vi) reported stock price and trading data for the CCA Common Stock, the Prison Realty Common Shares and the Prison Realty Series A Preferred Shares; (vii) certain financial and securities data of certain other companies, the securities of which are publicly traded and that J.C. Bradford believed to be relevant;
(viii) prices and premiums paid in certain other acquisitions and transactions that J.C. Bradford believed to be relevant; and (ix) the credit position and financial condition of Prison Realty's lessees following the Merger.

     J.C. Bradford also held discussions with members of the respective senior management groups of the Companies regarding the past and current business operations, financial condition, and future prospects of the Companies. With the permission of the Prison Realty Board, J.C. Bradford assumed that certain financing required to complete the Merger and fund Prison Realty's expected capital commitments for 1999 had been irrevocably obtained on terms which senior management estimated that it could receive. In addition, J.C. Bradford took into account its assessment of general economic, market, and financial conditions and its experience in other transactions as well as its experience in securities valuation and its knowledge of the corrections industry generally.

     J.C. Bradford's opinion is necessarily based upon general economic, market, financial and other conditions as they existed on its date and the information made available to J.C. Bradford through such date. For purposes of the opinion, J.C. Bradford relied upon and assumed the accuracy, completeness, and fairness of the financial and other information made available to it and did not assume responsibility for independent verification of such information. J.C. Bradford has assumed, and the managements of the Companies have represented, that the information provided by the Companies had a reasonable basis and reflected the best currently available estimates and judgments of the Companies' respective management groups as to the recent and likely future performance of the Companies. J.C. Bradford also relied upon the representations of the Companies' respective management groups that they were not aware of any information or fact that would make the information provided to J.C. Bradford incomplete or misleading. J.C. Bradford was not authorized by the Prison Realty Board to solicit, and did not solicit, other entities for purposes of a possible business combination. No limitations were imposed by the Prison Realty Board or Prison Realty on the scope of J.C. Bradford's investigation or the procedures to be followed in rendering its opinion. The J.C. Bradford opinion was based upon the information available to J.C. Bradford and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after such date could materially affect the assumptions used in preparing the opinion, and J.C. Bradford has no duty or obligation to update or amend its opinion, or otherwise advise the Prison Realty Board or any other party or person, of the occurrence of any such events. Notwithstanding the foregoing, as required in the Merger Agreement, J.C. Bradford will subsequently update its opinion to the Prison Realty Board immediately prior to the completion

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of the Merger which will necessarily consider any such subsequent events that may occur. Under the terms of the Merger Agreement, this requirement may be waived by Prison Realty, although Prison Realty does not intend to waive this condition.

     In preparing its report to the Prison Realty Board, J.C. Bradford performed a variety of financial and comparative analyses and considered a variety of factors, including the following: (i) pro forma merger analysis; (ii) discounted cash flow analysis for CCA; (iii) comparable company analysis for CCA; (iv) historical price-earnings ratio analysis for CCA; (v) discounted cash flow analysis for Prison Realty; (vi) comparable company analysis for Prison Realty;
(vii) comparable transaction analysis; (viii) historical price-funds from operations ("FFO") ratio analysis for Prison Realty; (ix) exchange ratio analysis; (x) premiums analysis; (xi) stock trading analysis and (xii) rate spread analysis. The summary of J.C. Bradford's analyses set forth below does not purport to be a complete description of the analyses underlying J.C. Bradford's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, J.C. Bradford did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, J.C. Bradford believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. J.C. Bradford does not believe that any specific portion of its analysis did not generally support the conclusions of its fairness opinion. With respect to the comparable company analyses summarized below, no company utilized as a comparison is identical to the respective Companies and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the Companies and other factors that could affect the acquisition or public trading values of the Companies concerned. In performing its analyses, J.C. Bradford made numerous assumptions with respect to industry performance, general business, economic, market, and financial conditions, and other matters. The analyses performed by J.C. Bradford are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisers, neither Prison Realty nor J.C. Bradford or any other person assumes responsibility if future results are materially different from those forecast.

     The following is a summary of the report presented by J.C. Bradford to the Prison Realty Board on April 18, 1998:

          (a) Pro Forma Merger Analysis. Using pro forma merger analysis, based on information obtained from the senior management of Prison Realty, J.C. Bradford compared the projected FFO per share both before and after the proposed transaction through the fiscal year 2003. J.C. Bradford noted that the pro forma fiscal 1999 FFO per share after the Merger was projected to be $2.84, which compared favorably to the existing consensus estimate (defined as the average of research analysts covering Prison Realty) of $2.75 and Prison Realty's stand-alone internal estimate of $2.78. J.C. Bradford also performed an analysis of the comparative returns to shareholders before and after the transaction assuming various price to FFO per share multiples ("FFO multiples"). J.C. Bradford noted that the pro forma projections provided by senior management of Prison Realty contained higher growth rate assumptions for the surviving company than for the sum of each of the Companies on a stand-alone basis.

          (b) Discounted Cash Flow Analysis for CCA. Using discounted cash flow analysis, based on information obtained from the senior management of CCA, J.C. Bradford discounted to present value the future cash flows that CCA is projected to generate through 2003, under various circumstances, assuming CCA performed in accordance with the earnings forecast of management. J.C. Bradford calculated terminal values for CCA (i.e., the values at the 2003 fiscal year-end) by applying multiples to earnings before interest, taxes, depreciation, and amortization ("EBITDA") and net income in the year 2003. The cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding CCA's cost of capital. Based on this analysis, the implied value per share of the CCA Common Stock ranged from $37.39 to $49.71 which compared

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     favorably to the implied transaction price in the Merger on April 17, 1998 of $35.11 and the closing sale price of CCA Common Stock on April 17, 1998 of $33.50.

          (c) Comparable Company Analysis for CCA. Using publicly available information, J.C. Bradford reviewed certain financial and operating data for several publicly traded companies engaged in businesses with characteristics similar to CCA's. This group included Cornell Corrections, Inc., Correctional Services Corp., Wackenhut Corrections Corp., and Youth Services International, Inc. (the "CCA Comparable Company Group"). J.C. Bradford calculated the current market price of each company as a multiple of estimated calendar year 1998 earnings ("1998 P/E"), which ranged from 29.5x to 39.1x; current market price as a multiple of estimated calendar year 1999 earnings ("1999 P/E"), which ranged from 23.6x to 29.1x; current market price as a multiple of book value (the "Book Value Multiple"), which ranged from 2.6x to 9.2x; total adjusted firm value (defined as equity market value plus net debt plus capitalized operating leases) as a multiple of latest quarter annualized earnings before interest, taxes, depreciation, amortization and rent ("4th Quarter Annualized EBITDAR") (the "4th Quarter Annualized EBITDAR Multiple"), which ranged from 13.2x to 25.1x; total adjusted firm value as a multiple of projected 1998 earnings before interest, taxes, depreciation, amortization and rents ("1998 EBITDAR") (the "1998 EBITDAR Multiple"), which ranged from 10.2x to 19.0x; total adjusted firm value as a multiple of last twelve months ("LTM") earnings before interest, taxes, depreciation, amortization and rents ("LTM EBITDAR") (the "LTM EBITDAR Multiple"), which ranged from 15.7x to 28.4x; total firm value (defined as equity market value plus net debt) as a multiple of latest quarter annualized earnings before interest, taxes, depreciation, and amortization ("4th Quarter Annualized EBITDA") (the "4th Quarter Annualized EBITDA Multiple"), which ranged from 13.9x to 31.0x; total firm value as a multiple of projected 1998 earnings before interest, taxes, depreciation and amortization ("1998 EBITDA") (the "1998 EBITDA Multiple"), which ranged from 11.3x to 23.2x; total firm value as a multiple of LTM earnings before interest, taxes, depreciation and amortization ("LTM EBITDA") (the "LTM EBITDA Multiple"), which ranged from 17.1x to 35.7x; total firm value as a multiple of latest quarter annualized revenues ("4th Quarter Annualized Revenue Multiple"), which ranged from 1.8x to 5.9x; and total firm value as a multiple of LTM revenues (the "LTM Revenue Multiple"), which ranged from 2.1x to 6.9x. J.C. Bradford noted that the 1998 P/E and 1999 P/E multiples of the CCA Comparable Company Group compared favorably to the implied 1998 P/E and 1999 P/E multiples of 35.1x and 25.3x, respectively, in the Merger.

          (d) Historical Price-Earnings Ratio Analysis for CCA. Using historical price-earnings ratio analysis, J.C. Bradford noted that the implied forward P/E multiple in the Merger (based on an implied transaction average of the price in April of $35.11 per share) of 35.1x CCA's forward earnings was below the historical forward P/E ratios for CCA (calculated as the price at month-end divided by consensus estimated earnings for the next four quarters) for 1994, 1995, 1996, 1997 and the first quarter of 1998.

          (e) Discounted Cash Flow Analysis for Prison Realty. Using discounted cash flow analysis, based on information obtained from the senior management of Prison Realty, J.C. Bradford discounted to present value the future cash flows that Prison Realty is projected to generate through 2003, under various circumstances, assuming Prison Realty performed in accordance with the earnings forecast of management. J.C. Bradford calculated terminal values for Prison Realty (i.e., the values at the 2003 fiscal year-end) by applying multiples of FFO in the year 2003. The cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding Prison Realty's cost of equity. Based on this analysis, the implied value per Prison Realty Common Share ranged from $22.81 to $33.93 which compared favorably to the closing price of Prison Realty's Common Shares on April 17, 1998 of $40.13 per share.

          (f) Comparable Company Analysis for Prison Realty. Using publicly available information, J.C. Bradford reviewed certain financial and operating data for several publicly traded REITs with characteristics similar to Prison Realty's. This group included the following triple-net lease REITs: Alexandria Real Estate Equities, Inc., American Health Properties, Inc., Capital Automotive REIT, Capstone Capital Corporation, Captec Net Lease Realty, Inc., Commercial Net Lease Realty, Inc., Entertainment Properties Trust, Franchise Finance Corporation of America, Golf Trust of America, Inc.,

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     Health & Retirement Properties Trust, Health Care Property Investors, Inc.,
     Health Care REIT, Inc., Healthcare Realty Trust, Inc., Lexington Corporate Properties Trust, LTC Properties, Inc., Meditrust Corporation, National
     Golf Properties, Inc., National Health Investors, Inc., National Health Realty, Inc., Nationwide Health Properties, Inc., Omega Healthcare Investors, Inc., One Liberty Properties, Inc., Realty Income Corporation, TriNet Corporate Realty Trust, Inc., and Universal Health Realty Income Trust (the "Prison Realty Comparable Company Group"). J.C. Bradford calculated the current market price of each company as a multiple of estimated 1997 FFO (the "1997 FFO Multiple"), which ranged from 9.6x to 129.6x with an adjusted average multiple (excluding the high and low) of 14.2x which compared favorably to Prison Realty's multiple of 45.6x;
     current market price as a multiple of estimated 1998 FFO (the "1998 FFO Multiple"), which ranged from 8.6x to 17.9x with an adjusted average multiple (excluding the high and low) of 11.4x which compared favorably to Prison Realty's multiple of 17.9x; current market price as a multiple of estimated 1999 FFO (the "1999 FFO Multiple"), which ranged from 7.7x to 14.6x with an adjusted average multiple (excluding the high and low) of 10.5x which compared favorably to Prison Realty's multiple of 14.6x; and the annualized dividend rate as a yield on the current market price (the "Current Dividend Yield"), which ranged from 4.2% to 9.2% with an adjusted average yield (excluding the high and low) of 7.3% which compared favorably to Prison Realty's yield of 4.2%. J.C. Bradford noted that the adjusted average 1998 FFO Multiple and the adjusted average 1999 FFO Multiple of Prison Realty Comparable Company Group implied per share prices for the Prison Realty Common Shares of $25.54 and $28.88, respectively, which compared favorably to the closing price of Prison Realty's Common Shares on April 17, 1998 of $40.13 per share.

          (g) Comparable Transaction Analysis. Using comparable transaction analysis, J.C. Bradford calculated the multiples paid in acquisitions of REITs since January 1, 1995. J.C. Bradford calculated the aggregate equity consideration paid for each acquired REIT as a multiple of the LTM FFO (the "LTM FFO Multiple"), which ranged from 10.3x to 19.5x with an adjusted average multiple of 13.4x; aggregate equity consideration paid for each acquired REIT as a multiple of estimated current fiscal year FFO (the "Current Year FFO Multiple"), which ranged from 9.1x to 17.1x with an adjusted average multiple of 11.7x; and aggregate equity consideration paid for each acquired REIT as a multiple of estimated next fiscal year FFO (the "Next Year FFO Multiple"), which ranged from 9.1x to 17.1x with an adjusted average multiple of 11.7x. Based on this analysis, J.C. Bradford noted that the Current Year FFO Multiple and Next Year FFO Multiple implied prices of Prison Realty Common Shares of $26.32 and $29.85, respectively, which were lower than the closing price of Prison Realty's Common Shares on April 17, 1998 of $40.13 per share.

          (h) Historical Price-FFO Ratio Analysis for Prison Realty. Using historical price-FFO ratio analysis, J.C. Bradford noted that Prison Realty Common Shares were currently trading within approximately 10% of its all-time high price-FFO multiple, and that the price of Prison Realty Common Shares had appreciated 91% since its initial public offering at $21.00 on July 15, 1997.

          (i) Exchange Ratio Analysis. Using exchange ratio analysis, J.C. Bradford noted that the ratio of CCA's Common Stock price to Prison Realty's Common Share price had been greater than 0.875 (the Exchange Ratio) on 129 of the 192 trading days since Prison Realty's initial public offering on July 15, 1997. J.C. Bradford also noted that since October 31, 1997, the average ratio of CCA's Common Stock price to Prison Realty's Common Share price had been 0.873.

          (j) Premiums Analysis. J.C. Bradford prepared an analysis of the premiums paid in all 100% stock transactions and for all stock transactions over $1.0 billion since January 1, 1996 as well as an analysis of the premiums paid in REIT acquisitions of C Corporations. J.C. Bradford considered, among other factors, the type of consideration used in the acquisition and the premiums paid based on the closing price of the target's shares at one day, one week, and four weeks prior to the announcement of the transaction. J.C. Bradford noted that the range of average premiums of such transactions of between 23.9% and 38.5% compared favorably to the 4.8% premium to be paid to the CCA shareholders in the Merger based on the stock prices of the Companies on April 17, 1998.

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          (k) Stock Trading Analysis.  J.C. Bradford reviewed and analyzed the historical trading volume and prices at which the Prison Realty Common Shares and the CCA Common Stock have traded since July 15, 1997 and since January 1, 1996, respectively, as compared to the indexed historical trading prices for an index comprised of the Prison Realty Comparable Company Group and the CCA Comparable Company Group, respectively, and the Standard and Poor's 400 Index.

     J.C. Bradford subsequently confirmed its opinion by delivering to the Prison Realty Board a written opinion dated as of the date of this Joint Proxy Statement-Prospectus, that, on the basis of and subject to matters set forth therein, as of the date thereof, the Merger Consideration is fair from a financial point of view to Prison Realty and its shareholders.

     Updated Fairness Analysis. In connection with its updated opinion, J.C. Bradford updated its analyses to reflect current market conditions, as well as revisions to the respective forecasts of each of CCA, Prison Realty and the combined company. J.C. Bradford's updated analyses also reflected adjustments to the structure of the Merger. The following is a summary of the analysis completed by J.C. Bradford in connection with its updated opinion dated the date of this Joint Proxy Statement-Prospectus:

          (a) Pro Forma Merger Analysis. Using pro forma merger analysis, based on revised information obtained from the senior management of Prison Realty, J.C. Bradford again compared the projected FFO per share both before and after the proposed transaction through the fiscal year 2003. J.C. Bradford noted that the pro forma fiscal 1999 FFO per share after the transaction was projected to be $2.84, which compared favorably to the existing consensus estimate (defined as the average of research analysts covering Prison Realty) of $2.76 and Prison Realty's stand-alone internal estimate of $2.81. J.C. Bradford again noted that the pro forma projections provided by senior management of Prison Realty contained higher growth rate assumptions for the combined company than for the sum of each of the Companies on a stand-alone basis.

          (b) Discounted Cash Flow Analysis for CCA. Using discounted cash flow analysis, based on information obtained from the senior management of CCA, J.C. Bradford calculated values per share ranging from $22.33 to $31.47 as compared to the implied transaction price on September 25, 1998 of $18.65 and the closing sale price on September 25, 1998 of $15.06. The lower values were arrived at due to reduced terminal multiples reflecting the lower comparable multiples in current market conditions.

          (c) Comparable Company Analysis for CCA. Using publicly available information, J.C. Bradford again reviewed certain financial and operating data for the CCA Comparable Company Group. J.C. Bradford calculated the 1998 P/E, which ranged from 15.4x to 28.3x; the 1999 P/E, which ranged from 8.8x to 20.3x; the Book Value Multiple, which ranged from 1.1x to 4.3x; the 2nd Quarter Annualized EBITDAR Multiple, which ranged from 7.5x to 14.0x; the 1999 EBITDAR Multiple, which ranged from 5.0x to 9.8x; the LTM EBITDAR Multiple, which ranged from 7.2x to 15.4x; the 2nd Quarter Annualized EBITDA Multiple, which ranged from 7.2x to 14.7x; the 1999 EBITDA Multiple, which ranged from 4.8x to 10.2x; the LTM EBITDA Multiple, which ranged from 6.6x to 16.1x; the 2nd Quarter Annualized Revenue Multiple, which ranged from 0.6x to 2.4x; and the LTM Revenue Multiple, which ranged from 0.6x to 2.7x.

          (d) Historical Price-Earnings Ratio Analysis for CCA. Using historical price-earnings ratio analysis, J.C. Bradford noted that the implied forward P/E multiple in the proposed transaction as of September 25, 1998 was 15.2x CCA's forward earnings and was below the historical average forward P/E ratios for CCA (calculated as the price at month-end divided by consensus estimated earnings for the next four quarters) for 1994, 1995, 1996, 1997 and the first quarter of 1998.

          (e) Discounted Cash Flow Analysis for Prison Realty. Using discounted cash flow analysis, based on information obtained from the senior management of Prison Realty, J.C. Bradford calculated implied values per share ranging from $22.55 to $30.55 as compared to the closing stock price of Prison Realty Common Stock on September 25, 1998 of $21.31.

          (f) Comparable Company Analysis for Prison Realty. Using publicly available information, J.C. Bradford reviewed certain financial and operating data for the Prison Realty Comparable Company

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

     Group. J.C. Bradford calculated the 1997 FFO Multiple, which ranged from 7.4x to 15.3x with an adjusted average multiple of 10.6x; the 1998 FFO Multiple, which ranged from 7.1x to 14.3x with an adjusted average multiple of 10.4x; the 1999 FFO Multiple, which ranged from 6.4x to 12.2x with an adjusted average multiple of 9.3x; and the Current Dividend Yield, which ranged from 5.5% to 13.4% with an adjusted average yield of 8.3%.

          (g) Comparable Transaction Analysis. Using comparable transaction analysis, J.C. Bradford noted that the Current Year FFO Multiple and Next Year FFO Multiple implied share prices for Prison Realty of $26.21 and $29.70, respectively.

          (h) Stock Trading Analysis. J.C. Bradford reviewed and analyzed the historical trading volume and prices at which the Prison Realty Common Stock and the CCA Common Stock have traded since July 15, 1997 and since January 1, 1996, respectively, as compared to the indexed historical trading prices for an index comprised of the Prison Realty Comparable Company Group and the CCA Comparable Company Group, respectively, and the Standard and Poor's 400 Index. J.C. Bradford & Co. also evaluated the decline in the stock prices of each of CCA and Prison Realty after the announcement of the Merger on April 20, 1998 through September 25, 1998 in comparison to comparable companies and the broader stock market as a whole. J.C. Bradford noted that, since the announcement of the Merger on April 20, 1998, the market prices of each of CCA and Prison Realty have declined 55.0% and 46.9%, respectively. During that same period, the CCA Comparable Company Group and the Prison Realty Comparable Company Group declined 52.4% and 12.3%, respectively.

          (i) Rate-Spread Analysis. J.C. Bradford completed an analysis of the difference between Prison Realty's cost of capital and the return on invested capital, or "spread" that Prison Realty can earn on investments, both under its current arrangement with CCA and after the Merger. J.C. Bradford noted that the range of spreads that can be earned under its existing arrangement with CCA is significantly less than the range of spreads that can be earned on invested capital after the Merger. As a result, the Merger gives Prison Realty a greater degree of flexibility and facilitates its ability to continue to grow.

     J.C. Bradford was engaged by the Prison Realty Board to render its opinion as to the fairness from a financial point of view of the Merger in connection with the Prison Realty Board's discharge of its fiduciary obligations. Pursuant to the terms of an engagement letter dated April 18, 1998, Prison Realty agreed to pay J.C. Bradford for acting as financial adviser to the Prison Realty Board in connection with the Merger a fee as follows: (i) a fee of $2.0 million payable in cash upon delivery of the April 18, 1998 opinion, (ii) a fee of $2.0 million payable in cash upon the opinion being updated by J.C. Bradford for this Joint Proxy Statement-Prospectus, and (iii) if the Merger is completed, an additional fee of $4.0 million payable in cash upon the closing of the Merger. In addition to any fees that may be payable to J.C. Bradford, Prison Realty also agreed to reimburse J.C. Bradford for all its reasonable out-of-pocket expenses incurred in connection with J.C. Bradford's activity under its engagement, and to indemnify J.C. Bradford and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws. In the ordinary course of its business, J.C. Bradford has traded, and may in the future trade, securities of the Companies for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. J.C. Bradford acted as a financial adviser to Prison Realty in its acquisition of U.S. Corrections Corporation which closed on April 17, 1998 and received customary fees for such services. J.C. Bradford has also, in the past, acted as a lead underwriter of common stock and preferred stock offerings of the Companies and provided financial advisory services to the Companies and may continue to do so and has received, and may receive, fees for the rendering of such services.

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

OPINION OF CCA'S FINANCIAL ADVISER

     Stephens delivered its oral and written opinion to the CCA Board on April 17, 1998 that, on the basis of and subject to the matters set forth therein, as of the date thereof, the Exchange Ratio was fair from a financial point of view to CCA's shareholders. Stephens has confirmed its opinion of April 17, 1998 by delivering an updated written opinion to the CCA Board, dated the date of this Joint Proxy Statement-Prospectus to the effect that, as of the date thereof, the Exchange Ratio was fair from a financial point of view to CCA's shareholders, and will update its opinion prior to the completion of the Merger.

     THE FULL TEXT OF THE OPINION OF STEPHENS DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS JOINT PROXY STATEMENT-PROSPECTUS AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. STEPHENS' OPINION IS NECESSARILY BASED ON ECONOMIC, MARKET AND OTHER CONDITIONS IN EFFECT ON, AND THE INFORMATION MADE AVAILABLE TO IT AS OF, THE DATE THEREOF. SUBSEQUENT DEVELOPMENTS MAY AFFECT SUCH OPINION. HOLDERS OF CCA COMMON STOCK SHOULD READ THE STEPHENS OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE OPINION OF STEPHENS WAS PROVIDED TO THE CCA BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO CCA'S SHAREHOLDERS. THE OPINION OF STEPHENS DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY CCA TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF CCA AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE PROPOSED MERGER OR ANY MATTER RELATED THERETO.

     In connection with rendering its opinion, Stephens: (1) analyzed certain publicly available financial statements and reports regarding Prison Realty and CCA; (2) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning Prison Realty and CCA and taking into account the pro forma effect of the USCC transaction; (3) analyzed, on a pro forma basis, the financial effect of the Merger; (4) reviewed the reported prices and trading activity for Prison Realty Common Shares and CCA Common Stock; (5) compared the financial performance of Prison Realty and CCA and the prices and trading activity of Prison Realty Common Shares and CCA Common Stock with that of certain other comparable publicly-traded companies and their securities; (6) reviewed the financial terms, to the extent publicly available, of certain transactions in the REIT and private correctional industries; (7) reviewed the Merger Agreement and related documents; and (8) discussed with managements of Prison Realty and CCA the operations of and future business prospects for Prison Realty and CCA and the anticipated financial consequences of the Merger. Stephens was familiar with the structure of the proposed transaction, including the fact that the operations of CCA will be reorganized so that they will ultimately be conducted by certain affiliates of New Prison Realty, and Stephens was familiar with the proposed structure of those affiliates and the proposed relationship between New Prison Realty and those affiliates.

     Stephens relied on the accuracy and completeness of the information and financial data provided to it by Prison Realty and CCA, and Stephens' opinion is based upon such information. Stephens inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognizing that Stephens rendered only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by managements of Prison Realty and CCA, Stephens assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Prison Realty and CCA as to the expected future financial performance of Prison Realty and CCA. To the extent that its analysis was based on financial projections for CCA, Prison Realty, or on pro forma financial information of the surviving company, Stephens relied on financial projections and pro forma financial information provided by the management of CCA that reflected the completion of the USCC transaction. Stephens did not express any opinion as to the prices at which the CCA Common Stock will trade in the short term following the announcement or completion of the Merger.

     In arriving at its opinion, Stephens performed a variety of financial analyses, the material portions of which are summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Stephens. In addition, Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses. Stephens did not draw any specific conclusions from or with regard to any one method of analysis. However, Stephens did not identify any one method of analysis which failed to support its opinion. The matters considered by Stephens in arriving at its opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Prison Realty and CCA's control. Any estimates incorporated in the analyses performed by Stephens are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. No public company or transaction involving public companies utilized as a comparison is identical to Prison Realty or CCA. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies involved and other factors that could affect the public trading value of the comparable companies or company utilized in Stephens' analysis.

     The Stephens opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Stephens as of, the date of such opinion. As required in the Merger Agreement, Stephens will update its opinion immediately prior to the completion of the Merger. Under the terms of the Merger Agreement, this requirement may be waived by CCA, although CCA does not intend to waive this condition. Stephens assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the Merger. Any such amendments or modifications that do occur, however, will necessarily be considered by Stephens in delivering its updated opinion prior to the Merger. The CCA Board did not impose any limitations on the scope of Stephens' analyses.

     The CCA Board retained Stephens as an independent contractor to act as financial adviser for the purpose of providing a fairness opinion on the Merger. Stephens is a nationally recognized investment banking and advisory firm. Stephens, as part of its investment banking business, is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with CCA and Prison Realty, Stephens regularly provides investment banking services to CCA and Prison Realty and issues periodic research reports regarding their business activities and prospects. In the ordinary course of business, Stephens and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of CCA and Prison Realty. Certain affiliates of Stephens are investors in, and provide management services to, two private investment funds affiliated with D. Robert Crants, III and Michael W. Devlin, who serve as senior management to Prison Realty. Stephens also provides investment banking brokerage services to these funds.

     With the consent of CCA, Stephens has assumed that the Merger: (i) will qualify as a tax-free reorganization under the Code; (ii) will be accounted for as described in this Joint Proxy-Statement Prospectus; and (iii) will not change the status of the surviving company as a REIT. Stephens has also assumed that the status of the surviving company will not be changed as the result of the enactment of any federal legislation or promulgation or enactment of any rules of regulations regarding REITs.

     In consideration for Stephens' services as financial adviser to CCA, CCA has agreed to pay to Stephens a fee equal to $7.0 million, $3.5 million of which is payable upon completion of the Merger or some other type of business combination. CCA has also agreed to reimburse Stephens for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, plus any sales or use taxes incurred in connection with its activities as financial adviser in providing a fairness opinion to CCA, and to indemnify Stephens and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

  Financial Analysis

     The following is a summary of the material financial analyses used by Stephens in connection with its presentation to the CCA Board on April 17, 1998, and the preparation of its opinion delivered to the CCA Board.

     Historical Stock Price Analysis. Stephens reviewed the performance of the per share closing market prices of Prison Realty Common Shares over the period from July 15, 1997, through April 15, 1998, and the performance of CCA Common Stock over the period from April 15, 1996 through April 15, 1998. Stephens then compared the movement of such closing prices for Prison Realty Common Shares with the movement of a composite index of certain triple-net lease REIT companies, and the movement of such closing prices for CCA Common Stock with the movement of a composite index of certain private correctional companies. Stephens also compared the movement of the closing prices for Prison Realty Common Shares and CCA Common Stock over the same time period, with the movement of the Standard and Poor's 500 Index.

     Stephens also reviewed the historical ratios of the closing market prices of CCA Common Stock to Prison Realty Common Shares over the period from July 15, 1997 through April 15, 1998 and compared such ratios with the Exchange Ratio of 0.875x. Stephens noted that the ratio of the closing market prices of CCA Common Stock to Prison Realty Common Shares over that period ranged from a high of 1.489x on July 15, 1997, to a low of 0.784x on April 6, 1998. Stephens also noted that the current ratio of the closing market prices of CCA Common Stock to Prison Realty Common Shares was 0.856x as of April 15, 1998 and that, as of that date, the average ratios over the previous 30, 60, 90, and 180 day periods were 0.834x, 0.850x, 0.867x, 0.893x, respectively.

     Selected Private Correctional Companies Analysis. Stephens compared certain publicly available financial and operating data and projected financial performance (based on Wall Street consensus estimates) of five publicly traded corporations in the private correctional industry, specifically Correctional Services Corp., Children's Comprehensive Services Inc., Wackenhut Corrections Corp., Youth Services International Inc. and Cornell Corrections Inc. (collectively, "CCA Selected Comparable Companies") with corresponding financial and operating data and projected financial performance of CCA. Such analysis indicated, among other things, (a) the ratio of the total market capitalization, as of April 15, 1998 (i.e., market value of common equity plus liquidation value of redeemable preferred stock, minority interest and total debt less cash and cash equivalents or the "Total Market Capitalization") to the 1998 estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") was 22.0x for CCA compared to maximum, median and minimum values for the CCA Selected Comparable Companies of 16.7x, 14.1x and 12.3x, respectively, (b) the ratio of the equity market capitalization as of April 15, 1998 (i.e., market value of common equity or the "Equity Market Capitalization") to the 1998 estimated net income was 35.2x for CCA compared to maximum, median and minimum values for the CCA Selected Comparable Companies of 38.2x, 36.8x and 27.8x, respectively, and (c) the ratio of Equity Market Capitalization to the 1999 estimated net income was 24.8x for CCA compared to maximum, median and minimum values for the CCA Selected Comparable Companies of 29.7x, 26.2x and 21.9x, respectively.

     Selected Triple-Net Lease REIT Analysis. Stephens compared certain publicly available financial and operating data and projected financial performance (based on Wall Street consensus estimates) of twenty publicly traded triple-net lease REITs, specifically American Health Properties, Inc., Capstone Capital Corporation, Captec Net Lease Realty, Inc., Commercial Net Lease Realty, Inc., Excel Realty Trust, Inc., Franchise Finance Corporation of America, G & L Realty Corp., Health Care REIT, Inc., Health and Retirement Properties Trust, Health Care Property Investors, Inc., Healthcare Realty Trust Incorporated, Lexington Corporate Properties Trust, LTC Properties, Inc., National Golf Properties, Inc., National Health Investors, Inc., Nationwide Health Properties, Inc., Omega Healthcare Investors, Inc., Realty Income Corporation, TriNet Corporate Realty Trust, Inc. and Universal Health Realty Income Trust (collectively "Prison Realty Selected Comparable Companies") with corresponding financial and operating data and projected financial performance of Prison Realty. Such analysis indicated, among other things, (a) the ratio of the current market price per share to the 1998 estimated funds from operation (defined as net income plus depreciation and amortization of goodwill, or the "FFO") was 18.3x for Prison Realty compared to maximum,

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

median and minimum values for the Prison Realty Selected Comparable Companies of 12.3x, 11.2x and 8.5x, respectively, and (b) the ratio of the current market price per share to the 1999 estimated FFO was 14.9x for Prison Realty compared to maximum, median and minimum values for the Prison Realty Selected Comparable Companies of 11.5x, 10.4x and 7.6x respectively.

     Relative Public Comparable Analysis. Stephens compared the relative valuations of CCA and Prison Realty derived from applying comparable company multiples to the projected performance of CCA and Prison Realty. Stephens applied multiples of Total Market Capitalization to 1998 estimated EBITDA for CCA of 18.0x - 20.0x, multiples of Equity Market Capitalization to 1998 estimated earnings per share of 35.0x - 40.0x, and to 1999 estimated earnings per share of 27.5x - 32.5x. Stephens applied multiples of FFO to 1998 estimated Prison Realty FFO per share of 17.0x - 19.0x and to 1999 estimated FFO per share of 12.0x - 14.0x. Stephens then compared the implied exchange ratios representing the high value of CCA to the low value of Prison Realty (which was 0.874x) and the low value of CCA to the high value of Prison Realty (which was 0.672x) versus the Exchange Ratio of 0.875x.

     Selected Comparable Transaction Analysis. Stephens reviewed several transactions involving REITs and operating companies in a related industry and transactions involving companies in the private correctional industry but deemed none of them comparable to the Merger, due to its relative size versus the industry and the fact that Prison Realty was the only publicly traded REIT operating exclusively in the private correctional industry.

     Discounted Cash Flow Analysis. Stephens performed a discounted cash flow analysis on both Prison Realty and CCA based upon estimates of projected financial performance prepared by the managements of Prison Realty and CCA. Utilizing these projections, Stephens calculated a range of implied per share equity values based upon the discounted net present value of the sum of the projected stream of unlevered free cash flows from 1999 to the year 2003 and the projected terminal value at 2003 based upon a range of multiples of projected EBITDA less net debt at December 31, 1997 for CCA and a range of multiples of projected FFO for Prison Realty divided by the number of fully diluted shares outstanding of each company, respectively. Stephens applied several discount rates (ranging from 9.5% to 10.5% for Prison Realty and 11.5% to 12.5% for CCA) and multiples of FFO for Prison Realty (ranging from 12.0x to 14.0x) and EBITDA for CCA (ranging from 10.0x to 12.0x). Utilizing this methodology, the implied present value per share of Prison Realty Common Shares ranged from $49.22 to $62.88; and the implied present value per share of CCA Common Stock ranged from $40.12 to $48.30. Stephens then compared the implied exchange ratios representing the high value of CCA to the low value of Prison Realty (which was 0.981x) and the low value of CCA to the high value of Prison Realty (which was 0.638x) versus the Exchange Ratio of 0.875x.

     Merger Consequences Analysis. Stephens examined the pro forma impact, for fiscal year 1999, of the Merger and the USCC transaction on estimates of Prison Realty's FFO per share derived from estimates of Prison Realty financial performance prepared by the management of Prison Realty and CCA and estimates of CCA projected financial performance prepared by the management of CCA. The projected impact arrived at through Stephens' analysis was compared to consensus analyst earnings estimates for Prison Realty which did not take into account the impact of the USCC transaction or the Merger. Compared to these consensus earnings estimates, Stephens concluded that the USCC transaction and the Merger would collectively be accretive in fiscal year 1999 by approximately $0.07 of FFO per share. Stephens did not analyze the effect of these transactions separately.

     In addition, Stephens analyzed the potential long-term trading value of a pro forma share of Prison Realty versus the long term stand-alone trading value of CCA. Based on management forecasted results and future trading multiples, Stephens calculated an implied pro forma trading value range post-Merger of an equivalent share of CCA pre-Merger of $64.13 - $71.46 in 2001 and $83.05 - $93.23 in 2003 compared to a stand-alone future trading value of CCA of $56.87 - $66.36 in 2001 and $70.39 - $80.66 in 2003.

     Updated Fairness Analysis. Stephens subsequently confirmed its opinion by delivering to the CCA Board a written opinion dated as of the date of the Joint Proxy Statement-Prospectus, that, on the basis of and subject to matters set forth therein, as of the date thereof that the Exchange Ratio is fair from a financial point of view to CCA's shareholders. In the process of rendering its updated opinion, Stephens reviewed, in addition to the analyses described above: (i) the significant stock price declines of CCA and Prison Realty since April 17, 1998; (ii) the effect of the USCC transaction on the Merger; and (iii) the effect of changes in the transaction structure since April 17, 1998. As part of rendering its updated opinion, Stephens concluded that the Merger, as of the date of the Joint Proxy Statement-Prospectus, would be accretive to New Prison Realty's FFO per share in 1999 by $0.27 when including the effect of the USCC transaction and accretive by $0.16 when excluding the effect of the USCC transaction. Stephens concluded that the transaction remained fair from a financial point of view to CCA's shareholders after this subsequent review.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Prison Realty Board and the CCA Board to approve the Merger and the Merger Agreement, shareholders of each of Prison Realty and CCA should be aware that some of the directors, trustees, executive officers and shareholders of Prison Realty and CCA have interests that may be different from the interests of shareholders of CCA or Prison Realty generally. The Prison Realty Board and the CCA Board were aware of these interests when they approved the Merger. See " -- Prison Realty's Reasons for the Merger; Recommendation of the Prison Realty Board" and " -- CCA's Reasons for the Merger; Recommendation of the CCA Board."

  Relationship with Sodexho

     Sodexho is CCA's largest shareholder. Sodexho owns or has the right to acquire 14,013,710 shares of CCA Common Stock, or 15.5% of the outstanding CCA Common Stock on a diluted basis. Because of the ownership limitation applicable to shareholders of REITs and because of the need to restructure certain agreements between CCA and Sodexho, representatives of Sodexho, CCA, Prison Realty and New Prison Realty have entered into an Agreement in Principle with respect to the relationship between New Prison Realty and Sodexho. See "New Prison Realty Capital Stock -- Restrictions on Ownership of Capital Stock." Under the terms of the Agreement in Principle, (i) Sodexho will reduce its ownership interest in New Prison Realty to below the Ownership Limit (9.8% of the New Prison Realty's outstanding common shares following the Merger); (ii) Sodexho will purchase a 16% interest in Operating Company for $8.0 million and will have the right to designate a representative to serve on the Operating Company Board of Directors; (iii) Sodexho will vote in favor of the Merger; (iv) Sodexho will have the right to designate a representative to serve on the New Prison Realty Board following completion of the Merger. Prison Realty will agree to appoint Jean-Pierre Cuny, currently a director of CCA and an affiliate of Sodexho, to the New Prison Realty Board. The combination of Sodexho's favorable vote of approximately 3.9 million shares of CCA Common Stock and the favorable vote of approximately 7.0 million shares of CCA Common Stock held by executive officers and directors of CCA at the same time, will result in an affirmative vote of at least approximately 10.9 million shares of CCA Common Stock being secured prior to the vote of shareholders at the CCA Special Meeting, or approximately 26.0% of the votes needed to approve the Merger.

  Relationship with Baron Capital

     Baron Capital is currently the largest beneficial holder of Prison Realty Common Shares, beneficially owning approximately 15.2% of the Prison Realty Common Shares issued and outstanding as of the date of this Joint Proxy Statement-Prospectus. An affiliate of Baron Capital will purchase a 16% interest in Operating Company immediately prior to the Merger for $8.0 million in cash upon the same or similar terms as Sodexho's purchase of its interest in Operating Company. The Baron Capital affiliate has agreed to vote the Prison Realty Common Shares owned by it and its affiliates for approval of the Merger.
The combination of Baron Capital's favorable vote of approximately      million
Prison Realty Common Shares and the favorable vote of approximately      million
Prison Realty Common Shares held by executive officers and trustees of Prison
Realty will result in an affirmative vote of at least approximately      million
Prison Realty Common Shares being secured prior to the vote of shareholders at
the Prison Realty Special Meeting, or approximately      % of the votes needed
to approve the Merger.

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

  Employment Agreements

     Upon completion of the Merger, it is anticipated that Doctor R. Crants will be appointed Chief Executive Officer of New Prison Realty and Operating Company and J. Michael Quinlan will become Vice Chairman of New Prison Realty. As a result, Mr. Crants will enter into a customary employment agreement with each entity on terms substantially similar to Prison Realty's existing employment agreements with senior management and Mr. Quinlan will enter into an employment agreement with New Prison Realty on terms substantially similar to his existing employment agreement with Prison Realty. In addition, New Prison Realty will succeed to Prison Realty's employment agreements with D. Robert Crants, III, President of Prison Realty, and Michael W. Devlin, Chief Operating Officer of Prison Realty. In addition, it is anticipated that current employees of Prison Realty will enter into employment agreements with New Prison Realty at the time of the Merger. See "Conflicts of Interest" and "Management and Operations of New Prison Realty After the Merger."

  Treatment of CCA and Prison Realty Options

     Pursuant to the terms of the Merger Agreement, unless otherwise required by the terms of any CCA stock plan (the "CCA Stock Plans"), CCA will seek the agreement of holders of all options to purchase CCA Common Stock under any CCA Stock Plan (the "CCA Options"), so that all CCA Options granted under CCA Stock Plans shall be converted into options to purchase New Prison Realty Common Stock ("CCA Rollover Options") with the same conditions, including vesting and continued employment, as the CCA Options to which they relate. All options to purchase Prison Realty Common Shares (the "Prison Realty Options") under any Prison Realty equity plan (the "Prison Realty Equity Plans") shall be converted into options to purchase New Prison Realty Common Stock with the same conditions, including vesting and continued employment, as the Prison Realty Options to which they relate (the "Prison Realty Rollover Options", and, together with the CCA Rollover Options, the "Rollover Options"). The obligation of New Prison Realty pursuant to the Merger Agreement to issue New Prison Realty Common Stock or CCA Rollover Options shall be subject to New Prison Realty's determination that it will be in compliance with applicable REIT statutes and regulations. In the event that New Prison Realty determines the treatment of the CCA Rollover Options will not comply with such statutes and regulations, New Prison Realty may cause any or all CCA Rollover Options to be cashed out in exchange for a cash payment in the approximate amount of $13.2 million, based on the closing per share market price of CCA Common Stock on September 25, 1998. See "The Merger Agreement -- Benefit Plans; Stock Plans."

  Treatment of CCA Deferred Share Agreements

     Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, all shares of deferred CCA Common Stock (the "CCA Deferred Shares") under CCA's Amended and Restated 1989 Stock Bonus Plan (the "CCA Stock Bonus Plan") will vest in full. Certain executive officers of CCA, including Doctor R. Crants, have entered into agreements to have CCA issue an aggregate of 337,024 CCA Deferred Shares under the CCA Stock Bonus Plan in connection with CCA's desire to offer long-term incentives to its officers (the "Deferred Share Agreements"). Under the terms of the CCA Stock Bonus Plan and the CCA Deferred Share Agreements, absent the completion of the Merger, the CCA Deferred Shares awarded do not vest until the earliest of the following events: (i) 10 years after the date the CCA Deferred Shares were awarded, (ii) in the event of the death or disability of the recipient, or (iii) in the event of a change of control of CCA (as defined in the Deferred Share Agreements). See "The Merger Agreement -- Benefit Plans; Stock Plans."

     The following table sets forth those CCA executive officers who have the right to receive CCA Deferred Shares under the CCA Stock Bonus Plan and CCA deferred share agreements and summarizes the number and value of such shares that will vest immediately prior to the Effective Time.

                                                                          VALUE OF CCA DEFERRED SHARES
NAME AND                                              NUMBER OF CCA          SUBJECT TO ACCELERATED
PRINCIPAL POSITION                                  DEFERRED SHARES(#)           VESTING($)(1)
------------------                                  ------------------    ----------------------------
Doctor R. Crants..................................       160,000                   $2,410,000
  Chairman of the Board of Directors,
  Chief Executive Officer and President
David L. Myers....................................       136,172                    2,051,091
  President, West Coast Region
Darrell K. Massengale.............................        40,852                      615,333
  Chief Financial Officer and Secretary

---------------

(1) The value set forth is based upon the closing per share market price of CCA Common Stock on September 25, 1998.

  Ownership of Operating Company

     New Prison Realty will own approximately 9.5% of the capital stock of Operating Company, which will consist of non-voting common stock. The remaining capital stock, which will consist of voting common stock, will be owned: (i) by management employees of Operating Company, other than Doctor R. Crants; (ii) by management employees of New Prison Realty; (iii) by the wardens of the facilities operated by Operating Company; (iv) by Sodexho; and (v) by an affiliate of Baron Capital. See "Management and Operations of New Prison Realty After the Merger."

     The following table sets forth the percentage and implied monetary value of the Operating Company common stock owned or to be owned by individuals who were listed as Named Executive Officers (as that term is defined by Item 402 of Regulation S-K) in the Prison Realty proxy statement with respect to its annual meeting of shareholders filed with the Commission on March 23, 1998 (the "Prison Realty Named Executive Officers") and the CCA proxy statement with respect to its annual meeting of shareholders filed with the Commission on March 31, 1998 (the "CCA Named Executive Officers"). Each of the Prison Realty Named Executive Officers in the table also serves as a trustee of Prison Realty and will serve as a director of New Prison Realty.

                                                           PERCENTAGE OF BENEFICIAL    IMPLIED MONETARY
BENEFICIAL OWNER                                                 OWNERSHIP(%)            VALUE($)(1)
----------------                                           ------------------------    ----------------
Prison Realty Named Executive Officers
  J. Michael Quinlan.....................................            2.0%                 $1,000,000
  D. Robert Crants, III..................................            2.0                   1,000,000
  Michael W. Devlin......................................            2.0                   1,000,000
CCA Named Executive Officers
  Charles A. Blanchette, Jr..............................            2.0                   1,000,000
  Darrell K. Massengale..................................            2.0                   1,000,000
  David L. Myers.........................................            2.0                   1,000,000

---------------
(1) Implied monetary value is based solely on the expected consideration of approximately $16.0 million to be paid by Sodexho and an affiliate of Baron Capital, for 32% of Operating Company's Common Stock. Based upon the valuation of New Prison Realty's ownership interest in Operating Company for purposes of complying with the rules applicable to REITs, the 2% ownership interest in Operating Company would not exceed a value of $2.29 million.

  Ownership of the Service Companies

     New Prison Realty will own only the non-voting common stock of each of the Service Companies. The non-voting common stock of the Service Companies will obligate each of the Service Companies to pay to New Prison Realty 95% of its net income, as determined in accordance with generally accepted accounting principles ("GAAP"). The voting common stock of each of the Service Companies will be owned by unaffiliated investors and by wardens of facilities operated by the Service Companies. The voting common stock of each of the Service Companies will not be owned by executive officers of either New Prison Realty or CCA. See "Management and Operations of New Prison Realty After the Merger."

  General Conflicts of Interest

     Because of the ongoing relationship between CCA and Prison Realty and the relationships which will exist after completion of the Merger, certain conflicts of interest will exist. Such conflicts are more fully described in the sections entitled "Management and Operations of New Prison Realty After the Merger" and "Conflicts of Interest."

  Certain Other Relationships

     Three of the current directors of CCA, including Doctor R. Crants, are directors of Operating Company and certain of the current directors of CCA serve as board members of each of the Service Companies but are not expected to have any ownership interest therein. Charles W. Thomas, a member of the Prison Realty Board, has performed, and will continue to perform, certain consulting services in connection with the Merger for a fee of $3.0 million. In addition, Samuel W. Bartholomew, Jr., a member of the CCA Board and the board of Service Company B, is a principal in the law firm of Stokes & Bartholomew, P.A., tax and securities counsel to Prison Realty and New Prison Realty. Rusty L. Moore, a trustee of Prison Realty, is the spouse of a shareholder of Stokes & Bartholomew, P.A. Stokes & Bartholomew, P.A. also provides certain legal services to CCA and may provide legal services to Operating Company.

CERTAIN REGULATORY MATTERS

     Prison Realty and CCA do not believe that any governmental filings in the United States, including without limitation any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other federal or state statute or regulation, other than the Articles of Merger to be filed with respect to the CCA Merger with the Secretary of State of the State of Tennessee and the State Department of Assessments and Taxation of the State of Maryland and with respect to the Prison Realty Merger with the State Department of Assessments and Taxation of the State of Maryland, are required with respect to the Merger and the issuance of the shares of New Prison Realty Common Stock and New Prison Realty Series A Preferred Stock.

     Completion of the Merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other orders issued by any court or other judicial or administrative body with competent jurisdiction which prohibits or prevents completion of the Merger.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a common control transfer from CCA to New Prison Realty at historical cost and the purchase of Prison Realty by New Prison Realty. CCA will be treated as the acquiring company, and Prison Realty will be treated as the acquired company for financial reporting purposes. Accordingly, the historical book basis of the assets, liabilities and stockholders' equity of CCA will become the carrying value of the assets, liabilities and stockholders' equity of New Prison Realty, and the assets and liabilities of Prison Realty will be recorded in the books of New Prison Realty at their fair value. The purchase method of accounting prescribes that the acquiring company allocate the cost of an acquired company, including the expenses of the acquisition, to the assets acquired and liabilities assumed as of the date of the acquisition based upon their fair values. New Prison Realty will own all of the non-voting common stock and is entitled to receive 95% of the earnings of each of the Service Companies. New Prison Realty will account for

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

its ownership in the Service Companies using the equity method of accounting as prescribed by APB Opinion No. 18. New Prison Realty will own 9.5% of the capital stock of Operating Company and will account for its minority interest using the method of accounting as prescribed by SFAS No. 115.

NO APPRAISAL RIGHTS

     Under applicable Tennessee and Maryland law, shareholders are not entitled to appraisal rights in a merger if, at the record date for the shareholders meeting to vote on a merger, the shareholders' shares are listed on a national securities exchange. Accordingly, because the CCA Common Stock and the Prison Realty Common Shares are both listed on the NYSE, neither the holders of shares of CCA Common Stock nor the holders of Prison Realty Common Shares are entitled to appraisal rights in connection with the Merger.

STOCK EXCHANGE LISTING OF NEW PRISON REALTY COMMON STOCK AND NEW PRISON REALTY SERIES A PREFERRED STOCK

     New Prison Realty will apply to list the shares of New Prison Realty Common Stock and New Prison Realty Series A Preferred Stock to be issued in the Merger on the NYSE. CCA and Prison Realty will use their best efforts to cause these shares to be approved for supplemental listing on the NYSE as the successor to Prison Realty, subject to official notice of issuance, prior to the Effective Time.

DELISTING AND DEREGISTRATION OF THE CCA COMMON STOCK.

     If the Merger is completed, the CCA Common Stock will be delisted from the NYSE and deregistered under the Securities and Exchange Act of 1934, as amended (the "1934 Act").

FEDERAL SECURITIES LAWS CONSEQUENCES; RESALE RESTRICTIONS

     This Joint Proxy Statement-Prospectus does not cover resales of the New Prison Realty Capital Stock to be received by the shareholders of CCA and Prison Realty upon completion of the Merger, and no persons are authorized to make any use of this Joint Proxy Statement-Prospectus in connection with any such resale.

     All shares of New Prison Realty Common Stock and New Prison Realty Series A Preferred Stock received by CCA and Prison Realty shareholders in the Merger will be freely transferable except that the shares of New Prison Realty Common Stock and New Prison Realty Series A Preferred Stock received by persons who are deemed to be "affiliates" (as such term is defined in the Securities Act of 1933, as amended (the "1933 Act")) of CCA or Prison Realty may be resold by them only in transactions permitted by the resale provisions of Rule 145 of the Rules and Regulations promulgated under the 1933 Act or Rule 144 in the case of such persons who become affiliates of New Prison Realty or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of CCA or Prison Realty generally include individuals or entities that control, are controlled by, or are under common control with such party and may include officers, directors and trustees of CCA or Prison Realty as well as significant shareholders.

     In addition, persons who will be officers and directors of New Prison Realty, Operating Company and each of the Service Companies will agree not to transfer New Prison Realty Capital Stock for a period of one year after the Merger without the prior written approval of the New Prison Realty Board of Directors.

DISTRIBUTIONS

     Currently, the Prison Realty Board's distribution policy is to evaluate Prison Realty's quarterly distributions, based on expected calendar year operations. The anticipated 1998 annualized rate of distributions on the Prison Realty Common Shares is $1.81 per Prison Realty Common Share. New Prison Realty will continue to utilize Prison Realty's distribution policy. New Prison Realty expects that its annualized regular distribution rate for the calendar year 1999, without giving effect to the Earnings and Profit Distribution, will be within a range of 80% and 85% of its funds from operation per share. As a REIT, New Prison Realty will be obligated to distribute 95% of its current taxable income to its stockholders on an annualized basis. The payment of distributions in the future will depend on tax law requirements, New Prison Realty's financial condition and earnings, business condition and other factors. If the Merger is completed when expected, CCA shareholders and Prison Realty shareholders will receive cash distributions from New Prison Realty beginning with its regular distribution for the first quarter of 1999. The distribution for the first quarter is presently expected to be paid in April 1999. See
"Summary -- Comparative Per Share Market Price and Distribution/Dividend Information."

     CCA has operated as a taxable corporation for federal income tax purposes since its incorporation. As such, CCA generates taxable income and in some situations losses. To the extent CCA's taxable income, with certain adjustments, in any given year is not distributed to its shareholders, it becomes accumulated earnings and profits. Accumulated earnings and profits are periodically reduced by losses and distributions or dividends to a company's shareholders in excess of the company's current taxable income, with certain adjustments. Since 1992, CCA has not had any losses, and it has never paid any cash dividends to its shareholders. Accordingly, during that time period its accumulated earnings and profits have never been reduced. After the Merger, New Prison Realty will succeed to CCA's accumulated earnings and profits. As a REIT, New Prison Realty cannot complete any taxable year as a REIT with accumulated earnings and profits from a taxable corporation. Accordingly, to preserve its REIT status, after the Merger, New Prison Realty will make a distribution of CCA's accumulated earnings and profits, the Earnings and Profits Distribution, to all holders of shares of New Prison Realty Common Stock, including those holding New Prison Realty Common Stock received as a result of the Merger.

     New Prison Realty will declare the Earnings and Profits Distribution payable on shares of New Prison Realty Common Stock in an amount which New Prison Realty determines is necessary to disburse undistributed accumulated and current earnings and profits of CCA in order for it to qualify as a REIT. The actual amount of CCA's earnings and profits cannot be determined by New Prison Realty until after the Merger and could be affected by a number of factors, including without limitation: the earnings and profits generated by CCA prior to the Merger, which would increase the amount of the Earnings and Profits Distribution; and any cash settlement of CCA Options and other compensation expenses provided for in the Merger Agreement, which would decrease the number. Other adjustments may also occur prior to the Merger. Currently, the Earnings and Profits Distribution is expected to exceed $2.00 per share of New Prison Realty Common Stock. See "Material Risk Factors -- New Prison Realty Will Be Depend on Outside Financing to Support its Growth; Dilutive Effect of Such Financing and Potential Reduction of Earnings and Profits Distribution."

     Although New Prison Realty will succeed to CCA's accumulated earnings and profits, New Prison Realty will not receive a corresponding amount of cash from CCA, as accumulated earnings and profits is an accounting determination which represents CCA's cumulative profitability, and is not a measure of the actual availability of funds. Because New Prison Realty will be required to borrow funds or raise equity capital to make the Earnings and Profit Distribution, the record date for the Earnings and Profits Distribution will be established in the fourth quarter of 1999. Former CCA and Prison Realty shareholders who receive shares of New Prison Realty Common Stock and who hold shares of New Prison Realty Common Stock until the record date of the Earnings and Profits Distribution will be entitled to receive the Earnings and Profits Distribution as will all other holders of shares of New Prison Realty Common Stock on the record date. It is expected that the Earnings and Profits Distribution will be paid within 15 days following the record date. In the event a former CCA or Prison Realty shareholder who receives shares of New Prison Realty Common Stock in connection with the Merger sells or otherwise disposes of the shares prior to the record date for the Earnings and Profits Distribution, he or she will not receive the Earnings and Profits Distribution.

PENDING LITIGATION REGARDING THE MERGER

     In July 1998, a consolidated complaint was filed with respect to a group of lawsuits originally filed in April 1998 by certain purported shareholders of CCA in Chancery Court for Davidson County in Nashville, Tennessee, pursuant to an order in which these lawsuits were ordered to be consolidated into a single action. The complaint names CCA and its directors as defendants. The plaintiffs in the action represent a putative class of all public holders of CCA Common Stock.

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

     The complaint alleges, among other things, that the directors of CCA breached their fiduciary duties to CCA and CCA's public shareholders. Among the allegations in this complaint are that the CCA Board agreed to sell CCA at too low a price, compared to its then current market price, without conducting a process, such as an auction, for a sale. The complaint seeks, among other things, preliminary and permanent injunctive relief prohibiting completion of the Merger as presently proposed and directing CCA or the individual defendants to adopt a procedure or process, such as an auction, to obtain the highest possible price for CCA. The complaint also seeks unspecified damages, attorneys' fees and other relief. CCA is contesting this action vigorously.

     Also, on August 6, 1998, a complaint was filed by a purported shareholder of CCA naming CCA, Doctor R. Crants, Thomas W. Beasley, Charles A. Blanchette and David L. Myers as defendants. The complaint, filed in Chancery Court for Davidson County, Tennessee, is a purported class action which alleges that the individual defendants violated certain provisions of Tennessee law by selling CCA Common Stock during the period from April 1997 through April 1998. Among the allegations in this complaint are that CCA and the individual defendants made false and misleading statements to maintain the price of CCA Common Stock at an artificially high level in order to be able to sell their shares. CCA is contesting this action vigorously.

PRISON REALTY FINANCINGS

     On September 16, 1998, Prison Realty filed the Prison Realty Registration Statement on Form S-3 with the Commission to register up to $500.0 million in value of the Prison Realty Common Shares, preferred shares and common share rights and warrants for sale to the public. (Pursuant to the rules and regulations of the Commission, CCA is deemed by the Commission to be a co-registrant on the Prison Realty Registration Statement on Form S-3). Proceeds from sales under the Prison Realty Registration Statement on Form S-3 will be used for the general corporate purposes of Prison Realty. These general corporate purposes may include, without limitation, repayment of maturing obligations, redemption of outstanding indebtedness, financing (in whole or in part) of future acquisitions (including acquisitions of companies and/or other real estate properties in accordance with Prison Realty's business objectives and strategy), capital expenditures and working capital. As of the date of this
Joint Proxy Statement-Prospectus, Prison Realty has issued and sold      Prison
Realty Common Shares under the Prison Realty Registration Statement on Form S-3.

NEW PRISON REALTY FINANCINGS

     Prison Realty is exploring various alternative means by which to most effectively finance the capital needs of New Prison Realty after the Merger, which needs include the making of the Earnings and Profits Distribution. In an effort to satisfy such needs, Prison Realty has obtained an indication from NationsBanc Montgomery that a financing plan consisting of a $750.0 million credit facility for New Prison Realty, a $75.0 million credit facility for Operating Company and a $20.0 million credit facility for each of the Service Companies will be financeable upon completion of the Merger, although no commitment or definitive agreement regarding the financing plan has been obtained.

     To further assist in the satisfaction of its capital needs, it is expected that, upon completion of the Merger, New Prison Realty will file the New Prison Realty Registration Statement on Form S-3 with the Commission to register up to $1.0 billion in value of the New Prison Realty Common Stock, preferred stock, common stock rights or warrants and debt securities for offer and sale following the Merger. The amount registered under the New Prison Realty Registration Statement on Form S-3 will include the value of any securities offered for sale under the Prison Realty Registration Statement on Form S-3 that are not issued and sold prior to completion of the Merger.

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

                              THE MERGER AGREEMENT

     The following describes the material terms of the Merger Agreement. A copy of the Merger Agreement is attached to this Joint Proxy Statement-Prospectus as Appendix A and is incorporated herein by reference. The description of the Merger Agreement set forth below is qualified in its entirety by reference thereto. Shareholders of both CCA and Prison Realty are urged to read the Merger Agreement in its entirety.

GENERAL

     No later than the second business day following the satisfaction or waiver of conditions set forth in the Merger Agreement (the "Closing Date"), Articles of Merger and all other appropriate documents will be filed by the parties with the Secretary of State of the State of Tennessee and the Department of Assessments and Taxation of the State of Maryland and the Merger will become effective upon the filing of the Articles of Merger or at such time thereafter as is provided in the Articles of Merger.

     At the CCA Effective Time, CCA will be merged with and into New Prison Realty, the separate corporate existence of CCA will cease and New Prison Realty will continue as the surviving company. At the Prison Realty Effective Time, Prison Realty will be merged with and into New Prison Realty, the separate corporate existence of Prison Realty will cease and New Prison Realty will continue as the surviving company. As a result of the Merger, New Prison Realty will succeed to and assume all the rights and obligations of CCA and Prison Realty in accordance with the TBCA, the MCGL and the MRL.

CONVERSION OF SECURITIES

     Pursuant to the Merger Agreement, each share of CCA Common Stock issued and outstanding immediately prior to the CCA Effective Time will be converted into the right to receive 0.875 share of New Prison Realty Common Stock. Each Prison Realty Common Share issued and outstanding immediately prior to the Prison Realty Effective Time will be converted into 1.0 share of New Prison Realty Common Stock. Each Prison Realty Series A Preferred Share issued and outstanding immediately prior to the Prison Realty Effective Time will be converted into 1.0 share of New Prison Realty Series A Preferred Stock.

EXCHANGE OF CERTIFICATES; PROCEDURES FOR EXCHANGE

     Certificates representing Prison Realty Capital Shares held by Prison Realty shareholders will automatically represent New Prison Realty Capital Stock. Accordingly, Prison Realty shareholders may keep their existing certificates and no exchange agent will be appointed with respect to the Prison Realty Merger.

     Prior to the Effective Time, Prison Realty will appoint a bank or trust company that CCA has approved to act as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing CCA Common Stock for the CCA Merger Consideration. As of the Effective Time, New Prison Realty will make the CCA Merger Consideration available to the Exchange Agent, as needed, for the benefit of the holders of shares of CCA Common Stock.

     No later than ten days after the CCA Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CCA Common Stock (the "Certificates") a letter of transmittal and instructions on how to surrender the Certificates in exchange for the CCA Merger Consideration. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to a Certificate will pass, only upon proper delivery of such Certificate to the Exchange Agent. Each holder of record of a Certificate will, upon surrender to the Exchange Agent of such Certificate, be entitled to receive in exchange therefor the CCA Merger Consideration in respect of each share of CCA Common Stock previously represented by such Certificate. The Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of CCA Common Stock that is not registered in the transfer records of CCA, payment of the CCA Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if, and only if, such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other taxes required by reason of the payment of the

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

CCA Merger Consideration to a person other than the registered holder of such Certificate or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the CCA Merger Consideration.

     After the Effective Time, there will be no further registration of transfers on the share transfer books of CCA or Prison Realty of the shares of CCA Common Stock, CCA Prison Realty Common Shares or Prison Realty Series A Preferred Shares which were outstanding immediately prior to the Effective Time, and if after the Effective Time, Certificates are presented to New Prison Realty for transfer, they will be canceled and exchanged for the Merger Consideration as provided in the Merger Agreement.

     Any portion of the CCA Merger Consideration made available to the Exchange Agent which remains undistributed to the holders of the Certificates six months after the Effective Time will be delivered to New Prison Realty upon demand, and any holders of the Certificates who have not theretofore complied with the exchange provisions of the Merger Agreement may thereafter look only to New Prison Realty (as general creditors thereof) for payment of their claim for the CCA Merger Consideration.

     No dividends, interest or other distributions with respect to securities of New Prison Realty constituting part of the CCA Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in the Merger Agreement. Upon such surrender, there shall be paid, without interest, to the person in whose name the securities of New Prison Realty have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

FRACTIONAL SHARES

     No fractional shares of New Prison Realty Common Stock shall be issued as a result of the CCA Merger, but in lieu thereof each holder of shares of CCA Common Stock otherwise entitled to receive as a result of the CCA Merger a fractional share of New Prison Realty Common Stock will be entitled to receive a cash payment representing such holder's proportionate interest in the net proceeds resulting from the sale (after deduction of all expenses resulting from such sale) on the NYSE, through one or more of its member firms, of the fractional shares of New Prison Realty Common Stock all holders of shares of CCA Common Stock would otherwise be entitled to receive as a result of the CCA Merger.

WARRANTS TO PURCHASE CCA COMMON STOCK

     At the CCA Effective Time, each outstanding warrant to purchase shares of CCA Common Stock (the "CCA Warrants") whether or not exercisable, shall be deemed to constitute a warrant to acquire, on substantially the same terms and conditions as were applicable to the original warrant to which it relates, the same number of shares of New Prison Realty Common Stock as the holder of such warrant would have been entitled to receive in the CCA Merger if the holder had exercised the warrant in full immediately prior to the CCA Effective Time, at a price per share of New Prison Realty Common Stock computed in compliance with the terms of such CCA Warrant.

NOTES CONVERTIBLE INTO CCA COMMON STOCK

     Except as otherwise agreed by CCA and the holder of any outstanding note of CCA convertible into shares of CCA Common Stock (a "CCA Note"), at the CCA Effective Time, each CCA Note shall be deemed to constitute a note convertible into, on substantially the same terms and conditions as were applicable to the CCA Note (a "Substitute Convertible Note"), the same number of shares of New Prison Realty Common Stock as the holder would have been entitled to receive pursuant to the Merger had such holder converted the CCA Note in full immediately prior to the CCA Effective Time.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of each of CCA and Prison Realty with respect to such party relating to, among other things: (a) its corporate organization, existence and

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

good standing and similar corporate matters; (b) its capitalization; (c) the authorization, execution, delivery and enforceability of the Merger Agreement;
(d) the absence of conflicts, violations and defaults under its charter or declaration of trust, or bylaws and certain other agreements and documents; (e) the absence of required consents, approvals, orders, or authorizations of, or registrations, declarations or filings with, certain government entities relating to the Merger; (f) the documents and reports filed with the Commission and the accuracy and completeness of the information contained therein; (g) this Joint Proxy Statement-Prospectus and the accuracy and completeness of the information contained herein; (h) the absence of a material adverse effect (as defined below) on such party or certain other material changes or events since December 31, 1997; (i) the existence of necessary permits or approvals from certain government entities, the absence of material pending or threatened litigation and compliance with applicable laws; (j) filing of tax returns and payment of taxes; (k) the absence of defaults under material contracts; (l) owned and leased real property matters; (m) environmental matters; (n) labor matters; (o) benefit plans and other matters relating to ERISA; (p) the shareholder vote required to approve the Merger; (q) the recommendation of such party's Board with respect to the Merger Agreement; (r) the inapplicability of the state antitakeover statutes to the Merger; (s) brokers' fees and expenses; and (t) the receipt of an opinion of such party's financial adviser with respect to the Merger.

     As used in the Merger Agreement and this Joint Proxy Statement-Prospectus, the term "material adverse effect" means, when used in connection with a party, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of such party and its subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (a) the economy or securities markets in general, (b) the Merger Agreement or the transactions contemplated thereby or the announcement thereof, or (c) the private corrections industry in general, and not specifically relating to such party or its subsidiaries.

CONDUCT OF BUSINESS PENDING THE MERGER

     CCA has agreed as to itself and its subsidiaries that, except as set forth in the Merger Agreement or the disclosure schedule to the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time, CCA and its subsidiaries will conduct business only in the usual, regular and ordinary course of business consistent with past practice in all material respects and use their reasonable best efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses will not be impaired at the Effective Time.

     CCA has further agreed as to itself and its subsidiaries that (except as expressly contemplated, required or permitted by the Merger Agreement or as set forth in its disclosure schedule to the Merger Agreement), during the period from the date of the Merger Agreement until the Effective Time, CCA will not, nor will it permit any of its subsidiaries to:

          (a) enter into any new line of business, or incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business;

          (b) (i) declare, set aside or pay any dividends on or make other distributions in respect of any capital stock, (ii) adjust, split, combine or reclassify any capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for capital stock, or (iii) except as described herein under "The Merger -- Interests of Certain Persons in the Merger," repurchase, redeem or otherwise acquire or permit any subsidiary to purchase or otherwise acquire, any shares of capital stock or any debt securities, warrants or options, in each case issued by CCA or any of its subsidiaries;

          (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or any of its subsidiaries' capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing, or any other securities or equity equivalents (including stock appreciation rights), or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of CCA Common Stock upon the exercise of CCA Options or CCA Warrants that are outstanding on the date of the Merger Agreement, (ii) consistent with past practice under any CCA employee benefit plan (a "CCA Benefit Plan"),
     (iii) upon the conversion of the CCA Series B Convertible Preferred Stock, $1.00 par value per share, or the CCA Notes, (iv) pursuant to Sodexho's participation rights, if any, pursuant to Section 9 of the Sodexho Shareholders Agreement (as defined in the Merger Agreement) for participation in issuances permitted under the Merger Agreement;

          (d) amend or propose to amend the CCA Charter or similar documents or the CCA Bylaws or the charter or bylaws of any of CCA's subsidiaries;

          (e) merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any corporation, partnership, association or other business organization or any division or business thereof, except pursuant to CCA's International Joint Venture Agreement (as defined in the Merger Agreement) with Sodexho;

          (f) sell, lease, mortgage, encumber or otherwise dispose of any material assets (including capital stock of subsidiaries), except as to CCA with respect to the sale to Prison Realty of properties that are described as "Option Facilities" in the Prison Realty Commission documents as described in the Merger Agreement;

          (g) except for an increase to CCA's revolving credit agreement as described herein, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of CCA or any of its subsidiaries or guarantee any debt securities of others or enter into any "keepwell" or similar arrangement, other than revolving credit borrowings or borrowings to fund capital expenditures described in clause (a) above, in each case under CCA's existing credit agreement;

          (h) take any action that would result in any of the representations and warranties of CCA set forth in the Merger Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in the Merger Agreement not being satisfied;

          (i) change its fiscal year or its methods, principles or practices of accounting in effect at December 31, 1997, except as required by changes in generally accepted accounting principles, or alter or change in any material respect its practices and policies relating to the payment of accrued liabilities or accounts payable;

          (j) (i) enter into, adopt, amend or terminate any CCA Benefit Plan or any agreement, arrangement, plan or policy between such party and one or more of its directors, officers or employees, except for any such actions taken in the ordinary course of business consistent with past practice,
     (ii) increase in any manner the compensation or fringe benefits of any of its directors, officers or employees or provide any other benefit not required by any plan and arrangement as in effect as of the date of the Merger Agreement, except for normal salary compensation increases, benefit changes or cash bonus awards made in the ordinary course of business consistent with past practice, or (iii) create or amend any CCA Stock Plans (except a deferred compensation plan for non-employee directors) or grant any equity based award pursuant to any CCA Stock Plans or otherwise;

          (k) except as set forth in clause (iii) below, (i) pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of the Merger Agreement, (ii) waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice, or (iii) settle or compromise any litigation (whether or not commenced prior to the date of the Merger Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $1.0 million, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters does not exceed $5.0 million;

          (1) enter into or commit to enter into, or assume, any operating or capital lease, other than (i) any such lease contemplated by the CCA capital budget or CCA's operating budget, a copy of which has been provided to Prison Realty prior to the date of the Merger Agreement, or (ii) any such operating lease which is not material to CCA and its subsidiaries, taken as a whole;

          (m) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

          (n) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of CCA's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other person covered under Item 404 of Regulation S-K of the Commission that would be required to be disclosed under Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in the documents required to be filed with the Commission by CCA since January 1, 1995;

          (o) make any material income tax election, amend any material tax return or settle or compromise any material tax liability; or

          (p) authorize any of, or commit or agree to take any of, the actions described in clauses (a)-(o) above.

     In addition, CCA will advise Prison Realty of any change or event which would cause or constitute a material breach of any of the representations or warranties of CCA contained in the Merger Agreement. CCA will file all reports required to be filed by it with the Commission or the NYSE between the date of the Merger Agreement and the Effective Time and will deliver to Prison Realty copies of all such reports promptly after the same are filed.

COVENANTS OF PRISON REALTY

     During the period from the date of the Merger Agreement until the Effective Time, Prison Realty has agreed as to itself and its subsidiaries that Prison Realty and its subsidiaries shall:

          (a) carry on their respective businesses only in the usual, regular and ordinary course consistent with past practice in all material respects and use their reasonable best efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time;

          (b) conduct operations in a manner so as to continue to qualify as a REIT under the Code;

          (c) advise CCA from time to time of the proposed structure of New Prison Realty and its subsidiaries and affiliated entities at and after the Effective Time for purposes of CCA's evaluation of the Merger and description of the Merger and related transactions in this Joint Proxy Statement-Prospectus; and

          (d) advise CCA of any change or event which would cause or constitute a material breach of any of its representations or warranties contained in the Merger Agreement and file all reports required to be filed by it with the Commission or the NYSE between the date of the Merger Agreement and the Effective Time and deliver to CCA copies of all such reports promptly after the same are filed.

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

     Prison Realty has further agreed as to itself and its subsidiaries that, during the period from the date of the Merger Agreement until the Effective Time, Prison Realty will not, nor will it permit any of its subsidiaries to:

          (a) make any distributions other than at its current rate, provided that the rate may be increased by the greater of fifteen percent or up to the minimum amounts as may be required to comply with Section 857(a) of the Code; or

          (b) take any action that would result in any of its representations and warranties set forth in the Merger Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in the Merger Agreement not being satisfied.

CONDITIONS TO THE MERGER

     The respective obligations of Prison Realty and CCA to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of CCA Common Stock and the approval of the Merger Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Prison Realty Common Shares;

          (b) no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any government entity of competent jurisdiction enjoining or otherwise preventing the completion of the Merger being in effect; provided, however, that each of such parties has agreed to use reasonable best efforts to prevent the entry of any such injunction or other order or decree and to cause any such injunction or other order or decree that may be entered to be vacated or otherwise rendered of no effect;

          (c) Prison Realty having obtained the opinion of its tax adviser that upon, and after, the Effective Time of the Merger and the completion of the transactions contemplated in connection with the Merger, New Prison Realty will be in compliance with the requirements for qualification as a REIT under the Code, and the proposed method of operation of New Prison Realty as described in this Joint Proxy Statement-Prospectus will enable New Prison Realty to meet the requirements for taxation as a REIT under the Code beginning with the year ending December 31, 1999;

          (d) New Prison Realty Common Shares to be issued in the Merger having been approved for listing on the NYSE, subject to official notice of issuance, if applicable;

          (e) the New Prison Realty Registration Statement on Form S-4 being satisfactory in all material respects to CCA and Prison Realty having been declared effective, and no stop order suspending the effectiveness of the New Prison Realty Registration Statement on Form S-4 being in effect and no proceedings for such purpose being pending before or threatened by the Commission;

          (f) Prison Realty having obtained financing sufficient to fund the operations of New Prison Realty's business as described in this Joint Proxy Statement-Prospectus after the Effective Time of the Merger and the completion of the transactions contemplated in the Merger Agreement; and

          (g) CCA having conveyed substantially all of its non-real estate assets to Correctional Management Services Corporation, Prison Management Services, LLC, or Juvenile and Jail Facility Management Services, LLC on substantially the same terms and conditions as described in this Joint Proxy Statement-Prospectus.

     The obligation of Prison Realty to effect the Merger is also subject to the satisfaction of the following conditions unless waived by Prison Realty:

          (a) the representations and warranties of CCA set forth in the Merger Agreement (i) to the extent qualified by material adverse effect being true and correct, and (ii) to the extent not qualified by material adverse effect being true and correct, except that clause (ii) will be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on CCA, in each of cases (i) and (ii), as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement, and Prison Realty's receipt of a certificate to such effect signed on behalf of CCA by its Chief Executive Officer or its Chief Financial Officer;

          (b) CCA having performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Prison Realty's receipt of a certificate to such effect signed on behalf of CCA by its Chief Executive Officer or Chief Financial Officer;

          (c) Prison Realty's receipt of evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of government entities and other third parties as are necessary in connection with the transactions contemplated by the Merger Agreement have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on CCA;

          (d) there not being pending any suit, action or proceeding brought by any government entity seeking to prohibit or limit in any material respect the ownership or operation by CCA, any subsidiary formed pursuant to the Merger or any of their respective affiliates of a substantial portion of the business or assets of CCA and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of CCA and its subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to impose limitations on the ability of New Prison Realty or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of CCA Common Stock, including, without limitation, the right to vote CCA Common Stock on all matters properly presented to the shareholders of CCA or seeking to prohibit New Prison Realty or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of CCA or its subsidiaries, in each case after giving effect to any actions required to be taken pursuant to CCA's and Prison Realty's obligations, among other things, to use all reasonable best efforts to complete and make effective the Merger, and the other transactions contemplated by the Merger Agreement;

          (e) Prison Realty having received the opinion of its tax adviser with respect to the status of the Prison Realty Merger as a tax-free reorganization pursuant to Section 368(a) of the Code; and

          (f) Prison Realty having received an update of the J.C. Bradford opinion on each of the date of mailing of this Joint Proxy
     Statement-Prospectus to the shareholders of Prison Realty and the Closing Date.

     The obligation of CCA to effect the Merger is also subject to the satisfaction of the following conditions unless waived by CCA:

          (a) the representations and warranties of Prison Realty set forth in the Merger Agreement to the extent qualified by material adverse effect being true and correct, and (ii) to the extent not qualified by material adverse effect being true and correct, except that clause (ii) will be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty, in each of cases (i) and
     (ii), as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement, and CCA's receipt of a certificate to such effect signed on behalf of Prison Realty by the Chief Executive Officer or President thereof;

          (b) Prison Realty having performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and CCA's receipt of a certificate to such effect signed on behalf of Prison Realty by the Chief Executive Officer or President thereof;

          (c) CCA having received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on Prison Realty;

          (d) CCA having received the opinion of its tax adviser with respect to the status of the CCA Merger as a tax-free reorganization pursuant to
     Section 368(a) of the Code;

          (e) CCA having received an update of the Stephens opinion on each of the date of mailing of this Joint Proxy Statement-Prospectus to the shareholders of CCA and on the Closing Date;

          (f) Prison Realty having received commitments for a credit agreement and other financing arrangements sufficient, in the reasonable judgment of CCA's Board, to fund the operations of New Prison Realty as described in this Joint Proxy Statement-Prospectus and having provided such commitments to CCA no later than the date this Joint Proxy Statement-Prospectus is mailed to CCA's shareholders; and

          (g) Prison Realty and each holder of Prison Realty options having agreed that the Merger and the completion of the transactions contemplated hereby shall not constitute a change in control under the Prison Realty equity plans or otherwise affect the vesting or other terms of the Prison Realty Options.

     The Merger Agreement further provides that neither CCA nor Prison Realty may rely on the failure of any condition described in this section to be satisfied if such failure was caused by such party's failure to use all reasonable best efforts to complete the Merger and the other transactions contemplated by the Merger Agreement.

     All of the conditions to the Merger may be waived by the company entitled to assert the condition, with the exception of the material condition of the approval of the Merger Agreement by the shareholders of CCA and Prison Realty, which may not be waived. Prison Realty has waived the requirement of consents of government entities as to the assignment of the management contracts of CCA, as described further under "Material Risk Factors -- Ownership of Capital Stock of New Prison Realty Involves Risks Inherent in the Corrections and Detention Industry -- Short-Term Nature of Government Contracts."

NO SOLICITATION

     CCA has agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of, or any investment banker, attorney or other adviser or representative of, CCA or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate the submission of any Takeover Proposal (as hereinafter defined) or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Takeover Proposal; provided, however, that prior to the approval of the Merger Agreement by the shareholders of CCA, CCA may, in response to a bona fide Takeover Proposal that constitutes a Superior Proposal (as hereinafter defined) and that was made after the date of the Merger Agreement (and not solicited by CCA after the date of the Merger Agreement) by any person, and subject to CCA's obligations to notify Prison Realty as described below, (A) furnish information with respect to CCA and its subsidiaries to such person and its representatives pursuant to a confidentiality agreement and discuss such information with such person and its representatives and (B) participate in negotiations regarding such Takeover Proposal.

     As used in the Merger Agreement and this Joint Proxy Statement-Prospectus (except as described under " -- Fees and Expenses"), the term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets (based on the fair market value thereof) of CCA and its subsidiaries, taken as a whole, other than the transactions contemplated by the Merger Agreement, or of 20% or more of any class of equity securities of CCA or any of its subsidiaries or any tender offer or exchange offer (including by CCA or any of its subsidiaries) that if completed would result in any person beneficially owning 20% or more of any class of equity securities of CCA or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitaliza-

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

tion, liquidation, dissolution or similar transaction involving CCA or any of its subsidiaries other than the transactions contemplated by the Merger Agreement.

     Except as described in this section, the CCA Board may not (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Prison Realty, the approval or recommendation by the CCA Board of the Merger or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause or agree to cause CCA to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any Takeover Proposal. Notwithstanding the foregoing, if the CCA Board receives a Superior Proposal, the CCA Board may, prior to the receipt of the approval of the Merger by the shareholders of CCA and subject to compliance with the provisions described under "-- Fees and Expenses", withdraw or modify its approval or recommendation of the Merger and the Merger Agreement, approve or recommend a Superior Proposal or terminate the Merger Agreement, but in each case only at a time that is at least five business days after receipt by Prison Realty of written notice advising them that the CCA Board has resolved to accept a Superior Proposal if it continues to be a Superior Proposal at the end of such five business day period. As used in the Merger Agreement and this Joint Proxy Statement-Prospectus, the term "Superior Proposal" means any bona fide Takeover Proposal (which, for purposes of the provisions described in the previous paragraph only, may be subject to a due diligence condition), which proposal was not solicited by CCA after the date of the Merger Agreement, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of CCA Common Stock then outstanding or all or substantially all the assets of CCA and its subsidiaries and otherwise on terms which the CCA Board determines in good faith (after consultation with a financial adviser of nationally recognized reputation) to be more favorable to CCA's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the CCA Board, is reasonably capable of being financed by such third party.

     In addition to the obligations of CCA set forth in the preceding paragraphs, CCA will promptly advise Prison Realty orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making any such request or Takeover Proposal and any determination by the CCA Board that a Takeover Proposal is or may be a Superior Proposal. CCA will keep Prison Realty informed as to the status and material details (including amendments or proposed amendments) of any such request or Takeover Proposal.

     None of the provisions described in this section prohibit CCA from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act or from making any disclosure to CCA's shareholders if, in the good faith judgment of the CCA Board after consultation with outside counsel, failure to do so would be inconsistent with its obligations under applicable law.

ACCESS TO INFORMATION

     Each of CCA and Prison Realty has further agreed that it will, and will cause each of its subsidiaries to, afford to the other party to the Merger Agreement and to its officers, employees, accountants, counsel and other representatives (including environmental consultants), reasonable access, during normal business hours during the period prior to the Effective Time, to their respective properties, books, records and personnel and, during such period, each of CCA and Prison Realty will, and will cause each of its subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, and (b) such other information concerning its business, properties and personnel as the other party may reasonably request.

REASONABLE BEST EFFORTS

     Subject to the terms and conditions of the Merger Agreement, each of CCA and Prison Realty will, and will cause its subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to complete and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, including (i) the obtaining of any necessary consent, authorization, order or approval of, or any exemption by, any government entity and/or any other public or private third party which is required to be obtained by such party or any of its subsidiaries in connection with the Merger and the other transactions contemplated by the Merger Agreement (provided that CCA will not pay or agree to pay any material amount to obtain a consent without the prior approval of Prison Realty, which approval will not be unreasonably withheld or delayed), and the making or obtaining of all necessary filings and registrations with respect thereto, (ii) the defending of any lawsuits or other legal proceedings challenging the Merger Agreement, and (iii) the execution and delivery of any additional instruments necessary to complete the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval of the Merger Agreement by the shareholders of CCA and of Prison Realty:

          (a) by mutual written consent of CCA and Prison Realty;

          (b) by CCA or Prison Realty upon written notice to the other parties:

             (i) if any government entity of competent jurisdiction has issued a permanent injunction or other order or decree enjoining or otherwise preventing the completion of the Merger and such injunction or other order or decree has become final and nonappealable; provided that the party seeking to terminate the Merger Agreement has used its reasonable best efforts to prevent or contest the imposition of, or seek the lifting or stay of, such injunction, order or decree;

             (ii) unless the party seeking to terminate the Merger Agreement is in material breach of its obligations under the Merger Agreement, if CCA or Prison Realty breaches or fails to perform any of its representations, warranties, covenants or other agreements under the Merger Agreement, which breach or failure to perform (A) would give rise to the failure of a condition to the closing relating to its representations and warranties or a condition to the closing relating to its covenants or other agreements and (B) is incapable of being cured by the party so breaching or failing to perform or is not cured within 30 days after the terminating party gives written notice of such breach to the other party and such a cure is not effected during such period;

             (iii) if the Merger has not been completed on or before March 31, 1999, unless the failure to complete the Merger is the result of a material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; or

             (iv) if, upon a vote at a duly held meeting of the shareholders of CCA or Prison Realty or any adjournment thereof, the approval of the Merger Agreement by such shareholders is not obtained;

          (c) by Prison Realty upon written notice to CCA:

             (i) if the CCA Board or any committee thereof withdraws or modifies in a manner adverse to Prison Realty its approval or recommendation of the Merger or the Merger Agreement, approves or recommends any Takeover Proposal or resolves to do any of the foregoing; or

             (ii) if CCA enters into any agreement (other than a confidentiality agreement in accordance with the provisions described under " -- No Solicitation") with respect to a Superior Proposal or resolves to do so; or

          (d) by CCA, prior to the approval of the Merger Agreement by the shareholders of CCA and subject to CCA's obligations described under " -- Fees and Expenses":

             (i) if the CCA Board receives a Superior Proposal, but only at such time that is at least five business days after the receipt by Prison Realty of written notice advising them that the CCA Board has resolved to accept such Superior Proposal and it continues to be a Superior Proposal at the end of such five business day period; or

             (ii) upon written notice to Prison Realty if the Prison Realty Board or any committee thereof has withdrawn or modified in a manner adverse to CCA its approval or recommendation of the Merger or the Merger Agreement or resolves to do so.

FEES AND EXPENSES

     Whether or not the Merger is completed, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses, except that CCA has agreed to reimburse Prison Realty for the cost of certain valuation and consulting services that will benefit the Surviving Company; the aggregate amount of such reimbursement will not exceed $5.4 million.

     In addition, in the event that (i) the Merger Agreement is terminated by Prison Realty as described in clause (c) under "-- Termination" above, (ii) the Merger Agreement is terminated by CCA as described in clause (d)(i) under "-- Termination" above, or (iii) (x) any person has made a bona fide Takeover Proposal with respect to CCA after the date of the Merger Agreement and thereafter the Merger Agreement is terminated by CCA as described in clause
(b)(iii) under "-- Termination" above or by either party as described in clause
(b)(iv) under "-- Termination" above and (y) within 12 months after such termination a Takeover Agreement (as hereinafter defined) is executed by CCA or a Takeover Transaction (as hereinafter defined) is completed, then CCA will reimburse Prison Realty for the documented out-of-pocket fees and expenses reasonably incurred thereby in connection with the Merger Agreement and the transactions contemplated thereby (including those which may be incurred in connection with enforcing the terms of these fee provisions) in an aggregate amount not in excess of $7.0 million (the "Expenses"). For purposes of this paragraph, the term "Takeover Transaction" means any transaction if a proposal to complete such transaction would constitute a Takeover Proposal, the term "Takeover Agreement" means any letter of intent, agreement in principle, acquisition agreement or similar agreement to complete a Takeover Transaction and the term "Takeover Proposal" has the meaning described under " -- No Solicitation" above except that (1) references to "20%" in the definition of such term contained in that section will be deemed to be references to "50%" and
(2) the term "Takeover Proposal" will only be deemed to refer to a transaction involving CCA, or with respect to assets (including the shares of any subsidiary), of CCA and its subsidiaries taken as a whole. Notwithstanding the immediately preceding sentence, if any bona fide Takeover Proposal (as defined in this paragraph but without regard to clause (1) above) made by a person with respect to CCA is made after the date of the Merger Agreement and CCA accepts such proposal or any other Takeover Proposal (as defined in this paragraph but without regard to clause (1) above) made by such person after the termination of the Merger Agreement, then such accepted proposal will constitute a "Takeover Proposal" for purposes of clause (iii) above. The reimbursement for expenses required pursuant to this paragraph shall be reduced by one-half of any amount previously paid by CCA to Prison Realty in accordance with the preceding paragraph.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties thereto at any time before or after approval of the Merger by the shareholders of CCA and of Prison Realty, provided that after such approval, no amendment may be made which by law requires further approval by such shareholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     At any time prior to the Effective Time, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party to the Merger Agreement, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (c) subject to the provisions described in the preceding paragraph, waive compliance with any of the agreements or conditions contained in the Merger Agreement. If material conditions to the Merger are waived by either party after the date of this Joint Proxy Statement-Prospectus, or any supplement thereto, the companies expect to resolicit shareholder approval of the Merger. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in

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

a written instrument signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights.

BENEFIT PLANS; STOCK PLANS

     The Merger Agreement provides that following the Effective Time, except as otherwise provided in the Merger Agreement, New Prison Realty will honor, or cause to be honored, all obligations under employment agreements, all CCA Benefit Plans and Stock Plans, all Prison Realty Benefit Plans and Equity Plans and all other employee benefit plans, programs, policies and arrangements of CCA or Prison Realty in accordance with the terms thereof. Nothing in the Merger Agreement prohibits New Prison Realty from amending or terminating such agreements, programs, policies and arrangements in accordance with the terms thereof and with applicable law.

     The Merger Agreement also provides that as soon as practicable following the date of the Merger Agreement, the CCA Board (or, if appropriate, any committee administering the CCA Stock Plans) shall adopt such resolutions or take other actions with respect to all CCA Options granted pursuant to any CCA Stock Plan so that unless otherwise required by the terms of the applicable CCA Stock Plan (and then in such case, to the extent agreed by the applicable holder of a CCA Option) all CCA Options granted under CCA Stock Plans shall be converted into CCA Rollover Options with the same conditions, including vesting and continued employment, as the CCA Option to which it relates. The obligation of New Prison Realty pursuant to the foregoing to issue shares of New Prison Realty Common Stock or CCA Rollover Options is subject to New Prison Realty's determination that it will be in compliance with applicable REIT statutes and regulations. In the event that New Prison Realty determines that the treatment of CCA Rollover Options as described above will not so comply, New Prison Realty may cause any or all CCA Rollover Options to be cashed out in exchange for a cash payment equal to the following: the product of (x) the excess of 0.875 times the closing price of one Prison Realty Common Share on the NYSE on the date that is five days prior to the Closing Date over the exercise price per share of the CCA Common Stock subject to the CCA Rollover Options, and (y) the number of shares of CCA Common Stock subject to such CCA Rollover Options. All amounts payable pursuant to this paragraph shall be subject to any required withholding of taxes and shall be paid without interest.

     The Merger Agreement also provides that as soon as practicable following the date of the Merger Agreement, the CCA Board (or, if appropriate, any committee administering the CCA Stock Plans) shall adopt such resolutions or take other actions with respect to the CCA Deferred Stock granted under the CCA Stock Bonus Plan so that immediately prior to the CCA Effective Time, all shares of CCA Deferred Stock under the Stock Bonus Plan will vest in full. The Merger Agreement also provides that as soon as practicable following the date of the Merger Agreement, the Prison Realty Board (or, if appropriate, any committee administering the Prison Realty Equity Plans) shall adopt such resolutions or take such other actions with respect to all outstanding options granted pursuant to the Prison Realty Equity Plans so that all Prison Realty Options shall be converted into options to purchase shares of Surviving Company Common Stock ("Prison Realty Rollover Options") with the same conditions, including vesting and continued employment, as the Prison Realty Option to which it relates and shall obtain the agreement of each holder of Prison Realty Options that the Merger and the completion of the transactions contemplated hereby do not constitute a change in control under the Prison Realty Equity Plans or otherwise affect the vesting or other terms of the Prison Realty Options.

        MANAGEMENT AND OPERATIONS OF NEW PRISON REALTY AFTER THE MERGER

GENERAL

     Prison Realty currently is, and after the Merger New Prison Realty will be, the largest self-administered and self-managed publicly traded REIT in the United States focused on owning and acquiring correctional and detention facilities. The management of New Prison Realty will be identical to that of Prison Realty, except that Doctor R. Crants will serve as Chief Executive Officer of New Prison Realty, J. Michael Quinlan will serve as Vice Chairman of its Board of Directors, and Jean-Pierre Cuny will serve as a member of its Board of Directors. It will be New Prison Realty's primary objective to acquire correctional and detention facilities and to lease such facilities to third party operators and to otherwise follow the intentions and objectives set by Prison Realty as more fully described in this Joint Proxy Statement-Prospectus under the heading "-- Information About the Policies and Objectives of Prison Realty and New Prison Realty."

TAX STATUS

     Following the Merger, New Prison Realty will operate so as to qualify as a REIT for federal income tax purposes. To qualify as a REIT, New Prison Realty's income must be derived from certain sources, including rents from real property (and generally excluding income from the operation of a correctional and detention facility). See "Material Federal Income Tax
Consequences -- Qualification and Operation of New Prison Realty as a
REIT -- Income Tests." After the Merger, therefore, New Prison Realty will be precluded from managing and operating the correctional and detention facilities that are currently operated by CCA, including those facilities it will acquire from Prison Realty and CCA in the Merger. Consequently, the facilities to be owned by New Prison Realty will be leased to Operating Company, of which New Prison Realty will own 9.5% of the capital stock and economic interest, and the operations relating to the facilities to be owned by New Prison Realty but which are operated by CCA will be transferred to Operating Company. Operations relating to certain CCA-operated facilities owned by government entities will be transferred to the Service Companies as described below. Operating Company and the Service Companies will collectively operate the facilities under the name "Corrections Corporation of America" pursuant to a trade name use agreement among each of those companies and CCA and New Prison Realty, as described herein.

OWNERSHIP OF OPERATING COMPANY AND SERVICE COMPANIES

     New Prison Realty will own 9.5% of the capital stock of Operating Company, which will consist of 100% of the non-voting common stock and will represent 9.5% of the economic value of Operating Company. The remaining capital stock, which will consist of voting common stock, will be owned by management employees of Operating Company (other than Doctor R. Crants, who will serve as Chief Executive Officer of Operating Company), by management employees of New Prison Realty, by the wardens of the facilities operated by Operating Company and by Sodexho and an affiliate of Baron Capital as described herein.

     New Prison Realty will own only non-voting common stock of each of the Service Companies. The non-voting common stock of the Service Companies will obligate each of the Service Companies to pay to New Prison Realty 95% of its net income, as determined in accordance with GAAP. The voting common stock of each of the Service Companies will be owned by one or more investors and by the wardens of the facilities operated by the Service Companies.

MERGER-RELATED TRANSACTIONS

     Prior to or contemporaneously with the completion of the Merger, Prison Realty and CCA will engage in a series of transactions (the "Merger-Related Transactions") which are designed to provide for the strategic combination between the companies and enable New Prison Realty to meet the requirements applicable to REITs. The Merger-Related Transactions are described below.

     - Immediately prior to the Merger, CCA will sell to Operating Company all of the issued and outstanding capital stock of certain wholly owned corporate subsidiaries of CCA, certain management contracts and certain other non-real estate assets, as described herein, and will enter into a trade name use agreement with Operating Company, as described below. In exchange, CCA will receive an installment note in the principal amount of $137.0 million (the "Operating Company Note"), 100% of the non-voting common stock of Operating Company and certain additional consideration under a trade name use agreement as described below. The non-voting common stock will represent a 9.5% economic interest in Operating Company. The Operating Company Note will be payable over 10 years and will bear interest at a rate of 12% per annum. Interest only will be payable for the first four years of the Operating Company Note, and the principal will be amortized over the following six years. To the extent Operating Company generates available cash flow from operations in excess of amounts required to make payments under the Operating Company Credit Facility or other similar financing arrangements, such funds shall be used to prepay the principal due under the Operating Company Note. Doctor
       R. Crants will guarantee payment of 10% of the outstanding principal amount due under the Operating Company Note. The Operating Company Note will be secured by the management contracts transferred to Operating Company.

     - Immediately prior to the Merger and in connection with the transactions described above, CCA will enter into a trade name use agreement with Operating Company (the "Trade Name Use Agreement"). Under the Trade Name Use Agreement, which has a term of ten years, CCA will grant to Operating Company the right to use the name "Corrections Corporation of America" and derivatives thereof, subject to specified terms and conditions therein. In consideration for such right, Operating Company will pay a fee equal to (i) 2.5% of the gross revenues of Operating Company for the first three years of the Trade Name Use Agreement, and (ii) 3.0% of Operating Company's gross revenues for the remaining term of the Trade Name Use Agreement, provided that after completion of the Merger the amount of such fee may not exceed (a) 2.5% of the gross revenues of New Prison Realty for the first three years of the Trade Name Use Agreement, or (b) 3.25% of New Prison Realty's gross revenues for the remaining term of the Trade Name Use Agreement.

     - Immediately prior to the Merger, CCA will transfer to a newly-created limited liability company, Prison Management Services, LLC, certain management contracts and all non-real estate assets relating to government-owned adult prison facilities. In exchange, CCA will receive 100% of the non-voting membership interest in Prison Management Services, LLC. This interest will obligate Prison Management Services, LLC to make distributions to CCA equal to 95% of its net income, as determined in accordance with GAAP.

     - Immediately prior to the Merger, CCA will transfer to a newly-created limited liability company, Juvenile and Jail Facility Management Services, LLC, certain management contracts and all non-real estate assets relating to government-owned jails and juvenile facilities. In exchange, CCA will receive 100% of the non-voting membership interest in Juvenile and Jail Facility Management Services, LLC. This interest will obligate Juvenile and Jail Facility Management Services, LLC to make distributions to CCA equal to 95% of its net income, as determined in accordance with GAAP.

     - Immediately after the Merger, Prison Management Services, LLC will be merged with and into Service Company A, with Service Company A as the surviving company. In connection with this merger, New Prison Realty will receive 100% of the non-voting common stock of Service Company A. The non-voting common stock will obligate Service Company A to pay dividends to New Prison Realty equal to 95% of its net income, as determined in accordance with GAAP.

     - Immediately after the Merger, Juvenile and Jail Facility Management Services, LLC will be merged with and into Service Company B, with Service Company B as the surviving company. In connection with this merger, New Prison Realty will receive 100% of the non-voting common stock of Service Company B. The non-voting common stock will obligate Service Company B to pay dividends to New Prison Realty equal to 95% of its net income, as determined in accordance with GAAP.

     - Immediately after the Merger, all existing leases between CCA and Prison Realty will be cancelled and New Prison Realty will enter into a master lease agreement and leases with respect to each leased property with Operating Company (the "Operating Company Leases"). The terms of the Operating Company Leases will range from 10 to 12 years which may be extended at fair market rates for three additional five-year periods upon the mutual agreement of New Prison Realty and Operating Company. The facilities owned by New Prison Realty are expected to generate initial annual rent of approximately $295.0 million, which represents an 11.1% lease rate based on their respective values. Prison Realty and CCA believe that the lease rates represent a fair market rental rate based on comparable triple-net lease transactions. Although New Prison Realty will have general recourse to Operating Company under the Operating Company Leases, Operating Company's payment obligations under the Operating Company Leases will not be secured by any assets of Operating Company. Operating Company's obligations under the Operating Company Leases, however, will be cross-defaulted. For a discussion of the terms of the Operating Company Leases, see "-- Leases with Operating Company."

     - Immediately after the Merger, New Prison Realty and Operating Company will enter into a Right to Purchase Agreement (the "Operating Company Right to Purchase Agreement") pursuant to which Operating Company will grant to New Prison Realty a right to acquire, and lease back to Operating Company at fair market rental rates, any correctional or detention facility acquired or developed and owned by Operating Company in the future for a period of 10 years following the date inmates are first received at such facility. The initial annual rental rate on such facilities will be the fair market rental rate as determined by New Prison Realty and Operating Company. Additionally, Operating Company will grant New Prison Realty a right of first refusal to acquire any Operating Company-owned correctional or detention facility should Operating Company receive an acceptable third party offer to acquire any such facility.

     - Immediately after the Merger, New Prison Realty will enter into a services agreement (the "Operating Company Services Agreement") with Operating Company pursuant to which Operating Company will serve as a facilitator of the construction and development of additional facilities on behalf of New Prison Realty for a term of five years from the date of the Operating Company Services Agreement. In such capacity, Operating Company will perform, at the direction of New Prison Realty, services needed in the construction and development of correctional and detention facilities, including services related to identification of potential additional facilities, preparation of proposals, project bidding, project design, governmental relations, and project marketing. In consideration for the performance of such services by Operating Company, New Prison Realty will pay a fee equal to 5% of the total capital expenditures (excluding the incentive fee discussed below and the 5% fee herein referred to) incurred in connection with the construction and development of a facility, plus an amount equal to $560 per bed for facility preparation services provided by Operating Company prior to the date on which inmates are first received at such facility. Under the terms of the Operating Company Services Agreement, New Prison Realty will not be obligated to pay the services fee of $560 per bed unless the rent payable under the Operating Company Lease for the facility being developed is determined based upon the fair market value of the facility with an applicable lease rate of at least 11.1%.

     - Immediately after the Merger, New Prison Realty will enter into a tenant incentive agreement (the "Tenant Incentive Agreement") with Operating Company pursuant to which New Prison Realty will pay to Operating Company an incentive fee to induce Operating Company to enter into Operating Company Leases with respect to those facilities developed and facilitated by Operating Company. The amount of the incentive fee will be $840 per new bed of each facility leased by Operating Company for which Operating Company has served as developer and facilitator. Under the terms of the Tenant Incentive Agreement, New Prison Realty will not be obligated to pay the incentive fee with respect to a facility unless the rent payable under the Operating Company Lease for the facility is determined based upon the fair market value of the facility with an applicable lease rate of at least 11.1%. No fee will be payable in respect of additions to a facility.

     - Immediately after the Merger, each of Service Company A and Service Company B will enter into an administrative services agreement with Operating Company (collectively, the "Administrative Services Agreements") pursuant to which employees of Operating Company's administrative departments will perform extensive administrative services (including but not limited to legal, finance, management information systems and government relations services), as needed, for the Service Companies. In connection therewith, Operating Company will also grant to each of Service Company A and Service Company B the right to use the name "Corrections Corporation of America" and the derivatives thereof in connection with the servicing of its contracts. As consideration for the foregoing, each Service Company will pay Operating Company a management fee of $250,000 per month. This management fee will be increased annually at the rate of four percent per year.

OWNERSHIP STRUCTURE

     After the completion of the Merger and the Merger-Related Transactions, the structure of New Prison Realty, Operating Company, Service Company A and Service Company B will be as follows:

                              (Organization Chart)

OPERATING COMPANY

     General. Operating Company is authorized to issue up to 200,000,000 shares of capital stock consisting of 100,000,000 shares of voting common stock (the "Operating Company Voting Common Stock") and 100,000,000 shares of non-voting common stock (the "Operating Company Non-Voting Common Stock") (collectively, the "Operating Company Capital Stock"). As of the date of this Joint Proxy Statement-Prospectus, all of the issued and outstanding shares of Operating Company Capital Stock are held by certain of the management and employees of Prison Realty and CCA, who hold shares of Operating Company Voting Common Stock.

     Immediately prior to the Merger, CCA will sell to Operating Company all of the issued and outstanding stock of certain of CCA's wholly owned corporate subsidiaries (one of which will own the management contracts relating to the international facilities managed by CCA) and certain management contracts relating to the facilities owned by Prison Realty and all non-real estate assets relating to such contracts and will also enter into the Trade Name Use Agreement with Operating Company. The management contracts to be sold to Operating Company will specifically include management contracts relating to the following domestic facilities, which includes all of the facilities owned by Prison Realty (the "Operating Company Contracts"):

DOMESTIC FACILITY                                        LOCATION            BED CAPACITY
-----------------                                        --------            ------------
Avery/Mitchell Correctional Institution.......  Spruce Pine, North Carolina       528
Bent County Correctional Facility.............  Las Animas, Colorado              700
Bridgeport Pre-Parole Transfer Facility.......  Bridgeport, Texas                 200
California City Correctional Facility.........  California City, California     2,304
Central Arizona Detention Center..............  Florence, Arizona               1,792
Cibola County Corrections Center..............  Milan, New Mexico                 376
Cimarron Correctional Facility................  Cushing, Oklahoma                 960

DOMESTIC FACILITY                                        LOCATION            BED CAPACITY
-----------------                                        --------            ------------
Coffee Correctional Facility..................  Nicholls, Georgia                 508
Correctional Treatment Facility...............  Washington, D.C.                  866
Davis Correctional Facility...................  Holdenville, Oklahoma             960
Diamondback Correctional Facility.............  Watonga, Oklahoma               1,440
Eden Detention Center.........................  Eden, Texas                     1,225
Eloy Detention Center.........................  Eloy, Arizona                   1,500
Houston Processing Center.....................  Houston, Texas                    411
Huerfano County Correctional Facility.........  Walsenburg, Colorado              752
Kit Carson Correctional Center................  Burlington, Colorado              768
Laredo Processing Center......................  Laredo, Texas                     258
Leavenworth Detention Center..................  Leavenworth, Kansas               327
Lee Adjustment Center.........................  Beatyville, Kentucky              500
Marion Adjustment Center......................  St. Mary, Kentucky                600
Mendota Correctional Facility.................  Mendota, California             1,024
Mineral Wells Pre-Parole Transfer Facility....  Mineral Wells, Texas            2,103
Montana Correctional Facility.................  Shelby, Montana                   512
New Mexico Women's Correctional Facility......  Grants, New Mexico                322
North Fork Correctional Center................  Sayre, Oklahoma                 1,440
Northeast Ohio Correctional Center............  Youngstown, Ohio                2,016
Otter Creek Correctional Center...............  Wheelwright, Kentucky             400
Pamlico Correctional Institution..............  Bayboro, North Carolina           528
Polk County Jail Annex........................  Bartow, Florida                 1,008
Prairie Correctional Facility.................  Appleton, Minnesota             1,338
River City Correctional Center................  Louisville, Kentucky              363
San Diego Correctional Facility...............  San Diego, California           1,000
San Diego Jail................................  San Diego, California             200
Shelby Training Center........................  Memphis, Tennessee                200
Southern Nevada Women's Correctional
  Facility....................................  Las Vegas, Nevada                 500
T. Don Hutto Correctional Center..............  Taylor, Texas                     480
Torrance County Detention Facility............  Estancia, New Mexico              910
West Tennessee Detention Center...............  Mason, Tennessee                  600
Wheeler Correctional Facility.................  Alamo, Georgia                    508
Whiteville Correctional Facility..............  Whiteville, Tennessee           1,536

     In exchange for the foregoing assets, CCA will receive the Operating Company Note in the principal amount of $137.0 million, 100% of the issued and outstanding shares of Operating Company Non-Voting Common Stock, representing 9.5% of all of the issued and outstanding Operating Company Capital Stock, and certain additional consideration under the Trade Name Use Agreement, as described below. The Operating Company Note will be payable over 10 years and will bear interest at a rate of 12% per annum. Interest only will be payable for the first four years of the Operating Company Note, and the principal will be amortized over the following six years. To the extent Operating Company generates available cash flow from operations in excess of amounts required to make payments under the Operating Company Credit Facility or other similar financing arrangements, such funds shall be used to prepay the principal due under the Operating Company Note. Doctor R. Crants will guarantee payment of 10% of the outstanding principal amount due under the Operating Company Note. The Operating Company Note will be secured by the Operating Company Contracts. Sodexho and an affiliate of Baron Capital have each agreed to purchase a 16% interest in Operating Company, each for $8.0 million, immediately prior to the merger.

     Following completion of the Merger, it is expected that the Operating Company Voting Common Stock will be owned as follows: (i) 32% will be owned by Sodexho and an affiliate of Baron Capital; (ii) 38% will be owned by 15 current officers of CCA and four current officers of Prison Realty; (iii) 12% will be owned by 15 current key employees of CCA and two current key employees of Prison Realty; and (iv) 8.5% will be owned by the wardens of the facilities managed and operated by Operating Company. The shares held by the wardens will be restricted and will vest if, and only if, they remain employed by Operating Company or one of the

Service Companies from the Closing Date through December 31, 2003. Any shares that are forfeited by wardens will remain outstanding and will be held in trust for the benefit of the remaining wardens until December 31, 2003, whereupon they will vest and will be distributed to wardens still employed.

     Following completion of the Merger, New Prison Realty will own all of the issued and outstanding Operating Company Non-Voting Common Stock, which will equal 9.5% of all of the issued and outstanding Operating Company Capital Stock at that time.

     The following table sets forth the percentage of the Operating Company Capital Stock owned by: (i) each person who will be a beneficial owner of more than 5% of the outstanding Operating Company Capital Stock; (ii) New Prison Realty; (iii) the Prison Realty Named Executive Officers and the CCA Named Executive Officers, each as a group; and (iv) certain officers of Prison Realty and CCA, current key employees of Prison Realty and CCA and wardens of facilities to be managed by Operating Company, each as a group.

                                                             PERCENTAGE OF
                                                              BENEFICIAL
BENEFICIAL OWNER                                             OWNERSHIP (%)
----------------                                             -------------
Sodexho.....................................................     16.0%
Baron Capital affiliate.....................................      16.0
New Prison Realty...........................................       9.5(1)
Named Executive Officers of Prison Realty as a Group........       6.0
Named Executive Officers of CCA as a Group..................       6.0
Certain Officers of Prison Realty and CCA as a Group........      26.0
Current Key Employees of Prison Realty and CCA as a Group...      12.0
Wardens of Operating Company Facilities as a Group..........       8.5
                                                                 -----
                                                                100.0%
                                                                 =====

---------------

(1) Operating Company Non-Voting Common Stock

     Prior to acquisition of the management contracts, Operating Company expects to obtain the $75.0 million Operating Company Credit Facility, which will be used for working capital, as necessary, and for certain other purposes. It is expected that any such credit facility will require Doctor R. Crants to provide a full guaranty.

     Management. The Board of Directors of Operating Company currently consists of three members. These include Lucius E. Burch, III, who serves as Chairman, Doctor R. Crants, and R. Clayton McWhorter. It is anticipated that the Board of Directors of Operating Company will be expanded after the Merger to include the representatives of Sodexho and Baron Capital. After the Merger, Doctor R. Crants, currently the Chairman, Chief Executive Officer and President of CCA, will serve as Chief Executive Officer of Operating Company. Darrell K. Massengale, currently the Chief Financial Officer of CCA, will serve as Chief Financial Officer of Operating Company and the other current corporate officers of CCA will hold similar positions with Operating Company.

     Leases. Immediately after the Merger, New Prison Realty and Operating Company will enter into the Operating Company Leases. The rent schedules under the Operating Company Leases provide for a relatively stable source of cash flow and opportunities to participate in future growth in revenues experienced by Operating Company. The rent for the first year for each facility under the Operating Company Leases will initially be set at a fixed amount and will be increased each year by the percentage of the rent applicable to a particular facility in the preceding year, such percentage being equal to the greater of
(i) 4%, or (ii) the percentage which is 25% of the percentage increase in the gross management revenues realized by Operating Company from its operations at such facility for the prior year, exclusive of any increase attributable to expansion in the size of or the number of beds in such facility.

     The obligations of Operating Company under each Operating Company Lease will be cross-defaulted to each of the other Operating Company Leases with respect to payment defaults, certain bankruptcy and insolvency related defaults and defaults relating to any Operating Company default on a material debt obligation or any substantial adverse judgment not covered by insurance and not promptly paid by Operating

Company. Although New Prison Realty will have general recourse to Operating Company under the Operating Company Leases, Operating Company's payment obligations under such Operating Company Leases will not be not secured by any assets of Operating Company.

     Right to Purchase Agreement. While it is not anticipated that Operating Company will acquire or develop additional correctional or detention facilities in the future, in connection with the Merger, New Prison Realty and Operating Company will enter into the Operating Company Right to Purchase Agreement whereby New Prison Realty will have an option to acquire, and lease back to Operating Company at fair market value, any correctional or detention facility acquired or developed and owned by Operating Company in the future, for a period of ten years following the date on which service is commenced with respect to such facility. For facilities acquired pursuant to the Operating Company Right to Purchase Agreement, the initial annual rental rate will be the fair market rental rates, as determined by New Prison Realty and Operating Company. Additionally, New Prison Realty will have a right of first refusal in the event Operating Company obtains an acceptable third party offer to acquire or provide mortgage secured financing to finance more than 90% of the cost of any correctional or detention facility now owned or which is acquired or developed by it or its subsidiaries in the future. Pursuant to such right, prior to selling any such facility, or mortgaging more than 90% of the cost of such facility, Operating Company must first offer to sell such facility to New Prison Realty or have New Prison Realty finance such facility, as applicable, on the same terms and conditions contained in such third party offer. With respect to a sale of any such facility, if New Prison Realty declines to purchase such facility at a price or on terms set forth in such third party offer, Operating Company will be free to sell such facility for a specified period of time at a price at least equal to the price offered to New Prison Realty, and on terms and conditions substantially consistent with those offered to New Prison Realty. With respect to a first mortgage financing of 90% of the cost of any such facility, if New Prison Realty declines to provide such financing on the terms set forth in such third party offer, Operating Company will be free to obtain first mortgage financing from a third party on terms and conditions no less favorable to Operating Company than those contained in the third party offer.

     Trade Name Use Agreement. Prior to the Merger, and in connection with the sale of the management contracts and other assets described above, CCA will enter into the Trade Name Use Agreement with Operating Company. Under the Trade Name Use Agreement, CCA will grant to Operating Company the right to use the name "Corrections Corporation of America" and derivatives thereof, in conformance with standards reasonably set by CCA for the periods commencing on the date of execution and terminating on the tenth anniversary thereof. The agreement may also be terminated upon 10 days' written notice from CCA to Operating Company; the occurrence of a change in control of Operating Company; the liquidation or bankruptcy of Operating Company; or in the event of an unauthorized transfer of the right to use the name "Corrections Corporation of America" and derivatives thereof by Operating Company. In addition, Operating Company will acknowledge that CCA owns all rights, title and interest in and to the name "Corrections Corporation of America" and derivatives thereof and agrees that it will do nothing inconsistent with such ownership. In consideration for such right, Operating Company will pay to CCA a fee equal to the sum of (i) 2.5% of the gross revenues of Operating Company for the first three years of the Trade Name Use Agreement, and (ii) 3.0% of Operating Company's gross revenues for the remaining term of the Trade Name Use Agreement, provided that after completion of the Merger the amount of such fee may not exceed (a) 2.5% of the gross revenues of New Prison Realty for the first three years of the agreement, or (b) 3.25% of New Prison Realty's gross revenues for the remaining term of the agreement.

     Operating Company Services Agreement. Immediately after the Merger, Operating Company will enter into the Operating Company Services Agreement with New Prison Realty pursuant to which Operating Company will serve as a facilitator of the construction and development of additional facilities on behalf of New Prison Realty for a term of five years from the date of the Operating Company Services Agreement. In such capacity, Operating Company will perform, at the direction of New Prison Realty, such services as are customarily needed in the construction and development of correctional and detention facilities, including services related to identification of potential additional facilities, preparation of proposals, project bidding, project design, governmental relations and project marketing. In consideration for the performance of such services Operating Company will receive a fee equal to 5% of the total capital expenditures (excluding the incentive fee discussed below and the 5% fee herein referred to) incurred in connection with the construction and development of a facility, plus an amount equal to $560 per bed at the facility. Under the terms of the Operating Company Services Agreement, New Prison Realty will not be obligated to pay the services fee of $560 per bed unless the rent payable under the Operating Company Lease for the facility being developed is determined based upon the fair market value of the facility with an applicable lease rate of at least 11.1%.

     Tenant Incentive Agreement. Immediately after the Merger, Operating Company will enter into the Tenant Incentive Agreement with New Prison Realty pursuant to which New Prison Realty will pay to Operating Company an incentive fee to induce Operating Company to enter into Operating Company Leases with respect to those facilities developed and facilitated by Operating Company. The amount of the incentive fee will be $840 per new bed of each facility leased by Operating Company for which Operating Company has served as developer and facilitator. Under the terms of the Tenant Incentive Agreement, New Prison Realty will not be obligated to pay the incentive fee with respect to a facility unless the rent payable under the Operating Company Lease for the facility is determined based upon the fair market value of the facility with an applicable lease rate of at least 11.1%. No fee will be payable in respect of additions to a facility.

SERVICE COMPANY A

     The Board of Directors of Service Company A consists of three members. These include Thomas W. Beasley, who serves as Chairman, Doctor R. Crants, and Joseph F. Johnson, Jr. It is anticipated that these individuals will remain as directors of Service Company A after the Merger, although the Board of Directors of Service Company A may be expanded at such time.

     Immediately prior to the Merger, CCA will transfer to Prison Management Services, LLC the following assets: (i) certain management contracts described below, and (ii) all non-real estate assets relating to such contracts. In exchange, CCA will receive 100% of the non-voting membership interest in Prison Management Services, LLC. This non-voting membership interest will obligate Prison Management Services, LLC to make distributions to CCA equal to 95% of its net income, as determined in accordance with GAAP.

     Immediately following the Merger, Prison Management Services, LLC will be merged into Service Company A, with Service Company A as the surviving company. In connection with this merger, New Prison Realty will receive 100% of the non-voting common stock of Service Company A. The non-voting common stock of Service Company A will obligate Service Company A to pay dividends to New Prison Realty equal to 95% of Service Company A's net income, as determined in accordance with GAAP.

     The management contracts that will be owned by Service Company A after completion of the Merger-Related Transactions will consist primarily of contracts relating to government-owned adult prison facilities and will specifically include the following (the "Service Company A Contracts"):

FACILITY                                                  LOCATION          BED CAPACITY
--------                                                  --------          ------------
Bay Correctional Facility........................  Panama City, Florida          750
Delta Correctional Facility......................  Greenwood, Mississippi      1,016
Gadsden Correctional Institution.................  Gadsden, Florida              800
Guayama Correctional Center......................  Guayama, Puerto Rico        1,000
Hardeman County Correctional Facility............  Whiteville, Tennessee       2,016
Idaho Correctional Facility......................  Boise, Idaho                1,250
Lawrenceville Correctional Center................  Lawrenceville, Virginia     1,500
Ponce Adult Correctional Facility................  Ponce, Puerto Rico          1,000
South Central Correctional Facility..............  Clifton, Tennessee          1,506
Wilkinson County Correctional Facility...........  Woodville, Mississippi        850
Winn Correctional Center.........................  Winnfield, Louisiana        1,474

     Simultaneously with the transfer of assets by CCA to Prison Management Services, LLC, Privatized Management Services Investors, LLC, a privately held investment limited liability company, will contribute to Prison Management Services, LLC approximately $3.0 million in consideration for a voting membership interest in Prison Management Services, LLC. None of the members or managers of Privatized Management

Services Investors, LLC will be employees or directors of New Prison Realty or shareholders of Operating Company or Service Company B and no employee or director of New Prison Realty or shareholder of Operating Company or Service Company B will have any direct or indirect interest in Privatized Management Services, LLC. After the merger of Prison Management Services, LLC into Service Company A, Privatized Management Services, LLC will own 85% of the voting common stock of Service Company A. The remaining 15% of the voting common stock will be owned by the wardens of facilities operated by Service Company A. The shares held by the wardens will be restricted and will vest if, and only if, they remain employed by Service Company A from the Closing Date through December 31, 2003. Any shares that are forfeited by wardens will remain outstanding and will be held in trust for the benefit of the remaining wardens until December 31, 2003, whereupon they will vest and will be distributed to wardens still employed.

SERVICE COMPANY B

     The Board of Directors of Service Company B consists of three members. These include Samuel W. Bartholomew, Jr., who serves as Chairman, Doctor R. Crants, and William F. Andrews. It is anticipated that these individuals will remain as directors after the Merger, although the Board of Directors of Service Company B may be expanded at such time.

     Immediately prior to the Merger, CCA will transfer to Juvenile and Jail Facility Management Services, LLC the following assets: (i) certain management contracts described below, and (ii) all non-real estate assets relating to such contracts. In exchange, CCA will receive 100% of the non-voting membership interest in Juvenile and Jail Facility Management Services, LLC. This non-voting membership interest will obligate Juvenile and Jail Facility Management Services, LLC to make distributions to CCA equal to 95% of its net income, as determined in accordance with GAAP.

     Immediately following the Merger, Juvenile and Jail Facility Management Services, LLC will be merged into Service Company B, with Service Company B as the surviving company. In connection with this merger, New Prison Realty will receive 100% of the non-voting common stock of Service Company B. The non-voting common stock of Service Company B will obligate Service Company B to pay dividends to New Prison Realty equal to 95% of Service Company B's net income, as determined in accordance with GAAP.

     The management contracts that will be owned by Service Company B after completion of the Merger-Related Transactions will consist primarily of contracts relating to government-owned jails and juvenile detention facilities and will specifically include the following (the "Service Company B Contracts"):

FACILITY                                          LOCATION                 BED CAPACITY
--------                                          --------                 ------------
Bartlett State Jail.............................  Bartlett, Texas               962
Bay County Jail.................................  Panama City, Florida          276
Bay County Jail Annex...........................  Panama City, Florida          401
Brownfield Intermediate Sanction Facility.......  Brownfield, Texas             200
Citrus County Detention Facility................  Lecanto, Florida              300
David L. Moss Criminal Justice Center...........  Tulsa, Oklahoma             1,440
Davidson County Juvenile Detention Center.......  Nashville, Tennessee          100
Elizabeth Detention Center......................  Elizabeth, New Jersey         300
Hernando County Jail............................  Brooksville, Florida          302
Lake City Correctional Center...................  Lake City, Florida            350
Liberty County Jail.............................  Liberty, Texas                382
Marion County Jail II...........................  Indianapolis, Indiana         670
Metro-Davidson County Detention Facility........  Nashville, Tennessee        1,092
Okeechobee Juvenile Offender Correction
  Center........................................  Okeechobee, Florida            96
Ponce Youthful Offender Correctional Facility...  Ponce, Puerto Rico            500
Silverdale Facilities...........................  Chattanooga, Tennessee        503
Southwest Indiana Youth Village.................  Vincennes, Indiana            132
Tall Trees......................................  Memphis, Tennessee             63
Venus Pre-Release Center........................  Venus, Texas                1,000

     Simultaneously with the transfer of assets by CCA to Juvenile and Jail Facility Management Services, LLC, Correctional Services Investors, LLC, a privately held investment limited liability company, will contribute to Juvenile and Jail Facility Management Services, LLC approximately $3.0 million in consideration for a voting membership interest in Juvenile and Jail Facility Management Services, LLC. None of the members or managers of Correctional Services Investors, LLC will be employees or directors of New Prison Realty or shareholders of Operating Company or Service Company A and no employee or director of New Prison Realty or shareholder or director of Operating Company or Service Company A will have any direct or indirect interest in Juvenile and Jail Facility Management Services, LLC. After the merger of Juvenile and Jail Facility Management Services, LLC into Service Company B, Correctional Services Investors, LLC will own 85% of the voting common stock of Service Company B. The remaining 15% of the voting common stock will be owned by the wardens of facilities operated by Service Company B. The shares held by the wardens will be restricted and will vest if, and only if, they remain employed by Service Company B from the Closing Date through December 31, 2003. Any shares that are forfeited by wardens will remain outstanding and will be held in trust for the benefit of the remaining wardens until December 31, 2003, whereupon they will vest and will be distributed to wardens still employed.

ADMINISTRATIVE SERVICES AGREEMENTS

     Upon completion of the Merger, Operating Company will enter into the Administrative Services Agreements with Service Company A and Service Company B pursuant to which employees of Operating Company's administrative departments will perform extensive administrative services (including, but not limited to legal, finance, management information systems and government relations services), as needed, for the Service Companies. In connection therewith, Operating Company will also grant to each of Service Company A and Service Company B the right to use the name "Corrections Corporation of America" and derivatives thereof in connection with the servicing of its contracts. As consideration for the foregoing, each Service Company will pay Operating Company a management fee of $250,000 per month. This management fee will be increased annually at the rate of four percent per year.

BENEFIT PLANS

     After the Merger, the Corrections Corporation of America Employee Savings and Stock Ownership Plan, the U.S. Corrections Corporation Amended and Restated 401(k) Plan, and the CCA Prison Realty Trust Employee Savings and Stock Ownership Plan will be merged into one or more successor qualified plans to be maintained by Operating Company, the Service Companies and New Prison Realty. It is anticipated that the successor plan or plans will permit salary reduction contributions under Section 401(k) of the Code and employer matching contributions. Participants in the plan or plans will be permitted to direct investment of their account balances and will be allowed to choose among several investment alternatives, including New Prison Realty Common Stock.

     Operating Company and the Service Companies may, after the Merger, adopt one or more stock option plans and/or other equity-based compensation plans for the benefit of their employees. Under these plans, Operating Company and the Service Companies may issue incentive stock options, non-qualified options or other equity-based compensation to management and other key employees. Doctor R. Crants will not be awarded options or other equity-based compensation under any of these plans.

LEASES WITH OPERATING COMPANY

     The Operating Company Lease for each facility to be owned by New Prison Realty conveys a leasehold interest in the land, the buildings and structures and other improvements thereon, easements, rights and similar appurtenances to such land and improvements, and permanently affixed equipment, machinery, and other fixtures relating to the operation of the facility and all personal property necessary to operate the facility for its intended purpose, other than a limited amount of the lessor's proprietary property (the "Operating Company Leased Property"). Each facility to be owned by New Prison Realty will be leased to Operating Company as the lessee under a master lease (the "Operating Company Master Lease") with a primary term of 10 to 12 years (the "Fixed Term"). The Operating Company Lease for each facility may be extended at fair market rates for three additional five-year terms beyond the Fixed Term (the "Extended Terms"), but only upon the mutual agreement of New Prison Realty and Operating Company. Fair market rates for Extended Terms will be determined mutually by New Prison Realty and Operating Company based on their respective analyses of the market for the relevant facility. Such analyses may include a review of the historical and projected economic performance of the relevant facility and will take into account the interest rate environment at the time of the extension and the creditworthiness of the tenant. The Fixed Term and Extended Terms under each Operating Company Lease shall be subject to earlier termination upon the occurrence of certain contingencies described in the Operating Company Lease. Additionally, each Operating Company Lease may be terminated by New Prison Realty, at its option, at any time after the first five years of the Operating Company Lease, upon 18 months written notice to Operating Company.

     Use of the Facilities. Each Operating Company Lease permits Operating Company to operate the Operating Company Leased Property only as a correctional or detention facility. Operating Company has the responsibility in each Operating Company Lease to obtain and maintain all licenses, certificates and permits in order to use and operate each facility.

     Amounts Payable Under the Operating Company Leases; Net Provisions. During the Fixed Term and any Extended Terms, the Operating Company will pay annual base rent (the "Annual Base Rent"), which will be payable in monthly installments. The Annual Base Rent for each Operating Company Leased Property will be increased each year by a base rent escalation formula.

     Each Operating Company Lease with respect to an Operating Company Leased Property is what is commonly known as a "triple-net" lease or "absolute net" lease, under which Operating Company is to pay the Annual Base Rent and all additional charges. All additional charges include every fine, penalty, interest expense and cost which may be added for nonpayment or late payment thereof, all taxes, assessments and levies, excises, fees, and all other government charges with respect to each Operating Company Leased Property, and all charges for utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in each Operating Company Leased Property.

     Maintenance, Modification and Capital Additions. Under each Operating Company Lease, Operating Company will, at its sole cost and expense, maintain each Operating Company Leased Property in good order, repair and appearance and will make structural and non-structural, interior and exterior, foreseen and unforeseen, and ordinary and extraordinary repairs which may be necessary and appropriate to keep such Operating Company Leased Property in good order, repair and appearance (excluding ordinary wear and tear). New Prison Realty will not be required to build or rebuild any improvements to any Operating Company Leased Property, or to make any repairs, replacements, alterations, restorations or renewals to any Operating Company Leased Property.

     Operating Company, at its sole cost and expense, may make alterations, additions, changes and/or improvements to each Operating Company Leased Property with the prior written consent of New Prison Realty, provided that the value and primary intended use of such Operating Company Leased Property (determined in New Prison Realty's reasonable judgment) is not impaired. All machinery, equipment, furniture, furnishings, and other personal property installed at the expense of the lessee on any Operating Company Leased Property, will remain the property of Operating Company until the expiration or earlier termination of the Operating Company Lease.

     Each Operating Company Lease provides that, at the request of Operating Company, New Prison Realty may make capital additions including constructing one or more new buildings or other improvements to a particular Operating Company Leased Property which are not normal or recurring to the maintenance of an Operating Company Leased Property. A capital addition to an Operating Company Leased Property may necessitate an amendment to an existing Operating Company Lease or new lease agreement setting forth any changes in the premises, rent, or other similar terms of the Operating Company Lease as a result of the capital addition. In certain situations, a capital addition to an Operating Company Leased Property may be made directly by Operating Company and financed by third parties, with the prior written consent of New Prison

Realty. In the case of a capital addition not undertaken or financed by New Prison Realty, New Prison Realty will have an option to acquire and lease back to Operating Company such capital addition for a period of 10 years following the date on which inmates are first received at such capital addition, at a cost and at an annual rental rate equal to fair market rental rates.

     Environmental Matters. Each Operating Company Lease makes various representations and warranties relating to environmental matters with respect to each Operating Company Leased Property. Each Operating Company Lease also requires Operating Company to indemnify and hold harmless New Prison Realty and any holder of a mortgage, deed or trust or other security agreement on an Operating Company Leased Property (an "Operating Company Mortgagee") from and against all liabilities, costs and expenses imposed upon or asserted against New Prison Realty or the Operating Company Leased Property on account of, among other things, any federal, state or local law, ordinance, regulation, order or decree relating to the protection of human health or the environment in respect of the Operating Company Leased Property. The Operating Company Leases also provide, however, that Operating Company will not be liable with respect to matters or events that arise after the commencement date of the applicable Operating Company Lease as a result of the negligence or misconduct of New Prison Realty.

     Assignment and Subletting. The Operating Company Leases provide that Operating Company may not, without the prior written consent of New Prison Realty, assign, sublease, mortgage, pledge, hypothecate, encumber or otherwise transfer any Operating Company Lease or any interest therein with respect to all or any part of the Operating Company Leased Property. The Operating Company Leases further state that such consent may be granted or withheld by New Prison Realty in its sole discretion. An assignment of an Operating Company Lease will be deemed to include any "change of control" (as described below), of Operating Company as if such change of control were an assignment of the Operating Company Lease. A "change of control" of Operating Company means, for purposes of the Operating Company Leases, the sale by Operating Company of a controlling interest in Operating Company, or the sale or other transfer of all or substantially all of the assets of Operating Company. A "change of control" also means any transaction pursuant to which Operating Company is merged with or consolidated into another entity, and Operating Company is not the surviving entity. The Operating Company Leases further provide that no assignment will in any way impair the continuing primary liability of Operating Company under the Operating Company Leases.

     Damage to, or Condemnation of, an Operating Company Leased Property. In the event of any damage or destruction to any facility, Operating Company has the obligation to fully repair or restore the same at the Lessee's expense, with the Annual Base Rent, real estate taxes and other impositions on the particular facility being proportionately abated during the time of restoration, but only to the extent of any rental interruption insurance proceeds actually received by New Prison Realty. If any facility is damaged to such an extent that 50% of the facility is rendered unsuitable for use as a correctional or detention facility, and if Operating Company has fully complied with the insurance obligations with respect to such facility (including maintaining insurance against loss of rents), Operating Company may terminate the Operating Company Lease with respect to that facility, upon turning over all insurance proceeds to New Prison Realty with respect to such facility, together with an amount equal to the difference, if any, between the amount of such insurance proceeds and the net book value of the damaged facility, as reflected on New Prison Realty's financial statements on the date of damage.

     In the event of a condemnation or taking of any Operating Company Leased Property, so long as such condemnation was not due to the Lessee's failure to maintain the particular Operating Company Leased Property, the Operating Company Lease will terminate as to the portion of the Operating Company Leased Property taken, and in the event of a partial taking, Operating Company is obligated to repair the portion not taken, if the same does not render the Operating Company Leased Property unsuitable for the Lessee's then use and occupancy, but only to the extent of the condemnation award. The total condemnation award shall be payable to New Prison Realty, except that Operating Company may recover the value of its improvements and the value of its leasehold interest so long as the amount of the award paid to New Prison Realty is equal to the net book value of the facility, as reflected on New Prison Realty's financial statements on the date of the condemnation.

     Indemnification Generally. Under the Operating Company Lease, Operating Company indemnifies, and is obligated to save harmless, New Prison Realty from and against all liabilities, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon or asserted against New Prison Realty as owner of the applicable Operating Company Leased Property on account of, among other things, (i) any accident, injury to, or death of a person or loss of or damage to property on or about the Operating Company Leased Property; (ii) any use, misuse, non-use, condition, maintenance or repair by Operating Company of the Operating Company Leased Property; (iii) any impositions (which are the obligations of Operating Company to pay pursuant to the applicable provisions of such Operating Company Lease); (iv) any claim of any person incarcerated in the Operating Company Leased Property, including claims alleging breach or violation of such person's civil or legal rights; (v) any failure on the part of Operating Company to perform or comply with any of the terms of the Operating Company Lease or any sublease; (vi) any claims by a prisoner arising from or relating to such individual's incarceration or detention in any Operating Company Leased Property; and (vii) any liability New Prison Realty may incur or suffer as a result of any permitted contest by Operating Company under any Operating Company Lease.

     Events of Default. An "event of default" will be deemed to have occurred under the Operating Company Master Lease and any individual Operating Company Lease if Operating Company fails to perform any covenant and does not diligently undertake to cure the same after 30 days' notice from New Prison Realty; if the interest of Operating Company in any Operating Company Leased Property is levied upon or attached and is not discharged in a specified period of time; if New Prison Realty shall fail to qualify as a REIT under the Code; or if any representation or warranty of Operating Company is incorrect. An "event of default" will be deemed to have occurred under the Operating Company Master Lease and all of the Operating Company Leases, if Operating Company fails to pay any rent within 15 days after notice of non-payment from New Prison Realty; if any bankruptcy proceedings are instituted by or against Operating Company and, if against Operating Company, they are not dismissed within 90 days; if any material part of the property of Operating Company is levied upon or attached in any proceeding; if Operating Company defaults in any payment of any obligations for borrowed money having a principal balance of $25.0 million or more in the aggregate and such default is not discharged within 90 days; if any representation or warranty made by Operating Company pursuant to any Operating Company Lease proves to be materially incorrect and is not corrected within 30 days; the failure of Prison Realty to qualify as a real estate investment trust under the Code; or if Operating Company is the subject of a non-appealable final judgment in an amount greater than $10.0 million, which is not covered by insurance or discharged by Operating Company within a specified period of time.

     In the event of any event of default referable to a specific Operating Company Leased Property, New Prison Realty may evict Operating Company from such Operating Company Leased Property and either terminate the Operating Company Lease or re-let the Operating Company Leased Property. In either event, Operating Company shall remain responsible for the rental value of such Operating Company Leased Property for the remainder period of the term in excess of rents received by New Prison Realty from any successor occupant. In addition, New Prison Realty may exercise any other rights that it may have under law. In the event New Prison Realty evicts Operating Company from an Operating Company Leased Property, the Operating Company Master Lease will remain in full force and effect for all other Operating Company Leased Properties. With respect to certain events of default under the Operating Company Master Lease which are not referable to a specific Operating Company Leased Property (including the Lessee's failure to timely pay rent), New Prison Realty shall have all of the foregoing rights and remedies with respect to all of the Operating Company Leased Properties.

     The Operating Company Leases are governed by and construed in accordance with Tennessee law (but not including Tennessee's conflict of laws rules) except for certain procedural laws which must be governed by the laws of the location of each Operating Company Leased Property. Because the facilities are located in various states, the Operating Company Leases may be subject to restrictions imposed by applicable local law. Neither the Operating Company Master Lease nor any of the other agreements entered into between

Operating Company and New Prison Realty prohibits or otherwise restricts New Prison Realty's ability to lease properties to parties other than Operating Company.

APPRAISAL OF PROPERTIES; FAIRNESS OF OPERATING COMPANY LEASE PAYMENTS

     For New Prison Realty to qualify as a REIT, at least 75% of the value of its total assets must be represented by real estate assets and cash, cash items and government securities at the close of each quarter. See "Material Federal Income Tax Consequences -- Qualification and Operation of New Prison Realty as a REIT -- Asset Tests." The value of New Prison Realty's assets, other than certain marketable securities, generally must be determined in good faith by the New Prison Realty Board. In connection with the determination of the value of New Prison Realty's facilities, the Prison Realty Board engaged NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery") to provide the Prison Realty Board, and subsequently the New Prison Realty Board, with a financial valuation of such facilities. NationsBanc Montgomery's financial valuation was based on standard valuation methodologies, including a comparable transactions analysis and a discounted cash flow analysis. In addition, the Prison Realty Board engaged NationsBanc Montgomery to prepare an analysis of publicly available lease rates paid on similar related properties, including correctional, lodging, assisted living, office and golf properties. The financial valuation and lease rate comparisons provided by NationsBanc Montgomery are known collectively as the "NationsBanc Montgomery Appraisal". The NationsBanc Montgomery Appraisal indicated that the proposed 11.1% lease rate for New Prison Realty's facilities is reasonable and comparable to the lease rates paid with respect to those properties analyzed. The NationsBanc Montgomery Appraisal, however, is not binding on the IRS.

INFORMATION ABOUT THE POLICIES AND OBJECTIVES OF NEW PRISON REALTY

     The following is a discussion of New Prison Realty's expected policies and objectives regarding growth, investment, financing, working capital and other policies and objectives. The policies will be determined by the New Prison Realty Board and may be revised from time to time at the discretion of the New Prison Realty Board without a vote of the New Prison Realty stockholders.

     Growth Policies and Objectives. New Prison Realty's objective will be to acquire from both private prison owners and operators and government entities additional correctional and detention facilities that meet its investment criteria. New Prison Realty expects that attractive opportunities will exist to acquire or develop correctional and detention facilities from or on behalf of various government entities. Historically, government entities have used various methods of construction financing to develop new correctional and detention facilities, including, but not limited to the following: (i) one-time general revenue appropriations by the government agency for the cost of the new facility; (ii) general obligation bonds that are secured by either a limited or unlimited tax levied by the issuing government entity; or (iii) lease revenue bonds secured by an annual lease payment that is subject to annual or bi-annual legislative appropriation of funds. Many jurisdictions are operating their correctional and detention facilities at well above their rated capacities, and as a result are under federal court orders to alleviate prison overcrowding within a certain time period. Some of these jurisdictions are often not in a position to appropriate funds or obtain financing to construct a correctional and detention facility because of other fiscal demands or requirements for public approval. Accordingly, New Prison Realty expects that, in an attempt to address fiscal pressures of matching revenue collections with projected expenses, such government entities will be forced to consider private ownership with respect to the development of new correctional and detention facilities and sale-leaseback transactions or other financing alternatives with respect to existing correctional and detention facilities. Management of New Prison Realty expects that such situations will enable New Prison Realty to acquire and develop correctional and detention facilities from and on behalf of governments at all levels including those which might not be the subject of a private management contract.

     High occupancy rates and prison overcrowding have resulted in an increased demand for new federal, state and local correctional and detention facilities. While New Prison Realty expects to grow primarily from acquisitions and the expansion of existing correctional and detention facilities, New Prison Realty anticipates that opportunities will exist for it to provide mortgage or other appropriate financing to government entities and private prison managers in circumstances where ownership by New Prison Realty will not be otherwise attractive.

     In addition to the ownership of correctional and detention facilities for both private prison operators and government entities, New Prison Realty expects that opportunities will exist for ownership of non-prison facilities such as those currently being developed by Prison Realty for CEP and that as CEP grows, and the demand for alternative educational programs grows, the opportunity for ownership of such facilities and expansion opportunities will be significantly increased.

     Investment Policies and Objectives. New Prison Realty's investment objectives will be to maximize current returns to its shareholders through increases in cash flow available for distribution and to increase long-term total returns to shareholders. New Prison Realty will seek to accomplish its objectives through: (i) ownership interests in facilities; (ii) selective acquisitions of additional correctional and detention facilities from both private prison managers and government entities; (iii) expansion of existing facilities; and (iv) construction or development of new correctional and detention facilities.

     New Prison Realty will consider a variety of factors in evaluating potential investments in correctional or detention facilities, including: (i) the reputation and creditworthiness of the current owner, manager or developer of the facility; (ii) the proposed terms for purchasing the facility; (iii) the proposed terms for leasing the facility, including rental payments and lease terms; (iv) the quality of construction of the facility; (v) the quality of operations at an existing facility or the quality of other operations of a prison manager for a new facility; (vi) the status of existing facilities as facilities accredited by the American Correctional Association; and (vii) the relationship between the prison manager and the contracting correctional authority.

     New Prison Realty may purchase or lease properties for long-term investment, expand and improve the facilities presently owned or sell such properties, in whole or in part, when circumstances warrant. New Prison Realty may also participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over the equity interest of New Prison Realty.

     While New Prison Realty will emphasize equity real estate investments, it may, in its discretion, invest in mortgages, equity or debt securities of other REITs, partnerships and other real estate interests. Such mortgage investments may include participating in convertible mortgages. New Prison Realty does not intend to purchase securities of, or interests in, other entities engaged in real estate activities.

     There will be no limitations on the percentage of New Prison Realty's assets that may be invested in any one property, venture or type of security. The New Prison Realty Board may establish limitations as it deems appropriate from time to time. No limitations have been set on the number of properties in which New Prison Realty may seek to invest or on the concentration of investments in any one geographic region.

     Financing Policies and Objectives. New Prison Realty expects to maintain a ratio of debt to total capitalization of 50% or less. The New Prison Realty Board may, however, reevaluate this policy and decrease or increase such ratio accordingly. New Prison Realty will determine its financing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors. New Prison Realty expects to use bank financing to acquire additional correctional and detention facilities, and for certain other purposes, including expanding existing facilities and working capital, as necessary. If the New Prison Realty Board determines that additional funding is desirable, New Prison Realty may raise such funds through additional equity offerings, debt financing or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT income and REIT qualification), or a combination of these methods.

     Indebtedness incurred by New Prison Realty may be in the form of publicly or privately placed debt instruments or financings from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the property owned by New Prison Realty. There are no limits on the number or amounts of mortgages or other interests which may be placed on any one property. In addition, such indebtedness may be with or without recourse to all or any part of the property of New Prison Realty or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings may be used for the payment of distributions, as working capital, to refinance indebtedness or to finance acquisitions, expansions or developments of new properties.

     In the event that the New Prison Realty Board determines to raise additional equity capital, the New Prison Realty Board may, without stockholder approval, issue additional New Prison Realty Common Stock or other equity interests (including New Prison Realty Preferred Stock and other securities senior to the New Prison Realty Common Stock) in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property. The New Prison Realty Bylaws require the approval of at least two-thirds of the members of the New Prison Realty Board for New Prison Realty to issue equity securities other than New Prison Realty Common Stock issued: (a) for at least the fair market value thereof at the time of issuance as determined in good faith by a majority of the New Prison Realty Board; (b) pursuant to any share incentive or option plans of New Prison Realty; or (c) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms. Existing stockholders would have no preemptive right to purchase New Prison Realty Common Stock issued in any offering, and any such offering might cause a dilution of a stockholder's investment in New Prison Realty.

     Working Capital Reserves Policies and Objectives. New Prison Realty will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the New Prison Realty Board will determine to be adequate to meet normal contingencies in connection with the operation of its business and investments.

     Other Policies and Objectives. New Prison Realty intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. New Prison Realty does not intend: (i) to invest in the securities of other issuers for the purpose of exercising control over such issuer; (ii) to underwrite securities of other issuers; or (iii) to trade actively in loans or other investments.

     New Prison Realty may make investments other than as previously described (including bonds, preferred stocks, and common stocks), although it is not currently expected that it will do so. New Prison Realty may repurchase or otherwise reacquire any securities it may issue. The New Prison Realty Board does not intend to cause New Prison Realty to repurchase any of its securities, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for operating so as to qualify as a REIT under the Code. New Prison Realty may make loans to third parties, including, without limitation, to its officers and to joint ventures in which it decides to participate. Such loans will generally require the approval of the New Prison Realty Board.

     Loans by New Prison Realty to Operating Company and its affiliates or to a joint venture in which Operating Company participates will require the approval of New Prison Realty's Independent Committee.

     At all times, New Prison Realty intends to operate and make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless the New Prison Realty Board determines to revoke New Prison Realty's REIT election because it is no longer beneficial to qualify as a REIT because of changes in future economic, market or legal conditions, or changes in the Code or in the Treasury Regulations.

                             CONFLICTS OF INTEREST

     Several conflicts of interest currently exist on the part of Prison Realty, its trustees and officers and on the part of CCA, its directors and officers. These conflicts are described in Prison Realty's Annual Report on Form 10-K/A for the year ended December 31, 1997, as filed on March 18, 1998 and amended on March 30, 1998, and in CCA's Annual Report on Form 10-K/A for the year ended December 31, 1997, as filed on March 30, 1998 and amended on September 16, 1998. In addition, as a result of the completion of the Merger, several conflicts of interest will continue to exist. The following description sets forth these principal conflicts of interest, including the relationships through which they arise or may arise, and the policies and procedures that will be implemented by New Prison Realty and Operating Company to address those conflicts.

RELATIONSHIPS WHICH MAY GIVE RISE TO CONFLICTS OF INTEREST

     After the Merger, some persons may have conflicts of interest in connection with the operation of New Prison Realty, Operating Company and the Service Companies. These conflicts impose a risk that these

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

persons will favor their own interests over the interests of Prison Realty or CCA in the Merger or over the interests of New Prison Realty after the Merger in connection with the operations of New Prison Realty and Operating Company and the ongoing relationship between these companies. In addition, some trustees and officers of Prison Realty have employment and ownership interests in Operating Company which may create a conflict.

     Doctor R. Crants is the Chairman of the Prison Realty Board and upon completion of the Merger will become the Chief Executive Officer of New Prison Realty and Operating Company. Doctor R. Crants will also serve as a member of Operating Company's Board of Directors. D. Robert Crants, III, President of Prison Realty and the son of Doctor R. Crants, will become the President of New Prison Realty. D. Robert Crants, III, as well as certain other officers of Prison Realty and officers of Operating Company, will also own, directly or indirectly, shares in both New Prison Realty and Operating Company, all as more fully described in "The Merger -- Interests of Certain Persons in the Merger."

     Following completion of the Merger, it is expected that a portion of Operating Company will be owned by Sodexho. Jean-Pierre Cuny, who is expected to serve as a member of the New Prison Realty Board, is an affiliate of Sodexho. New Prison Realty will own all of the Operating Company Non-Voting Common Stock, which will represent approximately 9.5% of the value of all of Operating Company's outstanding Common Stock. The remaining Operating Company Capital Stock, which consists of Operating Company Voting Common Stock, will be owned by the management employees of Operating Company (other than Doctor R. Crants), the management employees of New Prison Realty, the wardens of the facilities operated by Operating Company and Sodexho and an affiliate of Baron Capital. See "Management and Operations of New Prison Realty After the Merger."

     Some trustees and officers of Prison Realty, who will also hold positions with New Prison Realty, have affiliations with persons or entities providing professional advice to Prison Realty and CCA in connection with the Merger. D. Robert Crants, III and Michael W. Devlin, Chief Operating Officer of Prison Realty, are principals of DC Investment Partners, LLC, a limited liability company which serves as the general partner of five private investment partnerships. DC Investment Partners, LLC is owned by D. Robert Crants, III, Michael W. Devlin, Stephens Group, Inc., an affiliate of Stephens, the financial adviser to CCA in connection with the Merger, and Lucius E. Burch, III, who is Chairman of the Board of Directors of Operating Company and a member of the CCA Board. Doctor R. Crants and other directors of CCA who are directors of Operating Company or one of the Service Companies are investors in one or more of the private investment partnerships managed by DC Investment Partners, LLC. Rusty L. Moore, a trustee of Prison Realty, is the spouse of a shareholder of Stokes & Bartholomew, P.A., tax and securities counsel to Prison Realty and New Prison Realty. Stokes & Bartholomew, P.A. also provides certain legal services to CCA and may provide legal services to Operating Company. Samuel W. Bartholomew, Jr., a shareholder of Stokes & Bartholomew, P.A., serves as a director of Service Company B. In addition, in conjunction with the evaluation by the Prison Realty Board of the Merger, Charles W. Thomas, a member of the Prison Realty Board, has performed, and will continue to perform, certain consulting services to Prison Realty and New Prison Realty in connection with the Merger.

SITUATIONS IN WHICH CONFLICTS OF INTEREST MAY ARISE

     Financial Terms of Leases, Trade Name Use Agreement, Services Agreement and Tenant Incentive Agreement. The financial terms of the Operating Company Leases, the Trade Name Use Agreement, the Services Agreement and the Tenant Incentive Agreement were determined by Prison Realty and CCA in consultation with their financial advisers in a manner to reflect the fair market value and rental of the facilities, a fair value for the use of the CCA intellectual property, a fair value for the development services rendered in connection with the construction and development of new facilities and a fair value for providing incentives to Operating Company to enter into Operating Company Leases with respect to facilities developed and facilitated by Operating Company. Both Prison Realty and CCA considered the rules applicable to REITs in establishing these financial terms. There were no arm's-length negotiations between Prison Realty and Operating Company regarding these financial terms.

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

     Valuation of the Facilities. Prison Realty management, and subsequently New Prison Realty management, is relying on the valuation of all facilities acquired by New Prison Realty from Prison Realty and CCA and an analysis of appropriate lease rates applicable to such facilities provided by NationsBanc Montgomery in determining that New Prison Realty will meet certain REIT requirements after the Merger. NationsBank, N.A., an affiliate of NationsBanc Montgomery, is providing a portion of CCA's and Prison Realty's credit facilities prior to the Merger. It is anticipated that NationsBank, N.A. will provide financings for both New Prison Realty and Operating Company after the Merger.

     Potential for Future Conflicts. Because of the ongoing relationship between New Prison Realty and Operating Company, the companies may be in situations where they have differing interests. Accordingly, the potential exists for disagreements as to the compliance with the Operating Company Leases. Additionally, the possible need by New Prison Realty, from time to time, to finance, refinance or effect a sale of any of the properties managed by Operating Company may result in a need to modify the Operating Company Lease with respect to such property. Any such modification will require the consent of Operating Company, and the lack of consent from Operating Company could adversely affect New Prison Realty's ability to complete such financings or sale. Because of the relationships described above, there exists the risk that New Prison Realty will not achieve the same results in its dealings with Operating Company that it might achieve if such relationships did not exist.

     Policies and Procedures for Addressing Conflicts. The significant contractual and other ongoing relationships between New Prison Realty and Operating Company, as described herein, may present conflict situations for some directors and officers of both New Prison Realty and Operating Company. New Prison Realty and Operating Company have adopted or will adopt appropriate policies and procedures to be followed by the New Prison Realty Board and the Operating Company Board of Directors to attempt to address those conflicts. Such procedures may include requiring Doctor R. Crants to abstain from making management decisions in his capacity as an officer or director of New Prison Realty and Operating Company, with respect to matters that present a conflict of interest between the companies, and to abstain from voting as a director of either company, with respect to matters that present a conflict of interest between the companies.

     Pursuant to the New Prison Realty Bylaws, the Independent Committee of the New Prison Realty Board, which currently consists of the six directors who are not employees of New Prison Realty and are not and will not be affiliated with Operating Company, must approve actions of the New Prison Realty Board regarding the election of the operators for New Prison Realty's properties, including Operating Company, the entering into of any agreement with Operating Company or its affiliates, and the completion of any transaction between New Prison Realty and Operating Company or its affiliates, including the negotiation and enforcement of any lease of New Prison Realty's properties.

     New Prison Realty will adopt Prison Realty's current business conduct policy which will provide a guideline for the New Prison Realty Board's assessment of a conflict, stating that a potential conflict would exist whenever an employee or director has an interest in or connection with an enterprise with which New Prison Realty has transacted or might transact business or with individuals associated with such an enterprise, when that interest is of such a nature that it might influence the independent judgment of such employee or director. The policy will cover conflicting interests that are direct or indirect, through an enterprise in which an employee or director has an interest. Whether or not a conflict of interest exists will be determined by the Independent Committee of the New Prison Realty Board, on a case-by-case basis in accordance with the policies and procedures established by the New Prison Realty Board.

     It is anticipated that the Independent Committee of the New Prison Realty Board will approve actions of the New Prison Realty Board concerning the entering into of any agreement with Operating Company or its affiliates and the completion of any transaction between New Prison Realty and Operating Company or its affiliates, including, but not limited to, the negotiation and enforcement of the terms of any Operating Company Lease, the Trade Name Use Agreement, the Operating Company Note, the Services Agreement or the Tenant Incentive Agreement.

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

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences that may be relevant to current and prospective shareholders of Prison Realty and CCA. This discussion does not address all aspects of taxation that may be relevant to particular shareholders or to particular types of shareholders subject to special tax treatment under the federal income tax laws (including, without limitation, tax exempt organizations, insurance companies, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens of the United States), nor does it address the impact of state, local or foreign tax laws. This discussion is based on the Code, applicable Department of Treasury regulations ("Treasury Regulations"), judicial authority and administrative rulings and practice, all as of the date of this Joint Proxy Statement-Prospectus.

     EACH SHAREHOLDER OF PRISON REALTY AND CCA IS URGED TO CONSULT ITS TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE OPERATIONS OF NEW PRISON REALTY, INCLUDING THE STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH MERGER AND OPERATIONS, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAX CONSEQUENCES OF THE MERGER

     Bass, Berry & Sims PLC, tax counsel to CCA, will deliver an opinion to CCA dated the Closing Date to the effect that the CCA Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Stokes & Bartholomew, P.A., tax counsel to Prison Realty, will deliver an opinion to Prison Realty dated the Closing Date to the effect that the Prison Realty Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The opinions of Bass, Berry & Sims PLC and Stokes & Bartholomew, P.A. are based on various assumptions and on certain factual representations of Prison Realty and CCA and are not binding on the IRS or any court. Accordingly, no assurance can be given that the IRS will not challenge the opinions of Bass, Berry & Sims PLC and Stokes & Bartholomew, P.A. or that any such challenge would not be successful.

  Tax Consequences to Shareholders of CCA

     In the opinion of Bass, Berry & Sims PLC, the tax consequences of the Merger to the shareholders of CCA will be as follows:

          (i) CCA will not recognize gain or loss on the transfer of its assets and liabilities to New Prison Realty pursuant to the CCA Merger;

          (ii) New Prison Realty will not recognize gain or loss on the transfer of New Prison Realty Common Stock to the shareholders of CCA pursuant to the CCA Merger;

          (iii) No gain or loss will be recognized by the shareholders of CCA as a result of the CCA Merger or the Prison Realty Merger;

          (iv) The aggregate tax basis of the New Prison Realty Common Stock received by a shareholder of CCA pursuant to the CCA Merger (including any fractional share of New Prison Realty Common Stock for which cash is received) will be the same as the aggregate tax basis of the shareholder's shares of CCA Common Stock exchanged therefor; and

          (v) Cash received by a shareholder of CCA in lieu of a fractional share of New Prison Realty Common Stock will be treated as received in exchange for such fractional interest, and gain or loss will be recognized in an amount equal to the difference between the amount of cash received and the portion of that shareholder's adjusted tax basis in the shares of CCA Common Stock allocated to such fractional interest. Such gain or loss generally will be treated as capital gain or loss if the shareholder holds its CCA Common Stock as a capital asset on the Closing Date.

  Tax Consequences to Shareholders of Prison Realty

     In the opinion of Stokes & Bartholomew, P.A., the tax consequences of the Merger to the shareholders of Prison Realty will be as follows:

          (i) Prison Realty will not recognize gain or loss on the transfer of its assets and liabilities to New Prison Realty pursuant to the Prison Realty Merger;

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

          (ii) New Prison Realty will not recognize gain or loss on the transfer of New Prison Realty Common Stock or New Prison Realty Series A Preferred Stock to the shareholders of Prison Realty;

          (iii) No gain or loss will be recognized by the shareholders of Prison Realty as a result of the CCA Merger or the Prison Realty Merger; and

          (iv) The aggregate tax basis of the New Prison Realty Common Stock or New Prison Realty Series A Preferred Stock received by a shareholder of Prison Realty will be the same as the aggregate tax basis of the shareholder's shares of Prison Realty exchanged therefor.

     The conclusion that New Prison Realty will not recognize gain or loss as a result of the foregoing transactions assumes that New Prison Realty will make an election pursuant to IRS Notice 88-19 with respect to CCA's assets and liabilities and that the availability or nature of such election is not modified as proposed in the Clinton Administration's fiscal year 1999 budget proposal. See " -- Qualification and Operation of New Prison Realty as a REIT -- Taxation of New Prison Realty" below. New Prison Realty intends to make an election pursuant to IRS Notice 88-19 if such election is available. If New Prison Realty were to fail to make the election, or if it were no longer available, gain would have to be recognized on the later to occur of the CCA Merger or the effective date of New Prison Realty's election of REIT status. Such gain would be measured by the difference between the fair market value of CCA properties and their adjusted tax basis and would be an obligation of New Prison Realty.

TAX CONSEQUENCES OF TRANSFERS TO OPERATING COMPANY AND SERVICE COMPANIES

     Immediately prior to the Merger, CCA will sell to Operating Company all of the issued and outstanding stock of certain of CCA's wholly owned corporate subsidiaries and certain management contracts and all non-real estate assets, including accounts receivable and accounts payable relating to such contracts in consideration for the Operating Company Note, 100% of the issued and outstanding shares of Operating Company Non-Voting Common Stock equaling 9.5% of the issued and outstanding Operating Company Capital Stock and certain additional consideration under the Trade Name Use Agreement. This sale will not qualify for non-recognition treatment. Therefore, CCA will be required to recognize gain equal to the difference between the total amount realized by CCA and CCA's basis in the assets sold. The total amount realized will equal the principal amount of the Operating Company Note, plus the fair market value of the Operating Company Non-Voting Common Stock. Although CCA will be eligible to recognize gain attributable to the Operating Company Note under the installment method, it presently intends to elect out of the installment method, and thus will be required to recognize the full amount of gain on the sale in the year the sale is completed.

     Immediately prior to the Merger, CCA will transfer to Prison Management Services, LLC and Juvenile and Jail Facility Management Services, LLC certain management contracts, all non-real estate assets relating to such contracts, and certain other assets in exchange for a non-voting membership interest in each of the companies. Simultaneously with these transfers, Privatized Management Services, LLC will contribute approximately $3.0 million to Prison Management Services, LLC, and Correctional Services Investors, LLC will contribute approximately $3.0 million to Juvenile and Jail Facility Management Services, LLC, in exchange for voting membership interests in each Company. These transfers by CCA are expected to qualify for non-recognition treatment under Code Section 721. Accordingly, CCA will recognize no gain on the transfers, and will have a basis in the interests of the companies received equal to its basis in the assets transferred.

     Immediately after the Merger, each of Prison Management Services, LLC and Juvenile and Jail Facility Management Services, LLC will merge with and into a separate Service Company. After these mergers, each of the Service Companies will hold certain management contracts, all non-real estate assets relating to such contracts, and certain other assets. New Prison Realty will own 100% of the non-voting stock of each of the Service Companies. These mergers are anticipated to qualify for non-recognition treatment under Code Section 351. Accordingly, New Prison Realty will recognize no gain on the transfers, and will have a basis in the shares of non-voting common stock received equal to its basis in its interests in Prison Management Services, LLC and Juvenile and Jail Facility Management Services, LLC.

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

QUALIFICATION AND OPERATION OF NEW PRISON REALTY AS A REIT

  General

     New Prison Realty intends to elect to be taxed as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 1999. New Prison Realty believes it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. However, no assurance can be given that New Prison Realty will qualify or will remain qualified as a REIT.

     The requirements relating to the federal income tax treatment of REITs and their shareholders are highly technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative and judicial interpretation thereof.

  Opinion of Counsel

     In the opinion of Stokes & Bartholomew, P.A., tax counsel to New Prison Realty, New Prison Realty, commencing with its taxable year ending December 31, 1999, will be organized in conformity with the requirements for qualification as a REIT within the meaning of the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Stokes & Bartholomew, P.A. is based on various assumptions described in this Joint Proxy Statement-Prospectus under "Material Federal Income Tax Consequences" and on certain factual representations of Prison Realty and is not binding on the IRS or any court. Accordingly, no assurance can be given that the IRS will not challenge the opinion of Stokes & Bartholomew, P.A. or that any such challenge would not be successful. Moreover, New Prison Realty's qualification and taxation as a REIT depends upon the ability of New Prison Realty to meet, through actual annual operating results, the distribution levels, diversity of stock ownership and the various other qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Stokes & Bartholomew, P.A. Accordingly, no assurance can be given that the actual results of New Prison Realty's operations for any one taxable year will satisfy such requirements.

  Taxation of New Prison Realty

     A REIT generally is not subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is distributed currently to its stockholders because the REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" on earnings (once at the corporate level and once again at the stockholder level) that generally results from investment in a C corporation (i.e., a corporation, such as CCA, which is generally subject to full corporate level tax).

     However, REITs may be subject to federal income tax in the following circumstances. First, a REIT will be taxed at regular corporate rates on any undistributed REIT taxable income and undistributed net capital gains. Second, under certain circumstances, a REIT may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the REIT has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on a lease or an indebtedness held by a
REIT) that is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the REIT has net income from a "prohibited transaction" (generally, a sale or other disposition of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the REIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% or 95% test, multiplied by a fraction intended to reflect the REIT's profitability. Sixth, if the REIT should fail to distribute with respect to each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the REIT will be subject to a 4% excise tax on the excess of such required distribution over the

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

amounts actually distributed. Seventh, if a C corporation (i.e., a corporation, such as CCA, which is generally subject to a full corporate-level tax) elects to be taxed as a REIT, and the REIT, during the ten-year period beginning on the effective date of its REIT election (the "Restriction Period"), recognizes gain on the disposition of any asset held by the C corporation, then pursuant to guidelines issued by the IRS in IRS Notice 88-19 (the "Built-in Gain Rules"), the excess of the fair market value of such asset at the beginning of the applicable Restriction Period over the REIT's adjusted basis in such asset as of the beginning of such Restriction Period (the "Built-in Gain") will be subject to a tax at the highest regular corporate rate. This result as to the recognition of Built-in Gain assumes that the REIT makes an election pursuant to IRS Notice 88-19 or applicable future administrative rules or Treasury Regulations.

     New Prison Realty will be subject to the Built-in Gain Rules as to assets acquired by it from CCA in the CCA Merger (the "CCA Assets"). New Prison Realty intends to make an election pursuant to IRS Notice 88-19 with respect to the CCA Assets, if such election is available. Assuming it does so, any Built-in Gain recognized by New Prison Realty on disposition of any CCA Assets during the Restriction Period will be subject to tax at the highest corporate rate.

  Organizational Requirements

     General.  The Code defines a REIT as a corporation, trust or association:
(i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for the REIT provisions of the Code; (iv) that is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held by 100 or more persons; and (vi) during the last half of each taxable year, not more than 50% in value of the outstanding capital stock of which is owned, directly or indirectly (through the application of certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities).

     The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For taxable years beginning after 1997, if a REIT complies with Treasury Regulations that provide procedures for ascertaining the actual ownership of its shares for such taxable year and the REIT did not know (and with the exercise of reasonable diligence could not have known) that it failed to meet the requirement of condition (vi) above for such taxable year, the REIT will be treated as having met the requirement of condition (vi) for such year.

     New Prison Realty will satisfy the requirements set forth in (i) through
(iv) above and will issue sufficient New Prison Realty Common Stock pursuant to the Merger with sufficient diversity of ownership to allow it to satisfy conditions (v) and (vi) above. The New Prison Realty Charter will include certain restrictions regarding transfers of New Prison Realty Common Stock that are intended to assist New Prison Realty in satisfying the stock ownership requirements described in (v) and (vi) above. Such restrictions may not be adequate in all cases, however, to prevent transfers of New Prison Realty Common Stock in violation of the ownership limitations. See "New Prison Realty Capital Stock -- Restrictions on Ownership of Capital Stock."

     Qualified REIT Subsidiaries. In addition to the foregoing organizational requirements, a REIT must also satisfy certain other tests (described below) regarding the nature of its income and assets. In applying these tests, a corporation that is a "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Code) will not be treated as a separate corporation. Instead all of its assets, liabilities, income, deductions and credits will be treated as owned, realized or incurred (as the case may be) directly by the REIT. In general, a qualified REIT subsidiary is a corporation, all of the stock of which is owned by a REIT. After the Closing Date, New Prison Realty will have a number of "qualified REIT subsidiaries." In applying the income and asset tests described below to New Prison Realty, the separate existence of these subsidiaries will be ignored, and their assets, liabilities, income, deductions and credits will be treated as assets, liabilities, income, deductions and credits of New Prison Realty.

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

  Income Tests

     General. For a REIT to maintain its qualification as such, it must satisfy two gross income requirements on an annual basis. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property (including rents from real property, lease commitment fees, certain mortgage interest and dividends from qualified REITs) or from "qualified temporary investment income" (generally, income attributable to the temporary investment of new capital received by the REIT) (the "75% income test"). Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the foregoing sources or from dividends, interest, and gain from the sale or disposition of stock or securities (the "95% income test"). In addition to these tests, for taxable years prior to 1998, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the REIT's gross income (including gross income from prohibited transactions).

     If New Prison Realty fails to satisfy one or both of the 75% income test or the 95% income test for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if (i) the failure to meet such tests was due to reasonable cause and not due to willful neglect, (ii) a schedule of the sources of qualifying income is attached to New Prison Realty's federal income tax return for such taxable year, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances New Prison Realty would be entitled to the benefit of these relief provisions. As discussed above, in "-- Qualification and Operation of New Prison Realty as a REIT -- Taxation of New Prison Realty", even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Rents from Real Property. "Rents from real property" means generally the gross amount received for the use of, or the right to use, a REIT's real property. Rents received by a REIT will qualify as "rents from real property" only if several conditions are met. First, the leases under which the rents are paid must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether a lease is a true lease depends on surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the property retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee is required to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage with respect to the property) or the potential for economic gains with respect to the property (e.g., appreciation).

     Immediately following the Merger, New Prison Realty and Operating Company will enter into the Operating Company Leases relating to those facilities owned by New Prison Realty that are not leased to government entities. The terms and conditions of the Operating Company Leases are described under "Management and Operations of New Prison Realty After the Merger -- Leases with Operating Company." Stokes & Bartholomew, P.A. is of the opinion that the Operating Company Leases will qualify as true leases for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Operating Company Leases are styled as leases (e.g., New Prison Realty will hold legal title to the facilities, and the Operating Company Leases will give Operating Company the right to possession of the facilities), and New Prison Realty and Operating Company have represented that they intend their relationship to be that of lessor and lessee, (ii) New Prison Realty has represented that the useful life of each of the facilities extends for a significant period of time beyond expiration of the Operating Company Leases, (iii) New Prison Realty has represented that the facilities will have significant residual value after expiration of the terms of the Operating Company Leases, (iv) the Operating Company Leases do not provide Operating Company with the right to purchase the facilities at a bargain price, (v) New Prison Realty will be entitled to receive significant rental

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income under the Operating Company Leases, and (vi) New Prison Realty and
Operating Company have represented that the rents payable under the Operating Company Leases are fair market rents.

     There are, however, no controlling Treasury Regulations, published rulings or judicial decisions involving leases with terms substantially the same as the Operating Company Leases that address whether such leases are true leases for federal income tax purposes. Therefore, the opinion of Stokes & Bartholomew, P.A. with respect to the status of the Operating Company Leases is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered by Stokes & Bartholomew, P.A. to be analogous. If the Operating Company Leases are recharacterized as service contracts or partnership agreements rather than true leases, part or all of the payments that New Prison Realty receives from Operating Company would not be considered rent and would not otherwise satisfy the various requirements for qualification as "rents from real property." In that event, New Prison Realty likely would not satisfy either the 75% income test or the 95% income test and, as a result, would lose its REIT status.

     Another requirement for the qualification of rents as "rents from real property" is that a REIT, or an owner of 10% or more of a REIT, must not own, directly or constructively (through the application of certain stock attribution rules), 10% or more of the voting power or total number of outstanding shares of a corporate tenant or 10% or more of the assets or net profits of a noncorporate tenant (a "Related Party Tenant") at any time during a taxable year. To enable New Prison Realty to comply with these rules, the New Prison Realty Charter provides that no person may own, directly or constructively (through application of certain stock attribution rules), more than 9.8% of the outstanding shares of New Prison Realty Common Stock or 9.8% of the outstanding shares of New Prison Realty Preferred Stock. See "New Prison Realty Capital Stock -- Restrictions on Ownership of Capital Stock." Assuming these ownership limitations are complied with, no person should own (directly or constructively) 10% or more of both New Prison Realty and a tenant of New Prison Realty.

     New Prison Realty will, however, own directly all of the Operating Company Non-Voting Common Stock. The total number of shares of the Operating Company Non-Voting Common Stock will equal 9.5% of the shares of the Operating Company Capital Stock outstanding, and such shares will represent a 9.5% economic interest in Operating Company. Therefore, New Prison Realty's ownership of these shares should not be a violation of the Related Party Tenant rules. Furthermore, New Prison Realty does not intend, and has represented that it will not, increase its direct or constructive ownership of Operating Company to a level which would violate the Related Party Tenant rules.

     New Prison Realty will also hold the Operating Company Note. If the Operating Company Note is treated for federal income tax purposes as equity rather than debt, New Prison Realty could be deemed to own in excess of 10% of the total outstanding Operating Company Capital Stock in violation of the Related Party Tenant rules. The characterization of an instrument as debt or equity is a question of fact to be determined from all surrounding facts and circumstances, no one of which is conclusive. Among the criteria that have been found relevant in characterizing such instruments are the following: (i) the intent of the parties, (ii) the extent of participation in management by the holder of the instrument, (iii) the ability of the corporation to obtain funds from outside sources, (iv) the "thinness" of the capital structure in relation to debt (based on fair market value of the debtor's assets, including intangible assets), (v) the risk involved, (vi) the formal indicia of the arrangement,
(vii) the relative position of the creditor in question versus other creditors regarding payment of interest and principal, (viii) the voting power of the holder of the instrument, (ix) the provision of a fixed rate of interest, (x) the contingency of the obligation to repay, (xi) the source of repayment, (xii) the presence or absence of a fixed maturity date, and (xiii) whether the note is guaranteed or otherwise secured.

     Stokes & Bartholomew, P.A. is of the opinion that the Operating Company Note will be treated as debt for federal income tax purposes. Such opinion is based, in part, on various facts, including that the Operating Company Note (i) will be clearly denominated as debt, (ii) will have a fixed maturity date of 10 years, (iii) will provide for a fixed rate of interest, (iv) will require that interest only be payable during the first four years of the term of the Operating Company note and that principal be amortized over years five through ten of such term, (v) will require that certain excess cash flow be used to prepay the note and (vi) will be partially guaranteed by Doctor R. Crants. In addition, Operating Company will represent that, based upon internal

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projections, it anticipates that the Operating Company Note will be repaid prior to its maturity date. There are, however, no controlling Treasury Regulations, published rulings or judicial decisions involving indebtedness with terms substantially the same as the Operating Company Note that address whether such indebtedness is debt for federal income tax purposes. Therefore, the opinion of Stokes & Bartholomew, P.A. with respect to the status of the Operating Company
Note is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered by Stokes & Bartholomew, P.A. to be analogous. If the Operating Company Note is recharacterized as equity, part or all of the payments that New Prison Realty receives from Operating Company would not be considered as "rents from real property". In that event, based upon the expected amount of rent to be paid to New Prison Realty by Operating Company under the Operating Company Leases, New Prison Realty likely would not satisfy either the 75% income test or the 95% income test and, as a result, would lose its REIT status.

     In addition to the foregoing requirements, the amount of rent, to qualify as "rents from real property", must not be based in whole or in part on the income or profits of any person. However, rents received or accrued generally will not be disqualified as "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Also, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property". Finally, rents generally will not qualify as "rents from real property" if the REIT operates or manages the property or furnishes or renders services to the tenants of such property, other than through an independent contractor who is adequately compensated and from whom the REIT derives no income. A REIT, however, (i) may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property, and (ii) may render, for tax years beginning after 1997, a de minimis amount of otherwise impermissible services, if the amount received for such services does not exceed 1% of all income from the property during the tax year. The amount treated as received for impermissible services generally may not be less than 150% of the cost to the REIT in rendering or furnishing such services. Amounts received for otherwise impermissible services do not qualify as "rents from real property" even if within the 1% limitation. If the amount received by the REIT for impermissible services exceeds the 1% limitation, then no amounts received or accrued from the property during the tax year will qualify as "rents from real property." The rents received by New Prison Realty from Operating Company should satisfy these requirements.

     Mortgage Interest. All interest (other than interest based on the net income of any person) is qualifying income for purposes of the 95% income test. However, only interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% income test. If the loan value of real property (determined as of the time the commitment to make or purchase the loan becomes binding) equals or exceeds the amount of the loan, all interest on the loan will be allocated to the real property and will thus qualify as mortgage interest. If the loan value is less than the amount of the loan, interest will be allocated to the real property in the same proportion as the loan value bears to the amount of the loan. Interest received under an installment contract for the sale of real property should be treated as mortgage interest to the extent of the value of the underlying real property.

     New Prison Realty will acquire from CCA and Prison Realty in the Merger certain leases to government entities. Under each of these leases, either (i) the governmental entity, as lessee, has an option to purchase the leased facility for a specified, below-market amount, which typically declines over the term of the lease, or (ii) the facility automatically reverts to the government entity at the conclusion of the lease. Primarily because of these features, it is likely that the leases will be treated as financing arrangements for federal income tax purposes rather than as true leases. Therefore, a portion of each lease payment will be treated as interest income, and a portion will be treated as a return of principal. The interest should be treated as mortgage interest to the extent of the value of the underlying facility and therefore as qualifying income for purposes of both the 75% income test and the 95% income test. If, however, the amount financed exceeds the value of the underlying real property, interest will be allocated to the underlying property (and thus treated as mortgage interest) in the same proportion as the loan value of the property bears to the amount of the loan. In rendering its opinion as to the qualification of New Prison Realty as a REIT, Stokes & Bartholomew, P.A. has assumed

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

that the value of the underlying real property under each of the government leases equals or exceeds the amount of the financing.

     Other Sources of Income. After the Merger, New Prison Realty will realize on a regular basis (i) interest income under the Operating Company Note, (ii) license fees under the Trade Name Use Agreement relating to the use of the CCA name, and (iii) dividend income on its non-voting common stock in Service Company A and Service Company B. Because CCA intends to elect out of the installment method, gain attributable to the Operating Company Note will be recognized by CCA in the year of sale. The interest income under the Operating Company Note and the dividends from Service Company A and Service Company B should be qualifying income for purposes of the 95% income test but not for purposes of the 75% income test. The license fees under the Trade Name Use Agreement will be nonqualifying for purposes of both the 95% income test and the 75% income test. New Prison Realty anticipates that, taking into account these other sources of income, it will nonetheless satisfy the 75% income test and the 95% income test.

     Potential Reallocation of Income. The IRS has the authority under a number of Code sections to reallocate income and deductions between New Prison Realty and Operating Company. For example, the IRS may assert that the rents payable by Operating Company are excessive and treat the excess as attributable to the Trade Name Use Agreement, the management contracts acquired with the Operating Company Note or some other source. Such a reallocation could cause New Prison Realty to fail one or both of the 75% income test and the 95% income test, which in turn could cause New Prison Realty to lose its status as a REIT. To ensure that the amounts charged as rent under the Operating Company Leases are fair market rents, New Prison Realty has obtained independent appraisals of the facilities and an independent analysis of the appropriate lease rates for the facilities. This appraisal and analysis will not be binding on the IRS, however, and the IRS may attempt to reallocate the payments from Operating Company as described above. If the IRS is successful, New Prison Realty may lose its status as a REIT. In rendering its opinion as to the qualification of New Prison Realty as a REIT, Stokes & Bartholomew, P.A. has assumed that the payments from Operating Company to New Prison Realty are correctly allocated in the Operating Company Leases and other agreements between Operating Company and New Prison Realty.

 Asset Tests

     For New Prison Realty to qualify as a REIT, at the close of each quarter of its taxable year it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of New Prison Realty's total assets must be represented by real estate assets (which for this purpose includes real estate assets held by a "qualified REIT subsidiary" of New Prison Realty) and cash, cash items and government securities. Second, no more than 25% of New Prison Realty's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by New Prison Realty may not exceed 5% of the value of New Prison Realty's total assets, and New Prison Realty may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a "qualified REIT subsidiary" or another
REIT).

     Total assets for purposes of these tests include only those assets that appear on New Prison Realty's balance sheet prepared in accordance with generally accepted accounting principles. In applying the 5% and 10% tests, the term "issuer" has the same meaning as when used in the Investment Company Act of 1940, as amended (the "ICA"). Under the ICA, such term means generally "every person who issues or proposes to issue any security, or has outstanding any security which it has issued." Under this definition and various administrative rulings interpreting this definition, each of the Service Companies and Operating Company should be treated as a separate issuer.

     The asset tests are generally applied as of the close of each quarter. Shares in other REITs generally are valued at the higher of market value or asset value. Securities (other than REIT shares) for which market quotations are readily available must be valued at market value. The value of all other REIT assets must be determined in good faith by the New Prison Realty Board.

     As of the end of the first calendar quarter after the Closing Date, the total value of New Prison Realty's real estate assets are expected to exceed 75% of the value of New Prison Realty's total assets. In addition, New

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Prison Realty should not own more than 10% of the voting securities of any one issuer, nor should the value of any one issuer's securities exceed 5% of the value of New Prison Realty's total assets. If, however, the Service Companies and Operating Company are not treated as separate issuers, New Prison Realty likely would not satisfy the 5% test or the 10% test and as a result would not qualify as a REIT.

     In an effort to ensure compliance with the asset tests, New Prison Realty has obtained appraisals of the facilities and will obtain appraisals of the Operating Company Note, the Operating Company Non-Voting Common Stock, and the non-voting common stock of Service Company A and Service Company B. These appraisals, however, will not be binding on the IRS, and the IRS may assert that New Prison Realty has not satisfied one or more of the asset tests. If the IRS is successful in any such challenge, New Prison Realty might lose its status as a REIT. In rendering its opinion as to the qualification of New Prison Realty as a REIT, Stokes & Bartholomew, P.A. has assumed that New Prison Realty will satisfy the asset tests.

     After initially meeting the asset tests at the close of any quarter, New Prison Realty will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. It is intended that New Prison Realty will maintain adequate records of the value of its assets to ensure compliance with the asset tests, and will take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action always will be successful.

 Annual Distribution Requirements

     To be taxed as a REIT, New Prison Realty will be required to meet certain annual distribution requirements. New Prison Realty will be required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (1) the sum of (a) 95% of New Prison Realty's "REIT taxable income" (computed without regard to the dividends paid deduction and New Prison Realty's net capital gain) and (b) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (2) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before New Prison Realty timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

     To the extent that New Prison Realty does not distribute all of its net capital gain or distributes at least 95% (but less than 100%) of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed portion, at regular ordinary and capital gains corporate tax rates. Furthermore, if New Prison Realty fails to distribute for each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed ordinary income and capital gain net income from prior periods, New Prison Realty will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. New Prison Realty intends to make timely distributions sufficient to satisfy this annual distribution requirement and to avoid liability for excise taxes.

     It is possible that, from time to time, New Prison Realty may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at taxable income of New Prison Realty or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceed the amount of non-cash deductions. In the event that such situation occurs, and New Prison Realty is not able to meet such requirement by distributions made in the following taxable year in accordance with those requirements of the Code described above, in order to meet the 95% distribution requirement, New Prison Realty may find it necessary to arrange for short-term, or possible long-term, borrowings or to pay dividends in the form of taxable share dividends. If the amount of nondeductible expenses exceeds non-cash deductions, New Prison Realty may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

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

     Under certain circumstances in which an adjustment is made by the IRS that affects the amount that should have been distributed for a prior taxable year, New Prison Realty may be able to rectify the failure to meet such distribution requirement by paying "deficiency dividends" to stockholders in the later year, which may be included in New Prison Realty's deduction for dividends paid for the earlier year. Thus, New Prison Realty may be able to avoid being taxed on amounts distributed as deficiency dividends; however, New Prison Realty will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

 Non-REIT Earnings and Profits

     To maintain its qualification as a REIT, New Prison Realty will be required to make the Earnings and Profits Distribution before the end of its first calendar year as a REIT. Under applicable ordering rules, distributions made by New Prison Realty to comply with this requirement generally will be treated as having been made first from CCA's accumulated earnings and profits, and then from New Prison Realty's current and accumulated earnings and profits. The Earnings and Profits Distribution will be taken into account by the stockholders of New Prison Realty (including former shareholders of CCA and Prison Realty who become New Prison Realty stockholders in the Merger and who remain New Prison Realty stockholders as of the record date for the Earnings and Profits Distribution) as ordinary dividend income. Although the law is not entirely clear, the Earnings and Profits Distribution might not be eligible for the dividends received deduction generally available for corporate stockholders. In rendering its opinion as to the qualification of New Prison Realty as a REIT, Stokes & Bartholomew, P.A. has assumed that New Prison Realty will distribute all of CCA's earnings and profits in accordance with the foregoing requirements.

  Failure to Qualify

     If New Prison Realty fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, New Prison Realty would be subject to tax (including any applicable alternative minimum tax) on its income at regular corporate rates. Distributions to stockholders in any year in which New Prison Realty fails to qualify will not be deductible by New Prison Realty nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, New Prison Realty also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in any circumstances New Prison Realty would be entitled to such statutory relief.

  Taxation of U.S. Stockholders

     As used herein, the term "U.S. Stockholder" means a holder of shares of New Prison Realty Common Stock or New Prison Realty Series A Preferred Stock that (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate (or generally a trust for tax years of such trust beginning before January 1, 1997) the income of which is subject to United States federal income taxation regardless of its source, or (iv) is a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. For any taxable year for which New Prison Realty qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as set forth below.

     Distributions Generally. Distributions to U.S. Stockholders, other than capital gain dividends discussed below, will be taxable as ordinary income to such holders up to the amount of New Prison Realty's current or accumulated earnings and profits. Such distributions generally are not eligible for the dividends received deduction for corporations, although the Earnings and Profits Distribution may be eligible for such deduction. See "-- Non-REIT Earnings and Profits." To the extent that New Prison Realty makes distributions in excess of its current or accumulated earnings and profits, such distributions will first be treated as a tax-free return of capital, reducing the tax basis of the U.S. Stockholders' New Prison Realty Capital Stock and thereafter will

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

be taxable as gain realized from the sale of such stock. Dividends declared by New Prison Realty in October, November, or December of any year payable to a U.S. Stockholder of record on a specified date in any such month will be treated as paid by New Prison Realty and received by the U.S. Stockholder on December 31 of such year, provided that the dividend is actually paid by New Prison Realty during January of the following calendar year. U.S. Stockholders may not include on their own income tax returns any tax losses of New Prison Realty.

     New Prison Realty will be treated as having sufficient earnings and profits to treat as a dividend any distribution by New Prison Realty up to the greater of its current or accumulated earnings and profits. As a result, U.S. Stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends. Moreover, any "deficiency dividends" will be treated as an ordinary "dividend" or a capital gain dividend, as the case may be, regardless of New Prison Realty's earnings and profits.

     Capital Gain Dividends. Dividends to U.S. Stockholders that are properly designated by New Prison Realty as capital gain dividends will be treated as gain from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed New Prison Realty's actual net capital gain) without regard to the period for which the U.S. Stockholder has held the New Prison Realty Capital Stock. Corporate U.S. Stockholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

     Under recently-enacted legislation effective for gains taken into account after May 6, 1997, individual U.S. Stockholders and U.S. Stockholders that are estates and trusts are subject to federal income tax on net capital gains at different tax rates depending upon the nature of the gain and the holding period of the asset disposed of. In Notice 97-64, the IRS has provided guidance for REITs to report information necessary for U.S. Stockholders to compute the appropriate tax in respect of capital gains dividends. In general, capital gain dividends will be designated in a written notice to U.S. Stockholders as a 20% rate gain distribution, an unrecaptured Section 1250 gain distribution or a 28% rate gain distribution.

     Although a REIT is taxed on its undistributed net capital gains, for taxable years beginning after 1997, a REIT may elect to include all or a portion of such undistributed net capital gains in the income of its U.S. Stockholders. In such event, the U.S. Stockholder will receive a credit or refund for the amount of tax paid by the REIT on such undistributed net capital gains.

     Passive Activity and Loss; Investment Interest Limitations. Distributions from New Prison Realty and gain from the disposition of shares of New Prison Realty Capital Stock ordinarily will not be treated as "passive activity income" for federal income tax purposes, and therefore, U.S. Stockholders generally will not be able to apply any "passive losses" against such income. Dividends from New Prison Realty (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of shares of New Prison Realty Capital Stock and capital gain dividends generally will be excluded from investment income unless the taxpayer elects to have the gain taxed at ordinary rates.

     Dispositions of New Prison Realty Capital Stock. A U.S. Stockholder will recognize gain or loss on the sale or exchange of shares of New Prison Realty Capital Stock to the extent of the difference between the amount realized on such sale or exchange and the holder's tax basis in such shares. Such gain or loss generally will constitute long-term capital gain or loss if the U.S. Stockholder has held such shares for more than one year and in case of an individual, will be taxed at a lower rate in such instance. Losses incurred on the sale or exchange of shares of New Prison Realty Capital Stock held for six months or less (after applying certain holding period rules), however, generally will be deemed long-term capital losses to the extent of any long-term capital gain dividends received by the U.S. Stockholder with respect to such shares.

     Treatment of Tax-exempt U.S. Stockholders. The IRS has ruled that amounts distributed by a REIT out of its earnings and profits to a tax-exempt pension trust did not constitute unrelated business taxable income ("UBTI"). Although rulings are merely interpretations of law by the IRS and may be revoked or modified, based on this analysis, indebtedness incurred by New Prison Realty in connection with the

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acquisition of an investment should not cause any income derived from the investment to be treated as UBTI upon the distribution of such income as dividends to a tax-exempt entity. A tax-exempt entity that incurs indebtedness to finance its purchase of shares, however, will be subject to UBTI by virtue of the debt-financed income rules.

     In addition, tax-exempt pension and certain other tax-exempt trusts that hold more than 10% (by value) of the interests in a REIT are required to treat a percentage of REIT dividends as UBTI. The requirement applies only if (i) the qualification of the REIT depends upon the application of a "look-through" exception to the restriction on REIT shareholdings by five or fewer individuals, including such trusts (see generally "New Prison Realty Capital
Stock -- Restrictions on Ownership of Capital Stock"), and (ii) the REIT is "predominantly held" by such tax-exempt trusts. It is not anticipated that qualification of New Prison Realty as a REIT will depend upon application of the "look-through" exception or that New Prison Realty will be "predominantly held" by such trusts.

  Special Tax Consequences for Foreign Stockholders

     The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Non-U.S. Stockholders") are complex, and the following discussion is intended only as a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisers to determine the impact of federal, state and local income tax laws on an investment in New Prison Realty, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws.

     In general, Non-U.S. Stockholders will be subject to United States federal income tax with respect to their investment in New Prison Realty if such investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under
Section 884 of the Code, which is payable in addition to United States corporate income tax. The following discussion will apply to Non-U.S. Stockholders whose investment in New Prison Realty is not so effectively connected. New Prison Realty expects to withhold United States federal income tax, as described below, on the gross amount of any distributions paid to a Non-U.S. Stockholder unless
(i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with New Prison Realty, or (ii) the Non-U.S. Stockholder files an IRS Form 4224 or applicable successor form with New Prison Realty, claiming that the distribution is "effectively connected" income.

     A distribution by New Prison Realty that is not attributable to gain from the sale or exchange by New Prison Realty of a United States real property interest and that is not designated by New Prison Realty as a capital gain dividend will be treated as an ordinary income dividend to the extent made out of current or accumulated earnings and profits. Generally, an ordinary income dividend will be subject to a United States withholding tax equal to 30% of the gross amount of the distribution unless such tax is reduced or eliminated by an applicable tax treaty. A distribution of cash in excess of New Prison Realty's earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. Stockholder's basis in its shares of stock (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

     Distributions by New Prison Realty that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a Non-U.S. Stockholder as if such distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder that is not entitled to treaty exemption.

     New Prison Realty will be required to withhold from distributions to Non-U.S. Stockholders, and remit to the IRS, (i) 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions

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

that could be designated as capital gain dividends), and (ii) 30% of ordinary dividends paid out of earnings and profits. In addition, if New Prison Realty designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of New Prison Realty's earnings and profits may be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of New Prison Realty's current or accumulated earnings and profits. Tax treaties may reduce New Prison Realty's withholding obligations. To take advantage of a reduced withholding rate under a tax treaty, the Non-U.S. Stockholder must file an appropriate form with New Prison Realty. If the amount withheld by New Prison Realty with respect to a distribution to a Non-U.S. Stockholder exceeds the Non-U.S. Stockholder's United States tax liability with respect to such distribution (as determined under the rules described in the two preceding paragraphs), the Non-U.S. Stockholder may file for a refund of such excess from the IRS. It should be noted that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on capital gains of individuals.

     Unless the shares of New Prison Realty Capital Stock constitute a "United States real property interest" within the meaning of FIRPTA or are effectively connected with a U.S. trade or business, a sale of such shares by a Non-U.S. Stockholder generally will not be subject to United States taxation. The shares of New Prison Realty Capital Stock will not constitute a United States real property interest if New Prison Realty is a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which at all times, during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Stockholders. It is currently anticipated that New Prison Realty will be a domestically-controlled REIT, and therefore that the sale of shares of New Prison Realty Capital Stock will not be subject to taxation under FIRPTA. However, because both the New Prison Realty Common Stock and New Prison Realty Series A Preferred Stock will be publicly traded, no assurance can be given that New Prison Realty will continue to be a domestically-controlled REIT. Notwithstanding the foregoing, capital gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on such individual's capital gains. If New Prison Realty did not constitute a domestically-controlled REIT, whether a Non-U.S. Stockholder's sale of New Prison Realty Capital Stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether the shares were "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which New Prison Realty Common Stock and Series A Preferred Stock will be listed) and on the size of the selling shareholder's interest in New Prison Realty. Where shares of stock are readily traded on an established securities market, and where the selling shareholder owns (including constructive ownership) during a specified testing period no more than 5% of that class of shares, the sale is not subject to tax under FIRPTA. If the gain on the sale of New Prison Realty Capital Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of New Prison Realty Capital Stock from a Non-U.S. Stockholder will not be required under FIRPTA to withhold on the purchase price if the purchased shares of New Prison Realty Capital Stock are regularly traded on an established securities market or if New Prison Realty is a domestically-controlled REIT. Otherwise, under FIRPTA the purchaser of shares of New Prison Realty Capital Stock may be required to withhold 10% of the purchase price and remit such amount to the IRS.

  Information Reporting Requirements and Backup Withholding Tax

     New Prison Realty will report to its U.S. Stockholders and the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 31% with respect to distributions paid. Backup withholding will apply only if the stockholder (i) fails to furnish its taxpayer identification number ("TIN") (which, for an individual, would be such individual's Social Security Number), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends, or

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

(iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against such U.S. Stockholder's United States federal income tax liability and may entitle such U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.

     Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders. Non-U.S. Stockholders should consult their tax advisers with respect to any such information reporting and backup withholding requirements.

  State and Local Tax Consequences

     New Prison Realty is, and its stockholders may be, subject to state or local taxation in various state or local jurisdictions, including those in which New Prison Realty or its stockholders transact business or reside. The state and local tax treatment of New Prison Realty and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on their investment in New Prison Realty.

  Possible Federal Tax Developments

     General. The rules dealing with federal income taxation are constantly under review by the IRS, the Treasury Department, Congress and the appropriate courts. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted or judicial decisions rendered, all of which could affect the taxation of New Prison Realty or of its stockholders. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting New Prison Realty or its stockholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by such legislative, judicial or administrative action.

     Proposed Tax Legislation. On February 2, 1998, President Clinton released the Proposal. Two provisions contained in the Proposal potentially could affect New Prison Realty if enacted in final form as presently proposed. The first provision addresses the ownership by a REIT of a non-REIT corporation. Under current law, a REIT is prohibited from owning more than 10% of the voting securities of any issuer, but generally is not restricted in its ability to own non-voting securities of an issuer. Under the Proposal, a REIT, subject to certain "grandfathering" rules, would be prohibited from owning 10% or more of the voting securities or value of an issuer. If this provision is signed into law in its current form, New Prison Realty could be required to reduce its ownership in the Service Companies, which would likewise reduce the amount of dividends New Prison Realty would receive from the Service Companies. The effect of this provision, therefore, would be to reduce the overall expected economic benefit which is to be derived by New Prison Realty from the Merger.

     The second provision deals with the treatment of the Built-in Gain of a C corporation which merges with, or is converted into, a REIT. Under current law, a REIT that merges with a C corporation, or a C corporation that converts to a REIT, under guidelines issued by the IRS in IRS Notice 88-19, is subject to a corporate level tax on any Built-in Gain recognized during the ten-year period following the merger or change in status. Under the Proposal, all Built-in Gain would be taxable immediately upon the merger or change in status. If this provision is signed into law in its current form, New Prison Realty could be required to recognize CCA's Built-in Gain at the time it elects to be taxed as a REIT. The resulting tax liability likely would be so high as to eliminate the possibility of a merger between CCA and Prison Realty.

     Neither of the two provisions was included in the Internal Revenue Service Restructuring and Reform Act of 1998, signed into law on July 22, 1998, or in the tax provisions of the Transportation Equity Act for the

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

21st Century, signed into law on June 9, 1998. However, legislation containing provisions similar to those described in this section could be introduced in Congress at any time and, although it is not believed to be likely, the effective date for any such legislation could be March 26, 1998 (i.e., the date of "first committee action"). In addition, other legislation as well as administrative interpretations or court decisions, also could change the tax laws with respect to New Prison Realty's qualification as a REIT and the federal income tax consequences of such qualification.

                              ERISA CONSIDERATIONS

     The following is intended to be a summary only and is not a substitute for careful planning with a professional. Employee benefit plans subject to ERISA, and other sections of the Code should consult with their own tax or other appropriate counsel regarding the application of ERISA and the Code to an ERISA Plan's decision whether to approve the Merger. ERISA Plans should also consider the entire discussion under the heading of "Material Federal Income Tax Consequences."

     Before determining whether to approve the Merger, an ERISA Plan fiduciary should ensure that such approval is in accordance with ERISA's general fiduciary standards, as set forth in Part 4 of Subtitle B of Title I of ERISA. In making such a determination, an ERISA Plan fiduciary should ensure that approval of the Merger is in accordance with the governing instruments and the overall investment policy of the ERISA Plan, and should consider the effect of the Merger on the ERISA Plan's compliance with the diversification and composition requirements of ERISA.

     Fiduciaries of Individual Retirement Accounts ("IRAs") or employee benefit plans qualified under Code Section 401(a) that are not subject to ERISA, such as governmental plans, church plans, and plans that do not cover any common law employees ("Non-ERISA Plans"), should carefully consider the impact of applicable state law and the terms of the IRA or Non-ERISA Plan document on the IRA's or Non-ERISA Plan's decision whether to approve the Merger.

     Fiduciaries of ERISA Plans, Non-ERISA Plans and IRAs should also consider whether the assets of Prison Realty will constitute "plan assets" subject to ERISA and the prohibited transactions provisions of Code Section 4975 after the Merger. The DOL has promulgated a regulation under ERISA, 29 C.F.R. 2510.3-101 (the "DOL Regulation"), that specifies the circumstances under which the underlying assets of an entity in which an ERISA Plan acquires an equity interest will be considered to be assets of the ERISA Plan for purposes of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975. Similarly, the DOL Regulation applies to determine when the underlying assets of an entity in which an ERISA Plan, a Non-ERISA Plan or an IRA acquires an equity interest will be considered plan assets under Code Section 4975. If the assets of Prison Realty were considered to be assets of an ERISA Plan investor, management of Prison Realty would be ERISA fiduciaries with respect to such ERISA Plan, and Prison Realty would be subject to ERISA, including ERISA's prohibited transaction rules, and the prohibited transaction rules of the Code. Similarly, if the assets of Prison Realty were considered to be assets of a Non-ERISA Plan investor or an IRA investor, Prison Realty would be subject to the prohibited transaction provisions of Code Section 4975.

     Under the DOL Regulation, when an ERISA Plan, a Non-ERISA Plan, or an IRA invests in an equity interest in an entity, the ERISA Plan's, Non-ERISA Plan's, or IRA's assets are considered to include such equity interest but generally are not considered to include the entity's underlying assets. However, if the ERISA Plan's, Non-ERISA Plan's, or IRA's investment is in an equity interest that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's, Non-ERISA Plan's, or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant.

     The DOL Regulation defines a "publicly-offered security" as a security that is (i) "freely transferable," (ii) part of a class of securities that is "widely held," and (iii) either part of a class of securities registered under the 1934 Act or sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") and part of a class of securities registered under the 1934 Act within 120 days

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

after the end of the fiscal year of the issuer during which the offering occurred. The New Prison Realty Common Stock and the New Prison Realty Series A Preferred Stock will be issued in an offering registered under the 1933 Act and will be registered under the 1934 Act.

     Under the DOL Regulation, a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. Since the Prison Realty stock will be held by more than 100 independent investors, it will be "widely held" within the meaning of the DOL Regulation.

     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The transferability of the Prison Realty Capital Stock is restricted for the purpose of preventing a change in ownership of such stock that would result in Prison Realty failing to qualify as a REIT under the Code. See "New Prison Realty Capital Stock -- Restrictions on Ownership of Capital Stock" and "Comparison of Rights of Shareholders of CCA and Stockholders of New Prison Realty -- Restrictions on Ownership and Transfer of Capital Stock." The transferability of the New Prison Realty Capital Stock held by certain persons may also be restricted pursuant to federal securities laws. See "The Merger -- Federal Securities Laws Consequences; Resale Restrictions." However, the DOL Regulation sets forth several factors (in the context of an offering where the minimum investment is $10,000 or less) that ordinarily will not, alone or in combination, affect a finding that a security is "freely transferable." Among these factors are the following: (i) any restriction on, or prohibition against, any transfer or assignment that would result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the entity, (iii) any requirements that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer described in the DOL Regulation as not affecting free transferability, and (iv) any limitation or restriction on transfer or assignment that is not created or imposed by the issuer or a person acting on behalf of the issuer. New Prison Realty believes that the restrictions imposed on the transfer of the shares of the New Prison Realty Capital Stock are analogous to these restrictions on transferability generally permitted under the DOL Regulation and do not result in the failure of the New Prison Realty Capital Stock to be "freely transferable." Furthermore, New Prison Realty is not aware of any other facts or circumstances restricting the transferability of the New Prison Realty Capital Stock that are not included among those described in the DOL Regulation as not affecting the free transferability of the New Prison Realty Capital Stock, and New Prison Realty does not expect or intend to impose in the future any restrictions on transferability that would not be among the permissible restrictions described in the DOL Regulation.

     Assuming that the New Prison Realty Capital Stock will be "freely transferable" within the meaning of the DOL Regulation, New Prison Realty believes that the New Prison Realty Capital Stock will be "publicly-offered securities" within the meaning of the DOL Regulation. It therefore intends to proceed on the basis that the assets of New Prison Realty will not constitute ERISA Plan, Non-ERISA Plan, or IRA assets.

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

                        INFORMATION ABOUT OUR COMPANIES

INFORMATION ABOUT PRISON REALTY

  General

     Prison Realty was formed on April 23, 1997 to acquire, develop, and lease private and public correctional and detention facilities. Prison Realty has elected to be taxed and has operated so as to qualify as a REIT under sections 856 through 860 of the Code commencing with its taxable year ended December 31, 1997.

     On July 18, 1997, Prison Realty commenced operations upon the completion of its initial public offering of 21,275,000 Prison Realty Common Shares (including 2,775,000 Prison Realty Common Shares issued as a result of the exercise of an over-allotment option by the underwriters). The Prison Realty Common Shares were issued at an initial offering price of $21.00 per share, generating gross proceeds to Prison Realty of $446.8 million. The aggregate proceeds to Prison Realty, net of underwriters' discount and offering costs, were approximately $412.1 million, $308.1 million of which was used to purchase nine facilities from CCA.

     Prison Realty was formed to capitalize on the opportunities created by the perceived growing trend toward privatization in the corrections and detention industry, including the increased demand for private correctional and detention facilities. The principal business strategy of Prison Realty is to own and develop correctional and detention facilities that meet Prison Realty's investment criteria, to acquire such facilities from both private prison managers and government entities, to expand the design capacity of its existing facilities, and to lease all such facilities under long-term leases to qualified third-party operators. As of September 25, 1998, Prison Realty owned 20 facilities, with a total design capacity of 16,030 beds. In addition, Prison Realty currently has one facility under construction which has a total design capacity of approximately 522 beds and is expected to be completed in November of 1998. Prison Realty also has options to acquire up to 11 additional facilities from CCA, with an aggregate design capacity of 11,450 beds, which are currently under construction or development by CCA. In addition, Prison Realty has an option to acquire any correctional or detention facility acquired or developed and owned by CCA in the future, for a period of three years following the date on which inmates are first received with respect to such facility. Prison Realty is the largest self-administered and self-managed, publicly traded REIT in the United States focused on owning and acquiring correctional and detention facilities.

     Prison Realty leases 17 of its facilities to CCA, which manages the facilities. CCA also manages one of Prison Realty's other facilities, which is leased to the State of North Carolina. CCA is the largest developer and manager of privatized correctional and detention facilities worldwide. Prison Realty also leases one of its facilities to a private operator other than CCA and leases two of its facilities to government entities, all pursuant to terms materially consistent with the leases with CCA.

     As a REIT Prison Realty generally will not be subject to federal income tax to the extent that it distributes its earnings and profits to its shareholders and maintains its qualification as a REIT. In order to qualify as a REIT, Prison Realty's income must be derived from certain sources, including rents from real property (and generally excluding income from the operation of a correctional facility). Accordingly, Prison Realty is precluded from operating correctional and detention facilities and, as a consequence, intends to lease all such properties pursuant to long-term, non-cancellable leases.

  Recent Acquisition of Assets

     Prison Realty has historically focused its investments on privately-managed facilities which are owned and operated by CCA or its subsidiaries. However, Prison Realty has pursued and is continuing to pursue other opportunities, including acquisitions and leasebacks of, or financings for, facilities owned and operated by various government entities and private operators other than CCA. Prison Realty believes it has significant access to potential development and acquisition opportunities through its relationship with CCA and the experience and industry contacts of the Prison Realty Board and management, particularly those of J. Michael Quinlan, Prison Realty's Chief Executive Officer and a member of the Prison Realty Board and former head of the Federal Bureau of Prisons.

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

     On April 17, 1998, Prison Realty and its wholly-owned subsidiary USCA Corporation ("USCA") and USCC, a privately-held owner and former operator of correctional and detention facilities entered into and completed an agreement of merger, whereby USCA merged with and into USCC and Prison Realty acquired all of the outstanding capital stock and derivative securities of USCC in exchange for a cash payment to the shareholders of USCC of approximately $157.0 million (the "USCC Merger"). As a result of the USCC Merger, Prison Realty assumed certain liabilities of USCC. Immediately prior to the USCC Merger, CCA purchased USCC's facility management contracts and the corresponding enterprise value of operations from USCC for $10.0 million in cash. Accordingly, as a result of the USCC Merger, Prison Realty acquired only real estate properties.

     By virtue of the USCC Merger, Prison Realty acquired four correctional and detention facilities in Kentucky, one in Ohio and two, one of which is currently under construction, in North Carolina. Such facilities currently have an aggregate design capacity of approximately 5,200 beds. Prior to the USCC Merger, USCC operated the Kentucky facilities as correctional and detention facilities and leased the Ohio facility to Hamilton County, Ohio. By contrast, Prison Realty does not operate any of the acquired facilities. Instead, Prison Realty leases the Kentucky facilities to CCA; leases the completed North Carolina facility to the State of North Carolina, which has contracted with CCA to operate the facility; and expects to lease the North Carolina facility currently under construction to the State of North Carolina, which will contract with CCA to operate the facility. In addition, Prison Realty continues to lease the Ohio facility to Hamilton County, Ohio.

     On May 4, 1998, Prison Realty purchased the Leo Chesney Center, a 200 bed correctional facility located in Live Oak, California. The facility, acquired for a purchase price of approximately $5.1 million, is leased to and operated by Cornell Corrections Corporation under contract with the California Department of Corrections. Prison Realty is currently expanding the facility to increase the rated capacity by approximately 72 beds.

     In June of this year, Prison Realty began development of two educational facilities, one in Houston, Texas and one in Dallas, Texas, for Community Education Partners, Inc., a privately-held Delaware corporation ("CEP"), which develops and operates publicly funded, privately operated alternative education programs for at-risk youth. Prison Realty intends to renovate and lease the facilities to CEP pursuant to terms and conditions materially consistent with Prison Realty's current relationship with private prison operators.

  Certain Information Incorporated by Reference

     Certain information relating to principal shareholders and security ownership of management, executive compensation, various benefit plans (including share option plans), certain relationships and related transactions and other related matters as to Prison Realty is set forth in Prison Realty's Annual Report on Form 10-K/A for the year ended December 31, 1997, incorporated herein by reference. Shareholders of Prison Realty and CCA desiring a copy of such document may contact Prison Realty by mail at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215 or by telephone at (615) 263-0200, as indicated under "Other Matters -- Where You Can Find More Information."

INFORMATION ABOUT CCA

  General

     CCA is the largest developer and manager of privatized correctional and detention facilities worldwide. CCA's facilities are located in 22 states, the District of Columbia, Puerto Rico, Australia and the United Kingdom. As of September 25, 1998, CCA had contracts to manage 78 correctional and detention facilities with an aggregate design capacity of 63,308 beds. Of these 78 facilities, 65 facilities, with an aggregate design capacity of 46,886 beds, are currently in operation and 13 are under development by CCA. Of the 13 facilities under development, ten will be financed and owned by CCA, and are subject to an option to purchase by Prison Realty. CCA, through its United Kingdom joint venture, UK Detention Services, manages one facility in the United Kingdom and, through its Australian joint venture, Corrections Corporation of Australia, Pty. Ltd., manages two facilities in Australia. Of the 13 facilities under development by CCA, five are scheduled to commence operations during 1998. In addition, as of September 25, 1998, CCA had outstanding written

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

responses to requests for proposal and other solicitations for an additional 13 projects with an aggregate design capacity of 8,716 beds.

     The services provided by CCA to government agencies include the integrated design, construction and management of new correctional and detention facilities and the redesign, renovation and management of older facilities. In addition to providing the fundamental residential services relating to adult and juvenile inmates, CCA's facilities offer a large variety of rehabilitation and education programs including basic education, life skills and employment training and substance abuse treatment. CCA also provides health care (including medical, dental and psychiatric services), institutional food services, transportation requirements, and work and recreational programs. Management of CCA believes that its proven ability to deliver a full range of high quality correctional and detention facility management services on a cost-effective and efficient basis to government agencies provides such agencies with sufficient incentives to choose CCA when awarding new contracts or renewing existing contracts.

     In addition to the opening of new facilities, in recent years CCA has expanded its service capabilities and broadened its geographic presence in the United States market through a series of strategic acquisitions of prison management companies and individual facilities, as well as the acquisition of TransCor America, Inc., an inmate transportation company. CCA intends to continue to pursue strategic acquisitions of prison management companies and facilities when the proposed acquisition enhances shareholder value.

  Recent Acquisition of Assets

     On April 17, 1998, CCA acquired all of the issued and outstanding capital stock of eight subsidiaries of USCC (the "USCC Acquisition"). By virtue of the USCC Acquisition, CCA acquired contracts to manage four currently operating facilities in Kentucky and one in North Carolina, each of which is owned by Prison Realty, as well as one each in Florida and Texas, each of which is owned by government entities of Florida and Texas, respectively. CCA, or one of its affiliates, currently leases the four Kentucky facilities from Prison Realty, or one of its subsidiaries, pursuant to the terms of a master lease. The North Carolina facility currently operated by CCA is owned by Prison Realty, who leases such facility to the State of North Carolina. CCA also acquired by virtue of the USCC Acquisition the right to enter into a contract to manage a North Carolina facility owned by Prison Realty that is currently under construction. CCA expects to operate the uncompleted North Carolina facility pursuant to a contract with the State of North Carolina, which will lease the facility from Prison Realty. The total number of beds currently operated or under construction related to the USCC Acquisition is 5,543.

  Relationship and Related Transactions with Sodexho

     In June 1994, CCA entered into an international strategic alliance with Sodexho for the purpose of pursuing prison management business outside the United States. In connection with the formation of the 1994 international alliance, Sodexho purchased 2,800,000 shares of CCA Common Stock at a purchase price, as adjusted, of $3.75 per share and a $7,000,000 convertible subordinated note bearing interest at 8.5% with a conversion price, as adjusted, of $3.58 per share. In consideration of Sodexho's agreement to enter into the international strategic alliance with CCA, CCA, among other things, (i) entered into a forward contract pursuant to which Sodexho is entitled to purchase at any time on or before December 31, 1999 (extended from original date of December 31, 1997), up to $20,000,000 aggregate principal amount of CCA's convertible subordinated notes bearing interest at LIBOR plus 1.35%, with a conversion price, as adjusted, of $6.83 per share, and (ii) granted Sodexho a presently exercisable warrant expiring on December 31, 1999, covering 4,400,000 shares of CCA Common Stock with an exercise price, as adjusted, of $3.95 per share. In December 1996, in connection with Sodexho's purchase of shares in UKDS, CCA agreed to extend the expiration date of the warrant to December 31, 1999. In June 1995, as a result of its preemptive right triggered by the issuance of shares of CCA Common Stock to the shareholders of Concept Incorporated in connection with CCA's acquisition of Concept Incorporated, Sodexho purchased 1,090,000 shares of CCA Common Stock from CCA at a purchase price, as adjusted, of $7.625 per share. In April 1996, as a result of its preemptive right triggered in connection with the issuance of 7.5% convertible notes, Sodexho purchased $30,000,000 in convertible notes

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

from CCA. The notes bear interest at 7.5% payable quarterly and are convertible into shares of CCA Common Stock at a conversion price, as adjusted, of $25.91 per share.

     Sodexho has also agreed to limit its ownership interest in CCA to 25% (or 30% in certain limited circumstances) through June 23, 1999, subject to earlier termination upon the occurrence of a change in control (the "Standstill Period"). A change in control is defined for this purpose as: (i) a party acquiring more than 20% of the CCA Common Stock; (ii) a 10% shareholder publicly announcing an intent to commence a tender offer for CCA; (iii) the termination of Doctor R. Crants as CCA's Chief Executive Officer or the failure by Doctor R. Crants to own at least 2% of the outstanding CCA Common Stock; (iv) the CCA Board no longer consisting of a majority of continuing directors; or (v) an acquirer publicly announcing an intent to commence a tender offer and the CCA Board publicly recommending that the shareholders of CCA accept such tender offer. "Continuing directors" means the directors of CCA as of June 23, 1994 and each other director, if such other director's nomination for election to the CCA Board is recommended by a majority of the then continuing directors.

     During the Standstill Period, Sodexho has agreed to vote shares of CCA Common Stock held by it in the same fashion as either CCA's public shareholders or the CCA Board, at Sodexho's option, on the election of directors and certain other matters. Sodexho has also agreed that, during the Standstill Period, it will not solicit proxies under any circumstances, or become a participant in any election contest, or make an offer for the acquisition of substantially all of the assets or capital stock of CCA or induce or assist any other person to make such an offer. Until Sodexho's ownership in CCA is reduced to below 400,000 shares of CCA Common Stock, Sodexho has the right to nominate one member to the CCA Board and, without Sodexho's consent, CCA may not increase the number of directors on the CCA Board to eight or more. In addition, Sodexho has a preemptive right to purchase additional shares of CCA Common Stock or securities convertible into or exchangeable for CCA Common Stock in any issuance of securities by CCA in any amount necessary to enable Sodexho to maintain a percentage ownership in CCA equal to 20% of the CCA Common Stock on a fully diluted basis. CCA plans to use the proceeds from these future financings to fund new capital projects. In consideration of the placement of the aforementioned securities and these future financings, CCA agreed to pay Sodexho $3,960,000 over a four-year period ending in 1998.

     Doctor R. Crants is a member of the Board of Directors of Sodexho Marriott Services, Inc. ("SMS"). SMS was formed in March 1998, when Marriott International, Inc. acquired the North American food service and facilities management operations of Sodexho. As a result of such acquisition, SMS is the largest food service and facilities management company in North America. Sodexho owns 49% of SMS.

     For information relating to an Agreement in Principle among CCA, Prison Realty and Sodexho relating to the Merger, see "The Merger -- Interests of Certain Persons in the Merger -- Relationship with Sodexho."

  Certain Information Incorporated by Reference

     Certain information relating to principal shareholders and security ownership of management, executive compensation, various benefit plans (including share option plans), certain relationships and related transactions and other related matters as to CCA is set forth in CCA's Annual Report on Form 10-K/A for the year ended December 31, 1997, incorporated herein by reference. Shareholders of CCA and Prison Realty desiring a copy of such document may contact CCA by mail at 10 Burton Hills Boulevard, Nashville, Tennessee 37215 or by telephone at (615) 263-3000, as indicated under "Other Matters -- Where You Can Find More Information."

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

                        NEW PRISON REALTY CAPITAL STOCK

     This section of the Joint Proxy Statement-Prospectus describes the New Prison Realty Capital Stock. To the extent that it relates to the New Prison Realty Charter or the New Prison Realty Bylaws, the following description does not purport to be complete and is qualified in its entirety by reference to the New Prison Realty Charter and the New Prison Realty Bylaws, both of which may be obtained from New Prison Realty.

GENERAL

     Under the New Prison Realty Charter, the total number of shares of all classes of New Prison Realty Capital Stock that New Prison Realty has authority to issue is 320,000,000, consisting of 300,000,000 shares of New Prison Realty Common Stock and 20,000,000 shares of New Prison Realty preferred stock, $0.01 par value per share (the "New Prison Realty Preferred Stock"). As of the Effective Time, approximately 95,000,000 shares of New Prison Realty Common Stock will be issued as consideration in the Merger and 4,300,000 shares of New Prison Realty Series A Preferred Stock will be issued as consideration in the Merger.

COMMON STOCK

     The holders of shares of New Prison Realty Common Stock are entitled to one vote per share on all matters voted on by holders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the New Prison Realty Board with respect to any series of New Prison Realty Preferred Stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series, the holders of such New Prison Realty Common Stock exclusively possess all voting power. The New Prison Realty Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of holders of shares of the New Prison Realty Series A Preferred Stock or any other outstanding series of New Prison Realty Preferred Stock, the holders of shares of New Prison Realty Common Stock are entitled to such distributions as may be declared from time to time by the New Prison Realty Board from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of New Prison Realty available for distribution to such holders. All shares of New Prison Realty Common Stock and New Prison Realty Series A Preferred Stock are fully paid and nonassessable and the holders thereof do not have preemptive rights.

PREFERRED STOCK

     New Prison Realty is authorized to issue up to 20,000,000 shares of New Prison Realty Preferred Stock, from time to time, in one or more series, with such designating powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by the MGCL and as the New Prison Realty Board may determine prior to issuance thereof by filing articles of amendment to the New Prison Realty Charter, without any further vote or action by New Prison Realty's stockholders. An aggregate of 4,300,000 shares of New Prison Realty Series A Preferred Stock have been authorized and will be issued as consideration in the Merger. The shares of the New Prison Realty Series A Preferred Stock represent the only series of New Prison Realty Preferred Stock that will be issued as consideration in the Merger. Certain terms of the New Prison Realty Series A Preferred Stock, including date of maturity, rank, dividends, liquidation preference, redemption, voting rights, and conversion will be set forth in a registration statement on Form 8-A to be filed with the Commission prior to completion of the Merger.

RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

     For New Prison Realty to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares. Specifically, not more than 50% in value of the outstanding New Prison Realty's Capital Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and New Prison Realty must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Material Federal Income Tax Consequences --

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

Qualification and Operation of New Prison Realty as a REIT -- Organizational Requirements." In addition, New Prison Realty must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of New Prison Realty's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by New Prison Realty from a lessee will not qualify as rents from real property, which likely would result in loss of REIT status for New Prison Realty, if New Prison Realty owns, directly or constructively, 10% or more of the ownership interests in a lessee within the meaning of Section 856(d)(2)(B) of the Code. See "Material Federal Income Tax Consequences -- Qualification and Operation of New Prison Realty as a REIT."

     Because New Prison Realty intends to operate so as to continue to qualify as a REIT, the New Prison Realty Charter, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of: (i) the number of outstanding shares of New Prison Realty Common Stock, or (ii) the number of outstanding shares of New Prison Realty Preferred Stock (the "Ownership Limit" or "Ownership Limit Provision"). Any transfer of shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock that would: (i) result in any person owning, directly or indirectly, shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock in excess of the Ownership Limit; (ii) result in the shares of New Prison Realty Common Stock and New Prison Realty Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution); (iii) result in New Prison Realty being "closely held" within the meaning of Section 856(h) of the Code; or (iv) cause New Prison Realty to own, directly or constructively, 10% or more of the ownership interests in a tenant of New Prison Realty's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be null and void, and the intended transferee will acquire no rights in such shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock.

     Subject to certain exceptions described below, any purported transfer of shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock that would: (i) result in any person owning, directly or indirectly, shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock in excess of the Ownership Limit; (ii) result in the shares of New Prison Realty Common Stock and New Prison Realty Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution); (iii) result in shares of New Prison Realty being "closely held" within the meaning of Section 856(h) of the Code; or (iv) cause New Prison Realty to own, directly or constructively, 10% or more of the ownership interests in a tenant of New Prison Realty's real property, within the meaning of Section 856(d)(2)(B) of the Code, will result in such shares being designated as "Stock-in-Trust" and transferred automatically to a trust (the "Stock Trust") effective on the day before the purported transfer of such shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock. The record holder of the shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock that are designated as Stock-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock to New Prison Realty for registration in the name of the trustee of the Stock Trust (the "Stock Trustee"). The Stock Trustee will be designated by New Prison Realty, but will not be affiliated with Prison Realty or any Prohibited Owner. The beneficiary of the Stock Trust (the "Beneficiary") will be one or more charitable organizations that are named by New Prison Realty.

     Stock-in-Trust will remain issued and outstanding shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Stock Trustee will receive all dividends and distributions on the Stock-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Stock Trustee will vote all Stock-in-Trust and will designate a permitted transferee of the Stock-in-Trust, provided that the permitted transferee (i) purchases such Stock-in-Trust for valuable consideration, and (ii) acquires such Stock-in-Trust without such acquisition resulting in a transfer to another Stock Trust.

     The Prohibited Owner with respect to Stock-in-Trust will be required to repay the Stock Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Stock-in-Trust, and (ii) the record date of which was on or after the date that such shares became Stock-in-Trust. The Prohibited Owner generally will receive from the Stock Trustee the lesser of (i) the price per share

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

such Prohibited Owner paid for the shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock that were designated as Stock-in-Trust (or, in the case of a gift or bequest, the Market Price (as hereinafter defined) per share on the date of such transfer), or (ii) the price per share received by the Stock Trustee from the sale of such Stock-in-Trust. Any amounts received by the Stock Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

     The Stock-in-Trust will be deemed to have been offered for sale to Prison Realty, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Stock-in-Trust (or, in the case of a gift or bequest, the Market Price per share on the date of such transfer), or (ii) the Market Price per share on the date that New Prison Realty, or its designee, accepts such offer. New Prison Realty will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Stock-in-Trust, or (ii) the date New Prison Realty determines in good faith that a transfer resulting in such Stock-in-Trust occurred.

     "Market Price" means the last reported sales price of the shares of New Prison Realty Common Stock or New Prison Realty Series A Preferred Stock, as applicable, reported on the NYSE on the trading day immediately preceding the relevant date, or if such shares are not then traded on the NYSE, the last reported sales price of such shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such shares may be traded, or if such shares are not then traded over any exchange or quotation system, then the market price of such shares on the relevant date as determined in good faith by the New Prison Realty Board.

     Any person who acquires or attempts to acquire shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock that were transferred to a Stock Trust, will be required (i) to give immediate written notice to New Prison Realty of such event, and (ii) to provide to New Prison Realty such other information as New Prison Realty may request in order to determine the effect, if any, of such transfer on New Prison Realty's status as a REIT.

     All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding shares of New Prison Realty Common Stock and New Prison Realty Preferred Stock must, within 30 days after January 1 of each year, provide to Prison Realty a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of New Prison Realty Common Stock and New Prison Realty Preferred Stock owned directly or indirectly by such owner, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to New Prison Realty such additional information as New Prison Realty may request in order to determine the effect, if any, of such ownership on New Prison Realty's status as a REIT and to ensure compliance with the Ownership Limit Provision.

     The Ownership Limit generally will not apply to the acquisition of shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the New Prison Realty Board, upon such conditions as the New Prison Realty Board may direct, may exempt a person from the Ownership Limit under certain circumstances.

     All certificates representing shares of New Prison Realty Common Stock or New Prison Realty Preferred Stock bear a legend referring to the restrictions described above.

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

                              COMPARISON OF RIGHTS
          OF SHAREHOLDERS OF CCA AND STOCKHOLDERS OF NEW PRISON REALTY

     CCA is currently organized as a corporation under the laws of the State of Tennessee and New Prison Realty is organized as a corporation under the laws of the State of Maryland. As a Tennessee corporation, CCA is subject to the TBCA, the CCA Charter and the CCA Bylaws. As a Maryland corporation, New Prison Realty is governed by the MGCL, the New Prison Realty Charter and the New Prison Realty Bylaws. Shareholders of CCA will, upon completion of the Merger, become stockholders of New Prison Realty whose rights will then be governed by the MGCL, the New Prison Realty Charter and the New Prison Realty Bylaws. Certain differences among the TBCA, the MGCL and the CCA and New Prison Realty governing documents are summarized below.

     This summary of the comparative rights of the shareholders of CCA and the stockholders of New Prison Realty does not purport to be complete and is subject to and qualified in its entirety by reference to the TBCA, the MGCL, the CCA Charter, the CCA Bylaws, the New Prison Realty Charter and the New Prison Realty Bylaws. The CCA Charter and the CCA Bylaws may be obtained from CCA, without charge, by contacting the Secretary of CCA at Corrections Corporation of America, 10 Burton Hills Blvd., Nashville, Tennessee 37215. The New Prison Realty Charter and the New Prison Realty Bylaws may be obtained from New Prison Realty, without charge, by contacting the Secretary of New Prison Realty at Prison Realty Corporation, 10 Burton Hills Blvd., Nashville, Tennessee 37215.

STATUS AS A REIT UNDER THE CODE

     The TBCA, the CCA Charter and the CCA Bylaws do not address CCA's status as a corporation.

     Under the New Prison Realty Charter, the New Prison Realty Board must use all reasonable efforts to ensure that New Prison Realty satisfies the requirements for qualification as a REIT under the Code. The New Prison Realty Board may take no action to disqualify New Prison Realty as a REIT or to otherwise revoke New Prison Realty's election to be taxed as a REIT without the affirmative vote of the holders of not less than two-thirds of all the outstanding shares of New Prison Realty entitled to vote on such matter at a meeting of the stockholders.

AUTHORIZED SHARES OF CAPITAL STOCK

     As of October   , 1998 there were 150,000,000 shares of CCA Common Stock
authorized, of which           shares of CCA Common Stock were issued and
outstanding.

     As of October   , 1998, there were 320,000,000 shares of New Prison Realty
Common Stock authorized, of which, on the Effective Time,           shares of
New Prison Realty Common Stock will be issued as consideration in the Merger, and there were 20,000,000 shares of New Prison Realty Preferred Stock authorized, 4,300,000 of which have been designated as New Prison Realty Series A Preferred Stock and of which, on the Effective Time, 4,300,000 shares of New Prison Realty Series A Preferred Stock will be issued as consideration in the Merger.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK.

     Because CCA is a corporation, its shareholders are not subject to restrictions on ownership of CCA Common Stock or CCA Preferred Stock.

     For New Prison Realty to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of the New Prison Realty Capital Stock. See, "New Prison Realty Capital Stock -- Restrictions on Ownership of Capital Stock." Accordingly, stockholders of New Prison Realty Common Stock and New Prison Realty Series A Preferred Stock are subject to the Ownership Limit. The Ownership Limit may have the effect of delaying, deferring, or preventing a change of control of New Prison Realty without the consent of the New Prison Realty Board. See "Material Risk Factors -- Certain Provisions of New Prison Realty's Governing Documents May Limit Changes in Control of New Prison Realty" and "New Prison Realty Capital Stock -- Restrictions on Ownership of Capital Stock."
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

INSPECTION OF BOOKS AND RECORDS

     Under the TBCA, a Tennessee corporation's shareholders are entitled to inspect and copy, during regular business hours, at the corporation's principal office, the minutes of shareholders' meetings and the charter, bylaws, annual reports, and certain other records of the corporation, provided the shareholder gives the corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy the records. In addition, a shareholder who makes a demand in good faith, for a proper purpose, and describes with reasonable particularity his or her purpose and the records he or she desires to inspect, if the records are directly connected with this purpose, may also, upon five days' written notice, inspect and copy accounting records of the corporation, the records of shareholders and excerpts from minutes of any meeting of the corporation's board of directors, records of any action of a committee of the corporation's board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of actions taken by the shareholders or board of directors without a meeting.

     The MGCL allows a stockholder to inspect and copy, during usual hours of business, the corporation's bylaws, minutes of stockholders' meetings, annual reports, and voting trust agreements. A written request is required from a stockholder in order to view a statement showing all securities issued by the corporation in the previous twelve months. Persons who have been stockholders of the corporation for more than six months and also own at least five percent of the outstanding shares of any class of the corporation may inspect and copy the corporation's books of account and stock ledger, request a written statement of the corporation's assets and liabilities and request a list of the holders of shares of the same class.

NOMINATIONS AND PROPOSALS OF STOCKHOLDERS

     The TBCA, the CCA Charter and the CCA Bylaws do not specify how nominations of persons for election to the CCA Board and proposals of business to be considered by shareholders may be made at annual and special meetings.

     The MGCL does not specify how nominations of persons for election to the New Prison Realty Board and proposals of business to be considered by stockholders may be made at annual and special meetings. Under the New Prison Realty Bylaws, however, procedures for the making of nominations and proposals of stockholder business at stockholders' meetings are specified. At an annual meeting of stockholders, nominations of persons for election to the New Prison Realty Board and proposals of business to be considered by the stockholders may be made: (i) pursuant to New Prison Realty's notice of meeting; (ii) by or at the direction of the New Prison Realty Board; or (iii) by any stockholder of New Prison Realty who gives timely notice in writing to the secretary of New Prison Realty, is a stockholder of record at the time of giving of notice and is entitled to vote at the meeting. To be timely, the notice must be delivered to the secretary at the principal executive offices of New Prison Realty not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

     The notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the 1934 Act (including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on New Prison Realty's books, and of such beneficial owner and the number of

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

each class of shares of New Prison Realty Capital Stock which are owned beneficially and of record by such stockholder and such beneficial owner. In the event the number of directors to be elected to the New Prison Realty Board is increased and there is no public announcement naming all the nominees for director or specifying the size of the increased New Prison Realty Board made by New Prison Realty at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive offices of New Prison Realty not later than the close of business on the tenth day following the day on which public announcement is first made by New Prison Realty.

     At special meetings of stockholders, only such business may be conducted as has been brought before the meeting pursuant to New Prison Realty's notice of meeting. Nominations of persons for election to the New Prison Realty Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to New Prison Realty's notice of meeting; (ii) by or at the direction of the New Prison Realty Board; or (iii) provided that the New Prison Realty Board has determined that directors will be elected at such special meeting, by any stockholder who gives timely written notice to the secretary of New Prison Realty, is a stockholder of record at the time of giving notice and is entitled to vote at the meeting. In the event New Prison Realty calls a special meeting of stockholders for the purpose of electing one or more directors to the New Prison Realty Board, any such stockholder may nominate a person or persons for election to such position as specified in New Prison Realty's notice of meeting. A stockholder's written notice will be timely if it contains the information required above and is delivered to the secretary at the principal executive offices of New Prison Realty not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting. Any stockholder nominating directors or proposing business must also comply with all applicable requirements of state law and of the 1934 Act and all the rules and regulations thereunder with respect to such notice.

     The advance notification requirements for the election of directors will ensure that the New Prison Realty Board can carry out its responsibilities of reviewing the composition of the New Prison Realty Board and having adequate information regarding qualifications and backgrounds of nominees for directors. Similarly, the advance notification requirements for proposals are designed to insure that the New Prison Realty Board has a sufficient time to review such a proposal and include the proposal in the proxy materials for the meeting. Although these provisions do not give the New Prison Realty Board any power to approve or disapprove stockholder nominations for the election of directors or stockholder proposals, they may have the effect of precluding a contest for the election of directors if the established procedures are not followed and may discourage or deter a third party from conducting a solicitation of the proxies to elect its own slate of directors without regard to whether this might be harmful or beneficial to New Prison Realty and its stockholders.

STOCKHOLDERS' MEETINGS

     The CCA Bylaws call for an annual meeting of the shareholders of CCA to be held within three months of the last day of CCA's fiscal year. The CCA Bylaws also provide that the CCA Board, the chairman of the CCA Board or the president may call a special meeting. The TBCA also allows the holders of at least ten percent of all the votes entitled to be cast on an issue proposed to be considered to make a written demand for a special meeting.

     The New Prison Realty Bylaws require an annual meeting of stockholders to be held in May of each year. The MGCL and the New Prison Realty Bylaws provide that a special meeting of the stockholders of New Prison Realty may be called by the president of New Prison Realty, the chairman of the New Prison Realty Board, a majority of the New Prison Realty Board or a duly designated committee of the New Prison Realty Board. The secretary of New Prison Realty must call a special meeting of the stockholders on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

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

ACTION BY STOCKHOLDERS WITHOUT A MEETING

     Under the TBCA and the CCA Bylaws, action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting. If such consent is obtained, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.

     Under the MGCL, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if an unanimous written consent that sets forth the action is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

SEPARATE SHAREHOLDER VOTING GROUPS

     The TBCA provides that holders of the outstanding shares of a class of stock are entitled to vote as a separate voting group upon a proposed amendment to the charter if the amendment would (i) change the aggregate number of authorized shares of the class; (ii) affect an exchange or reclassification of all or part of the shares of the class into shares of another class, or of another class into shares of the class; (iii) change the designation, rights, preferences or limitations of all or part of the shares of the class; (iv) change the shares of all or part of the class into a different number of shares of the same class; (v) create a new class or change a subordinate or inferior class into a class having rights or preferences with respect to distribution or dissolution that are prior, superior to or substantially equal to the shares of the class, or increase the rights of a superior class; (vi) limit or deny an existing preemptive right; (vii) authorize a share dividend of shares of such class in respect to shares of another class; or (viii) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

     There is no provision in the MGCL that entitles the holders of outstanding shares of classes of stock to vote as a separate voting group.

NUMBER OF DIRECTORS

     Under the TBCA and the CCA Charter, the CCA Board may, by a two-thirds vote, determine the number of directors, but there may not be less than three.

     Under the MGCL and the New Prison Realty Bylaws, the New Prison Realty Board may determine the number of directors, but there may not be more than 16 nor may there be less than three.

CLASSIFIED BOARD

     The TBCA permits a Tennessee corporation's bylaws to provide for a classified board of directors of two or three groups with staggered terms; however, the CCA Bylaws do not provide for a classified board of directors.

     The New Prison Realty Charter provides for a staggered board of directors consisting of three classes as nearly equal in size as the then-authorized number of directors constituting the New Prison Realty Board permits. Each director will serve for a term ending on the date of the third annual meeting following the annual meeting of stockholders at which such director was elected; provided, however, that the initial terms of the three classes expire in 1999, 2000 and 2001, respectively.

     The New Prison Realty Board believes that a classified board is advantageous to New Prison Realty and its stockholders because three-year terms will enhance the likelihood of continuity and stability in the composition of, and in the policies formulated by, the New Prison Realty Board. The New Prison Realty Board believes that this, in turn, will permit the New Prison Realty Board to more effectively represent the interests of all stockholders. A classified board could, however, have the effect of making the removal of incumbent directors time-consuming, costly and difficult, which could discourage a third party from making a tender offer or otherwise attempting to effect a change in control of New Prison Realty or other transactions that a stockholder may deem beneficial.

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ACTION BY THE BOARD

     Pursuant to the TBCA and the CCA Bylaws, a majority of the number of directors of CCA then in office constitutes a quorum for the transaction of business, provided that at no time will a quorum consist of fewer than one-third of the number of directors then prescribed. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the CCA Board.

     Pursuant to the MGCL and the New Prison Realty Bylaws, a majority of the entire New Prison Realty Board constitutes a quorum. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the New Prison Realty Board. Under the New Prison Realty Charter, however, the New Prison Realty Board may take no action to disqualify New Prison Realty as a REIT or to otherwise revoke New Prison Realty's election to be taxed as a REIT without the affirmative vote of the holders of not less than two-thirds of all of the outstanding shares of New Prison Realty Capital Stock entitled to vote on such matter at a meeting of the stockholders.

     Pursuant to the New Prison Realty Bylaws, two-thirds of the New Prison Realty Board constitutes a quorum at any meeting where the Prison Realty Board will act to approve the actions set forth below and such actions are effective only if approved by two-thirds of the New Prison Realty Board. Such actions include: (i) a change in control of New Prison Realty; (ii) any amendment to the New Prison Realty Charter or the New Prison Realty Bylaws (except for such amendments as may be required in the reasonable discretion of two-thirds of the New Prison Realty Board to maintain New Prison Realty's status as a REIT under the Code); (iii) any waiver or modification of the Ownership Limit; (iv) the issuance of any equity securities, (other than New Prison Realty Common Stock issued for at least the market value thereof at the time of issuance as determined in good faith by a majority of the New Prison Realty Board, pursuant to any share incentive or option plan of New Prison Realty, or in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms), or rights to acquire any such securities; and (v) acquisitions, dispositions or financing of assets by New Prison Realty in excess of 25% of total market capitalization whether by merger, purchase, sale or otherwise.

REMOVAL OF DIRECTORS

     Under the TBCA and the CCA Bylaws, a director may be removed with or without cause by a vote of two-thirds of the shareholders or, with cause, by a vote of a majority of the directors. In addition, under the TBCA, a director may be removed in a judicial proceeding commenced by the corporation or at least 10% of its shareholders if the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion and removal is in the best interest of the corporation.

     Under the MGCL and the New Prison Realty Charter, a director may be removed, with or without cause, upon the affirmative vote of a majority of the holders of the shares of New Prison Realty Capital Stock entitled to vote in the election of directors.

VACANCIES ON THE BOARD

     Under the TBCA and the CCA Bylaws, a vacancy on the CCA Board created by the removal of the director or an increase in the number of directors may be filled by the vote of the shareholders, the vote of the CCA Board, or the vote of a majority of the CCA Board then in office, although less than a quorum.

     Under the MGCL, stockholders of a Maryland corporation may elect a successor to fill a vacancy on the corporation's board of directors which results from the removal of a director. The New Prison Realty Bylaws also provide that any vacancy on the New Prison Realty Board may be filled by a majority of the New Prison Realty Board.

LIMITATION OF LIABILITY

     Under the TBCA and the CCA Charter, the directors of CCA are not liable to CCA or its shareholders for monetary damages for breach of fiduciary duty as a director. This provision does not, however, eliminate or limit the liability of a CCA director for (i) any breach of a director's duty of loyalty to the corporation or its

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

shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) the payment of unlawful distributions to shareholders.

     As permitted by Maryland law, the New Prison Realty Charter limits the liability of its directors and officers to New Prison Realty or its stockholders for money damages, except that it does not restrict or limit the liability of its directors or officers to New Prison Realty or its stockholders: (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property, or services for the amount of the benefits or profit and money, property, or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the director or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

INDEMNIFICATION

     The TBCA requires CCA to indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of CCA against liability incurred in the proceeding if (i) the individual's conduct was in good faith, (ii) the individual reasonably believed
(a) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interest and (b) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interest; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual's conduct was unlawful. Under the TBCA, the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent is not of itself determinative that the director, officer, employee or agent of CCA did not meet this required standard of conduct. The CCA Bylaws require CCA to indemnify its directors, officers, employees and agents to the fullest extent permitted by Tennessee law.

     The MGCL requires New Prison Realty to indemnify any director or officer made a party to any proceeding by reason of service in that capacity for New Prison Realty unless it is established that (i) the act or omission of the individual was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (ii) the individual actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, the termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer of New Prison Realty did not meet this standard of conduct. The termination of any proceeding by conviction, or a plea of nolo contendre or its equivalent, or an entry of an order of probation prior to judgment, however, does create a rebuttal presumption that the director or officer did not meet this standard of conduct. The New Prison Realty Charter and the New Prison Realty Bylaws require New Prison Realty to indemnify its directors or officers to the fullest extent permitted by Maryland law.

AMENDMENTS TO THE CHARTER

     Under the TBCA, before the shareholders of a Tennessee corporation may vote on an amendment to the corporation's charter, the board of directors must recommend the amendment to the shareholders, unless the board determines that because of a conflict of interest it should make no recommendation. The TBCA and the CCA Charter require approval by a majority of the votes entitled to be cast by the shareholders on the amendment by any voting group with respect to which the amendment would create dissenters' rights.

     Under the MGCL, before the stockholders of a Maryland corporation may vote on an amendment to the charter, the board of directors must declare the amendment advisable and direct that it be submitted to the stockholders for consideration. The MGCL requires approval by two-thirds of all the votes entitled to be cast on the matter by the stockholders.

AMENDMENTS TO THE BYLAWS

     The TBCA provides that, unless reserved by the charter to the shareholders, the power to amend or repeal a corporation's bylaws is vested in the board of directors, subject to the power of the shareholders to

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

repeal or amend the bylaws. The CCA Bylaws allow the shareholders or the CCA Board, by a majority vote, to amend the CCA Bylaws.

     The MGCL has no similar provision regarding amendments to the bylaws; however, under the New Prison Realty Bylaws, the New Prison Realty Board has the exclusive power to amend the New Prison Realty Bylaws.

DISTRIBUTIONS

     The TBCA, the CCA Charter and the CCA Bylaws do not require distributions to be made to the shareholders of CCA.

     Under the New Prison Realty Charter, the New Prison Realty Board must use all reasonable efforts to ensure that New Prison Realty satisfies the requirements for qualification as a REIT under the Code, including the amount and timing of its distributions to its stockholders; nevertheless, holders of New Prison Realty Common Stock have no right to any distributions unless and until authorized and declared by the New Prison Realty Board. Because of the provisions of the Code applicable to REITs, New Prison Realty intends to make quarterly distributions as described in "The Merger -- Distributions." See "Material Federal Income Tax Consequences -- Qualification and Operation of New Prison Realty as a REIT -- Annual Distribution Requirements."

DISSOLUTION

     The TBCA provides that a Tennessee corporation may be dissolved if the corporation's board of directors proposes dissolution and a majority of the outstanding shares of the corporation's common stock entitled to vote thereon approves. The corporation's board of directors may condition its submission of a proposal for dissolution on any basis, including a greater shareholder vote requirement. In addition, a court may dissolve a corporation in a proceeding instituted by the Attorney General if it is established that the corporation (i) obtained its charter through fraud, (ii) exceeded or abused its legal authority,
(iii) violated a provision of law resulting in the forfeiture of its charter, or
(iv) conducted business in a persistently fraudulent or illegal manner. A court may dissolve a corporation in a proceeding instituted by a shareholder if it is established that (i) the directors are deadlocked and the management of corporate affairs and the shareholders cannot break the deadlock, (ii) directors have acted, are acting or are willing to act in a manner that is illegal, oppressive or fraudulent, (iii) shareholders are deadlocked in voting and then fail to elect directors for at least two annual meeting dates, or (iv) corporate assets are being misapplied or wasted. A court may also dissolve a corporation in a proceeding instituted by a creditor in certain circumstances of insolvency.

     The MGCL provides that a Maryland corporation may be dissolved if a majority of the corporation's board of directors proposes dissolution and two-thirds of all the votes entitled to be cast by the stockholders on the matter approve. In addition, stockholders entitled to cast at least 25% of all the votes entitled to be cast in the election of directors of a corporation may petition a court of equity to dissolve the corporation on the grounds that (i) the directors are so divided respecting the management of the corporation's affairs that the votes required for action by the board cannot be obtained or
(ii) stockholders are so divided that directors cannot be elected. Any stockholder entitled to vote in the election of directors may petition a court of equity to dissolve the corporation on grounds that (i) the stockholders are so divided that they have failed, for a period which includes at least two consecutive annual meeting dates, to elect successors to directors whose terms would have expired on the election and qualification of their successors or (ii) the acts of the directors or those in control of the corporation are illegal, oppressive, or fraudulent. Any stockholder or creditor of a corporation may petition a court of equity to dissolve the corporation on grounds that the corporation is unable to meet its debts as they mature in the ordinary course of business.

DISSENTERS' RIGHTS

     Under the TBCA, a shareholder is entitled to dissent from and obtain payment of the fair value of the shareholder's shares in the event of (i) completion of a plan of merger, if shareholder approval is required and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its

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

parent; (ii) completion of a share exchange to which the corporation is a party and is the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (iii) completion of a sale of exchange of all or substantially all of the property of the corporation other than the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange; (iv) an amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters or abolishes a right in respect of redemption, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (d) excludes or limits the right of the shares to vote on any matter or to accumulate votes, or
(e) reduces the number of shares owned by the shareholder to a fractional share, if the fractional share is to be acquired for cash; or (v) any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws or resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares. No shareholder may dissent as to any shares of a security which is listed on an exchange registered under Section 6 of the 1934 Act or is a "national market systems security" as defined in rules promulgated pursuant to the 1934 Act.

     Under the MGCL, a stockholder has the right to demand and receive payment of the fair value of the stockholder's shares from the successor if (i) the corporation consolidates or merges with another corporation; (ii) the stockholder's stock is to be acquired in a share exchange; (iii) the corporation transfers all or substantially all of its assets; (iv) the corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or (v) in certain situations, if the transaction is governed by the business combination provisions of the MGCL. A stockholder may not demand the fair value of the stockholder's shares and is bound by the terms of the transaction if the shares are (i) listed on a national securities exchange, including the NYSE, or (ii) that of the successor in a merger unless (a) the merger alters the contract rights of the shares as expressly set forth in the charter and the charter does not reserve the right to do so, or (b) the shares are to be changed or converted in whole or in part in the merger into something other than either shares in a successor or cash or other rights or interest arising out of provisions for the treatment of fractional shares of the successor.

ANTI-TAKEOVER STATUTES

     Business Combinations. The Tennessee Business Combination Act (the "TN-Business Combination Act") provides that a party owning ten percent or more of the stock in a resident domestic corporation (an "interested shareholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested shareholder first acquired ten percent or more of the resident domestic corporation and (ii) either (a) is approved by at least two-thirds of the non-interested voting shares of the resident domestic corporation or (b) satisfies certain fairness conditions specified in the TN-Business Combination Act. These restrictions apply unless (i) the business combination is approved by the resident domestic corporation's board of directors before the shareholder becomes an interested shareholder or (ii) the resident domestic corporation enacts a charter amendment or bylaw to remove itself entirely from the TN-Business Combination Act at least two years before the shareholder becomes an interested shareholder, with the approval of a majority of the shareholders who have held shares for more than one year prior to the vote. Neither the CCA Charter nor the CCA Bylaws remove CCA from coverage under the TN-Business Combination Act.

     The United States Court of Appeals for the Sixth Circuit has held that the TN-Business Combination Act is unconstitutional to the extent that it applies to corporations organized under the laws of states other than Tennessee.

     Under the MGCL, certain business combinations (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and a person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting shares of the corporation (an "interested stockholder") or an affiliate thereof are prohibited for five

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

years after the most recent date on which the stockholder became an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares or the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the interested stockholder with whom the business combination is be effected, unless among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. The directors of the corporation may, by resolution, exempt business combinations specifically, generally, or generally by types, as to specifically identified or unidentified existing or future interested stockholders, from the prohibitions of the business combination provisions, but such exemption with respect to a potential acquiror must be in place before the acquiror becomes an interested stockholder. By resolution, the New Prison Realty Board will exempt Sodexho and the affiliate of Baron Capital from the prohibitions of the business combination provisions.

     Other Constituencies. Tennessee law provides an exemption from liability for officers and directors of a resident domestic corporation who do not approve proposed business combinations or who approve charter amendments and bylaws removing their corporations from the TN-Business Combination Act's coverage as long as the officers and directors acted in "good faith belief" that the proposed business combinations would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the corporation's charter. The CCA Charter does not, however, authorize its officers and directors to consider these factors.

     The United States Court of Appeals for the Sixth Circuit has held that Tennessee's other constituencies provision is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee.

     The MGCL contains no similar provisions regarding other constituencies.

     Control Share Acquisitions. The Tennessee Control Share Acquisition Act (the "TN-Control Share Acquisition Act") strips a purchaser's shares of voting rights any time an acquisition of shares in a Tennessee corporation brings the purchaser's voting power to one-fifth, one-third or a majority of all voting power. The purchaser's voting rights can be reinstated only after a majority vote of the other shareholders. The purchaser may demand a special meeting of shareholders to conduct such a vote. The purchaser can demand such a meeting before making a control share acquisition if the purchaser holds at least ten percent of the outstanding shares and announces a good faith intention to make a controlled share acquisition. A corporation may or may not redeem the purchaser's shares if the purchaser's shares are not granted voting rights.

     The TN-Control Share Acquisition Act applies only to a Tennessee corporation that has adopted a provision in its charter or bylaws expressly declaring that the TN-Control Share Acquisition Act applies to it, as CCA has in the CCA Charter. This provision of the CCA Charter may only be amended by the affirmative vote of at least 80% of the total voting power of all shares of CCA stock, considered as one class.

     The United States Court of Appeals for the Sixth Circuit has held that the TN-Control Share Acquisition Act is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee.

     The control share provisions of the MGCL strip a purchaser's shares of voting rights any time an acquisition of shares in a Maryland corporation brings the purchaser's voting power to one-fifth, one-third or a majority of all voting power. The purchaser's voting rights can only be reinstated by a two-third vote of the other stockholders. The purchaser may demand a special meeting of stockholders to conduct such a vote. The purchaser can demand such a meeting before make a control share acquisition if the purchaser holds at least ten percent of outstanding shares and announces a good faith intention to make a control share acquisition. A corporation may or may not redeem the purchaser's shares if the purchaser's shares are not granted voting rights.

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

     The control share provisions of the MGCL do not apply to the voting rights of shares of stock if the acquisition of the shares specifically, generally, or generally by types, as to specifically identified or unidentified existing or future stockholders or their affiliates or associates has been approved or exempted by a provision contained in the charter or bylaws and adopted at any time before the acquisition of the shares. Under the New Prison Realty Charter, the control share provisions of the MGCL do not apply to any acquisition by any person of shares of New Prison Realty Capital Stock.

     Greenmail. The Tennessee Greenmail Act (the "TN-Greenmail Act") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the 1934 Act. The TN-Greenmail Act provides that it is unlawful for any corporation to purchase, either directly or indirectly, any of its shares at a price above their market value, from any person who holds more than three percent of the class of the securities purchased if such person has held shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the corporation or the corporation makes an offer of at least equal value per share of all shareholders of the class.

     The United States Court of Appeals for the Sixth Circuit has held that the TN-Greenmail Act is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee.

     The MGCL contains no similar provisions regarding greenmail.

     Investor Protection. Tennessee's Investor Protection Act ("TIPA") applies to tender offers directed at corporations ("Offeree Companies") that have substantial assets in Tennessee and that are either incorporated in or have a principal office in Tennessee. TIPA requires an offeror making a tender offer for an Offeree Company to file a TIPA registration statement with the Commissioner of Commerce and Insurance (the "Commissioner"). If the offeror intends to gain control of the Offeree Company, the TIPA registration statement must indicate any plans the offeror has for the Offeree Company. The Commissioner may require additional information material to the takeover offer and may call for hearings. TIPA does not apply to an offeror if the Offeree Company's board of directors recommends the offer to its shareholders.

     In addition to requiring the offeror to file a registration statement with the Commissioner, TIPA requires the offeror and the Offeree Company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. TIPA prohibits fraudulent, deceptive or manipulative acts or practices by other side, and gives the Commissioner standing to apply or equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the Offeree Company, or any of their respective affiliates have engaged in or is about to engage in a violation of TIPA. Upon proper showing, the Chancery Court may grant injunctive relief and civil and criminal penalties for violations.

     The United States Court of Appeals for the Sixth Circuit has held that TIPA is unconstitutional to the extent that it applies to corporations organized under the laws of states other than Tennessee.

     The MGCL contains no similar provisions regarding investor protection.

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                    COMPARISON OF RIGHTS OF SHAREHOLDERS OF
              PRISON REALTY AND STOCKHOLDERS OF NEW PRISON REALTY

     Prison Realty is currently organized as a real estate investment trust under the laws of the State of Maryland, and New Prison Realty is currently organized as a corporation under the laws of the State of Maryland. As a Maryland real estate investment trust, Prison Realty is governed by the MRL, certain provisions of the MGCL, the Prison Realty Declaration of Trust and the Prison Realty Bylaws. As a Maryland corporation, New Prison Realty is governed by the MGCL, the New Prison Realty Charter, and the New Prison Realty Bylaws. Shareholders of Prison Realty will, upon completion of the Merger, become stockholders of New Prison Realty whose rights will then be governed by the MGCL, the New Prison Realty Charter and the New Prison Realty Bylaws. Certain differences among the MRL, the MGCL and the Prison Realty and New Prison Realty governing documents are summarized below.

     This summary of the comparative rights of the shareholders of Prison Realty and the stockholders of New Prison Realty does not purport to be complete and is subject to and qualified in its entirety by reference to the MRL and the MGCL and also to the Prison Realty Declaration of Trust, the Prison Realty Bylaws, the New Prison Realty Charter, and the New Prison Realty Bylaws. Copies of Prison Realty's Declaration of Trust and Bylaws, each as currently in effect, may be obtained from Prison Realty, without charge, by contacting the Secretary of Prison Realty at CCA Prison Realty Trust, 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215. The New Prison Realty Charter and the New Prison Realty Bylaws may be obtained from New Prison Realty, without charge, by contacting the Secretary of New Prison Realty at Prison Realty Corporation, 10 Burton Hills Boulevard, Nashville, Tennessee 37215.

AUTHORIZED CAPITAL SHARES AND SHARES OF CAPITAL STOCK

     As of October   , 1998, there were 90,000,000 shares of Prison Realty
Common Shares authorized, of which           shares of Prison Realty Common
Shares were issued and outstanding, and there were 10,000,000 shares of Prison Realty preferred shares authorized, of which 4,600,000 have been designated as Prison Realty Series A Preferred Shares, and of which 4,300,000 shares of Prison Realty Series A Preferred Shares were issued and outstanding.

     As of October   , 1998, there were 320,000,000 shares of New Prison Realty
Common Stock authorized, of which, on the Effective Time,           shares of
New Prison Realty Common Stock will be issued as consideration in the Merger, and there were 20,000,000 shares of New Prison Realty Preferred Stock authorized, 4,300,000 of which have been designated as New Prison Realty Series A Preferred Stock and of which, on the Effective Time, 4,300,000 shares of New Prison Realty Series A Preferred Stock will be issued as consideration in the Merger.

STANDARD OF CONDUCT FOR TRUSTEES AND DIRECTORS

     The MRL does not contain a provision concerning the standard of conduct for trustees of a Maryland real estate investment trust. Under Maryland law, however, a trustee of a Maryland real estate investment trust is not personally liable for the obligations of the real estate investment trust unless the trustee would otherwise be liable to the real estate investment trust or its shareholders for an act that constitutes bad faith, willful misfeasance, gross negligence, or reckless disregard of the trustee's duties. In addition, the Prison Realty Declaration of Trust requires each trustee of Prison Realty to perform his or her duties in good faith, in a manner the trustee reasonably believes to be in the best interests of Prison Realty, and with the care an ordinarily prudent person in a like position would have exercised under similar circumstances.

     The MGCL requires each director of New Prison Realty to perform his or her duties in good faith, in a manner the director reasonably believes to be in the best interests of New Prison Realty and with the care an ordinarily prudent person in a like position would use under similar circumstances. Under Maryland law, a person who performs his or her duties as a director in accordance with these standards has no personal liability by reason of being or having been a director of a corporation.

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INDEMNIFICATION

     The MRL confers upon a Maryland real estate investment trust the power to indemnify trustees or officers, of the trust to the same extent as is permitted for directors or officers of a Maryland corporation under the MGCL.

     The MGCL requires a Maryland corporation to indemnify any director or officer made a party to any proceeding by reason of service in that capacity unless it is established that: (i) the act or omission of the individual was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (ii) the individual actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, the termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer of a Maryland corporation did not meet this standard of conduct. The termination of any proceeding by conviction, or a plea of nolo contendre or its equivalent, or an entry of an order of probation prior to judgment, however, does create a rebuttal presumption that the director did not meet this standard of conduct.

     The Prison Realty Declaration of Trust, the Prison Realty Bylaws, the New Prison Realty Charter and the New Prison Realty Bylaws require Prison Realty and New Prison Realty to indemnify their respective trustees, directors or officers to the fullest extent permitted by Maryland law.

NUMBER OF TRUSTEES OR DIRECTORS

     The MRL does not specify the number of trustees that a real estate investment trust organized under Maryland law must have on its Board of Trustees. The Prison Realty Declaration of Trust and the Prison Realty Bylaws allow the Prison Realty Board to set the number of trustees in their discretion from time to time, although, pursuant to the Prison Realty Declaration of Trust, there may be no more than 15 nor less than three trustees.

     The MGCL requires New Prison Realty to have at least three directors. The New Prison Realty Charter and New Prison Realty Bylaws allow the New Prison Realty Board to determine the number of directors by a resolution adopted by a majority of the New Prison Realty Board, although the New Prison Realty Charter requires that there be no more than 16 nor less than three directors.

REMOVAL OF TRUSTEES OR DIRECTORS

     Under the MRL and the Prison Realty Bylaws, a trustee may be removed, with or without cause, upon the affirmative vote of a majority of the shareholders entitled to vote in the election of trustees. In addition, under the Prison Realty Declaration of Trust, a trustee may be removed with or without cause, upon the affirmative vote of a majority of the Prison Realty Board.

     Under the MGCL and the New Prison Realty Charter, directors of New Prison Realty may be removed, with or without cause, upon the affirmative vote of a majority of the holders of the shares of New Prison Realty Capital Stock entitled to vote on the election of directors.

VACANCIES ON THE BOARD

     Subject to the rights of holders of Prison Realty Series A Preferred Shares to elect additional trustees, the Prison Realty Declaration of Trust and Bylaws provide that any vacancy on the Prison Realty Board may be filled by the affirmative vote of a majority of the remaining trustees, although less than a quorum, and any trustee so elected shall serve for the remainder of the term of the class of trustees to which he or she was elected.

     Under the MGCL, stockholders of a Maryland corporation may elect a successor to fill a vacancy on the corporation's board of directors which results from the removal of a director. The New Prison Realty Bylaws also provide that any vacancy on the New Prison Realty Board may be filled by a majority of the New Prison Realty Board.

QUORUM AND VOTING OF THE BOARD

     Pursuant to the Prison Realty Bylaws, except for the actions described in the following sentence, a majority of trustees are necessary to constitute a quorum. Pursuant to the Prison Realty Bylaws, six trustees are necessary to constitute a quorum to approve the actions set forth below and such actions shall not be effective unless approved by six of the trustees. Such actions include: (i) a change in control of Prison Realty; (ii) any amendment to the Prison Realty Declaration of Trust or the Prison Realty Bylaws (except for such amendments as may be required in the reasonable discretion of two-thirds of the Prison Realty Board to maintain Prison Realty's status as a REIT under the
Code); (iii) any waiver or modification of the Ownership Limit; (iv) the issuance of any equity securities, (other than Prison Realty Common Shares issued for at least the market value thereof at the time of issuance as determined in good faith by a majority of the Prison Realty Board of Trustees, pursuant to any share incentive or option plan of Prison Realty, or in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms), or rights to acquire any such securities; and (v) acquisitions, dispositions or financings of assets by Prison Realty in excess of 25% of total market capitalization whether by merger, purchase, sale or otherwise.

     The New Prison Realty Bylaws also generally require a majority of directors to constitute a quorum. The New Prison Realty Bylaws, however, require a quorum of two-thirds of New Prison Realty's directors at any meeting where the board will act to approve the special actions referenced above, as they relate to New Prison Realty, and such actions are effective only if approved by two-thirds of the board then in office.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     On September 29, 1998, CCA, Prison Realty, and New Prison Realty entered into the Merger Agreement, pursuant to which (i) CCA will merge with and into New Prison Realty on December 31, 1998, with New Prison Realty being the surviving company, and (ii) Prison Realty will merge with and into New Prison Realty on January 1, 1999, with New Prison Realty being the surviving company. Additionally, on April 17, 1998, Prison Realty acquired all of the outstanding capital stock and derivative securities of U.S. Corrections Corporation for a cash payment to U.S. Corrections Corporation's shareholders of $157.0 million plus the assumption of certain liabilities.

     The Merger will be accounted for as a common control transfer from CCA to New Prison Realty at historical cost and the purchase of Prison Realty by New Prison Realty. As such, CCA will be treated as the acquiring company and Prison Realty will be treated as the acquired company for financial reporting purposes. The general provisions of the purchase method of accounting prescribe that: (i) Prison Realty's assets and liabilities be recorded at fair market value, as required by Accounting Principles Board Opinion No. 16; (ii) CCA's assets and liabilities be carried forward at historical cost; (iii) CCA's historical financial statements be presented as the continuing accounting entity's; and
(iv) the equity section of the balance sheet and earnings per share be retroactively restated to reflect the effect of the exchange ratio established in the Merger Agreement. The Unaudited Pro Forma Combined Financial Statements have been adjusted to reflect the above provisions.

     The purchase method of accounting prescribes that the assets and liabilities owned by Prison Realty be adjusted to estimated fair market value. The fair market value of the assets and liabilities of Prison Realty have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Prison Realty will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transactions. Therefore, the allocations reflected in the following selected unaudited pro forma financial information may differ from the amounts ultimately determined.

     The following Unaudited Pro Forma Combined Financial Statements represent the unaudited pro forma combined financial results for New Prison Realty (the continuing registrant) as of June 30, 1998 and the six months then ended and year ended December 31, 1997, respectively. The Pro Forma Combined Statement of Operations is presented as if the Merger had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Statement of Operations. The Pro Forma Combined Balance Sheet is presented as if the Merger had occurred on June 30, 1998 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Balance Sheet. The pro forma information does not purport to represent what New Prison Realty's financial position or results of operations actually would have been had the Merger, in fact, occurred on such date or at the beginning of the period indicated, or to project New Prison Realty's financial position or results of operations at any future date or for any future period.

                           PRISON REALTY CORPORATION
                              (NEW PRISON REALTY)

                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                  (UNAUDITED)

                                                                      SUM OF CCA                                         NEW
                                                                       PRO FORMA    PRISON REALTY       TOTAL       PRISON REALTY
                                           CCA        PRISON REALTY   ADJUSTMENTS     PRO FORMA       PRO FORMA       ADJUSTED
                                       (HISTORICAL)   (HISTORICAL)         H         ADJUSTMENTS     ADJUSTMENTS      PRO FORMA
                                       ------------   -------------   -----------   -------------   -------------   -------------
           (IN THOUSANDS)
Current assets:
  Cash, cash equivalents and
    restricted cash..................    $133,455       $  5,029       $  (3,505)     $      --       $  (3,505)     $  134,979
  Accounts receivable, net of
    allowances.......................     115,712             --        (110,860)            --        (110,860)          4,852
  Prepaid expenses...................       7,374             --          (7,374)            --          (7,374)             --
  Other..............................       3,207             --          (3,207)            --          (3,207)             --
                                         --------       --------       ---------      ---------       ---------      ----------
        Total current assets.........     259,748          5,029        (124,946)            --        (124,946)        139,831
Property and equipment, net..........     432,785        743,016         (36,058)       407,068A        269,053       1,444,854
                                                                                       (136,957)B
                                                                                         35,000F
Other long-term assets:
  Notes receivable...................      57,661             --         137,000             --         137,000         194,661
  Investment in direct financing
    leases...........................      76,024             --              --             --              --          76,024
  Deferred tax assets................      12,946             --              --        (52,946)C       (12,946)             --
                                                                                         40,000C
  Investments........................          --             --          78,902             --          78,902          78,902
  Other assets.......................      56,437          2,148         (73,534)            --         (73,534)        (14,949)
                                         --------       --------       ---------      ---------       ---------      ----------
                                         $895,601       $750,193       $ (18,636)     $ 292,165       $ 273,529      $1,919,323
                                         ========       ========       =========      =========       =========      ==========
Current liabilities:
  Accounts payable...................    $ 63,737       $ 11,820       $ (19,516)     $      --       $ (19,516)     $   56,041
  Accrued salaries and wages.........      11,699             --         (11,699)            --         (11,699)             --
  Line of credit.....................          --        215,000              --             --              --         215,000
  Distributions payable..............          --         11,320              --        273,000G        273,000         284,320
  Income taxes payable...............       3,875             --              --             --              --           3,875
  Deferred tax liabilities...........       1,799             --              --         (1,799)C        (1,799)             --
  Other accrued expenses.............      25,157             --         (18,384)        35,000F         10,341          35,498
                                                                                         (6,275)B
  Current portion of long-term
    debt.............................       5,841             --              --             --              --           5,841
  Current portion of deferred gain on
    real estate and investments......      13,223             --              --        (13,223)B       (13,223)             --
                                         --------       --------       ---------      ---------       ---------      ----------
        Total current liabilities....     125,331        238,140         (49,599)       286,703         237,104         600,575
Long-term debt net of current
  portion............................     265,659             --              --             --              --         265,659
Deferred gain on real estate
  transactions.......................     117,459             --              --       (117,459)B      (117,459)             --
Deferred gain on sale of contracts...          --             --          58,695             --          58,695          58,695
Deferred tax liabilities.............          --             --              --         40,000C         40,000          40,000
Other noncurrent liabilities.........          --             --              --             --              --              --
                                         --------       --------       ---------      ---------       ---------      ----------
        Total liabilities............     508,449        238,140           9,096        209,244         218,340         964,929
                                         --------       --------       ---------      ---------       ---------      ----------
Stockholders' equity
  Preferred stock....................         376             43            (376)            --            (376)             43
  Common stock.......................      80,927            216             728        (81,190)D       (79,752)          1,391
                                                                                            710D
  Additional paid-in capital.........     224,402        518,226         (18,575)       407,068A        210,332         952,960
                                                                                         81,190D
                                                                                           (710)D
                                                                                         (6,432)E
                                                                                       (252,209)G
  Retained earnings..................      99,670         (6,432)        (27,732)       (51,147)C       (93,238)             --
                                                                                          6,432E
                                                                                        (20,791)G
  Treasury stock at cost.............     (18,223)            --          18,223             --          18,223              --
                                         --------       --------       ---------      ---------       ---------      ----------
        Total stockholders' equity...     387,152        512,053         (27,732)        82,921          55,189         954,394
                                         --------       --------       ---------      ---------       ---------      ----------
                                         $895,601       $750,193       $ (18,636)     $ 292,165       $ 273,529      $1,919,323
                                         ========       ========       =========      =========       =========      ==========

NOTES TO PRO FORMA COMBINED BALANCE SHEET

A To record the increase in Prison Realty's assets to fair market value resulting from the allocation of the purchase price. The estimated purchase price was calculated as follows:

Implied common stock value of Prison Realty based on average share price at announcement of Merger of $37.86 multiplied by the common shares outstanding of 21,576................  $ 816,867
Implied preferred stock value of Prison Realty based on
  average share price at announcement of Merger of $23.78
  multiplied by the preferred shares outstanding of 4,300...    102,254
                                                              ---------
          Total implied fair market value of Prison
           Realty...........................................    919,121
Less net book value of net assets...........................   (512,053)
                                                              ---------
Asset basis adjustment......................................  $ 407,068
                                                              =========

B To record reduction in basis of real estate assets related to the deferred gain carried on the books of CCA prior to the Merger. The deferred gain resulted from previous sales of real estate assets to Prison Realty.

C To record adjustments to CCA's deferred tax assets and liabilities due to the tax status of New Prison Realty as a REIT subsequent to the Merger.

D To restate CCA's stockholders' equity for the effects of the common control transfer from CCA to New Prison Realty. Each share of CCA Common Stock outstanding as of the date of the common control transfer (approximately 81,190 after retirement of treasury shares and conversion of Series B Preferred Stock) will be converted into 0.875 shares of New Prison Realty Common Stock, resulting in the issuance of approximately 71,042 New Prison Realty Common Stock to CCA common shareholders. The CCA Common Stock has a $1.00 par value per share and New Prison Realty Common Shares have a $0.01 par value per share.

E  To eliminate the retained earnings of Prison Realty.

F To record the estimated costs of the Merger to be capitalized in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16.

G To record the estimated Earnings and Profits Distribution which will be paid in the calendar year of the completion of the Merger.

H Refer to Schedule of CCA Pro Forma Balance Sheet Adjustments for details of the sum of CCA pro forma adjustments.

                                SCHEDULE OF CCA

                      PRO FORMA BALANCE SHEET ADJUSTMENTS
                              AS OF JUNE 30, 1998
                                  (UNAUDITED)

                                            SERVICE     SERVICE    OPERATING                      SUM OF
                                           COMPANY A   COMPANY B    COMPANY    CCA PRO FORMA   CCA PRO FORMA
                                              EE          FF          GG        ADJUSTMENTS     ADJUSTMENTS
                                           ---------   ---------   ---------   -------------   -------------
             (IN THOUSANDS)
Current assets:
  Cash, cash equivalents and restricted
    cash.................................  $   (880)   $ (1,276)   $ (1,349)     $     --        $  (3,505)
  Accounts receivable, net of
    allowances...........................   (17,824)    (23,924)    (69,112)           --         (110,860)
  Prepaid expenses.......................      (799)     (1,228)     (5,347)           --           (7,374)
  Other..................................      (566)       (818)     (1,823)           --           (3,207)
                                           --------    --------    --------      --------        ---------
         Total current assets............   (20,069)    (27,246)    (77,631)           --         (124,946)
Property and equipment, net..............   (21,033)    (15,025)         --            --          (36,058)
Other long-term assets:
  Notes receivable.......................        --          --          --       137,000CC        137,000
  Investment in direct financing
    leases...............................        --          --          --            --               --
  Deferred tax assets....................        --          --          --            --               --
  Investments............................    35,867      38,285      83,055       (83,055)CC        78,902
                                                                                    4,750CC
  Other assets...........................    (5,464)     (5,552)    (34,786)      (27,732)DD       (73,534)
                                           --------    --------    --------      --------        ---------
                                           $(10,699)   $ (9,538)   $(29,362)     $ 30,963        $ (18,636)
                                           ========    ========    ========      ========        =========
Current liabilities:
  Accounts payable.......................  $ (4,887)   $ (3,900)   $(10,729)     $     --        $ (19,516)
  Accrued salaries and wages.............    (2,930)     (2,338)     (6,431)           --          (11,699)
  Line of credit.........................        --          --          --            --               --
  Distributions payable..................        --          --          --            --               --
  Income taxes payable...................        --          --          --            --               --
  Deferred tax liabilities...............        --          --          --            --               --
  Other accrued expenses.................    (2,882)     (3,300)    (12,202)           --          (18,384)
  Current portion of long-term debt......        --          --          --            --               --
  Current portion of deferred gain on
    real estate and investments..........        --          --          --            --               --
                                           --------    --------    --------      --------        ---------
         Total current liabilities.......   (10,699)     (9,538)    (29,362)           --          (49,599)
Long-term debt net of current portion....        --          --          --            --               --
Deferred gain on real estate
  transactions...........................        --          --          --            --               --
Deferred gain on sale of contracts.......        --          --          --        58,695CC         58,695
Deferred tax liabilities.................        --          --          --            --               --
Other noncurrent liabilities.............        --          --          --            --               --
                                           --------    --------    --------      --------        ---------
         Total liabilities...............   (10,699)     (9,538)    (29,362)       58,695            9,096
                                           --------    --------    --------      --------        ---------
Stockholders' equity:
  Preferred stock........................        --          --          --          (376)BB          (376)
  Common stock...........................        --          --          --            (1)AA           728
                                                                                      729BB
  Additional paid-in capital.............        --          --          --       (18,222)AA       (18,575)
                                                                                     (353)BB
  Retained earnings......................        --          --          --       (27,732)DD       (27,732)
  Treasury stock at cost.................        --          --          --        18,223AA         18,223
                                           --------    --------    --------      --------        ---------
         Total stockholders' equity......        --          --          --       (27,732)         (27,732)
                                           --------    --------    --------      --------        ---------
                                           $(10,699)   $ (9,538)   $(29,362)     $ 30,963        $ (18,636)
                                           ========    ========    ========      ========        =========

NOTES TO SCHEDULE OF CCA PRO FORMA BALANCE SHEET ADJUSTMENTS

AA To record retirement of CCA treasury shares immediately prior to the common control transfer.

BB To record conversion of CCA Series B Preferred Stock into CCA Common Stock. Each share of CCA Series B Preferred Stock is convertible into 1.94 shares of CCA Common Stock in accordance with the pre-existing call provision. The CCA Series B Preferred Stock and the CCA Common Stock both have par values of $1.00 per share.

CC To record the sale of certain contracts and the related assets and liabilities to Operating Company in exchange for a $137.0 million ten year installment note and 9.5% of the common stock of Operating Company (valued at the implied value of $4,750). The net book value of the assets to be sold to Operating Company of $83,055 result in a total gain of $58,695 which will be deferred in accordance with Staff Accounting Bulletin 81 and amortized into income over the six year period in which principal payments on the $137.0 million installment note will be received in accordance with the installment method of gain recognition.

DD Represents adjustment to write off deferred start-up and project development costs to be expensed in accordance with Statement of Position ("SOP") 98-5, "Reporting on the Start-Up Activities" which CCA anticipates adopting immediately prior to the Merger.

EE On or about the time of the Merger, New Prison Realty and CCA, through a series of transactions, will transfer to Service Company A certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company A. This adjustment reflects the removal of the net assets related to the management contracts to be transferred to Service Company A and establishes the equity investment to be recorded on New Prison Realty's balance sheet as if the Merger and transfer had occurred as of June 30, 1998.

FF On or about the time of the Merger, New Prison Realty and CCA, through a series of transactions, will transfer to Service Company B certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company B. This adjustment reflects the removal of the net assets related to the management contracts to be transferred to Service Company B and establishes the equity investment to be recorded on New Prison Realty's balance sheet as if the Merger and transfer had occurred as of June 30, 1998.

GG Immediately prior to the Merger, CCA will sell to Operating Company certain management contracts relating to Prison Realty-owned prison facilities and certain other net assets in exchange for an installment note in the principal amount of $137.0 million and 9.5% of the common stock of Operating Company. This adjustment collapses the net assets related to the management contracts to be sold to Operating Company into an investment in Operating Company prior to the sale of the contracts and related net assets.

                           PRISON REALTY CORPORATION
                              (NEW PRISON REALTY)

                     PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                     (UNAUDITED)

                                                                       SUM OF         SUM OF            NEW
                                                                         CCA       PRISON REALTY   PRISON REALTY
                                           CCA       PRISON REALTY    PRO FORMA      PRO FORMA       ADJUSTED
                                        HISTORICAL    HISTORICAL     ADJUSTMENTS    ADJUSTMENTS      PRO FORMA
                                            A              B              C              D            E, G, H
                                        ----------   -------------   -----------   -------------   -------------
Revenues..............................  $  462,249      $19,980       $(462,249)     $ 62,048        $ 82,028
                                        ----------      -------       ---------      --------        --------
Expenses:
  Operating...........................     330,470           --        (330,470)           --              --
  Lease...............................      18,684           --         (18,684)           --              --
  General and administrative..........      16,025          981         (14,525)          500           2,981
  Depreciation and amortization.......      14,093        5,088          (6,182)       11,868          24,867
                                        ----------      -------       ---------      --------        --------
                                           379,272        6,069        (369,861)       12,368          27,848
                                        ----------      -------       ---------      --------        --------
Operating income......................      82,977       13,911         (92,388)       49,680          54,180
Equity in earnings of subsidiaries....          --           --              --       (13,252)        (13,252)
Licensing fees........................          --           --              --        (2,051)         (2,051)
Interest (income) expenses............      (4,119)        (416)            258        (9,842)        (14,119)
                                        ----------      -------       ---------      --------        --------
Income before income taxes............      87,096       14,327         (92,646)       74,825          83,602
Provision for income taxes............      33,141           --         (33,141)           --              --
                                        ----------      -------       ---------      --------        --------
Net income............................      53,955       14,327         (59,505)       74,825          83,602
Dividends to Preferred Shareholders...          --           --              --            --              --
                                        ----------      -------       ---------      --------        --------
Net income available to Common
  Shareholders........................  $   53,955      $14,327       $ (59,505)     $ 74,825        $ 83,602
                                        ==========      =======       =========      ========        ========
Net income per common share:
  Basic...............................  $     0.70      $  0.66                                      $   0.94
  Diluted.............................  $     0.61      $  0.65                                      $   0.83
Weighted average common shares
  outstanding, basic..................      77,221       21,576          (9,653)F                      89,144
Weighted average common shares
  outstanding, diluted................      90,239       22,007         (11,280)F                     100,966

NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

A Represents the historical consolidated statement of operations of CCA for the year ended December 31, 1997.

B Represents the historical consolidated statement of operations of Prison Realty for the period from inception (July 18, 1997) to December 31, 1997.

C Represents the sum of CCA pro forma adjustments which remove the historical results of operations related to the management contracts to be sold or transferred as presented in the following Schedule of CCA Pro Forma Statement of Operations Adjustments.

D Represents the sum of Prison Realty pro forma adjustments which include the pro forma effects of the acquisition of USCC and the pro forma effects of the Merger as presented in the following Schedule of Prison Realty Pro Forma Statement of Operations Adjustments.

E Pro forma adjustments do not include the anticipated non-recurring compensation expense of approximately $2,800 related to accelerated vesting of deferred share awards of CCA Common Stock under CCA's Amended and Restated 1989 Stock Bonus Plan.

F Represents reduction in weighted average shares outstanding based on exchange ratio of 0.875 common shares of New Prison Realty in exchange for each outstanding share of CCA Common Stock resulting from the common control transfer.

G Pro forma adjustments do not include any impact of non-recurring compensation expense in the event New Prison Realty causes any Rollover Options to be cashed out in exchange for a cash payment.

H Pro forma adjustments do not include any impact of the Services Agreement and Tenant Incentive Agreement since those agreements relate to future facility construction and development services rather than historical facility construction.

                                  SCHEDULE OF CCA

                   PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                    (UNAUDITED)

                               SERVICE COMPANY A   SERVICE COMPANY B   OPERATING COMPANY    SUM OF CCA PRO
                                      AA                  BB                  CC           FORMA ADJUSTMENTS
                               -----------------   -----------------   -----------------   -----------------
Revenues.....................      $(118,805)          $(90,510)           $(252,934)          $(462,249)
                                   ---------           --------            ---------           ---------
Expenses:
  Operating..................        (92,419)           (72,438)            (165,613)           (330,470)
  Lease......................         (3,452)               (88)             (15,144)            (18,684)
  General and
     administrative..........         (4,158)            (3,168)              (7,199)            (14,525)
  Depreciation and
     amortization............         (3,204)            (1,978)              (1,000)             (6,182)
                                   ---------           --------            ---------           ---------
                                    (103,233)           (77,672)            (188,956)           (369,861)
                                   ---------           --------            ---------           ---------
Operating Income.............        (15,572)           (12,838)             (63,978)            (92,388)
Equity in earnings of
  subsidiaries...............             --                 --                   --                  --
Licensing fees...............             --                 --                   --                  --
Interest (income) expense....            100                  8                  150                 258
                                   ---------           --------            ---------           ---------
Income before income taxes...        (15,672)           (12,846)             (64,128)            (92,646)
Provision for income taxes...         (5,963)            (4,888)             (22,290)            (33,141)
                                   ---------           --------            ---------           ---------
Net Income...................      $  (9,709)          $ (7,958)           $ (41,838)          $ (59,505)
                                   =========           ========            =========           =========

NOTES TO SCHEDULE OF CCA PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 1997

AA On or about the time of the Merger, New Prison Realty and CCA, through a series of transactions, will transfer to Service Company A certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company A. This adjustment removes the historical results of operations related to the management contracts to be transferred to Service Company A as if the Merger and transfer had occurred as of January 1, 1997.

BB On or about the time of the Merger, New Prison Realty and CCA, through a series of transactions, will transfer to Service Company B certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company B. This adjustment removes the historical results of operations related to the management contracts to be transferred to Service Company B as if the Merger and transfer had occurred as of January 1, 1997.

CC Immediately prior to the Merger, CCA will sell to Operating Company certain management contracts relating to Prison Realty-owned prison facilities and certain other net assets in exchange for an installment note in the principal amount of $137.0 million and 9.5% of the common stock of Operating Company. This adjustment removes the historical results of operations related to the management contracts to be sold to Operating Company as if the Merger and sale had occurred as of January 1, 1997.

                              SCHEDULE OF PRISON REALTY

                    PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                     (UNAUDITED)

                                                                                               SUM OF
                                       PRISON REALTY         USCC             OTHER         PRISON REALTY
                                         PRO FORMA        ACQUISITION       PRO FORMA         PRO FORMA
                                        ADJUSTMENTS           AAA          ADJUSTMENTS       ADJUSTMENTS
                                       -------------      -----------      -----------      -------------
Revenues.............................    $(19,980)BBB       $17,050CCC      $ 64,978FFF       $ 62,048
                                         --------           -------         --------          --------
Expenses:
  Operating..........................          --                --               --                --
  Lease..............................          --                --               --                --
  General and administrative.........          --                --              500KKK            500
  Depreciation and amortization......          --             3,875DDD         7,993GGG         11,868
                                         --------           -------         --------          --------
                                               --             3,875            8,493            12,368
                                         --------           -------         --------          --------
Operating income.....................     (19,980)           13,175           56,485            49,680
Equity in earnings of subsidiaries...          --                --          (13,252)HHH       (13,252)
Licensing fees.......................          --                --           (2,051)III        (2,051)
Interest (income) expense............          --             6,598EEE       (16,440)JJJ        (9,842)
                                         --------           -------         --------          --------
Income before income taxes...........     (19,980)            6,577           88,228            74,825
Provision for income taxes...........          --                --               --                --
                                         --------           -------         --------          --------
Net income...........................     (19,980)            6,577           88,228            74,825
Dividends to Preferred
  Shareholders.......................          --                --               --                --
                                         --------           -------         --------          --------
Net income available to Common
  Shareholders.......................    $(19,980)          $ 6,577         $ 88,228          $ 74,825
                                         ========           =======         ========          ========

NOTES TO SCHEDULE OF PRISON REALTY PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE YEAR ENDED
DECEMBER 31, 1997

AAA Prison Realty, and its wholly-owned subsidiary USCA, and USCC, entered into and completed an Agreement of Merger effective April 17, 1998, whereby USCA merged with and into USCC and Prison Realty acquired all of the outstanding capital stock and derivative securities of USCC in exchange for a cash payment to the shareholders of USCC of approximately $157.0 million and assumption of certain liabilities of USCC. In the USCC Merger, Prison Realty acquired the real estate assets of USCC only. These adjustments reflect the pro forma results of operations resulting from the real estate assets acquired by Prison Realty in the USCC Merger as if the USCC Merger had occurred on January 1, 1997.

BBB Represents adjustments to remove historical rental revenues based on leases previously existing between CCA and Prison Realty.

CCC Represents adjustments to record rental revenues assuming an 11.1% lease rate on the real estate assets acquired in the USCC Merger, as if the USCC Merger had occurred January 1, 1997. The lease rate percentage is the rate expected to be specified in the leases between New Prison Realty and Operating Company, and Prison Realty believes that the lease rate represents a fair market rental rate based on comparable "triple net" lease transactions. Rentals are not included for assets under development at the time of the USCC Merger as the assets would not have been operational during the period.

DDD  To record depreciation expense on assets acquired from USCC.

EEE To record interest expense on debt incurred in conjunction with the USCC Merger, net of capitalized interest on real estate assets acquired while construction was in progress.

FFF To record rental revenue from Operating Company based upon leases to be entered into immediately following the Merger. Rental revenues are not included in the pro forma income statement for periods prior to the date a facility began operations.

GGG To record additional depreciation expense on real estate assets of Prison Realty based on the application of the purchase method of accounting. Depreciation expense was prorated for properties becoming operational during the year. The increase in Prison Realty's assets to fair market value was allocated to buildings and improvements, machinery and equipment and land in accordance with Prison Realty's historical net book values of each asset category. The resulting increases to buildings and improvements and machinery and equipment has been depreciated (on a pro forma basis) over 40 years and 10 years, respectively, utilizing the straight line depreciation method.

HHH To record equity in earnings of Service Company A and Service Company B based on New Prison Realty's 95% equity interest. Amounts include anticipated payments, net of tax, of Service Company A and Service Company B to Operating Company for general and administrative services.

III To record income from licensing fees paid by Operating Company for the use of the Corrections Corporation of America name.

JJJ To record interest income on the installment note receivable from Operating Company.

KKK To record anticipated additional general and administrative expenses assuming a full year of operations. Historical expenses of Prison Realty only include operations from July 18, 1997 (inception) to December 31, 1997. All expenses are considered normal and recurring.

                           PRISON REALTY CORPORATION
                              (NEW PRISON REALTY)

                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                      (UNAUDITED)

                                                                   SUM OF                              NEW
                                                      PRISON         CCA        SUM OF PRISON     PRISON REALTY
                                          CCA         REALTY      PRO FORMA    REALTY PRO FORMA     ADJUSTED
                                       HISTORICAL   HISTORICAL   ADJUSTMENTS     ADJUSTMENTS        PRO FORMA
                                           A            B             C               D              E, G, H
                                       ----------   ----------   -----------   ----------------   -------------
Revenues.............................  $  305,369    $30,073      $(305,369)       $38,309          $ 68,382
                                       ----------    -------      ---------        -------          --------
Expenses:
  Operating..........................     214,342         --       (214,342)            --                --
  Lease..............................      24,936         --        (24,936)            --                --
  General and administrative.........      10,463      1,010         (9,713)           250             2,010
  Depreciation and amortization......       7,287      8,593         (3,980)         5,935            17,835
                                       ----------    -------      ---------        -------          --------
                                          257,028      9,603       (252,971)         6,185            19,845
                                       ----------    -------      ---------        -------          --------
Operating income.....................      48,341     20,470        (52,398)        32,124            48,537
Equity in earnings of subsidiaries...          --         --             --        (14,268)          (14,268)
Licensing fees.......................          --         --             --         (1,697)           (1,697)
Interest (income) expense............      (5,211)     2,311          5,211         (4,921)           (2,610)
                                       ----------    -------      ---------        -------          --------
Income before income taxes...........      53,552     18,159        (57,609)        53,010            67,112
Provision for income taxes...........      14,021         --        (14,021)            --                --
                                       ----------    -------      ---------        -------          --------
Net income...........................      39,531     18,159        (43,588)        53,010            67,112
Dividends to Preferred
  Shareholders.......................          --      3,569             --             --             3,569
                                       ----------    -------      ---------        -------          --------
Net income available to Common
  Shareholders.......................  $   39,531    $14,590      $ (43,588)       $53,010          $ 63,543
                                       ==========    =======      =========        =======          ========
Net income per common share:
  Basic..............................  $     0.49    $  0.68                                        $   0.69
  Diluted............................  $     0.44    $  0.66                                        $   0.63
Weighted average common shares
  outstanding, basic.................      79,924     21,576         (9,990)F                         91,510
Weighted average common shares
  outstanding, diluted...............      90,252     22,053        (11,281)F                        101,024

NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998

A Represents the historical consolidated statement of operations of CCA for the six months ended June 30, 1998.

B Represents the historical consolidated statement of operations of Prison Realty for the six months ended June 30, 1998.

C Represents the sum of CCA pro forma adjustments which remove the historical results of operations related to the management contracts to be sold or transferred as presented in the following Schedule of CCA Pro Forma Statement of Operations Adjustments.

D Represents the sum of Prison Realty pro forma adjustments which include the pro forma effects of the acquisition of USCC and the pro forma effects of the Merger as presented in the following Schedule of Prison Realty Pro Forma Statement of Operations Adjustments.

E Pro forma adjustments do not include the anticipated non-recurring compensation expense of approximately $2,800 related to accelerated vesting of deferred awards of Common Stock under CCA's Amended and Restated 1989 Stock Bonus Plan.

F Represents reduction in weighted average shares outstanding based on exchange ratio of 0.875 common shares of New Prison Realty in exchange for each outstanding share of CCA Common Stock resulting from the common control transfer.

G Pro forma adjustments do not include any impact of non-recurring compensation in the event New Prison Realty causes any Rollover Options to be cashed out in exchange for a cash payment.

H Pro forma adjustments do not include any impact of the Services Agreement and Tenant Incentive Agreement since those agreements relate to future facility construction and development services rather than historical facility construction.

                                SCHEDULE OF CCA

                 PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                                                                 OPERATING   SUM OF CCA
                                         SERVICE COMPANY A   SERVICE COMPANY B    COMPANY     PRO FORMA
                                                AA                  BB              CC       ADJUSTMENTS
                                         -----------------   -----------------   ---------   -----------
Revenues...............................      $(76,468)           $(61,019)       $(167,882)   $(305,369)
                                             --------            --------        ---------    ---------
Expenses:
  Operating............................       (56,250)            (48,059)        (110,033)    (214,342)
  Lease................................        (1,642)                (61)         (23,233)     (24,936)
  General and administrative...........        (2,620)             (2,091)          (5,002)      (9,713)
  Depreciation and amortization........        (2,031)             (1,449)            (500)      (3,980)
                                             --------            --------        ---------    ---------
                                              (62,543)            (51,660)        (138,768)    (252,971)
                                             --------            --------        ---------    ---------
Operating income.......................       (13,925)             (9,359)         (29,114)     (52,398)
Equity in earnings of subsidiaries.....            --                  --               --           --
Licensing fees.........................            --                  --               --           --
Interest (income) expense..............            50                  12            5,149        5,211
                                             --------            --------        ---------    ---------
Income before income taxes.............       (13,975)             (9,371)         (34,263)     (57,609)
Provision for income taxes.............        (3,659)             (2,453)          (7,909)     (14,021)
                                             --------            --------        ---------    ---------
Net Income.............................      $(10,316)           $ (6,918)       $ (26,354)   $ (43,588)
                                             ========            ========        =========    =========

NOTES TO SCHEDULE OF CCA PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE SIX MONTHS ENDED JUNE 30, 1998

AA On or about the time of the Merger, New Prison Realty and CCA, through a series of transactions, will transfer to Service Company A certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company A. This adjustment removes the historical results of operations related to the management contracts to be transferred to Service Company A as if the Merger and transfer had occurred as of January 1, 1998.

BB On or about the time of the Merger, New Prison Realty and CCA, through a series of transactions, will transfer to Service Company B certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company B. This adjustment removes the historical results of operations related to the management contracts to be transferred to Service Company B as if the Merger and transfer had occurred as of January 1, 1998.

CC Immediately prior to the Merger, CCA will sell to Operating Company certain management contracts relating to Prison Realty-owned prison facilities and certain other assets and liabilities in exchange for an installment note in the principal amount of $137.0 million and 9.5% of the common stock of Operating Company. This adjustment removes the historical results of operations related to the management contracts to be sold to Operating Company as if the Merger and sale had occurred as of January 1, 1998.

                              SCHEDULE OF PRISON REALTY

                    PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS
                       FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                     (UNAUDITED)

                                                                                               SUM OF
                                       PRISON REALTY         USCC             OTHER         PRISON REALTY
                                         PRO FORMA        ACQUISITION       PRO FORMA         PRO FORMA
                                        ADJUSTMENTS           AAA          ADJUSTMENTS       ADJUSTMENTS
                                       -------------      -----------      -----------      -------------
Revenues.............................    $(29,564)BBB       $8,525CCC        $59,348FFF        $38,309
                                         --------           ------           -------           -------
Expenses:
  Operating..........................          --               --                --                --
  Lease..............................          --               --                --                --
  General and administrative.........          --               --               250KKK            250
  Depreciation and amortization......          --            1,938DDD          3,997GGG          5,935
                                         --------           ------           -------           -------
                                               --            1,938             4,247             6,185
                                         --------           ------           -------           -------
Operating income.....................     (29,564)           6,587            55,101            32,124
Equity in earnings of subsidiaries...          --               --           (14,268)HHH       (14,268)
Licensing fees.......................          --               --            (1,697)III        (1,697)
Interest (income) expense............          --            3,299EEE         (8,220)JJJ        (4,921)
                                         --------           ------           -------           -------
Income before income taxes...........     (29,564)           3,288            79,286            53,010
Provision for income taxes...........          --               --                --                --
                                         --------           ------           -------           -------
Net income...........................     (29,564)           3,288            79,286            53,010
Dividends to Preferred
  Shareholders.......................          --               --                --                --
                                         --------           ------           -------           -------
Net income available to Common
  Shareholders.......................    $(29,564)          $3,288           $79,286           $53,010
                                         ========           ======           =======           =======

NOTES TO SCHEDULE OF PRISON REALTY PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE SIX MONTHS
ENDED JUNE 30, 1998

AAA Prison Realty, and its wholly-owned subsidiary USCA, and USCC, entered into and completed an Agreement of Merger effective April 17, 1998, whereby USCA merged with and into USCC and Prison Realty acquired all of the outstanding capital stock and derivative securities of USCC in exchange for a cash payment to the shareholders of USCC of approximately $157.0 million and assumption of certain liabilities of USCC. In the USCC Merger, Prison Realty acquired the real estate assets of USCC only. These adjustments reflect the pro forma results of operations resulting from the real estate assets acquired by Prison Realty in the USCC Merger as if the USCC Merger had occurred on January 1, 1998.

BBB Represents adjustments to remove historical rental revenues based on leases previously existing between CCA and Prison Realty.

CCC Represents adjustment to record rental revenues assuming an 11.1% lease rate on the real estate assets acquired in the USCC Merger, as if the USCC Merger had occurred January 1, 1998. The lease rate percentage is the rate expected to be specified in the leases between New Prison Realty and Operating Company, and Prison Realty believes that the lease rate represents a fair market rental rate based on comparable "triple net" lease transactions. Rentals are not included for assets under development at the time of the USCC Merger as the assets would not have been operational during the period.

DDD  To record depreciation expense on assets acquired from USCC.

EEE To record interest expense on debt incurred in conjunction with the USCC Merger, net of capitalized interest on real estate assets acquired while construction was in progress.

FFF To record rental revenue from Operating Company based upon leases to be entered into immediately following the Merger. Rental revenues are not included in the pro forma income statement for periods prior to the date a facility began operations.

GGG To record additional depreciation expense on real estate assets of Prison Realty based on the application of the purchase method of accounting. Depreciation expense was prorated for properties becoming operational during the quarter. The increase in Prison Realty's assets to fair market value was allocated to buildings and improvements, machinery and equipment and land in accordance with Prison Realty's historical net book values of each asset category. The resulting increases to buildings and improvements and machinery and equipment has been depreciated (on a pro forma basis) over 40 years and 10 years, respectively, utilizing the straight line depreciation method.

HHH To record equity in earnings of Service Company A and Service Company B based on New Prison Realty's 95% equity interest. Amounts include anticipated payments, net of tax, of Service Company A and Service Company B to Operating Company for general and administrative services.

III To record income from licensing fees paid by Operating Company for the use of the Corrections Corporation of America name.

JJJ To record interest income on the installment note receivable from Operating Company.

KKK To record anticipated additional general and administrative expenses. All expenses are considered normal and recurring.

                             ADDITIONAL INFORMATION
RECENT DEVELOPMENTS

  Bank Financings

     On June 24, 1998, CCA entered into an Amended and Restated Credit Agreement with a syndication of banks arranged by First Union National Bank ("First Union"), NationsBank, N.A. ("NationsBank") and Canadian Imperial Bank of Commerce ("CIBC"), whereby CCA's existing revolving credit facility was increased from $170.0 million to $350.0 million (the "CCA Credit Facility"). The increase and amendment to the CCA Credit Facility allows CCA to continue its budgeted expansion plans during the interim period prior to the completion of the Merger, as well as provide for working capital and funds for general corporate purposes. The CCA Credit Facility will mature on the earlier of the date of the completion of the Merger or September 6, 1999. Interest on amounts drawn under the CCA Credit Facility is based on First Union's Base Rate, plus an applicable Base Rate Margin or a LIBOR rate plus an applicable LIBOR Margin, as each of those terms is defined in the Amended and Restated Credit Agreement.

     On July 31, 1998, Prison Realty also entered into an Amended and Restated Credit Agreement with a syndication of banks arranged by First Union, NationsBank and CIBC, whereby Prison Realty's existing revolving credit facility was increased from $225.0 million to $300.0 million (the "Prison Realty Credit Facility"). The Prison Realty Credit Facility consists of a $225.0 million revolving line of credit and a $75.0 million term loan. The Prison Realty Credit Facility matures on July 18, 2000. The proceeds from the Prison Realty Credit Facility are being used for the acquisition of additional correctional and detention facilities as well as for working capital and general corporate purposes.

     Upon completion of the Merger, it is anticipated that New Prison Realty will obtain a $750.0 million revolving credit facility ("New Prison Realty's Credit Facility"). The $750.0 million represents the aggregate amount available, or amount expected to be available, to each of CCA and Prison Realty under their current credit facilities. In addition, Prison Realty is negotiating with various lending institutions regarding financing for each of Operating Company and Service Company A and B, respectively. Prison Realty has received an indication from NationsBanc Montgomery that a financing plan consisting of New Prison Realty's Credit Facility, a $75.0 million credit facility for Operating Company, and a $20.0 million credit facility for each of the Service Companies will be financeable upon completion of the Merger, although as of the date of this Joint Proxy Statement-Prospectus, no commitment or definitive agreement regarding the financing plan has been obtained.

Securities Financings

     On September 16, 1998, Prison Realty filed the Prison Realty Registration Statement on Form S-3 to register up to $500.0 million of the Prison Realty Common Shares, preferred shares, common share rights and warrants and debt securities for sale to the public. Proceeds from these offerings will be used for the general corporate purposes of Prison Realty. These general corporate purposes may include, without limitation, repayment of maturing obligations, redemption of outstanding indebtedness, financing (in whole or part) of future acquisitions (including acquisitions of companies and/or other real estate properties in accordance with Prison Realty's business objectives and strategy), capital expenditures and working capital. As of the date of this Joint Proxy
Statement-Prospectus, Prison Realty has issued and sold      Prison Realty
Common Shares under the Prison Realty Registration Statement on Form S-3.

LEGAL OPINIONS

     The validity of the issuance of New Prison Realty Capital Stock to be issued in connection with the Merger will be passed upon by Miles & Stockbridge P.C., special Maryland counsel to Prison Realty and New Prison Realty and Stokes & Bartholomew, P.A., counsel to Prison Realty and New Prison Realty.

     Stokes & Bartholomew, P.A., counsel for Prison Realty and the shareholders of Prison Realty, will render its opinion with respect to certain federal income tax considerations of the merger of Prison Realty into New Prison Realty and the operation of New Prison Realty after the Merger. Bass, Berry & Sims PLC, counsel for

CCA and the shareholders of CCA, will render its opinion with respect to certain federal income tax consequences of the merger of CCA into New Prison Realty. See "Material Federal Income Tax Consequences."

EXPERTS

     The consolidated financial statements of Prison Realty and its subsidiaries as of December 31, 1997 included in its annual report on Form 10-K/A, which is incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of CCA and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 included in its annual report on Form 10-K/A, which is incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

     The balance sheet of Operating Company as of September 11, 1998 (except for certain matters discussed therein as to which the date is September 28, 1998) included herein has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and is included in reliance upon the authority of said firm as experts in giving said reports.

     Representatives of Arthur Andersen LLP are expected to be present at the Prison Realty Special Meeting and at the CCA Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     If the Merger is completed, New Prison Realty stockholders will be able to submit proposals to be considered for stockholder action at New Prison Realty's 1999 annual meeting of stockholders if they do so in accordance with applicable regulations of the Commission and the New Prison Realty Bylaws. Any such proposals must be submitted to the Secretary of New Prison Realty at Prison Realty Corporation, 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215, and must be received no later than November 19, 1998, in order to be considered for inclusion in New Prison Realty's 1999 proxy materials.

     Prison Realty will hold a 1999 annual meeting of shareholders only if the Merger is not completed. In the event that such an annual meeting of shareholders is held, Prison Realty will inform its shareholders of the date upon which such meeting will be held and the date by which proposals from Prison Realty shareholders must be received in order to be considered in the proxy materials for such meeting. Prison Realty shareholders submitting proposals must meet the requirements specified in the Prison Realty Bylaws and Rule 14a-8 under the 1934 Act.

     CCA will hold a 1999 annual meeting of shareholders only if the Merger is not completed. In the event that such an annual meeting of shareholders is held, CCA will inform its shareholders of the date upon which such meeting will be held and the date by which proposals from CCA shareholders must be received in order to be considered for inclusion in the proxy materials for such meeting. CCA shareholders submitting proposals must meet the requirements specified in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement-Prospectus, the Prison Realty Board knows of no matters that will be presented for consideration at the Prison Realty Special Meeting other than as described in this Joint Proxy Statement-Prospectus. If any other matters shall properly come before the Prison Realty Special Meeting and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Prison Realty.

     As of the date of this Joint Proxy Statement-Prospectus, the CCA Board knows of no matters that will be presented for consideration at the CCA Special Meeting other than as described in this Joint Proxy Statement-Prospectus. If any other matters shall properly come before the CCA Special Meeting and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of CCA.

WHERE YOU CAN FIND MORE INFORMATION

     New Prison Realty has filed with the Commission the New Prison Realty Registration Statement on Form S-4 under the Securities Act that registers the New Prison Realty Common Stock and the New Prison Realty Series A Preferred Stock to be issued and exchanged with the CCA shareholders and the Prison Realty shareholders in connection with the Merger. The New Prison Realty Registration Statement on Form S-4, including the attached exhibits and schedules, contains additional relevant information about New Prison Realty and the New Prison Realty Common Stock and the New Prison Realty Series A Preferred Stock. The rules and regulations of the Commission allow New Prison Realty to omit certain information included in the New Prison Realty Registration Statement on Form S-4 from this Joint Proxy Statement-Prospectus.

     In addition, Prison Realty and CCA have filed, and New Prison Realty will file, reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission:

   Public Reference Room       New York Regional Office     Chicago Regional Office
   450 Fifth Street, N.W.        7 World Trade Center           Citicorp Center
         Room 1024                    Suite 1300            500 West Madison Street
    Washington, DC 20549          New York, NY 10048               Suite 1400
                                                             Chicago, IL 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates.

     The Commission also maintains an Internet site on the World Wide Web that contains reports, proxy statements and other information about issuers, like Prison Realty and CCA, who file electronically with the Commission. The address of the site is "http://www.sec.gov."

     You can also inspect reports, proxy statements and other information about Prison Realty and CCA at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

     The Commission allows Prison Realty and CCA to incorporate by reference information into this Joint Proxy Statement-Prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Joint Proxy Statement-Prospectus, except for any information that is superseded by other information that is set forth directly in this document.

     This Joint Proxy Statement-Prospectus incorporates by reference the documents set forth below that Prison Realty and CCA have previously filed with the Commission. They contain important information about the companies and their financial condition.

PRISON REALTY COMMISSION FILINGS (FILE NO. 1-13049)  PERIOD
---------------------------------------------------  ------
Annual Report on Form 10-K/A....................     Year ended December 31, 1997, as filed March
                                                     18, 1998, and as amended on March 30, 1998
Quarterly Reports on Form 10-Q..................     Quarters ended:
                                                     - March 31, 1998, as filed May 15, 1998
                                                     - June 30, 1998, as filed August 14, 1998
Current Reports on Form 8-K.....................     Filed:
                                                     - May 4, 1998
                                                     - April 22, 1998
Registration Statements on Form 8-A.............     Filed:
                                                     - January 27, 1998
                                                     - May 28, 1997

CCA COMMISSION FILINGS (FILE NO. 1-13560)      PERIOD
-----------------------------------------      ------
Annual Report on Form 10-K/A.................  Year ended December 31, 1997, as filed March
                                               30, 1998, and as amended on September 16,
                                               1998 and September 25, 1998
Quarterly Report on Form 10-Q/A..............  Quarters ended:
                                               - March 31, 1998, as filed May 15, 1998, and
                                               as amended on June 5, 1998
                                               - June 30, 1998, as filed August 14, 1998,
                                               and as amended on September 29, 1998
Current Report on Form 8-K...................  Filed:
                                               - April 22, 1998
Registration Statement on Form 8-B...........  Filed:
                                               - June 10, 1997

     Prison Realty and CCA incorporate by reference additional documents that either company may have filed with the Commission between the date of this Joint Proxy Statement-Prospectus and the respective dates of the Prison Realty Special Meeting and the CCA Special Meeting. These documents include periodic reports, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Prison Realty has supplied all information contained or incorporated by reference in this Joint Proxy Statement-Prospectus relating to Prison Realty, as well as all pro forma financial information, CCA has supplied all such information relating to CCA, and New Prison Realty has supplied all such information relating to New Prison Realty.

     You can obtain any of the documents incorporated by reference in this document through Prison Realty or CCA, as applicable, or from the Commission through the Commission's Internet site on the World Wide Web at the Internet address set forth above. Documents incorporated by reference are available from the appropriate company without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit to this Joint Proxy Statement-Prospectus. You can obtain documents incorporated by reference in this Joint Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

              PRISON REALTY                                   CCA
              -------------                                   ---
   10 Burton Hills Boulevard, Suite 100            10 Burton Hills Boulevard
        Nashville, Tennessee 37215                 Nashville, Tennessee 37215
              (615) 263-0200                             (615) 263-3000

     If you would like to request documents from Prison Realty, please do so by November 25, 1998 to receive them before the Prison Realty Special Meeting. If you would like to request documents from CCA, please do so by November 23, 1998 to receive them before the CCA Special Meeting. If you request any incorporated documents from us, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

     You should rely only on the information contained in or incorporated by reference in this Joint Proxy Statement-Prospectus in considering how to vote your shares at the Prison Realty Special Meeting or the CCA Special Meeting. Neither Prison Realty nor CCA has authorized anyone to provide you with information that is different from the information contained in this document.
This Joint Proxy Statement-Prospectus is dated October   , 1998. You should not
assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this Joint Proxy Statement-Prospectus nor the issuance of Prison Realty Common Shares upon the completion of the Merger shall create any implication to the contrary.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CORRECTIONAL MANAGEMENT SERVICES CORPORATION
  Report of Independent Public Accountants..................   F-2
  Balance Sheet as of September 11, 1998....................   F-3
  Notes to Balance Sheet....................................   F-4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Correctional Management Services Corporation:

     We have audited the accompanying balance sheet of CORRECTIONAL MANAGEMENT SERVICES CORPORATION (a Tennessee corporation) as of September 11, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Correctional Management Services Corporation as of September 11, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Nashville, Tennessee
September 11, 1998
(Except for certain matters
discussed in Note 2 as to
which the date is September 28, 1998)

                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION

                                 BALANCE SHEET
                               SEPTEMBER 11, 1998

                              ASSETS
Cash........................................................  $100
                                                              ====

               LIABILITIES AND SHAREHOLDERS' EQUITY
Shareholders' Equity:
  Preferred shares, $.01 par value; 50,000,000 shares
     authorized; none outstanding...........................  $ --
  Common shares -- Class A, $.01 par value; 100,000,000
     shares authorized; 10,000 shares issued and
     outstanding............................................   100
  Common shares -- Class B, $.01 par value; 100,000,000
     shares authorized; none outstanding....................    --
                                                              ----
                                                              $100
                                                              ====

       The accompanying notes are an integral part of this balance sheet.

                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION

                             NOTES TO BALANCE SHEET
                               SEPTEMBER 11, 1998
1. ORGANIZATION

     Correctional Management Services Corporation (the "Company") was formed August 13, 1998 as a Tennessee corporation and capitalized on September 11, 1998. The Company has had no operations to date but has issued 10,000 common shares to a founding shareholder.

2. SUBSEQUENT EVENTS -- ISSUANCES OF COMMON STOCK

     In addition to the 10,000 shares of voting common stock previously issued to a founding shareholder, the Company issued 4,989,996 shares of voting common stock to certain additional founding shareholders on September 22, 1998. The founding shareholders are currently management and employees of Corrections Corporation of America ("CCA") and CCA Prison Realty Trust ("Prison Realty"). The Company intends to expense the fair market value (approximately $50,000) of these unrestricted securities in the period issued.

     Additionally, on September 22, 1998, the Company issued 850,001 shares of voting common stock to certain wardens of CCA facilities. The shares held by the wardens are restricted and will vest if, and only if, the wardens become employees and remain employees of the Company through December 31, 2003. The Company intends to expense the fair market value (approximately $8,500) of these restricted securities over the respective vesting period.

     As a result of the aforementioned issuances of voting common stock, the Company had 5,849,997 shares of voting common stock issued and outstanding as of September 22, 1998.

3. INTENTIONS OF THE COMPANY (UNAUDITED)

     Subject to the completion of proposed merger transactions ("the Merger") between Corrections Corporation of America ("CCA"), CCA Prison Realty Trust ("Prison Realty") and Prison Realty Corporation ("New Prison Realty") correctional facilities owned by Prison Realty or acquired by Prison Realty Corporation ("New Prison Realty") in the Merger will be leased to the Company and the operations relating to such facilities will be transferred to the Company, as discussed below.

     Immediately prior to the Merger, CCA will sell to the Company certain management contracts and certain other net assets. In exchange, CCA will receive an installment note in the principal amount of $137.0 million (the "Note") and nonvoting common stock of the Company representing 9.5% of the outstanding common stock, and certain additional consideration under a trade name use agreement, as described below. The Note will be payable over 10 years and will bear interest at a rate of 12% per annum. Interest only will be payable for the first four years of the Note and the principal will be payable over the following six years. At the time of the Merger, it is expected that outside investors will purchase a 32% interest in the Company for cash.

     Immediately prior to the Merger and in connection with the transactions described above, CCA will enter into a trade name use agreement with the Company (the "Trade Name Use Agreement"). Under the Trade Name Use Agreement, CCA will grant to the Company the right to use the name "Corrections Corporation of America" and derivatives thereof, subject to specified terms and conditions therein.

     Immediately after the Merger, the Company will enter into a services agreement (the "Operating Company Services Agreement") with New Prison Realty pursuant to which the Company will serve as a facilitator of the construction and development of additional facilities on behalf on New Prison Realty. In consideration for the performance of such services, the Company will receive a fee based upon a percentage of total capital expenditures incurred by New Prison Realty in connection with the construction and development of a facility. In consideration of certain facility preparation services to be performed by Company personnel, the Company will also receive a per bed fee from New Prison Realty.

                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION

     Immediately after the Merger, the Company will enter into a tenant incentive agreement (the "Tenant Incentive Agreement") with New Prison Realty pursuant to which New Prison Realty will pay the Company a per bed fee for entering into a new Lease.

     Immediately after the Merger, all existing leases between CCA and Prison Realty will be cancelled and New Prison Realty will enter into non-cancellable "triple-net" leases with the Company (the "Leases"). The terms of the Leases will range from 10 to 12 years which may be extended at fair market rates for three additional five-year periods upon the mutual agreement of New Prison Realty and the Company.

     The Company will be dependent upon the management contracts acquired from CCA for its initial revenues. Also, due to the nature of the business and the contractual relationships with New Prison Realty, the Company's ability to be successful is dependent on a number of factors, including key personnel and availability of financial resources.

                                                                      APPENDIX A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 29, 1998

                                  BY AND AMONG

                      CORRECTIONS CORPORATION OF AMERICA,

                            CCA PRISON REALTY TRUST,
                                      AND

                           PRISON REALTY CORPORATION

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I
  THE MERGER................................................   A-1
  SECTION 1.01. The Merger..................................   A-1
  SECTION 1.02. Closing.....................................   A-1
  SECTION 1.03. Effective Time..............................   A-1
  SECTION 1.04. Effects of the Merger.......................   A-2
  SECTION 1.05. Constituent Documents.......................   A-2
  SECTION 1.06. Directors...................................   A-2
  SECTION 1.07. Officers....................................   A-2
ARTICLE II
  EFFECT OF THE MERGER ON THE CAPITAL SHARES OF THE
     CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES.........   A-2
  SECTION 2.01. Effect on Capital Shares....................   A-2
  SECTION 2.02. Exchange of Certificates....................   A-3
  SECTION 2.03. Company Series B Convertible Preferred
     Stock..................................................   A-4
  SECTION 2.04. Stock Options...............................   A-4
  SECTION 2.05. Employee Stock Ownership Plans..............   A-4
  SECTION 2.06. Warrants to Purchase Company Common Stock...   A-4
  SECTION 2.07. Notes Convertible into Company Common
     Stock..................................................   A-5
  SECTION 2.08. Adjustments.................................   A-5
  SECTION 2.09. Fractional Shares...........................   A-5
  SECTION 2.10. Lost Certificates...........................   A-5
ARTICLE III
  REPRESENTATIONS AND WARRANTIES............................   A-6
  SECTION 3.01. Representations and Warranties of the
     Company................................................   A-6
  SECTION 3.02. Representations and Warranties of Prison
     Realty.................................................  A-15
ARTICLE IV
  COVENANTS RELATING TO CONDUCT OF BUSINESS.................  A-23
  SECTION 4.01. Covenants of the Company....................  A-23
  SECTION 4.02. Covenants of Prison Realty..................  A-25
  SECTION 4.03. No Solicitation.............................  A-25
ARTICLE V
  ADDITIONAL AGREEMENTS.....................................  A-27
  SECTION 5.01. Preparation of the Joint Proxy
     Statement-Prospectus...................................  A-27
  SECTION 5.02. Access to Information.......................  A-27
  SECTION 5.03. Shareholders Meeting........................  A-27
  SECTION 5.04. Reasonable Best Efforts.....................  A-27
  SECTION 5.05. Benefits Matters............................  A-28
  SECTION 5.06. Stock-Based Compensation....................  A-28
  SECTION 5.07. Fees and Expenses...........................  A-28
  SECTION 5.08. Indemnification, Exculpation and
     Insurance..............................................  A-29
  SECTION 5.09. Transfer Taxes..............................  A-30
  SECTION 5.10. Resignation of Directors....................  A-30
  SECTION 5.11. Stock Exchange Listing......................  A-30
  SECTION 5.12. Tax-Free Reorganization.....................  A-30
  SECTION 5.13. Rule 145 Affiliates.........................  A-30

                                                              PAGE
                                                              ----
ARTICLE VI
  CONDITIONS PRECEDENT......................................  A-30
  SECTION 6.01. Conditions to Each Party's Obligation To
     Effect the Merger......................................  A-30
  SECTION 6.02. Conditions to Obligation of Prison Realty To
     Effect the Merger......................................  A-31
  SECTION 6.03. Conditions to Obligation of the Company To
     Effect the Merger......................................  A-32
  SECTION 6.04. Frustration of Closing Conditions...........  A-32
ARTICLE VII
  TERMINATION AND AMENDMENT.................................  A-33
  SECTION 7.01. Termination.................................  A-33
  SECTION 7.02. Effect of Termination.......................  A-33
  SECTION 7.03. Amendment...................................  A-34
  SECTION 7.04. Extension; Waiver...........................  A-34
  SECTION 7.05. Procedure for Termination, Amendment,
     Extension or Waiver....................................  A-34
ARTICLE VIII
  GENERAL PROVISIONS........................................  A-34
  SECTION 8.01. Nonsurvival of Representations and
     Warranties.............................................  A-34
  SECTION 8.02. Notices.....................................  A-34
  SECTION 8.03. Definitions; Interpretation.................  A-35
  SECTION 8.04. Counterparts................................  A-36
  SECTION 8.05. Entire Agreement; No Third-Party
     Beneficiaries; Rights of Ownership.....................  A-36
  SECTION 8.06. Governing Law...............................  A-36
  SECTION 8.07. Publicity...................................  A-36
  SECTION 8.08. Assignment..................................  A-36
  SECTION 8.09. Enforcement.................................  A-36

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of September 29, 1998 (this "Agreement"), is by and among CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation (the "Company"), CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Prison Realty") and Prison Realty Corporation, a Maryland corporation, and amends and restates the Agreement and Plan of Merger by and between the Company and Prison Realty dated as of April 18, 1998.

     WHEREAS the Boards of Directors of the Company and Prison Realty Corporation and the Board of Trustees of Prison Realty have approved the merger of the Company with and into Prison Realty Corporation (the "CCA Merger") and the merger of Prison Realty with and into Prison Realty Corporation (the "Prison Realty Merger," and collectively with the CCA Merger, the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS the Merger requires the approval of this Agreement by the affirmative vote (the "Company Shareholder Approval") of the holders of a majority of the outstanding shares of common stock, $1.00 par value per share of the Company ("Company Common Stock") and Series B Convertible Preferred Stock (as hereinafter defined) (together, the "Company Capital Stock") and the affirmative vote of the holders of two-thirds of the outstanding shares of Prison Realty's common shares, $0.01 par value per share (the "Prison Realty Common Shares") (the "Prison Realty Shareholder Approval"); and

     WHEREAS Prison Realty and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Tennessee Business Corporation Act (the "TBCA"), the Maryland General Corporation Law (the "MGCL") and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law" or "MRL"), the Company shall be merged with and into Prison Realty Corporation (the "CCA Merger") at the CCA Effective Time (as hereinafter defined) and Prison Realty shall be merged with and into Prison Realty Corporation (the "Prison Realty Merger," and collectively, with the CCA Merger, the "Merger") at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of each of the Company and Prison Realty shall cease, and Prison Realty Corporation shall continue as the surviving company (the "Surviving Company"), and shall succeed to and assume all the rights and obligations of the Company and of Prison Realty in accordance with the TBCA, the MGCL and the MRL.

     SECTION 1.02. Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day following the satisfaction or waiver of all the conditions set forth in Article VI which by their terms are capable of being satisfied prior to the Closing (the "Closing Date"), at the offices of Stokes & Bartholomew, P.A., unless another time, date or place is agreed to by the parties hereto.

     SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, articles of merger and all other appropriate documents (in any such case, the "Articles of Merger") shall be duly prepared, executed, acknowledged and filed by the parties in accordance with the relevant provisions of the TBCA, the MGCL and the MRL with the Secretary of State of the State of

Tennessee (the "Tennessee Secretary of State") and the Maryland State Department of Assessments and Taxation (the "Maryland Department"). The CCA Merger shall become effective on December 31, 1998 at the time of day specified in the Articles of Merger filed with the Tennessee Secretary of State and the Maryland Department (the "CCA Effective Time"). The Prison Realty Merger shall become effective on January 1, 1999 at the time of day specified in the Articles of Merger filed with the Maryland Department (the "Prison Realty Effective Time," and as to the Merger, the "Effective Time").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 48-21-108 of the TBCA, Section 3-114 of the MGCL and
Section 8-501.1(n) of the MRL.

     SECTION 1.05. Constituent Documents. (a) The Articles of Incorporation of Prison Realty Corporation as in effect immediately prior to the Effective Time shall be the governing document of the Surviving Company (with such amendments as may be set forth in the Articles of Merger or an amendment hereto) until thereafter changed or amended as provided therein or by applicable law.

     (b) The bylaws of Prison Realty Corporation as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors. The trustees of Prison Realty immediately prior to the Effective Time shall be the directors of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and Prison Realty and Prison Realty Corporation agree that, if the Board of Directors of the Company shall so request, the Surviving Company will cause Jean-Pierre Cuny to be elected to its Board of Directors immediately after the Effective Time.

     SECTION 1.07. Officers. The officers of Prison Realty immediately prior to the Effective Time shall be the officers of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, except that Doctor R. Crants, Jr. shall become Chairman and Chief Executive Officer of the Surviving Company.

                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL SHARES
             OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Effect on Capital Shares. By virtue of the Merger and without any action on the part of the Company, Prison Realty or Prison Realty Corporation or the holders of Company Capital Stock or any Prison Realty Capital Shares (as hereinafter defined) (collectively, "Shares"):

          (a) Cancellation of Certain Shares. As of the Effective Time, each share of Company Common Stock or Prison Realty Capital Shares that is owned by Prison Realty or by the Company (other than those held in connection with the Company Stock Plans (as defined in Section 3.01(b)) or the Prison Realty Equity Plans (as defined in Section 3.02(b)) shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (b) Conversion of Company Common Stock. As of the CCA Effective Time, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into the right to receive from the Surviving Company following the CCA Merger 0.875 share of common stock, $0.01 par value per share, of the Surviving Company ("Surviving Company Common Stock") (the "CCA Merger Consideration") and shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto except the right to receive the CCA Merger Consideration, without interest thereon.

          (c) Conversion of Prison Realty Common Shares. As of the Prison Realty Effective Time, each issued and outstanding share of Prison Realty Common Shares (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into 1.0 share of Common Stock of the Surviving

     Company (the "Prison Realty Common Merger Consideration") following the Prison Realty Merger and shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Prison Realty Common Shares shall be deemed to hold the same number of shares of Surviving Company Common Stock, which shall continue to be represented by the certificate.

          (d) Conversion of Prison Realty Preferred Shares. As of the Prison Realty Effective Time, each issued and outstanding share of Prison Realty 8% Series A Cumulative Preferred Shares, $0.01 par value per share ("Prison Realty Series A Preferred Shares," and, together with the Prison Realty Common Shares, the "Prison Realty Capital Shares") (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into 1.0 share of 8% Series A Cumulative Preferred Stock, $0.01 par value per share, of the Surviving Company (the "Surviving Company Series A Preferred Stock") (the "Prison Realty Preferred Merger Consideration") following the Prison Realty Merger and shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Prison Realty Series A Preferred Shares shall be deemed to hold the same number of shares of Surviving Company Series A Preferred Stock, which shall continue to be represented by the certificate (the Prison Realty Common Merger Consideration and the Prison Realty Preferred Merger Consideration are collectively defined as the "Prison Realty Merger Consideration").

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Prison Realty shall appoint a bank or trust company that is reasonably satisfactory to the Company to act as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing Company Common Stock (the "Certificates" and each a "Certificate") for the CCA Merger Consideration. The Surviving Company will make available to the Exchange Agent, as needed, the CCA Merger Consideration. Promptly after the Effective Time, the Surviving Company will send, or will cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time (other than the Company or Prison Realty or any of their Subsidiaries (as defined in Section 8.03)) a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor.

     (b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the CCA Merger Consideration in respect of each share of Company Common Stock represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such CCA Merger Consideration.

     (c) If any portion of the CCA Merger Consideration is to be paid to a person (as defined in Section 8.03) other than the person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock or Prison Realty Capital Shares. If, after the Effective Time, Certificates are presented to the Surviving Company, they shall be canceled and promptly exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article.

     (e) Any portion of the CCA Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Common Stock six months after the Effective Time shall be returned to the Surviving Company upon demand, and any such holder who has not exchanged shares of Company Common Stock for the CCA Merger Consideration in accordance with this Section prior to that time shall thereafter look only to the Surviving Company for payment of the CCA Merger Consideration in respect of such shares of Company Common Stock. Notwithstanding the foregoing,
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the Surviving Company shall not be liable to any holder of Company Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

     (f) No dividends, interest or other distributions with respect to securities of the Surviving Company constituting part of the CCA Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the securities of the Surviving Company have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

     (g) After the Effective Time, upon request from a holder of a certificate of Prison Realty Capital Shares (which shall be deemed to represent Surviving Company Capital Stock after the Merger) and the surrender of such certificate in compliance with instructions to the holder from the Surviving Company, the Surviving Company will issue a new certificate for Surviving Company Capital Stock in exchange for the certificate so surrendered.

     SECTION 2.03. Company Series B Convertible Preferred Stock. Immediately prior to the CCA Effective Time, the Company shall cause all issued and outstanding shares of its Series B Convertible Preferred Stock, $1.00 par value per share (the "Series B Convertible Preferred Stock") to be converted to shares of Company Common Stock pursuant to Section 1.E.1. of the Articles of Amendment to the Company's Charter dated October 2, 1997.

     SECTION 2.04. Stock Options. At the CCA Effective Time, each option to purchase shares of Company Common Stock granted pursuant to the Company Stock Plans (as hereinafter defined) (a "Company Option") shall become a Company Rollover Option pursuant to Section 5.06 hereof, and at the Prison Realty Effective Time, each option to purchase shares of Prison Realty Common Shares (a "Prison Realty Option") shall become a Prison Realty Rollover Option (as hereinafter defined) pursuant to Section 5.06 hereof.

     SECTION 2.05. Employee Stock Ownership Plans. (a) Company Employee Stock Ownership Plan. As of the CCA Effective Time, benefits under the Company's Employee Stock Ownership Plan (the "Company ESOP") shall cease to accrue, but the Company ESOP shall not be terminated. As soon as practicable after the Effective Time, the Company ESOP will be merged into one or more successor plans sponsored by those companies that will acquire the governmental contracts presently held by the Company. The rights of participants in the Company ESOP with respect to any offering period then underway under the Company ESOP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of the Company ESOP. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the Company ESOP) that are necessary to give effect to the transactions contemplated by this Section.

     (b) Prison Realty Employee Share Ownership Plan. As of the Prison Realty Effective Time, benefits under Prison Realty's Employee Share Ownership Plan (the "Prison Realty ESOP") shall cease to accrue, but the Prison Realty ESOP shall not be terminated. As soon as practicable after the Effective Time, the Prison Realty ESOP will be merged into one or more successor plans sponsored by the Surviving Company. The rights of participants in the Prison Realty ESOP with respect to any offering period then underway under the Prison Realty ESOP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of the Prison Realty ESOP. Prior to the Effective Time, Prison Realty shall take all actions (including, if appropriate, amending the terms of the Prison Realty ESOP) that are necessary to give effect to the transactions contemplated by this Section.

     SECTION 2.06. Warrants to Purchase Company Common Stock. At the CCA Effective Time, each warrant to purchase shares of Company Common Stock outstanding (the "Company Warrants") whether or

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not exercisable, shall be deemed to constitute a warrant to acquire, on substantially the same terms and conditions as were applicable to the original warrant to which it relates (a "Substitute Warrant"), the same number of shares of Surviving Company Common Stock as the holder of such warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Company Warrant in full immediately prior to the CCA Effective Time, at a price per share of Surviving Company Common Stock computed in compliance with the terms of such Company Warrant; provided, however, that the number of shares of Surviving Company Common Stock that may be purchased upon exercise of such Substitute Warrant shall not include any fractional share. Prior to the CCA Effective Time, the Company will use its best efforts to obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the Effective Time, the Company will use its best efforts to make any amendments to the terms of the Company Warrants that are necessary to give effect to the transactions contemplated by this Section. Except as contemplated by this Section, the Company will not, after the date hereof, without the written consent of Prison Realty, amend any outstanding warrants to purchase shares of Company Common Stock.

     SECTION 2.07. Notes Convertible into Company Common Stock. Except as otherwise agreed by the Company and the holder of any outstanding note of the Company convertible into shares of Company Common Stock (a "Company Note"), at the CCA Effective Time, each Company Note shall be deemed to constitute a note convertible into, on substantially the same terms and conditions as were applicable to the original note to which it relates (a "Substitute Convertible Note"), the same number of shares of Surviving Company Common Stock as the holder of such Company Note would have been entitled to receive pursuant to the Merger had such holder converted such note in full immediately prior to the CCA Effective Time; provided, however, that the number of shares of Surviving Company Common Stock that may be purchased upon conversion of such Substitute Convertible Note shall not include any fractional share. Prior to the Effective Time, the Company will use its best efforts to obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the CCA Effective Time, the Company will use its best efforts to make any amendments to the terms of the Company Notes that are necessary to give effect to the transactions contemplated by this Section. Except as contemplated by this Section, the Company will not, after the date hereof, without the written consent of Prison Realty, amend any outstanding Company Notes.

     SECTION 2.08. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Capital Shares of Prison Realty or the outstanding capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be adjusted appropriately.

     SECTION 2.09. Fractional Shares. No fractional shares of Surviving Company Common Stock shall be issued to Company shareholders in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to receive as a result of the Merger a fractional share of Surviving Company Common Stock will be entitled to receive a cash payment representing such holder's proportionate interest in the net proceeds resulting from the sale (after deduction of all expenses resulting from such sale) on the New York Stock Exchange ("NYSE") through one or more of its member firms of the fractional shares of Surviving Company Common Stock all holders of shares of Company Common Stock would otherwise be entitled to receive as a result of the Merger.

     SECTION 2.10. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such person of a bond, in such reasonable amount as the Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Shares represented by such Certificates as contemplated by this Article.

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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of the Company. Except as set forth in the Company SEC Documents (as defined in Section 3.01(d)) filed with the Securities and Exchange Commission (the "SEC") and publicly available prior to the date hereof (the "Company Filed SEC Documents") or on the Disclosure Schedule delivered by the Company to Prison Realty prior to the execution of this Agreement (the "Company Disclosure Schedule"), which Company Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, the Company represents and warrants to Prison Realty as follows:

          (a) Organization and Authority. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Tennessee with full corporate power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect (as defined in Section 8.03(a)). The Company does not have a direct or indirect ownership interest in any subsidiary corporation, joint venture, partnership or other entity, except for those entities listed on the Company Disclosure Schedule, each of which is duly formed and in good standing under the laws of its jurisdiction of formation, with full power and authority to own its properties and conduct its business as now conducted, and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect upon the conduct of business or the ownership or leasing of property by it in such jurisdiction. Each Subsidiary holds all licenses, certificates, permits, franchises and authorizations from governmental authorities necessary for the conduct of its business. Except as set forth in the Company Disclosure Schedule, the Company owns all the outstanding capital stock or ownership interests of each Subsidiary free and clear of any Liens (as hereinafter defined) and there are no rights to subscribe for or purchase any shares of capital stock or ownership interests of any Subsidiary. The Company has made available to Prison Realty complete and correct copies of its charter and bylaws and the charter and bylaws (or other organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement.

          (b) Capital Structure. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $1.00 par value per share, of the Company, of which 400,000 shares have been designated Series B Convertible Preferred Stock. At the close of business on September 25, 1998, (A) 83,085,955 shares of Company Common Stock were outstanding, (B) 376,464 shares of Series B Convertible Preferred Stock were outstanding, (C) Company Options to acquire 2,706,297 shares of Company Common Stock from the Company pursuant to the Company's equity incentive plans listed on the Company Disclosure Schedule (the "Company Stock Plans") were outstanding, (D) Company Warrants to acquire 4,400,000 shares of Company Common Stock from the Company were outstanding, (E) the Company Notes convertible into 3,883,605 shares of Company Common Stock were outstanding; and (F) the Securities Purchase Agreement between the Company and Sodexho Alliance, S.A., a French corporation ("Sodexho") dated as of June 3, 1994, granting Sodexho the right to purchase notes convertible into shares of Company Common Stock were outstanding. Other than as set forth above, at the close of business on April 17, 1998, there were outstanding no shares of Company Capital Stock or options, warrants or other rights to acquire Company Capital Stock from the Company. Since April 17, 1998, (x) there have been no issuances by the Company of shares of Company Capital Stock other than issuances of shares of Company Common Stock pursuant to the exercise of Company Options outstanding as of April 17, 1998 and (y) there have been no issuances by the Company of options, warrants or other rights to acquire capital stock from the Company except as expressly permitted by this Agreement. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company may vote are issued or outstanding, except the Company Notes. All outstanding shares of Company Common Stock are, and any shares of Company Common Stock which may be issued upon the exercise of Company Options or Company Warrants or conversion of the Company Notes when issued will be, duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, pledges or security interests (collectively, "Liens") and not subject to preemptive rights, except pursuant to that certain Stockholders Agreement dated as of June 23, 1994 by and among the Company, Sodexho, and certain shareholders of the Company (the "Sodexho Stockholders Agreement"). Other than as set forth above, and except for this Agreement, the Company Stock Plans, the Company Options, the Company Warrants and the Company Notes, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any Subsidiary of the Company or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries and, to the knowledge of the executive officers of the Company, as of the date hereof, no irrevocable proxies have been granted with respect to shares of Company Common Stock or equity of Subsidiaries of the Company.

          (c) Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of the Company or any of its Subsidiaries or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan (as defined in Section 3.01(m)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on the Company or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing with the SEC of (i) a proxy statement relating to the consideration of the Company Shareholder Approval at a meeting of the shareholders of the Company (the "Company Shareholders Meeting") duly called and convened to consider the approval of this Agreement (such proxy statement, which shall also relate to the consideration of the Prison Realty Shareholder Approval at a meeting of the shareholders of Prison Realty (the "Prison Realty Shareholders Meeting") duly called and convened to consider the approval of this Agreement and a prospectus with regard to the issuance of Prison Realty Common Shares in the Merger, as amended or supplemented from time to time, the "Joint Proxy Statement/Prospectus") and (ii) such reports under the Securities Exchange Act of 1934, as amended, and the rules

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

     and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the Merger and the other transactions contemplated hereby, (B) the filing of the Articles of Merger with the Tennessee Secretary of State and the Maryland Department and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (D) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, (E) those required under the rules and regulations of the NYSE and (F) those required pursuant to the Company's leases, management agreements and related agreements with Governmental Entities, which are set forth on the Company Disclosure Schedule (collectively, the "Required Filings").

          (d) SEC Documents; Financial Statements. The Company has filed and made available to Prison Realty a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed by the Company with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act, as the case may be, applicable to such Company SEC Documents. None of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Company Filed SEC Documents (including any item accounted for in the financial statements contained in the Company Filed SEC Documents or set forth in the notes thereto), as of December 31, 1997, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of its Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on the Company (other than claims, liabilities or obligations contemplated by this Agreement or expressly permitted to be incurred pursuant to this Agreement).

          (e) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Joint Proxy Statement-Prospectus will, at the date it is first mailed to shareholders of the Company or Prison Realty or at the time of the Company Shareholders Meeting or the Prison Realty Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty specifically for inclusion or incorporation by reference therein. The Joint Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty for inclusion or incorporation by reference therein.

          (f) Absence of Certain Changes or Events. Subsequent to December 31, 1997, neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to the respective dates as of which information is given in the Company Filed SEC Documents, (i) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase interests in, or the Capital Shares of, the Company, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of the Company or any Subsidiary.

          (g) Compliance with Laws; Litigation. Except as described in the Company Disclosure Schedule or the Company Filed SEC Documents, there is not pending, or to the knowledge of the Company threatened, any legal or governmental action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary or any of their respective officers, directors or trustees is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any Governmental Entity, wherein an unfavorable decision, ruling or finding could prevent or materially hinder the consummation of this Agreement or result in a material adverse effect on the Company. Each of the Company and each Subsidiary has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of the Company and each Subsidiary has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and the Company is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the Company Filed SEC Documents or the Company Disclosure Schedule. None of the Company or any Subsidiary have failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. None of the Company or any Subsidiary have failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of the Company pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of the Company. None of the Company or any Subsidiary have received any notice of violation of or been threatened with a charge of violating or are under investigation with respect to a possible violation of any provision of any law, regulation or order.

          (h) Taxes. (i)(A) The Company and its Subsidiaries have filed, or have caused to be filed on their behalf, all tax returns required to be filed by them (collectively, the "Company Returns"), and as of the time of filing, all the Company Returns were complete and accurate except to the extent that any failure to file or any inaccuracies in any filed Company Returns would not have a material adverse effect on the Company, (B) the Company and its Subsidiaries have paid or the Company has made adequate reserves in its financial statements included in the Company Filed SEC Documents (other than reserves for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all taxes payable by the Company and its Subsidiaries except to the extent that any failure to pay or reserve would not have a material adverse effect on the Company, (C) the Company and its Subsidiaries have made or the Company will make provision in its financial statements for all taxes payable for any periods that end before the Effective Time for which no Company Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such taxes are attributable to the portion of any such period ending at the Effective Time except to the extent that any failure to make such provision would not have a material adverse effect on the Company, (D) neither the Company nor any Subsidiary has requested any extension of time within which to file or send any Company Return, which Company Return has not since been filed or sent, except to the extent that any such request for an extension would not have a material adverse effect on the Company, (E) no deficiency for any taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries except to the extent that any such deficiency would not have a material adverse effect on the Company, (F) no claim for unpaid taxes has become a Lien of any kind against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries except to the extent that any such Lien would not have, individually or in the aggregate, a material adverse effect on the Company, (G) neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by (or has any assets bound by) any tax sharing agreement, tax indemnity obligation or similar agreement or arrangement, and (H) each of the Company and its Subsidiaries has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate tax authorities all taxes required to be so withheld and paid over for all periods for which the statutory period of limitations for the assessment of tax has not yet expired except to the extent that any failure to so withhold and pay over would not have a material adverse effect on the Company.

          (ii) For the purpose of this Agreement, the term (A) "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local, provincial and foreign income, profits, franchise, gross receipts, payroll, sales, use, property, withholding, excise, occupancy and other taxes of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and (B) "tax return" shall mean all Federal, state, local, provincial and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to taxes.

          (i) Certain Agreements. Neither the Company nor any of its Subsidiaries is in default under any material agreement, commitment, lease or other instrument to which it or any of its properties is subject, and there has not occurred any event that, with the giving of notice or the lapse of time or both, would constitute such a default by the Company or any of its Subsidiaries or, to the knowledge of the executive officers of the Company, a default thereunder by any other party thereto, except in all cases where such defaults, individually or in the aggregate, would not have a material adverse effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on the Company. Neither the Company nor any of its Subsidiaries is in breach in any material respect under its charter, bylaws or other organizational documents.

          (j) Properties. (i) Company Owned Real Property. The Company Filed SEC Documents describe all material real property owned by the Company or any of its Subsidiaries (collectively, the Company Owned Real Property). Except as disclosed therein, or in the title insurance policies relating to the Company Owned Real Property or in the Company Disclosure Schedule, each of the Company and its Subsidiaries has good, valid and marketable title to the Company Owned Real Property free of all Liens, in each case except, individually or in the aggregate, as would not have a material adverse effect on the Company. Except as set forth in Section 3.01(j)(i) of the Company Disclosure Schedule and as contemplated with respect to the properties designated the "Option Facilities" in the Company Filed SEC Documents, there are no outstanding contracts for the sale of any of the Company Owned Real Property, except those contracts relating to property the value in respect of which does not exceed $5,000,000 individually or $15,000,000 in the aggregate.

          (ii) Company Leased Real Property. The Company Filed SEC Documents describe all leases and subleases (the "Company Real Property Leases") of the Company with respect to all material real property which is leased or subleased by the Company or its Subsidiaries (the Company Leased Real Property; the Company Owned Real Property and the Company Leased Real Property are collectively defined as the "Company Real Property"). Except as disclosed in the Company Filed SEC Documents or in the title insurance policies relating to the Company Leased Real Property, pursuant to the Company Real Property Leases, the Company and its Subsidiaries hold good and valid leasehold title to the Company Leased Real Property, in each case in accordance with the provisions of the applicable Company Real Property Lease and free of all Liens, in each case except, individually or in the aggregate, as would not have a material adverse effect on the Company. Each of the Company Real Property Leases is enforceable against the Company and, to the knowledge of the Company, against the other party thereto, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except for such failures to be enforceable as would not, individually or in the aggregate, have a material adverse effect on the Company. Other than as disclosed in the title insurance policies relating to the Company Leased Real Property or such exceptions which would not have a material adverse effect on the Company, all Company Real Property Leases are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant.

          (iii) Improvements Under Construction. With respect to those Improvements being constructed as set forth in the Company Disclosure Schedule, to the knowledge of the Company, (a) the budget for the construction of the Improvements fairly and accurately reflects the Company's good faith estimate of the costs and expenses shown thereon reasonably necessary to develop and construct the Improvements in accordance with the plans and specifications therefor, and the Company has strictly adhered to said budget and has permitted no deviations from said budget or the plans and specifications for the Improvements; (b) the plans and specifications for the Improvements have been approved by all applicable Governmental Entities having jurisdiction over the Company Real Property, the development and construction of the Improvements and the use and occupancy thereof for its intended purposes, and/or any utility services to the Company Real Property; (c) all utility services necessary for the development and construction of the Improvements and the use and occupancy thereof for its intended purposes are available through public or private easements or rights-of-way at the boundaries of the Company Real Property, including, without limitation, sanitary sewer, electricity, gas, water, telephone, and storm water drainage; (d) all roads necessary for ingress and egress to the Company Real Property, and for the full utilization of the Company Real Property for its intended purposes, have either been completed pursuant to public or private easements, or the necessary rights-of-way therefore have been dedicated to public use and accepted by the appropriate Governmental Entity; (e) all building permits, curb cuts, sewer and water taps, and other permits, licenses, approvals, authorizations and consents required for the development and construction of the Improvements have been obtained; (f) the plans and specifications for the Improvements, the development and construction of the Improvements pursuant thereto, and the use and occupancy of the Improvements for its intended purposes comply and will comply with all applicable zoning ordinances, building regulations, restrictive covenants and governmental laws, rules, regulations and ordinances, and comply and will comply with all applicable requirements, standards and regulations of appropriate supervising boards of fire underwriters and similar agencies, authorities or boards; (g) the Company has: (i) diligently pursued the development, construction and installation of the Improvements; and (ii) performed such duties as may be necessary to complete the development, construction and installation of the Improvements in accordance with the plans and specifications and without liens, claims or assessments, actual or contingent, asserted against the Company Real Property for any material, labor or other items furnished in connection therewith, and all in full compliance with all construction, use, building, zoning and other similar laws, ordinances, rules, regulations, codes and restrictions of any applicable Governmental Entities or authorities or otherwise applicable thereto; (h) the Company has complied with all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, applicable to the construction of the Improvements, and has paid when due all taxes and assessments upon the Improvements or Company Real Property, and all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a Lien against the Improvements or the Company Real Property; (i) the Company has maintained, in sufficient amount, and in satisfactory form and substance, and with satisfactory insurers: (i) builder's risk insurance, all-risk nonreporting completed value form, insuring the Improvements against fire, theft, extended coverage, vandalism, and such other hazards in full force and effect at all times until the completion of construction of all of the Improvements; and (ii) such other insurance, in such amounts and for such terms, as may from time to time be reasonably required insuring against such other casualties or losses which at the time are commonly insured against in the case of premises similarly situated; and (j) the Improvements have been constructed in accordance with the plans and specifications therefor, and in compliance with all laws, ordinances, rules and regulations applicable thereto, and in a good and workmanlike manner. For the purposes of this Agreement "Improvements" shall mean all buildings, improvements, structures and fixtures now or on the Closing Date located on the Company

     Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

          (k) Environmental Matters. (i) To the knowledge of the Company, the Company Real Property and the Improvements thereon (the "Company Facilities") are presently operated in compliance in all material respects with all Environmental Laws (as defined below).

          (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the Company Facilities.

          (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the Company Facilities or their uses that have been received by the Company, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or to the knowledge of the Company threatened, relating to the ownership, use, maintenance or operation of the Company Facilities.

          (iv) All material permits and licenses required under any Environmental Laws in respect of the operations of the Company Facilities have been obtained, and the Company Facilities and the Company are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

          (v) "Environmental Laws" mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health, the environment, or worker or public health and safety as in effect as of the date hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation, (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. sec.sec. 960111 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec.sec. 69011 et seq.), the Clean Air Act (42 U.S.C. sec.sec. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. sec.sec. 1251), the Safe Drinking Water Act (42 U.S.C. sec.sec. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. sec.sec. 2601 et seq.), the Endangered Species Act (16 U.S.C. sec.sec. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. sec.sec. 11001 et seq.) and (y) analogous state and local provisions.

          (vi) "Hazardous Material" means any chemical substance:

             (A) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or

             (B) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the date hereof, or as hereafter amended, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
        Section 9601 et seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

             (C) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over any of the Company Facilities; or

             (D) the presence of which on any of the Company Facilities causes a nuisance upon such facilities or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Company Facilities; or

             (E) the presence of which on adjacent properties constitutes a trespass by any owner or operator of the Company Facilities; or

             (F) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation, or lead-based paint, solder or other building materials; or

             (G) radon gas.

          (l) Labor Matters. As of the date hereof, (i) to the knowledge of the Company there are no representation or certification proceedings, or petitions seeking a representation proceeding pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (ii) to the knowledge of the Company there are no organizing activities or strikes involving the Company or any of its Subsidiaries with respect to any group of employees of the Company or any of its Subsidiaries, in each case that would be expected, individually or in the aggregate, to have a material adverse effect on the Company.

          (m) Benefit Plans.  (i) All "employee benefit plans" (as defined in
     Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "Company Benefit Plans". The Company has heretofore delivered or made available to Prison Realty true and complete copies of all Company Benefit Plans and, with respect to each Company Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

             (ii) Except as disclosed in Section 3.01(m) of the Company Disclosure Schedule: (A) none of the Company Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the Company Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither the Company nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new Company Benefit Plan or, except as required by law, to amend any existing Company Benefit Plan; (D) each Company Benefit Plan has been administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any Company Benefit Plan as would not have a material adverse effect on the Company; (E) each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is, to the Company's knowledge, so qualified; (F) neither the Company nor any entity required to be treated as a single employer with the Company under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on the Company; (G) other than funding obligations and benefits claims payable in the ordinary course, to the Company's knowledge, no event has occurred and no circumstance exists with respect to any Company Benefit Plan that could give rise to any liability that would have a material adverse effect on the Company, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with the Company under
        Section 414 of the Code; (H) as of the date hereof there are no pending or, to the knowledge of the executive officers of the Company, threatened investigations, claims or lawsuits in respect of any Company Benefit Plan that would have a material adverse effect on the Company;
        (I) no amount
        payable pursuant to a Company Benefit Plan or any other plan, contract or arrangement of the Company would be considered an "excess parachute payment" under Section 280G of the Code; and (J) except as provided in
        Section 5.06 of this Agreement, no Company Benefit Plan exists that could result in the payment to any current or former employee, officer or director of the Company of any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

          (n) Material Contracts. There are no contracts or other documents required by the Securities Act to be described in or to be filed as exhibits to the Company Filed SEC Documents which have not been described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or any of its Subsidiaries, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof. Each of the Company and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of the Company, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

          (o) Accounting. The Company's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements.

          (p) Vote Required. The Company Shareholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated hereby (assuming for purposes of this representation the accuracy of the representations contained in Section 3.02(w)).

          (q) Board Recommendation. On the date hereof with respect to this Agreement and on April 17, 1998 with respect to the Agreement and Plan of Merger dated April 18, 1998, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of the directors present at such meeting and voting (with Doctor R. Crants and Jean-Pierre Cuny abstaining), (i) determined that such agreement and the Merger and the other transactions contemplated hereby or thereby are fair to and in the best interests of the shareholders of the Company, (ii) adopted such agreement and approved the Merger and (iii) resolved to recommend that the holders of shares of Company Capital Stock approve such agreement.

          (r) Tennessee Business Combination Act. Assuming the accuracy of the representation and warranty of Prison Realty contained in Section 3.02(v), the approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(q) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201 et seq. of the TBCA do not apply to the Merger.

          (s) Brokers. No broker, investment banker, financial advisor or other person, other than Stephens Inc., the fees and expenses of which will be paid by the Company, are entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company's arrangement with Stephens Inc. has been disclosed to Prison Realty prior to the date hereof.

          (t) Opinion of Financial Advisor. The Company has received the opinion of Stephens Inc., dated as of the date hereof, to the effect that the consideration to be received by holders of Company Common Stock in the Merger is fair to such holders from a financial point of view (the "Stephens Opinion").

          (u) Share Ownership. The Company does not, directly or indirectly, own any Prison Realty Common Shares other than Common Shares, if any, held in Company Benefit Plans.

     SECTION 3.02. Representations and Warranties of Prison Realty. Except as set forth in the Prison Realty SEC Documents (as defined in Section 3.02(d)) filed and publicly available prior to the date hereof (the "Prison Realty Filed SEC Documents") or on the Disclosure Schedule delivered by Prison Realty to the Company prior to the execution of this Agreement (the "Prison Realty Disclosure Schedule"), which Prison Realty Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, Prison Realty represents and warrants to the Company as follows:

          (a) Organization and Authority. Prison Realty is duly formed and validly existing and in good standing under the laws of the State of Maryland with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect on Prison Realty (as defined in Section 8.03(a)). Prison Realty does not have a direct or indirect ownership interest in any subsidiary corporation, joint venture, partnership or other entity, except those entities set forth in the Prison Realty Disclosure Schedule, each of which is duly incorporated and in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as now conducted, and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect upon the conduct of business or the ownership or leasing of property by Prison Realty in such jurisdiction. Each Subsidiary of Prison Realty holds all licenses, certificates, permits, franchises and authorizations from governmental authorities necessary for the conduct of its business. Except as set forth in the Prison Realty Disclosure Schedule, Prison Realty owns all the outstanding capital stock or ownership interests of each Subsidiary free and clear of any Liens, and there are no rights to subscribe for or purchase any shares of capital stock or ownership interests of such Subsidiary. Prison Realty has made available to the Company complete and correct copies of its declaration of trust and bylaws and the charter and bylaws (or other organizational documents) of each Subsidiary, in each case as amended to the date of this Agreement.

          (b) Capital Structure. The authorized capital stock of Prison Realty consists of 90,000,000 Prison Realty Common Shares and 10,000,000 preferred shares, $0.01 par value per share, of which 4,600,000 are designated Prison Realty Series A Preferred Shares. At the close of business on September 10, 1998, (A) 21,576,000 Prison Realty Common Shares were outstanding, (B) 4,300,000 Prison Realty Series A Preferred Shares were outstanding, and (C) Prison Realty Options to acquire 1,178,000 Prison Realty Common Shares from Prison Realty pursuant to the 1997 Employee Share Incentive Plan and the Non-Employee Trustees' Share Option Plan (the "Prison Realty Equity Plans") were outstanding. Other than as set forth above, at the close of business on April 17, 1998, there were outstanding no Prison Realty Capital Shares or options, warrants or other rights to acquire Prison Realty Capital Shares from Prison Realty. Since April 17, 1998, (x) there have been no issuances by Prison Realty of Prison Realty Capital Shares other than issuances of Prison Realty Common Shares pursuant to the exercise of Prison Realty Options outstanding as of April 17, 1998 and (y) there have been no issuances by Prison Realty of options, warrants or other rights to acquire Capital Shares from Prison Realty except as expressly permitted by this Agreement. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of Prison Realty may vote are issued or outstanding. All outstanding Prison Realty Capital Shares are, and any Prison Realty Common Shares which may be issued upon the exercise of Prison Realty Options when issued will be, duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of Liens and not subject to preemptive rights. Other than as set forth above, and except for this Agreement, the Prison Realty Equity Plans and the Prison Realty Options, and the Employee Savings and the Prison Realty ESOP, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which Prison Realty or any Subsidiary of Prison Realty is a party or by which Prison Realty or any Subsidiary of Prison Realty is bound obligating Prison Realty or any Subsidiary of Prison Realty to issue, deliver or sell, or cause to be issued, delivered or sold, additional Prison Realty Capital Shares or other equity or voting securities of Prison Realty or of any Subsidiary of Prison Realty or obligating Prison Realty or any Subsidiary of Prison Realty to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of Prison Realty or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Capital Shares of Prison Realty or any of its Subsidiaries and, to the knowledge of the executive officers of Prison Realty, as of the date hereof, no irrevocable proxies have been granted with respect to Prison Realty Capital Shares or equity of Subsidiaries of Prison Realty.

          (c) Authorization. Prison Realty has all requisite power and authority to enter into this Agreement and, subject to obtaining the Prison Realty Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Prison Realty, subject to obtaining Prison Realty Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by Prison Realty and constitutes a valid and binding obligation of Prison Realty, enforceable against Prison Realty in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the declaration of trust (or similar organizational documents) or bylaws of Prison Realty or any Subsidiary of Prison Realty or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, Prison Realty Benefit Plan (as defined in Section 3.02(n)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Prison Realty or any Subsidiary of Prison Realty or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on Prison Realty. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Prison Realty or any Subsidiary of Prison Realty in connection with the execution and delivery of this Agreement by Prison Realty or the consummation by Prison Realty of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on Prison Realty or would prevent or materially delay the consummation of the transactions contemplated hereby, except for
     (A) the filing with the SEC of (i) the Joint Proxy Statement-Prospectus;
     (ii) the Registration Statement (as hereinafter defined), and (iii) such reports under the Exchange Act as may be required in connection with this Agreement and the Merger and the other transactions contemplated hereby,
     (B) the filing of the Articles of Merger with the Maryland Department and appropriate documents with the relevant authorities of other states in which Prison Realty is qualified to do business, (C) filings required pursuant to the HSR Act, (D) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, (E) those required under the rules and regulations of the NYSE and those required pursuant to Prison Realty's or the Company's agreements with Governmental Entities relating to the Prison Realty Facilities (as hereinafter defined), each of which is listed on the Prison Realty Disclosure Schedule (collectively, the "Prison Realty Required Filings").

          (d) SEC Documents; Financial Statements. Prison Realty has filed and made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed by Prison Realty with the SEC since April 24, 1997 (the "Prison Realty SEC Documents"). As of their respective dates, the Prison Realty SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Prison Realty SEC Documents. None of the Prison Realty SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Prison Realty included in the Prison Realty SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Prison Realty Filed SEC Documents (including any item accounted for in the financial statements contained in the Prison Realty Filed SEC Documents or set forth in the notes thereto), as of December 31, 1997, neither Prison Realty nor any of its Subsidiaries had, and since such date neither Prison Realty nor any of such Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on Prison Realty (other than claims, liabilities or obligations contemplated by this Agreement or expressly permitted to be incurred pursuant to this Agreement).

          (e) Information Supplied. None of the information supplied or to be supplied by Prison Realty for inclusion or incorporation by reference in
     (i) the Joint Proxy Statement-Prospectus will, at the date it is first mailed to shareholders of Prison Realty or the Company or at the time of the Prison Realty Shareholders Meeting or the Company Shareholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by Prison Realty with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein. The Joint Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by Prison Realty with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

          (f) Registration Statement. The registration statement of the Surviving Company to be filed with the SEC with respect to the offering of Surviving Company Capital Stock in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, if applicable, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Registration Statement or any amendment or supplement thereto based upon information furnished by the Company for use therein.

          (g) Absence of Certain Changes or Events. Subsequent to December 31, 1997, neither Prison Realty nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to the respective dates as of which information is given in the Prison Realty Filed SEC Documents, (i) neither Prison Realty nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase interests in, or the Capital Shares of, Prison Realty, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of Prison Realty or any Subsidiary.

          (h) Compliance with Laws; Litigation. Except as described in the Prison Realty Disclosure Schedule or the Prison Realty Filed SEC Documents, there is not pending, or to the knowledge of Prison Realty threatened, any legal or governmental action, suit, proceeding, inquiry or investigation, to which

     Prison Realty or each Subsidiary or any of their respective officers, directors or trustees is a party, or to which the property of Prison Realty or each Subsidiary is subject, before or brought by any Governmental Entity, wherein an unfavorable decision, ruling or finding could prevent or materially hinder the consummation of this Agreement or result in a material adverse effect on Prison Realty. Each of Prison Realty and each Subsidiary has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of Prison Realty and each Subsidiary has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and Prison Realty is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the Prison Realty Filed SEC Documents or the Prison Realty Disclosure Schedule. Prison Realty and each Subsidiary have not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. Prison Realty and each Subsidiary have not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of Prison Realty pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of Prison Realty. Prison Realty and each Subsidiary have not received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order.

          (i) Taxes. (A) Prison Realty is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code, has duly elected to be taxed as a REIT commencing with the taxable year ending December 31, 1997, and such election has not been terminated or revoked, (B) Prison Realty is operated in such a manner that it continues to qualify as a REIT and is taxed as a REIT, (C) each Subsidiary constitutes a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, (D) Prison Realty has not received any net income from prohibited transactions within the meaning of
     Section 852(b)(6)(B) of the Code, (E) Prison Realty and each Subsidiary have filed, or have caused to be filed on their behalf, all tax returns required to be filed by them (collectively, "Prison Realty Returns"), and as of the time of filing, all the Prison Realty Returns were complete and accurate except to the extent that any failure to file or any inaccuracies in any filed Prison Realty Returns would not have a material adverse effect on Prison Realty, (F) Prison Realty and each Subsidiary have paid or Prison Realty has made adequate reserves in its financial statements included in the Prison Realty Filed SEC Documents (other than reserves for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all taxes payable by Prison Realty and each Subsidiary except to the extent that any failure to pay or reserve would not have a material adverse effect on Prison Realty, (G) Prison Realty and each Subsidiary have made or Prison Realty will make provision in its financial statements for all taxes payable for any periods that end before the Effective Time for which no Prison Realty Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such taxes are attributable to the portion of any such period ending at the Effective Time except to the extent that any failure to make such provision would not have a material adverse effect on Prison Realty, (H) neither Prison Realty nor any Subsidiary has requested any extension of time within which to file or send any Prison Realty Return, which Prison Realty Return has not since been filed or sent, except to the extent that any such request for an extension would not have a material adverse effect on Prison Realty, (I) no deficiency for any taxes has been proposed, asserted or assessed in writing against Prison Realty or any Subsidiary except to the extent that any such deficiency would not have a material adverse effect on Prison Realty, (J) no claim for unpaid taxes has become a Lien of any kind against the property of Prison Realty or any Subsidiary or is being asserted against Prison Realty or any Subsidiaries except to the extent that any such Lien would not have, individually or in the aggregate, a material adverse effect on

     Prison Realty, (K) neither Prison Realty nor any Subsidiary is a party to or is otherwise bound by (or has any assets bound by) any tax sharing agreement, tax indemnity obligation or similar agreement or arrangement,
     (L) each of Prison Realty and each Subsidiary has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate tax authorities all taxes required to be so withheld and paid over for all periods for which the statutory period of limitations for the assessment of tax has not yet expired except to the extent that any failure to so withhold and pay over would not have a material adverse effect on Prison Realty, and (M) Prison Realty represents that after the Effective Time, the Surviving Company will be operated in such a manner that it will continue to qualify as a REIT.

          (j) Certain Agreements. Neither Prison Realty nor any Subsidiary is in default under any material agreement, commitment, lease or other instrument to which it or any of its properties is subject, and there has not occurred any event that, with the giving of notice or the lapse of time or both, would constitute such a default by Prison Realty or any Subsidiary or, to the knowledge of the executive officers of Prison Realty, a default thereunder by any other party thereto, except in all cases where such defaults, individually or in the aggregate, would not have a material adverse effect on Prison Realty. Neither Prison Realty nor any Subsidiary is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on Prison Realty. Neither Prison Realty nor any Subsidiary is in breach in any material respect under its declaration of trust, charter, bylaws or other organizational documents.

          (k) Properties. (i) Prison Realty Owned Real Property. The Prison Realty Filed SEC Documents describe all material real property owned by Prison Realty or any Subsidiary (collectively, the "Prison Realty Owned Real Property"). Except as disclosed therein, in the title insurance policies relating to the Prison Realty Owned Real Property or in the Prison Realty Disclosure Schedule, each of Prison Realty and each Subsidiary has good, valid and marketable title to the Prison Realty Owned Real Property free of all Liens, in each case except, individually or in the aggregate, as would not have a material adverse effect on Prison Realty. Except as set forth in Section 3.02(k)(i) of the Prison Realty Disclosure Schedule, there are no outstanding contracts for the sale of any of the Prison Realty Owned Real Property, except those contracts relating to property the value in respect of which does not exceed $5,000,000 individually or $15,000,000 in the aggregate.

          (ii) Prison Realty Leased Real Property. The Prison Realty Filed SEC Documents describe all leases and subleases (the "Prison Realty Real Property Leases") with respect to all material real property which is leased or subleased by the Company or its Subsidiaries (the "Prison Realty Leased Real Property"; the Prison Realty Owned Real Property and the Prison Realty Leased Real Property are collectively defined as the "Prison Realty Real Property"). Except as disclosed in the Prison Realty Filed SEC Documents, or in the title insurance policies relating to the Prison Realty Leased Real Property, copies of which have been provided to the Company, pursuant to the Prison Realty Real Property Leases, Prison Realty and its Subsidiaries hold good and valid leasehold title to the Prison Realty Leased Real Property, in each case in accordance with the provisions of the applicable Prison Realty Real Property Lease and free of all Liens, in each case except, individually or in the aggregate, as would not have a material adverse effect on Prison Realty. Each of the Prison Realty Real Property Leases is enforceable against Prison Realty and, to the knowledge of Prison Realty, against the other party thereto, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles and except for such failures to be enforceable as would not, individually or in the aggregate, have a material adverse effect on Prison Realty. Other than as disclosed in the title insurance policies relating to the Prison Realty Leased Real Property or such exceptions which would not have a material adverse effect on Prison Realty, all Prison Realty Real Property Leases are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant.

          (iii) Improvements Under Construction. With respect to those Improvements being constructed as set forth in the Prison Realty Disclosure Schedule, to the knowledge of Prison Realty, (a) the budget for the construction of the Improvements fairly and accurately reflects Prison Realty's good faith estimate of the costs and expenses shown thereon reasonably necessary to develop and construct the Improvements in accordance with the plans and specifications therefor, and Prison Realty has strictly adhered to said budget and has permitted no deviations from said budget or the plans and specifications for the Improvements; (b) the plans and specifications for the Improvements have been approved by all applicable Governmental Entities having jurisdiction over the Prison Realty Real Property, the development and construction of the Improvements and the use and occupancy thereof for its intended purposes, and/or any utility services to the Prison Realty Real Property; (c) all utility services necessary for the development and construction of the Improvements and the use and occupancy thereof for its intended purposes are available through public or private easements or rights-of-way at the boundaries of the Prison Realty Real Property, including, without limitation, sanitary sewer, electricity, gas, water, telephone, and storm water drainage; (d) all roads necessary for ingress and egress to the Prison Realty Real Property, and for the full utilization of the Prison Realty Real Property for its intended purposes, have either been completed pursuant to public or private easements, or the necessary rights-of-way therefore have been dedicated to public use and accepted by the appropriate Governmental Entity; (e) all building permits, curb cuts, sewer and water taps, and other permits, licenses, approvals, authorizations and consents required for the development and construction of the Improvements have been obtained; (f) the plans and specifications for the Improvements, the development and construction of the Improvements pursuant thereto, and the use and occupancy of the Improvements for its intended purposes comply and will comply with all applicable zoning ordinances, building regulations, restrictive covenants and governmental laws, rules, regulations and ordinances, and comply and will comply with all applicable requirements, standards and regulations of appropriate supervising boards of fire underwriters and similar agencies, authorities or boards; (g) Prison Realty has: (i) diligently pursued the development, construction and installation of the Improvements; and (ii) performed such duties as may be necessary to complete the development, construction and installation of the Improvements in accordance with the plans and specifications and without liens, claims or assessments, actual or contingent, asserted against the Prison Realty Real Property for any material, labor or other items furnished in connection therewith, and all in full compliance with all construction, use, building, zoning and other similar laws, ordinances, rules, regulations, codes and restrictions of any applicable Governmental Entities or authorities or otherwise applicable thereto; (h) Prison Realty has complied with all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, applicable to the construction of the Improvements, and has paid when due all taxes and assessments upon the Improvements or Prison Realty Real Property, and all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a Lien against the Improvements or the Prison Realty Real Property; (i) Prison Realty has maintained, in sufficient amount, and in satisfactory form and substance, and with satisfactory insurers: (i) builder's risk insurance, all-risk nonreporting completed value form, insuring the Improvements against fire, theft, extended coverage, vandalism, and such other hazards in full force and effect at all times until the completion of construction of all of the Improvements; and (ii) such other insurance, in such amounts and for such terms, as may from time to time be reasonably required insuring against such other casualties or losses which at the time are commonly insured against in the case of premises similarly situated; and (j) the Improvements have been constructed in accordance with the plans and specifications therefor, and in compliance with all laws, ordinances, rules and regulations applicable thereto, and in a good and workmanlike manner. For the purposes of this Agreement "Improvements" shall mean all buildings, improvements, structures and fixtures now or on the Closing Date located on Prison Realty Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

          (l) Environmental Matters. (i) To the knowledge of Prison Realty, the Prison Realty Real Property and the Improvements thereon (the "Prison Realty Facilities") are presently operated in compliance in all material respects with all Environmental Laws.

          (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the Prison Realty Facilities.

          (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the Prison Realty Facilities or their uses that have been received by Prison Realty, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or to the knowledge of Prison Realty threatened, relating to the ownership, use, maintenance or operation of the Prison Realty Facilities.

          (iv) All material permits and licenses required under any Environmental Laws in respect of the operations of the Prison Realty Facilities have been obtained, and the Prison Realty Facilities are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

          (m) Labor Matters. As of the date hereof, (i) to the knowledge of Prison Realty there are no representation or certification proceedings, or petitions seeking a representation proceeding pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (ii) to the knowledge of Prison Realty there are no organizing activities or strikes involving Prison Realty or any of its Subsidiaries with respect to any group of employees of Prison Realty or its Subsidiaries, in each case that would be expected, individually or in the aggregate, to have a material adverse effect on Prison Realty.

          (n) Benefit Plans.  (i) All "employee benefit plans" (as defined in
     Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of Prison Realty or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined herein as the "Prison Realty Benefit Plans". Prison Realty has heretofore delivered or made available to the Company true and complete copies of all Prison Realty Benefit Plans and, with respect to each Prison Realty Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

          (ii) Except as disclosed in Section 3.02(n) of the Prison Realty Disclosure Schedule: (A) none of the Prison Realty Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the Prison Realty Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither Prison Realty nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new Prison Realty Benefit Plan or, except as required by law, to amend any existing Prison Realty Benefit Plan; (D) each Prison Realty Benefit Plan has been administered in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any Prison Realty Benefit Plan as would not have a material adverse effect on Prison Realty; (E) each Prison Realty Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification and, to Prison Realty's knowledge, nothing has occurred that would be reasonably likely to cause the loss of such qualification; (F) neither Prison Realty nor any entity required to be treated as a single employer with Prison Realty under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on Prison Realty, (G) other than funding obligations and benefits claims payable in the ordinary course, to the knowledge of Prison Realty, no event has occurred and no circumstance exists with respect to any Prison Realty Benefit Plan that could give rise to any liability that would have a material adverse effect on Prison Realty, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with Prison Realty under Section 414 of the Code; (H) as of the date hereof there are no pending or, to the knowledge of the executive officers of Prison Realty, threatened investigations, claims or lawsuits in respect of any Prison Realty Benefit Plan that would have a material adverse effect on Prison Realty; (I) no amount payable pursuant to a Prison Realty Benefit Plan or any other plan, contract or arrangement of Prison Realty would be considered an "excess parachute payment" under Section 280G of the Code;
     (J) no Prison Realty Benefit Plan exists that could result in the payment to any current or former employee, officer or director of Prison Realty of any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement whether or not such payment would constitute an excess parachute payment within the meaning of Section 280G of the Code; and (K) none of the assets of Prison Realty or its Subsidiaries constitute "plan assets" under ERISA.

          (o) Material Contracts. There are no contracts or other documents required by the Securities Act to be described in or to be filed as exhibits to the Prison Realty Filed SEC Documents which have not been described or filed as required. All such contracts to which Prison Realty or any Subsidiary is a party have been duly authorized, executed and delivered by Prison Realty or any Subsidiary, constitute valid and binding agreements of Prison Realty or any Subsidiary and are enforceable against Prison Realty or any Subsidiary in accordance with the terms thereof. Each of Prison Realty and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of Prison Realty, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

          (p) Accounting. Prison Realty's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to Prison Realty's financial statements.

          (q) Vote Required. Assuming the accuracy of the representation and warranty of the Company contained in Section 3.01(u), the Prison Realty Shareholder Approval is the only vote of the holders of any class or series of Prison Realty's securities necessary to approve this Agreement and the transactions contemplated hereby.

          (r) Board Recommendation. On the date hereof with respect to this Agreement and on April 18, 1998 with respect to the Agreement and Plan of Merger dated as of April 18, 1998, the Board of Trustees of Prison Realty, at a meeting duly called and held, by the unanimous vote of the Independent Trustees (as defined in Prison Realty's declaration of trust) present at such meeting, (i) determined that such agreement and the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the shareholders of Prison Realty, (ii) adopted such agreement and approved the Merger and (iii) resolved to recommend that the holders of Prison Realty Common Shares approve such agreement.

          (s) Maryland Law on Business Combinations. Assuming the accuracy of the representation and warranty of the Company contained in Section 3.01(u), the approval of the Merger by the Board of Trustees of Prison Realty referred to in Section 3.02(r) constitutes approval of the Merger for purposes of the MRL and represents all the actions necessary to ensure that Section 3-602 of the MGCL does not apply to the Merger.

          (t) Brokers. No broker, investment banker, financial advisor or other person, other than J.C. Bradford & Co., L.L.C. ("Bradford"), the fees and expenses of which will be paid by Prison Realty, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Prison Realty. Prison Realty's arrangement with Bradford has been disclosed to the Company prior to the date hereof.

          (u) Opinion of Financial Advisor. Prison Realty has received the opinion of Bradford, dated as of the date hereof, to the effect that the Merger Consideration to be paid by Prison Realty is fair to Prison Realty and the holders of its Common Shares from a financial point of view (the "Bradford Opinion").

          (v) Stock Ownership. Prison Realty does not, directly or indirectly, own any shares of Company Capital Stock other than shares, if any, held in Prison Realty Benefit Plans.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.01. Covenants of the Company. During the period from the date of this Agreement until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated, required or permitted by this Agreement or as set forth in the Company Disclosure Schedule):

          (a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses only in the usual, regular and ordinary course consistent with past practice in all material respects and use their reasonable best efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any new line of business, or incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business.

          (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any capital stock, (ii) adjust, split, combine or reclassify any capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or (iii) subject to Section 5.06 hereof, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of capital stock or any debt securities, warrants or options, in each case issued by the Company or any of its Subsidiaries.

          (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or any of its Subsidiaries' capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any of the foregoing, or any other securities or equity equivalents (including stock appreciation rights), or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock (i) upon the exercise of Company Options or Company Warrants that are outstanding on the date of this Agreement, (ii) consistent with past practice under the Company Benefit Plans, (iii) upon the conversion of the Series B Convertible Preferred Stock or the Company Notes, (iv) pursuant to Sodexho's participation rights, if any, pursuant to Section 9 of the Sodexho Stockholders Agreement for participation in issuances permitted hereunder.

          (d) Governing Documents. The Company shall not amend or propose to amend, nor shall it permit any of its Subsidiaries to amend, the charter (or similar constitutive documents) or bylaws of the Company or any of its Subsidiaries.

          (e) No Acquisitions. The Company shall not, nor shall it permit any of its Subsidiaries to, merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any corporation, partnership, association or other business organization or any division or business thereof, except transactions pursuant to its International Joint Venture Agreement with Sodexho.

          (f) No Dispositions. The Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, mortgage, encumber or otherwise dispose of, any material assets (including capital stock of any

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

     Subsidiaries), except the sale to Prison Realty of properties that are described as "Option Facilities" in the Prison Realty SEC Documents.

          (g) Indebtedness. Except for an increase in its revolving credit agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or enter into any "keepwell" or similar arrangement, other than revolving credit borrowings or borrowings to fund capital expenditures contemplated by Section 4.01(a), in each case under the Company's existing credit agreement.

          (h) Other Actions. The Company shall not, nor shall it permit any of its Subsidiaries to, take any action that would result in any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in
     Article VI not being satisfied.

          (i) Advice of Changes; Filings. The Company shall advise Prison Realty of any change or event which would cause or constitute a material breach of any of the representations or warranties of the Company contained herein. The Company shall file all reports required to be filed by it with the SEC or the NYSE between the date of this Agreement and the Effective Time and shall deliver to Prison Realty copies of all such reports promptly after the same are filed.

          (j) Accounting Methods. The Company shall not change its fiscal year or its methods, principles or practices of accounting in effect at December 31, 1997, except as required by changes in GAAP, or alter or change in any material respect its practices and policies relating to the payment of accrued liabilities or accounts payable.

          (k) Compensation; Benefit Plans. Neither the Company nor any of its Subsidiaries will (i) enter into, adopt, amend or terminate any Company Benefit Plan or any other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors, officers or employees, except for any such actions taken in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or fringe benefits of any of its directors, officers or employees or provide any other benefit not required by any plan and arrangement as in effect as of the date hereof, except for normal salary compensation increases, benefit changes or cash bonus awards made in the ordinary course of business consistent with past practice or (iii) create or amend any Company Stock Plan (except a deferred compensation plan for non-employee directors) or grant any equity based award pursuant to any Company Stock Plan or otherwise.

          (l) Discharges or Waivers of Claims. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) except as set forth in clause
     (iii) below, pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, (ii) waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice, (iii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $1,000,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $5,000,000.

          (m) Leases and Lease Commitments. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into or commit to enter into, or assume, any operating or capital lease, other than (i) any such lease contemplated by the Company Capital Budget or the Company's operating budget, a copy of which has been provided to Prison Realty prior to the date hereof or (ii) any such operating lease which is not material to the Company and its Subsidiaries, taken as a whole.

          (n) Liquidation Plan, Etc. The Company shall not, nor shall it permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization.

          (o) Affiliate Transactions. The Company shall not, nor shall it permit any of its Subsidiaries to, engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company Filed SEC Documents.

          (p) Tax Matters. The Company and its Subsidiaries shall not make any material income tax election, amend any material tax return or settle or compromise any material tax liability.

          (q) No General Authorization, Etc. The Company shall not, nor shall it permit any of its Subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 4.02. Covenants of Prison Realty. During the period from the date of this Agreement until the Effective Time, Prison Realty agrees that:

          (a) Ordinary Course. Prison Realty and its Subsidiaries shall carry on their respective businesses only in the usual, regular and ordinary course consistent with past practice in all material respects and use their reasonable best efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time.

          (b) Distributions. Prison Realty shall not make any distributions other than at its current rate, provided that the rate may be increased by the greater of fifteen percent or up to the minimum amounts as may be required to comply with Section 857(a) of the Code.

          (c) Prison Realty shall conduct its operations in a manner so as to continue to qualify as a REIT under the Code.

          (d) Other Actions. Prison Realty shall not take any action that would result in any of its representations and warranties set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in
     Article VI not being satisfied.

          (e) Structure of Transactions. Prison Realty shall advise the Company from time to time of the proposed structure of Prison Realty and its subsidiaries and affiliated entities at and after the Effective Time for purposes of the Company's evaluation of the Merger and description of the Merger and related transactions in the Joint Proxy Statement-Prospectus.

          (f) Advice of Changes; Filings. Prison Realty shall advise the Company of any change or event which would cause or constitute a material breach of any of its representations or warranties contained herein. Prison Realty shall file all reports required to be filed by it with the SEC or the NYSE between the date of this Agreement and the Effective Time and shall deliver to the Company copies of all such reports promptly after the same are filed.

     SECTION 4.03. No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate the submission of any takeover proposal or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any takeover proposal; provided, however, that prior to the receipt of the Company Shareholder

Approval the Company may, in response to a bona fide takeover proposal that constitutes a superior proposal (as defined in Section 4.03(b)) and that was made after the date hereof (and not solicited by the Company after the date hereof) by any person, and subject to compliance with Section 4.03(c), (A) furnish information with respect to the Company and its Subsidiaries to such person and its representatives pursuant to a customary confidentiality agreement and discuss such information with such person and its representatives and (B) participate in negotiations regarding such takeover proposal. For purposes of this Agreement (except as set forth in Section 5.07(b)), the term "takeover proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets (based on the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement, or of 20% or more of any class of equity securities of the Company or any of its Subsidiaries or any tender offer or exchange offer (including by the Company or any of its Subsidiaries) that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement.

     (b) Except as set forth in this Section 4.03, the Board of Directors of the Company shall not (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Prison Realty, the approval or recommendation by such Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any takeover proposal or
(iii) cause or agree to cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any takeover proposal. Notwithstanding the foregoing, if the Board of Directors of the Company receives a superior proposal, such Board of Directors may, prior to the receipt of the Company Shareholder Approval and subject to compliance with Section 5.07(b), withdraw or modify its approval or recommendation of the Merger and this Agreement, approve or recommend a superior proposal or terminate this Agreement, but in each case only at a time that is at least five business days after receipt by Prison Realty of written notice advising it that the Board of Directors of the Company has resolved to accept a superior proposal if it continues to be a superior proposal at the end of such five business day period. For purposes of this Agreement, the term "superior proposal" means any bona fide takeover proposal (which, for purposes of Section 4.03(a) only, may be subject to a due diligence condition), which proposal was not solicited by the Company after April 18, 1998, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and its Subsidiaries and otherwise on terms which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of such Board of Directors, is reasonably capable of being financed by such third party.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) above, the Company promptly shall advise Prison Realty orally and in writing of any request for information or of any takeover proposal, the material terms and conditions of such request or takeover proposal and the identity of the person making any such request or takeover proposal and any determination by the Board of Directors of the Company that a takeover proposal is or may be a superior proposal. The Company will keep Prison Realty informed as to the status and material details (including amendments or proposed amendments) of any such request or takeover proposal.

     (d) Nothing contained in this Section 4.03 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company after consultation with outside counsel, failure to do so would be inconsistent with its obligations under applicable law.

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

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Preparation of the Joint Proxy Statement-Prospectus. As soon as practicable following the date of this Agreement, Prison Realty and the Company shall prepare and file with the SEC the Joint Proxy Statement-Prospectus. Each party hereto will cooperate with the other party in connection with the preparation of the Joint Proxy Statement-Prospectus, including furnishing all information as may be required to be disclosed therein. Each of the Company and Prison Realty will use its reasonable best efforts to cause the Joint Proxy Statement-Prospectus to be mailed to its shareholders as promptly as practicable after the date hereof. No filing of, or amendment or supplement to, the Joint Proxy Statement-Prospectus will be made by the Company or Prison Realty without providing the other party and its Board of Directors or Trustees the opportunity to review and comment thereon and to approve the same, provided that such approvals shall not be unreasonably withheld. Each of the Company and Prison Realty will advise the other party, promptly after it receives notice thereof, of any request by the SEC for amendment of the Joint Proxy Statement-Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Prison Realty, or any of their respective affiliates, officers, trustees or directors, should be discovered by the Company or Prison Realty which should be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, so that the Joint Proxy Statement-Prospectus would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company and Prison Realty.

     SECTION 5.02. Access to Information. Each party shall, and shall cause each of its Subsidiaries to, afford to the other party hereto and to its officers, employees, accountants, counsel and other representatives (including environmental consultants), reasonable access, during normal business hours during the period prior to the Effective Time, to their respective properties, books, records and personnel and, during such period, each party hereto shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party hereto (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) such other information concerning its business, properties and personnel as the other party may reasonably request. With respect to matters disclosed in the Company Disclosure Schedule or the Prison Realty Disclosure Schedule, respectively, each party agrees to supplement from time to time the information set forth therein.

     SECTION 5.03. Shareholders Meeting. Each party hereto shall, as promptly as practicable after the date hereof, (a) duly call, give notice of, convene and hold a Shareholders Meeting for the purpose of obtaining the Company Shareholder Approval or the Prison Realty Shareholder Approval, as the case may be, and (b) subject in the case of the Company to Section 4.03, through its Board of Directors or Board of Trustees, recommend to its shareholders that they grant the Company Shareholder Approval or the Prison Realty Shareholder Approval, as the case may be.

     SECTION 5.04. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and Prison Realty shall, and shall cause its Subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of any necessary consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement (provided that the Company shall not pay or agree to pay any material amount to obtain a consent without the prior approval of Prison Realty, which approval shall not be unreasonably withheld or delayed), and the making or obtaining of all necessary filings and registrations with respect thereto, (ii) the defending of any lawsuits or other legal proceedings challenging this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     SECTION 5.05. Benefits Matters. Except as otherwise provided herein, following the Effective Time, the Surviving Company shall honor, or cause to be honored, all obligations under employment agreements, Company Benefit Plans and Prison Realty Benefit Plans and all other employee benefit plans, programs, policies and arrangements of the Company or Prison Realty in accordance with the terms thereof. Nothing herein shall be construed to prohibit the Surviving Company from amending or terminating such agreements, programs, policies and arrangements in accordance with the terms thereof and with applicable law.

     SECTION 5.06. Stock-Based Compensation. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take other actions with respect to all outstanding options granted pursuant to the Company Stock Plans so that unless otherwise required by the terms of the applicable Company Stock Plan (and then in such case, to the extent agreed by the applicable holder of a Company Option) all options granted under the Company Stock Plans shall be converted into an option to purchase shares of the Surviving Company (a "Company Rollover Option") with the same conditions, including vesting and continued employment, as the Company Option to which it relates. The obligation of the Surviving Company pursuant to this
Section 5.06(a) to issue shares of Surviving Company Common Stock or options to purchase such shares shall be subject to the Surviving Company's determination that it will be in compliance with applicable REIT statutes and regulations. In the event that the Surviving Company determines that the treatment of options in this Section 5.06 (a) will not so comply, the Surviving Company may cause any or all (i) Company Rollover Options to be cashed out in exchange for a cash payment equal to the following: the product of (x) the excess of 0.875 times the closing price of one Prison Realty Common Share on the NYSE on the date that is five days prior to the Closing Date over the exercise price per share of the Company Common Stock subject to the Company Rollover Option and (y) the number of shares of Company Common Stock subject to such CCA Rollover Option. All amounts payable pursuant to this paragraph shall be subject to any required withholding of taxes and shall be paid without interest.

     (b) As soon as practicable following the date of this Agreement, the Board of Trustees of Prison Realty (or, if appropriate, any committee administering the Prison Realty Equity Plans) shall adopt such resolutions or take other actions with respect to all outstanding options granted pursuant to the Prison Realty Equity Plans so that all Prison Realty Options granted under the Prison Realty Equity Plans shall be converted into options to purchase shares of Surviving Company Common Stock (a "Prison Realty Rollover Option") with the same conditions, including vesting and continued employment, as the Prison Realty Option to which it relates and shall obtain the agreement of each holder of Prison Realty Options that the Merger and the consummation of the transactions contemplated hereby do not constitute a change in control under the Prison Realty Equity Plans or otherwise affect the vesting or other terms of the Prison Realty Options.

     (c) Immediately prior to the Effective Time, all shares of deferred stock under the Company's Amended and Restated 1989 Stock Bonus Plan shall vest in full.

     SECTION 5.07. Fees and Expenses. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as provided in this Section 5.07.

     (b) In the event that (i) this Agreement is terminated by Prison Realty pursuant to Section 7.01(c); (ii) this Agreement is terminated by the Company pursuant to Section 7.01(d)(i); or (iii)(x) any person shall have made a bona fide takeover proposal with respect to the Company after the date hereof and thereafter this Agreement is terminated by the Company pursuant to Section 7.01(b)(iii) or by either party pursuant to Section 7.01(b)(iv) and (y) within 12 months after such termination a takeover agreement (as defined below) is executed by the Company or a takeover transaction (as defined below) is consummated, then the Company shall reimburse Prison Realty for the documented out-of-pocket fees and expenses reasonably incurred thereby in connection with this Agreement and the transactions contemplated hereby (including those which may be incurred in connection with enforcing the terms of this Section 5.07) in an aggregate amount not in excess of $7,000,000 (the "Expenses"). The Company shall pay reimbursement amounts to Prison Realty promptly (and in any event within ten business days) following a termination referred to in clause (i) or (ii) or promptly (and in any event within ten business days) after the first to occur of the execution of a takeover agreement or the consummation of a takeover transaction referred to in clause (iii) above. For purposes of this Section 5.07(b), the term "takeover transaction" shall mean any transaction if a proposal to consummate such transaction would constitute a takeover proposal, the term "takeover agreement" shall mean any letter of intent, agreement in principle, acquisition agreement or similar agreement to consummate a takeover transaction and the term "takeover proposal" shall have the meaning assigned to such term in Section 4.03 except that (1) references to "20%" in the definition of such term contained in Section 4.03 shall be deemed to be references to "50%" and (2) the term "takeover proposal" shall only be deemed to refer to a transaction involving the Company, or with respect to assets (including the shares of any Subsidiaries), the Company and its Subsidiaries taken as a whole. Notwithstanding the immediately preceding sentence, if any bona fide takeover proposal (as defined in this Section 5.07(b) but without regard to clause (1) above) made by a person with respect to the Company is made after the date hereof and the Company accepts such proposal or any other takeover proposal (as defined in this Section 5.07(b) but without regard to clause (1) above) made by such person after the termination of this Agreement, then such accepted proposal shall constitute a "takeover proposal" for purposes of Section 5.07(b)(iii). The reimbursement for Expenses required pursuant to this paragraph shall be reduced by one-half of any amount previously paid by CCA to Prison Realty in accordance with Section 5.06(c).

     (c) The Company agrees to reimburse Prison Realty upon request for the cost of certain valuation and consulting services that will benefit the Surviving Company, which reimbursement will not exceed $5.4 million.

     SECTION 5.08. Indemnification, Exculpation and Insurance. (a) New Prison Realty, Prison Realty and the Company agree that all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company, Prison Realty or their Subsidiaries (such persons, "Indemnified Persons") as provided in their respective charter (or similar constitutive documents) or bylaws and any existing indemnification agreements or arrangements of the Company or Prison Realty shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would in any manner adversely affect the rights thereunder of any such Indemnified Persons. The parties hereto agree that the Surviving Company shall maintain, for a period of six years from the Effective Time, the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") for all Indemnified Persons; provided, however, that the Surviving Company may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy issued by an insurer substantially comparable to the insurer with respect to the existing D&O Insurance, so long as the terms thereof are no less advantageous to the Indemnified Parties than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Entity will use its reasonable best efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous in any material respect than the existing D&O Insurance.

     (b) The parties hereto agree that the provisions of this Section 5.08 are
(i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and each Indemnified Person's heirs and representatives and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     (c) The parties hereto agree that in the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or Surviving Company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made by such person so that the successors and assigns of the Surviving Company assume the obligations of the parties hereto and the Surviving Company set forth in this Section 5.08.

     SECTION 5.09. Transfer Taxes. All state, local, foreign or provincial sales, use, real property transfer, stock transfer or similar taxes (including any interest or penalties with respect thereto, but not including any shareholder-level taxes based upon net income) attributable to the Merger shall be timely paid by the Surviving Company.

     SECTION 5.10. Resignation of Directors. Prior to the CCA Effective Time, the Company shall deliver to Prison Realty evidence satisfactory to Prison Realty of the resignation of all directors of the Company, effective at the CCA Effective Time.

     SECTION 5.11. Stock Exchange Listing. The Surviving Company, Prison Realty and CCA shall each use its reasonable best efforts to cause the Surviving Company Common Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

     SECTION 5.12. Tax-Free Reorganization. Prior to the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a reorganization qualifying under the provisions of Section 368(a) of the Code.

     SECTION 5.13. Rule 145 Affiliates. Within 45 days following the date of this Agreement, each of the Company and Prison Realty shall deliver to the other a letter identifying all known persons who may be deemed affiliates of the Company or Prison Realty under Rule 145 of the Securities Act and shall use its reasonable best efforts to obtain prior to the Effective Time a written agreement from each person who may be so deemed, substantially in the form of Exhibit A hereto.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.01.  Conditions to Each Party's Obligation To Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval. The Company Shareholder Approval and the Prison Realty Shareholder Approval shall have been obtained.

          (b) HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall use reasonable best efforts to prevent the entry of any such injunction or other order or decree and to cause any such injunction or other order or decree that may be entered to be vacated or otherwise rendered of no effect.

          (d) Prison Realty shall have obtained the opinions of either Stokes & Bartholomew, P.A., or Arthur Andersen LLP that upon, and after, the Effective Time of the Merger and the consummation of the transactions contemplated hereby, the Surviving Company will be in compliance with the requirements for qualification as a REIT under the Code, and the proposed method of operation of the Surviving Company as described in the Joint Proxy Statement-Prospectus will enable the Surviving Company to meet the requirements for taxation as a real estate investment trust under the Code beginning with the year ending December 31, 1999.

          (e) The Surviving Company Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, if applicable.

          (f) The Registration Statement shall be satisfactory in all material respects to the Company and Prison Realty and shall have been declared effective, and no stop order suspending the effectiveness of the

     Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

          (g) Prison Realty shall have obtained financing sufficient to fund the operations of the Surviving Company's business as described in the Joint Proxy Statement-Prospectus after the Effective Time of the Merger and the consummation of the transactions contemplated hereby.

          (h) The Company shall have conveyed substantially all its non-real estate assets to Correctional Management Services Corporation, Prison Management Services, LLC or Juvenile and Jail Facility Management Services, LLC on substantially the same terms and conditions described in the Registration Statement.

     SECTION 6.02. Conditions to Obligation of Prison Realty To Effect the Merger. The obligation of Prison Realty to effect the Merger is subject to the satisfaction of the following conditions unless waived by Prison Realty:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by material adverse effect shall be true and correct, and (ii) to the extent not qualified by material adverse effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on the Company, in each of cases (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Prison Realty shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Prison Realty shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer.

          (c) Consents, etc. Prison Realty shall have received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on the Company.

          (d) No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity seeking to prohibit or limit in any material respect the ownership or operation by the Company, Prison Realty, the Surviving Company or any of their respective affiliates of a substantial portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or seeking to impose limitations on the ability of the Surviving Company or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company or seeking to prohibit the Surviving Company or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its Subsidiaries, in each case after giving effect to any actions required to be taken pursuant to Section 5.04.

          (e) Prison Realty shall have obtained the opinion of its tax adviser with respect to the status of the Prison Realty Merger as a tax-free reorganization pursuant to Section 368(a) of the Code.

          (f) Prison Realty shall have received a bring-down of the Bradford opinion on each of the date of mailing of the Joint Proxy
     Statement-Prospectus to the Shareholders of Prison Realty and on the date of Closing (each, a "Bradford Bring-down Opinion").

     SECTION 6.03. Conditions to Obligation of the Company To Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

          (a) Representations and Warranties. The representations and warranties of Prison Realty set forth in this Agreement (i) to the extent qualified by material adverse effect shall be true and correct, and (ii) to the extent not qualified by material adverse effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty, in each of cases (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate to such effect signed on behalf of Prison Realty by the Chief Executive Officer or President.

          (b) Performance of Obligations of Prison Realty. Prison Realty shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Prison Realty by the Chief Executive Officer or President.

          (c) Consents, etc. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on Prison Realty.

          (d) Tax Opinion. The Company shall have received the opinion of Bass, Berry & Sims PLC or Arthur Anderson LLP with respect to the status of the CCA Merger as a tax-free reorganization pursuant to Section 368(a) of the Code.

          (e) The Company shall have received a bring-down of the Stephens Opinion on each of the date of mailing of the Joint Proxy
     Statement-Prospectus to the shareholders of the Company and on the date of Closing (each, a "Stephens Bring-down Opinion").

          (f) Prison Realty shall have received commitments for a credit agreement and other financing arrangements sufficient, in the reasonable judgment of the Company's Board of Directors, to fund the operations of the Surviving Company as described in the Joint Proxy Statement-Prospectus and shall have provided such commitments to the Company no later than the date the Joint Proxy Statement-Prospectus is mailed to the Company's shareholders.

          (g) Prison Realty and each holder of Prison Realty Options shall have agreed that the Merger and the consummation of the transactions contemplated hereby shall not constitute a change in control under the Prison Realty Equity Plans or otherwise affect the vesting or other terms of the Prison Realty Options.

     SECTION 6.04. Frustration of Closing Conditions. Neither Prison Realty nor the Company may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Prison Realty Shareholder Approval and the Company Shareholder Approval are received:

          (a) by mutual written consent of Prison Realty and the Company;

          (b) by Prison Realty or the Company upon written notice to the other party:

             (i) if any Governmental Entity of competent jurisdiction shall have issued a permanent injunction or other order or decree enjoining or otherwise preventing the consummation of the Merger and such injunction or other order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (i) shall have used its reasonable best efforts to prevent or contest the imposition of, or seek the lifting or stay of, such injunction, order or decree;

             (ii) unless the party seeking to terminate this Agreement is in material breach of its obligations hereunder, if the Company or Prison Realty breaches or fails to perform any of its representations, warranties, covenants or other agreements hereunder, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) in the case of such a breach or failure to perform on the part of the Company or 6.03(a) or 6.03(b) in the case of such a breach or failure to perform on the part of Prison Realty and (B) is incapable of being cured by the party so breaching or failing to perform or is not cured within 30 days after the terminating party gives written notice of such breach to the other party and such a cure is not effected during such period;

             (iii) if the Merger shall not have been consummated on or before March 31, 1999, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

             (iv) if, upon a vote at a duly held Company Shareholders Meeting or any adjournment thereof, the Company Shareholder Approval shall not have been obtained; or

             (v) if, upon a vote at a duly held Prison Realty Shareholders Meeting or any adjournment thereof, the Prison Realty Shareholder Approval shall not have been obtained;

          (c) by Prison Realty upon written notice to the Company:

             (i) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Prison Realty its approval or recommendation of the Merger or this Agreement, approved or recommended any takeover proposal or resolved to do any of the foregoing; or

             (ii) if the Company shall have entered into any agreement (other than a confidentiality agreement in accordance with Section 4.03(a)) with respect to a superior proposal or shall have resolved to do so; or

          (d) by the Company:

             (i) pursuant to Section 4.03(b) prior to the receipt of the Company Shareholder Approval; or

             (ii) upon written notice to Prison Realty if the Board of Trustees of Prison Realty or any committee thereof shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Merger or this Agreement or resolved to do so.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Prison Realty as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and, except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, there shall be no liability or obligation on the part of Prison Realty or the Company, except with respect to Section 3.01(t), Section 3.02(v),
Section 5.07, this Section 7.02 and Article VIII, which provisions shall survive such termination.

     SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after the Company Shareholder Approval or the Prison Realty Shareholder Approval is received, provided that after receipt of the Company Shareholder Approval or the Prison Realty Shareholder Approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     SECTION 7.05.  Procedure for Termination, Amendment, Extension or
Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of the Company or Prison Realty, action by its Board of Directors or Board of Trustees, respectively, or the duly authorized committee of such Board to the extent permitted by law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to the Company, to:

           Corrections Corporation of America
           10 Burton Hills Boulevard
           Nashville, Tennessee 37215
           Attention: Doctor R. Crants, Chairman, President
             and Chief Executive Officer
           Facsimile: (615) 263-3010

        with a copy to:

           Bass, Berry & Sims PLC
           2700 First American Center
           Nashville, Tennessee 37238
           Attention: F. Mitchell Walker, Jr., Esq.
           Facsimile: (615) 742-2775; and

        (b) if to Prison Realty, to:

           CCA Prison Realty Trust
           10 Burton Hills Boulevard
           Suite 100
           Nashville, Tennessee 37215
           Attention: Michael W. Quinlan, Chief Executive Officer
           Facsimile: (615) 263-0212

        with a copy to:

           Stokes & Bartholomew, P.A.
           424 Church Street
           Suite 2800
           Nashville, Tennessee 37219-2323
           Attention: Elizabeth Enoch Moore
           Facsimile: (615) 259-1470

     SECTION 8.03.  Definitions; Interpretation.  (a) As used in this Agreement:

          (i) unless otherwise expressly provided herein, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

          (ii) "business day" means any day on which banks are not required or authorized to close in the City of New York;

          (iii) "material adverse effect" means, when used in connection with the Company, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (A) the economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof or (C) private corrections industry in general, and not specifically relating to the Company or its Subsidiaries; "material adverse effect" means, when used in connection with Prison Realty, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Prison Realty and its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (A) the economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof or (C) private corrections industry in general, and not specifically relating to Prison Realty or its Subsidiaries;

          (iv) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (v) "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are not such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

     (b) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 8.04. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party.

     SECTION 8.05. Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than Section
5.08 of this Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to any principles of conflicts of law of such State.

     SECTION 8.07. Publicity. Except as otherwise permitted by this Agreement or required by law or the rules of the NYSE, so long as this Agreement is in effect, neither the Company nor Prison Realty shall, or shall permit any of its affiliates to, issue or cause the publication of any press release or other public announcement or statement with respect to this Agreement or the transactions contemplated hereby without first obtaining the consent of the other parties hereto. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment that is not so consented to shall be null and void; provided that, if necessary or advisable under applicable provisions of corporate or tax law, Prison Realty may assign its rights hereunder to any of its Subsidiaries or affiliates to cause the Company to merge with a Subsidiary or affiliate of Prison Realty, but no such assignment shall relieve Prison Realty of its obligations hereunder including the obligations to deliver the Merger Consideration. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Tennessee or in any Tennessee state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Tennessee or any Tennessee state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     IN WITNESS WHEREOF, the Company and Prison Realty have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                          CORRECTIONS CORPORATION OF AMERICA

                                          By:      /s/  DOCTOR R. CRANTS
                                            ------------------------------------
                                            Name: Doctor R. Crants
                                            Title: Chairman and Chief Executive
                                              Officer

                                          CCA PRISON REALTY TRUST

                                          By:      /s/  D. ROBERT CRANTS, III
                                            ------------------------------------
                                            Name: D. Robert Crants, III
                                            Title: President

                                          PRISON REALTY CORPORATION

                                          By:      /s/  DOCTOR R. CRANTS
                                            ------------------------------------
                                            Name: Doctor R. Crants
                                            Title: Chairman and Chief Executive
                                              Officer

         EXHIBIT A TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                            , 1998

Prison Realty Corporation
10 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215

Ladies and Gentlemen:

     I have been advised that I may be considered an "affiliate" of either Corrections Corporation of America ("CCA") or CCA Prison Realty Trust ("Prison Realty") for purposes of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 29, 1998 (the "Merger Agreement"), by and between CCA, Prison Realty and Prison Realty Corporation, at the effective time of the mergers described therein (the "Merger"), I will receive in exchange for each share of common stock of CCA or common or preferred shares of Prison Realty then owned by me a number of shares ("Shares") of common stock of Prison Realty Corporation ("New Prison Realty") or Series A Preferred Stock of New Prison Realty as specified in the Merger Agreement. This agreement is hereinafter referred to as the "Affiliate's Agreement."

     Each of CCA and Prison Realty represents that it has filed, and New Prison Realty agrees to file with the Commission on a timely basis for two years after the effective date of the Merger, all reports required to be filed by it under
Section 13 of the Securities Exchange Act of 1934, as amended. New Prison Realty shall also, upon request, furnish to me a written statement as to its compliance with the reporting requirements of Rule 144 under the 1933 Act. In consideration for such representation and agreements, I represent and warrant to, and agree with, CCA, Prison Realty and New Prison Realty that:

          (a) I shall not make any sale, transfer or other disposition of my Shares in violation of the 1933 Act or the Rules and Regulations promulgated thereunder.

          (b) I have been advised that the offering, sale and delivery of the Shares to me pursuant to the Merger have been registered under the 1933 Act on a Registration Statement on Form S-4. I have also been advised, however, that, since I may have been deemed to be an "affiliate" of either CCA or Prison Realty at the time the Merger Agreement was submitted for a vote of the shareholders of CCA or Prison Realty, as the case may be, any public offering or sale by me of any of the Shares will, under current law, require either (i) compliance with Rule 145 promulgated by the Commission under the 1933 Act, (ii) the further registration under the 1933 Act of the Shares to be offered and sold, or (iii) the availability of another exemption from such registration under the 1933 Act.

          (c) I have read this Affiliate's Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Shares, to the extent I felt necessary, with my counsel or counsel for CCA or Prison Realty.

          (d) I understand that stop transfer instructions similar to the limitations referred to in paragraph (b) above will be given to New Prison Realty's transfer agent with respect to the Shares, and that there will be placed on the certificates representing the Shares, or any substitutions therefor, a legend stating in substance:

        The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Prison Realty Corporation of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act.

          (e) I hereby agree that, for a period of two (2) years following the effective date of the Merger, if I transfer the Shares received by me in the Merger, I will obtain an agreement similar to this from each transferee if such transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145. I further agree that if I seek to transfer the Shares in accordance with the provisions of Rule 145, I will deliver to New Prison Realty written notice substantially in the form attached hereto as Exhibit A, and a broker's representation substantially in the form attached hereto as Exhibit B. Upon delivery of such notice and broker's representation, you agree that the legend set forth in paragraph (d) above shall be promptly removed from the certificates representing the Shares to be sold in accordance with the provisions of Rule 145 and related stop transfer restrictions shall be lifted.

          (f) It is understood and agreed that this Affiliate's Agreement shall terminate and be of no further force and effect and the legend set forth in paragraph (d) above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith if (i) my Shares shall have been registered under the 1933 Act for sale, transfer or other disposition by me or on my behalf, or (ii) I am not at the time an affiliate of New Prison Realty and have held the Shares for at least one (1) year (or such other period as may be prescribed by the 1933 Act and the Rules and Regulations promulgated thereunder) and New Prison Realty has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months, or (iii) I am not at the time an affiliate of New Prison Realty and have not been an affiliate of New Prison Realty for at least three months and have held the Shares for at least two
     (2) years (or such other period as may be prescribed by the 1933 Act and the Rules and Regulations promulgated thereunder), or (iv) New Prison Realty shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to New Prison Realty, to the effect that the stop transfer restrictions and the legend are not required, or (v) the procedures specified in paragraph (e) above are followed.

          (g) Assignment. Neither this Affiliate's Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, this Affiliate's Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder. New Prison Realty agrees that if I transfer my Shares to a transferee who pursuant to the Rules and Regulations must hold such stock subject to the legend required by paragraph (e) herein, then New Prison Realty covenants and representations set forth herein shall inure to the benefit of such transferee.

          (h) Choice of Law. This Affiliate's Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Tennessee except with respect to matters of law concerning the internal corporate or governance affairs of any corporate or other legal entity which is a party to or the subject of this Affiliate's Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          (i) Entire Agreement; Amendments and Waivers. This Affiliate's Agreement, together with the Merger Agreement and all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          No failure or delay on the part of any party hereunder in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise thereof or any other right, power or privilege preclude another or further exercise thereof or of any other power, right or privilege. Except as otherwise specified, all rights and remedies existing under this Affiliate's Agreement are cumulative to and not exclusive of any rights or remedies otherwise available.

          No notice to or demand on a party in any case shall entitle such party to any further notice or demand in similar or other circumstances unless expressly provided herein.

          (j) Counterparts. This Affiliate's Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (k) Expenses. Each party hereunder shall bear its own expenses for the preparation and negotiation of this Affiliate's Agreement. In the event of any litigation, arbitration or claim by any party hereunder, the prevailing party shall be reimbursed for all costs and expenses for such litigation, arbitration or claim, including legal, accounting, and investigative costs and the costs of enforcing this paragraph.


                                          Very truly yours,

                                          --------------------------------------

                                          Name:
                                               ---------------------------------

Accepted and agreed to this
       day of                , 1998.

CCA PRISON REALTY TRUST

By:
   -----------------------------------

       Name:
            --------------------------

       Title:
             -------------------------

CORRECTIONS CORPORATION OF AMERICA

By:
   -----------------------------------

       Name:
            --------------------------

       Title:
             -------------------------

PRISON REALTY CORPORATION

By:
   -----------------------------------

       Name:
            --------------------------

       Title:
             -------------------------

                                                                       EXHIBIT A

Prison Realty Corporation
10 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215

Attention:

Gentlemen:

     I propose to sell           shares of the common stock of Prison Realty
Corporation that I received in connection with the transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated as of September 29, 1998, by and between Corrections Corporation of America and CCA Prison Realty
Trust. I propose to effect such sale through                , my broker, and
warrant that such sale will be made in accordance with the requirements relating to sales by "affiliates" of Rule 145 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                                                       EXHIBIT B

Prison Realty Corporation
10 Burton Hills Boulevard
Suite 100
Nashville, Tennessee 37215

Attention:

Gentlemen:

     We have been asked to sell           shares (the "Shares") of Common Stock
of Prison Realty Corporation (the "Company") owned by                ("Seller").
We understand that the Seller is an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended, and that sales by him of the Company's Common Stock must comply with certain provisions of Rule 144 under such Act.

     We hereby represent and warrant as follows:

          1. We have made reasonable inquiry as required by paragraph (g)(3) of Rule 144 and, based upon such inquiry, we are not aware of circumstances indicating that the Seller is an underwriter with respect to the Shares or that the transaction is part of a distribution of the Shares.

          2. The Shares for which we are acting as broker will be sold by us in "brokers' transactions" as defined in paragraph (g) of Rule 144.

          3. Neither the Seller nor we have solicited or arranged for the solicitation, nor will we solicit or arrange for the solicitation, of orders to buy the Shares, nor have we received nor will we receive any payment in connection with the sale of the Shares other than usual and customary brokerage commissions.

                                          Very truly yours,

                                                                      APPENDIX B

                        [J.C. Bradford & Co. letterhead]

October           , 1998

Board of Trustees
Prison Realty Trust
10 Burton Hills Boulevard
Suite 100
Nashville, TN 37215

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to Prison Realty Trust, a Maryland real estate investment trust (the "Company"), and its shareholders, of the Merger Consideration (as such term is defined in the hereinafter described Merger Agreement) proposed to be paid by the Company pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998 (the "Merger Agreement"), between the Company and Corrections Corporation of America ("CCA"). In the Merger, CCA will be merged with and into Prison Realty Corporation ("New Prison Realty") and each issued and outstanding share of CCA common stock, $1.00 par value per share ("CCA Common Stock"), will be converted into the right to receive 0.875 share of New Prison Realty common stock, $0.01 par value per share ("New Prison Realty Common Stock"), and the Company will be merged with and into New Prison Realty with each shareholder of the Company receiving 1.0 share of New Prison Realty Common Stock or 1.0 share of New Prison Realty Series A Cumulative Preferred Stock, $0.01 par value per share ("New Prison Realty Preferred Stock"), for each Company common share, $0.01 par value per share (the "Company Common Shares"), or Company Series A Cumulative Preferred Share, $0.01 par value per share (the "Company Preferred Shares") held by him (collectively, the "Merger"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement and in the Joint Proxy Statement-Prospectus, as hereinafter defined.

     J.C. Bradford & Co., L.L.C., as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee from the Company for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, acted as a lead underwriter of common stock offerings of the Company and CCA and provided financial advisory services to the Company and CCA and may continue to do so and have received, and may receive, fees for the rendering of such services.

     In conducting our analysis and arriving at our opinion, we have considered such financial and other information as we deemed appropriate including, among other things, the following: (i) the Joint Proxy Statement-Prospectus of CCA and the Company mailed to the shareholders of each company in connection with their approval of the Merger and related transactions (the "Joint Proxy Statement-Prospectus"); (ii) the Merger Agreement and its exhibits; (iii) the historical financial position and results of operations of CCA and PZN set forth in their respective periodic reports and proxy materials filed with the Securities and Exchange Commission, including Form 10-K for fiscal year 1997 and Forms 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998, respectively; (iv) certain internal operating data and financial analyses and forecasts of CCA and PZN for the fiscal years beginning January 1, 1998 and ending December 31, 2003, prepared by their respective senior management; (v) certain financial analysis and forecasts of New Prison Realty, the Service Companies and Operating Company for the fiscal years beginning January 1, 1998 and ending December 31, 2003 prepared by senior managements of the Company and CCA; (vi) reported stock price and trading data for the CCA Common Stock and Company Common Shares and the Company

Preferred Shares; (vii) certain financial and securities trading data of certain other companies, the securities of which are publicly traded, that we believed to be comparable to or relevant to the transaction; and (viii) the financial terms of certain other transactions that we believed to be relevant. We also have held discussions with members of the senior management of the Company and CCA regarding the past and current business operations, financial condition and future prospects of CCA and the Company.

     We have taken into account our assessment of general economic, market and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the industry in which CCA operates generally. Our opinion is necessarily based upon the information made available to us and market, economic and other conditions as they exist and can be evaluated as of the date hereof. We have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the internal operating data and financial analyses and forecasts (including those with respect to New Prison Realty, the Service Companies, and Operating Company) supplied to us by the Company and CCA, we have assumed that such data, analyses and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of their respective senior management as to the recent and likely future performance of the Company and CCA. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based. We have assumed that certain financing required to complete the Merger and fund the Company's expected capital requirements for fiscal 1999 has been irrevocably obtained on terms consistent with those provided by management. We have assumed that the transactions set forth in the Merger Agreement and Joint Proxy Statement-Prospectus are consummated as set forth in the Merger Agreement and Joint Proxy Statement-Prospectus and not in a manner adverse to the Company. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have an adverse effect on New Prison Realty. We were not asked to consider and our opinion does not address the relative merits of the proposed Merger compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Furthermore, we have not made an independent appraisal of the assets and liabilities of New Prison Realty or any of its subsidiaries or affiliates. We have assumed that the Merger will qualify as a tax-free reorganization for United States Federal income tax purposes. Finally, we have also assumed that New Prison Realty will qualify after consummation of the Merger as a REIT for federal income tax purposes.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed Merger.

     We are not expressing any opinion herein as to the prices at which the CCA Common Stock or Company Common Shares or Company Preferred Share will trade following the mailing of the Joint Proxy Statement-Prospectus or as to the prices at which New Prison Realty Common Stock and New Prison Realty Preferred Stock will trade following the consummation of the Merger.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Merger is fair to the Company and its shareholders from a financial point of view.

                                          Very truly yours,

                                          J.C. Bradford & Co., L.L.C.

                                                                      APPENDIX C

                           [STEPHENS INC. LETTERHEAD]

                                October   , 1998

Members of the Board of Directors
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee

Members of the Board:

     We have acted as your financial advisor in connection with the proposed merger of Corrections Corporation of America (the "Company"), with and into Prison Realty Corporation ("New PZN") pursuant to which each outstanding share of the Company's common stock, par value $1.00 per share (the "Company Shares"), will be converted into the right to receive 0.875 share (the "Exchange Ratio") of common stock of New PZN (the "New PZN Shares") and the merger of CCA Prison Realty Trust ("PZN") with and into New PZN pursuant to which outstanding Prison Realty Common Shares and Series A Preferred Shares will be converted into similar securities of New PZN on a one-for-one basis (collectively referred to as the "Transaction"). We are familiar with the structure of the proposed Transaction, including the fact that the operations of the Company will be reorganized so that they will ultimately be conducted by certain affiliates of New PZN, and we are familiar with the proposed structure of those affiliates and the proposed relationship between New PZN and those affiliates.

     You requested our opinion as to whether the Exchange Ratio is fair from a financial point of view to the Company and its shareholders.

     In connection with rendering our opinion we have;

          (i) analyzed certain publicly available financial statements and reports regarding the Company and PZN;

          (ii) analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company and PZN prepared by managements of the Company and PZN;

          (iii) analyzed, on a pro forma basis, the financial effect of the Transaction;

          (iv) reviewed the reported prices and trading activity for the Company Shares and PZN Shares;

          (v) compared the financial performance of the Company and PZN and the prices and trading activity of the Company Shares and PZN Shares with that of certain other comparable publicly-traded companies and their securities;

          (vi) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

          (vii) reviewed the Amended and Restated Agreement and Plan of Merger between the Company and PZN and related documents, including the Joint Proxy Statement-Prospectus; and

          (viii) discussed with managements of the Company and PZN the operations of and future business prospects for the Company and PZN and the anticipated financial consequences of the Transaction.

     We have relied on the accuracy and completeness of the information and financial data provided to us by the company and PZN, and our opinion is based upon such information. We have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by managements of the Company and PZN we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and PZN as to the future financial performance of the

Company and PZN. In rendering our opinion herein, we have analyzed the Transaction as a strategic business combination between CCA and PZN in which Company shareholders will continue to own at least a majority of the outstanding common shares of the combined entity after the transaction, and have not been requested by CCA or the Board of Directors of CCA to solicit any third-party acquisition interest in CCA.

     As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and PZN and regularly provide investment banking services to the Company and issue periodic research reports regarding its business activities and prospects. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company and PZN. Certain affiliates of our firm are investors in, and provide management services to, two private investment funds affiliated with D. Robert Crants, III and Michael W. Devlin, who serve as senior management to PZN. Our firm also provides investment banking brokerage services to these funds. We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, CCA has agreed to indemnify us for certain liabilities arising out of our engagement.

     We have assumed with your consent that the Transaction: (i) will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended;
(ii) will be accounted for as a common control transfer at historical cost for the merger of CCA into New PZN and the purchase of PZN by that entity for the merger of PZN into New PZN; and (iii) that the surviving entity will qualify as a REIT. We have also assumed with your consent that the status of the surviving entity will not be changed as the result of the enactment of any federal legislation or promulgation or enactment of any rules or regulations regarding REITs.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

     This opinion is for the use and benefit of the Board of Directors of the Company, and neither this opinion nor any other advice or materials provided by Stephens Inc. in connections with its engagement hereunder may be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any matter, or for any purpose, nor may any references to Stephens Inc., be made by or on behalf of CCA without the prior written consent of Stephens Inc.; provided, however, that a copy of this opinion may be included in the Joint Proxy Statement-Prospectus delivered to the CCA and PZN shareholders to consider the Transaction. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed Transaction.

     We are not expressing any opinion herein as to the prices at which the Company Shares will trade following the date hereof of the Transaction or the New PZN Shares will trade following consummation of the Transaction.

     Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the Exchange Ratio is fair from a financial point of view to the Company and its shareholders.

                                          Very truly yours,

                                          STEPHENS INC.

                                                                      APPENDIX D

      ADDITIONAL QUESTIONS AND ANSWERS ABOUT THE MERGER FOR CCA EMPLOYEES

Q:  AFTER THE MERGER, WHICH COMPANY WILL EMPLOY
    THE CURRENT EMPLOYEES OF CCA?

A: The operating company and the service companies will collectively operate under the name "Corrections Corporation of America" or "CCA" pursuant to a trade name use agreement, and the CCA employees will still be referred to as "CCA employees". All three companies will retain the CCA logo for signage, stationery, uniform patches and other materials. The current CCA facilities will continue to operate and be known as CCA institutions.

    The CCA employees who are employed at current CCA facilities will become employees of the service company to which the facility management contract is assigned, i.e. the operating company or the service companies. CCA employees at the corporate offices will become employees of the operating company. The operating company will enter into administrative service agreements with the two service companies to provide certain administrative services. Employee programs will continue and CCA employees will continue to receive communications and direction from operating company.

Q:  WHAT WILL HAPPEN TO EMPLOYEE STOCK OPTIONS
    HELD BY CCA EMPLOYEES?

A: All outstanding options granted under CCA stock plans will be converted into options for shares of New Prison Realty common stock, at the same 0.875 exchange ratio that applies to CCA common stock, and will continue to vest after the merger in accordance with existing vesting schedules. For each share of CCA common stock which you have an option to purchase, you will receive an option to purchase 0.875 share of New Prison Realty common stock, which will become vested at the same time the option to acquire CCA stock would have become vested. In addition, the exercise price per share will be adjusted by dividing the current exercise price by 0.875.

    Example:

   An option to purchase 1,000 shares of CCA common stock at an exercise price of $10.00 per share will convert to an option to purchase 875 shares of New Prison Realty common stock (1,000 x 0.875) at an exercise price of $11.429 per share ($10.00/0.875).

Q:  MAY I EXERCISE VESTED STOCK OPTIONS AND SELL
    CCA COMMON STOCK BETWEEN NOW AND THE
    COMPLETION OF THE MERGER?

A: Yes, subject to the timing limitations included in the CCA Corporate Policy Statement Regarding Stock Trading Restrictions that was distributed to CCA employees and to the additional limitations on trading by persons defined as CCA "affiliates," as described on page 69.

Q: WHAT WILL HAPPEN IN THE MERGER TO CCA COMMON STOCK HELD IN THE CCA EMPLOYEE STOCK OWNERSHIP PLAN ("CCA ESOP")?

A: In the merger, the shares of CCA common stock held in the CCA ESOP will be exchanged for shares of New Prison Realty common stock. The shares of New Prison Realty common stock will be allocated to individual participant accounts. After completion of the merger, your CCA ESOP account will hold shares of New Prison Realty common stock, subject to the same plan rules as now apply to CCA common stock. The number of shares of New Prison Realty common stock will be based on the same exchange ratio described throughout this Joint Proxy Statement-Prospectus -- 0.875 share of New Prison Realty common stock for each share of CCA common stock.

    After the merger, the CCA ESOP will be merged into a 401(k) retirement plan or plans which will be adopted by each of the operating company and the two service companies. The new 401(k) plan(s) will allow CCA employees to make investments in a variety of different alternatives, including shares of New Prison Realty common stock.

Q:  HOW WILL SHARES OF CCA COMMON STOCK HELD IN
    THE CCA ESOP BE VOTED?

A: In the vote on the merger, shares held in the CCA ESOP will be voted by the CCA ESOP's trustee as the CCA ESOP participants direct. If you are a CCA ESOP participant with CCA common stock allocated to your account, the ESOP trustee will send you instructions on how to direct the trustee's vote on these shares. If you fail to direct the ESOP trustee on how to vote shares allocated to your account, these shares will be voted in favor of the merger as directed by the ESOP trustee.

Q:  WHAT ARE THE TAX CONSEQUENCES FOR CCA COMMON STOCK HELD IN THE CCA ESOP?

A: Neither the CCA ESOP nor CCA ESOP participants will be taxed upon the exchange of shares held by the CCA ESOP nor will the CCA ESOP participants be taxed on the merger of the CCA ESOP into the new 401(k) retirement plan. In the future, when you receive a distribution from the CCA ESOP or from the new 401(k) retirement plan, the distribution will be subject to tax in accordance with the Internal Revenue Code provisions regarding taxation of retirement plan distributions that are in effect at that time.

                       CORRECTIONS CORPORATION OF AMERICA
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 1, 1998

    The undersigned hereby appoints Doctor R. Crants and Darrell K. Massengale, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the voting common stock of Corrections Corporation of America, a Tennessee corporation ("CCA"), held by the undersigned on October 14, 1998, at the Special Meeting of Shareholders to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, on Tuesday, December 1, 1998 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. To approve and adopt the merger transactions between CCA and CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), in which CCA will be merged into Prison Realty Corporation, a newly formed Maryland corporation, with Prison Realty Corporation as the surviving company, and then Prison Realty will be merged into Prison Realty Corporation, with Prison Realty Corporation as the surviving company ("New Prison Realty"), and the issuance of 0.875 share of New Prison Realty common stock in exchange for each outstanding share of CCA common stock and 1.0 share of New Prison Realty common stock or Series A Preferred Stock for each outstanding Prison Realty common share or Prison Realty Series A Preferred Share owned, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of September 29, 1998 among Prison Realty, CCA and New Prison Realty, and the transactions related thereto. In addition, CCA's non-real estate assets will be transferred to certain affiliated management companies immediately prior to the merger.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

                                                Dated:                    , 1998
                                                      --------------------

                                                Signature:
                                                          ----------------------

                                                Signature if Held Jointly:

                                                --------------------------------

                                                Please sign exactly as name
                                                appears on your share
                                                certificates. Each joint owner
                                                must sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name as authorized. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

                            CCA PRISON REALTY TRUST
                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 3, 1998

    The undersigned hereby appoints D. Robert Crants, III and Vida H. Carroll, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the voting common shares of CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), held by the undersigned on October 14, 1998, at the Special Meeting of Shareholders to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, on Thursday, December 3, 1998 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ITEM 1.

1. To approve and adopt the merger transactions between Prison Realty and Corrections Corporation of America, a Tennessee corporation ("CCA"), in which CCA will be merged into Prison Realty Corporation, a newly formed Maryland corporation, with Prison Realty Corporation as the surviving company, and then Prison Realty will be merged into Prison Realty Corporation, with Prison Realty Corporation as the surviving company ("New Prison Realty"), and the issuance of 0.875 share of New Prison Realty common stock in exchange for each outstanding share of CCA common stock and 1.0 share of New Prison Realty common stock or Series A Preferred Stock for each outstanding Prison Realty common share or Prison Realty Series A Preferred Share owned, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of September 29, 1998 among Prison Realty, CCA and New Prison Realty, and the transactions related thereto.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

                                                Dated:                    , 1998
                                                      --------------------

                                                Signature:
                                                          ----------------------

                                                Signature if Held Jointly:

                                                --------------------------------

                                                Please sign exactly as name
                                                appears on your share
                                                certificates. Each joint owner
                                                must sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name as authorized. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Charter of Prison Realty Corporation provides for indemnification of directors and officers to the fullest extent permitted by the laws of the State of Maryland.

     Section 2-418 of the MGCL generally permits indemnification of any director made a party to any proceedings by reason of service as a director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the director, whether or not involving action in the director's official capacity, indemnification of the director is not permitted if the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director failed to meet the requisite standard of conduct for permitted indemnification.

     Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the Charter, Bylaws, any resolution of stockholders or directors, any agreement or otherwise.

     The statute permits a Maryland corporation to indemnify its officers, employees and agents to the same extent as its directors. Prison Realty Corporation's Charter provides for indemnification of its officers, employees or agents to the fullest extent permitted by law.

     Prison Realty Corporation has entered into indemnification agreements ("the Indemnification Agreements") with its directors and certain of its executive officers. The Indemnification Agreements are intended to provide indemnification to the maximum extent allowable by or not in violation of any law of the State of Maryland. Each Indemnification Agreement provides that Prison Realty Corporation shall indemnify a director or officer who is a party to the agreement (the "Indemnitee"), if he or she was or is a party to or otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he or she was or is a director or officer of Prison Realty Corporation, against losses incurred in connection with the defense or settlement of such proceeding. The indemnification provided under each Indemnification Agreement is limited to instances where the act or omission giving rise to the claim for which indemnification is sought was not otherwise indemnified by Prison Realty Corporation or insurance maintained by Prison Realty Corporation, was not established to have been committed in bad faith or the result of active and deliberate dishonesty, did not involve receipt of improper personal benefit, did not result in a judgment of liability to Prison Realty Corporation in a proceeding by or in the right of Prison Realty Corporation, did not involve an accounting of profits pursuant to Section 16(b) of the Exchange Act, and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

     Prison Realty Corporation has obtained directors and officers liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

     (a) The following exhibits are filed as a part of this Registration Statement or incorporated herein by reference:

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 2.1       --  Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998, by and among Corrections Corporation of America ("CCA"), CCA Prison Realty Trust ("Prison
               Realty") and Prison Realty Corporation (the "Company")
               (included as Appendix A to the Joint Proxy
               Statement-Prospectus filed as part of this Registration
               Statement) (as directed by Item 601(b)(1) of Regulation S-K, certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish
               supplementally a copy of any omitted schedule or exhibit to the Commission upon request).
 3.1*      --  Charter of the Company.
 3.2*      --  Bylaws of the Company
 4.1       --  Provisions defining the rights of stockholders are found in
               Sections SIXTH through SEVENTH and Article II in the Charter and Bylaws, respectively, of the Company (included as
               Exhibits 3.1 and 3.2 hereto).
 4.2*      --  Specimen of certificate representing the Company's Common
               Stock.
 4.3*      --  Specimen of certificate representing the Company's 8.0%
               Series A Cumulative Preferred Stock.
 4.4       --  8.5% Convertible, Subordinated Note due November 7, 1999
               made payable to Sodexho Alliance, S.A. ("Sodexho") in the
               aggregate principal amount of $7,000,000.00 (previously
               filed as Exhibit 2 to CCA's Report on Form 8-K (filed on
               June 30, 1994) and incorporated herein by reference).
 4.5       --  Stock Purchase Warrant for the purchase of Common Stock of
               CCA issued to Sodhexo on June 23, 1994 (previously filed as
               Exhibit 2 to CCA's Report on Form 8-K (filed on June 30,
               1994) and incorporated herein by reference).
 4.6       --  Form of 7.5% Convertible, Subordinated Note due February 28,
               2002 made payable to Sodexho in the aggregate principal
               amount of $20,000,000.00 (previously filed as Exhibit 4(v)
               to CCA's Annual Report on Form 10-K (filed on March 31,
               1997) and incorporated herein by reference).
 4.7       --  Form of 7.5% Convertible, Subordinated Note due February 28,
               2002 made payable to PMI Mezzanine Fund, L.P. in the
               aggregate principal amount of $30,000,000.00 (previously
               filed as Exhibit 4(u) to CCA's Annual Report on Form 10-K
               (filed on March 29, 1996) and incorporated herein by
               reference).
 5.1*      --  Opinion of Stokes & Bartholomew, P.A. regarding the validity of the Common Stock and the 8.0% Series A Cumulative
               Preferred Stock being offered hereby.
 5.2*      --  Opinion of Miles & Stockbridge P.C. regarding the validity of the Common Stock and the 8.0% Series A Cumulative
               Preferred Stock being offered hereby.
 8.1*      --  Form of Opinion of Stokes & Bartholomew, P.A. regarding certain federal income tax considerations concerning the
               operation of the Company after the Merger.
 8.2*      --  Form of Opinion of Stokes & Bartholomew, P.A. regarding certain federal income tax consequences of the Merger.
 8.3*      --  Form of Opinion of Bass, Berry & Sims PLC regarding certain federal income tax consequences of the Merger.
10.1*      --  Form of Master Agreement to Lease between the Company and
               Correctional Management Services Corporation.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.2*      --  Form of Lease Agreement between the Company and Correctional
               Management Services Corporation.
10.3*      --  Form of Right to Purchase Agreement between the Company and
               Correctional Management Services Corporation.
10.4*      --  Form of Service Mark and Trade Name Use Agreement between
               CCA and Correctional Management Services Corporation.
10.5*      --  Form of Service Mark and Trade Name Use Agreement between
               Correctional Management Services Corporation and Prison
               Management Services, LLC.
10.6*      --  Form of Service Mark and Trade Name Use Agreement between
               Correctional Management Services Corporation and Juvenile
               and Jail Facility Management Services, LLC.
10.7*      --  Form of Promissory Note executed by Correctional Management
               Services Corporation made payable to CCA.
10.8*      --  Form of Guaranty Agreement executed and delivered by Doctor
               R. Crants to CCA.
10.9*      --  Form of Asset Pledge Agreement by and between Correctional
               Management Services Corporation and CCA.
10.10*     --  Form of Contribution Agreement between CCA and Correctional
               Management Services Corporation.
10.11*     --  Form of Contribution Agreement between CCA and Prison
               Management Services, LLC.
10.12*     --  Form of Contribution Agreement between CCA and Juvenile and
               Jail Facility Management Services, LLC.
10.13*     --  Agreement in Principle by and among Sodexho, CCA and Prison
               Realty.
10.14*     --  Form of Agreement in Principle by and between Baron Capital
               Group, Inc., and its affiliates, CCA, Prison Realty and
               Correctional Management Services Corporation.
10.15*     --  Form of Services Agreement by and between the Company and
               Correctional Management Services Corporation.
10.16*     --  Form of Tenant Incentive Agreement by and between the
               Company and Correctional Management Services Corporation.
10.17      --  Securities Purchase Agreement, dated June 23, 1994, between
               CCA and Sodexho, including form of 8.5% Note, form of
               Warrant and form of 8.75% Notes (previously filed as Exhibit
               2 to CCA's Report on Form 8-K (filed June 30, 1994) and
               incorporated herein by reference).
10.18      --  Amendment No. 1 to Securities Purchase Agreement, dated as of July 11, 1995, between Sodexho and CCA (previously filed as Exhibit 10.145 to CCA's Annual Report on Form 10-K (filed on March 29, 1996) and incorporated herein by reference).
10.19      --  Note Purchase Agreement, dated as of February 29, 1996, by and between CCA and PMI Mezzanine Fund, L.P., including, as
               Exhibit R-1 thereto, Registration Rights Agreement, dated as of February 29, 1996, by and between CCA and PMI Mezzanine
               Fund, L.P. (previously filed as Exhibit 10.155 to CCA's
               Annual Report on Form 10-K (filed on March 29, 1996) and
               incorporated herein by reference).
10.20      --  Note Purchase Agreement, dated as of April 5, 1996, by and among Sodexho and CCA, relating to the issuance of 7.5%
               Convertible, Subordinated Notes in the aggregate principal amount of $20,000,000.00 (previously filed as Exhibit 4(w)
               to CCA's Annual Report on Form 10-K (filed on March 31,
               1997) and incorporated herein by reference).
10.21      --  Registration Rights Agreement with respect to Note Purchase
               Agreement, dated as of April 5, 1996, by and between Sodexho and CCA (previously filed as Exhibit 4(x) to CCA's Annual
               Report on Form 10-K (filed on March 31, 1997) and
               incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.22      --  Amendment No. 2, dated December 31, 1996, to Securities
               Purchase Agreement, dated as of June 23, 1994, between
               Sodexho and CCA (previously filed as Exhibit 10.162 to CCA's
               Annual Report on Form 10-K (filed on March 31, 1997) and
               incorporated herein by reference).
10.23      --  1997 Amendment to 1994 Securities Purchase Agreement by and
               between CCA and Sodexho, dated December 30, 1997 (previously filed as Exhibit 4(bb) to CCA's Annual Report on Form 10-K
               (filed on March 30, 1998) and incorporated herein by
               reference).
10.24*     --  Form of Administrative Services Agreement by and between
               Correctional Management Services Corporation and Prison
               Management Services, Inc.
10.25*     --  Form of Administrative Services Agreement by and between
               Correctional Management Services Corporation and Juvenile
               and Jail Facility Management Services, Inc.
10.26      --  Prison Realty's 1997 Employee Share Incentive Option Plan
               (previously filed as Exhibit 10.25 to Prison Realty's
               Quarterly Report on Form 10-Q (filed on August 25, 1997) and incorporated herein by reference).
10.27      --  Prison Realty's Non-Employee Trustees' Share Option Plan, as
               amended (previously filed as Exhibit 10.26 to Prison
               Realty's Quarterly Report on Form 10-Q (filed on August 25,
               1997) and incorporated herein by reference).
10.28      --  Prison Realty's Non-Employee Trustees' Compensation Plan
               (previously filed as Appendix A to Prison Realty's
               definitive Proxy Statement (filed on March 23, 1998)
               relating to the 1998 Annual Meeting of Shareholders and
               incorporated herein by reference).
10.29      --  CCA's Option Plan, dated January 23, 1985, as amended by
               First Amendment to CCA's Stock Option Plan, together with
               forms of Incentive Stock Option Agreement and Non-Qualified
               Stock Option Agreement (previously filed as Exhibit 10(c) to
               CCA's Registration Statement on Form S-1, filed August 15,
               1986 (Reg. No. 33-8052), and incorporated herein by
               reference).
10.30      --  Non-Qualified Stock Option Plan of the Company, dated
               January 16, 1986, and related form of Non-Qualified Stock
               Option Agreement (previously filed as Exhibit 10(d) to CCA's
               Registration Statement on Form S-1, filed August 15, 1986
               (Reg. No. 33-8052), and incorporated herein by reference).
10.31      --  CCA's 1988 Flexible Stock Option Plan (previously filed as
               Exhibit A to CCA's definitive Proxy Statement (File No.
               0-15719) relating to the 1988 Annual Meeting of Stockholders and incorporated herein by reference).
10.32      --  Second Amendment to CCA's Stock Option Plan, dated March 27,
               1987, together with form of Incentive Stock Option Agreement
               (previously filed as Exhibit 10(cc) to CCA's Annual Report on Form 10-K with respect to the fiscal year ended December
               31, 1986 (File No. 0-15719) and incorporated herein by
               reference).
10.33      --  Third Amendment to CCA's Stock Option Plan, dated March 18,
               1988 (previously filed as Exhibit B to CCA's definitive
               Proxy Statement relating to the 1988 Annual Meeting of
               Stockholders (File No. 0-15719) and incorporated herein by reference).
10.34      --  CCA's 1989 Stock Bonus Plan (previously filed as Exhibit
               10(zz) to CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1989 (File No. 0-15719)
               and incorporated herein by reference).
10.35      --  First Amendment to CCA's 1988 Flexible Stock Option Plan,
               dated June 8, 1989 (previously filed as Exhibit 10(mmm) to
               CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1989 (File No. 0-15719) and
               incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.36      --  First Amendment to CCA's Non-Qualified Stock Option Plan,
               dated June 8, 1989 (previously filed as Exhibit 10(nnn) to
               CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1989 (File No. 0-15719) and
               incorporated herein by reference).
10.37      --  CCA's Non-Employee Director Stock Option Plan (previously filed as Exhibit 10(yyyy) to CCA's Annual Report on Form
               10-K with respect to the fiscal year ended December 31, 1993
               (File No. 0-15719) and incorporated herein by reference).
10.38      --  First Amendment to CCA's 1991 Flexible Stock Option Plan,
               dated March 11, 1994 (previously filed as Exhibit 10.102 to
               CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1994 (File No. 1-13560) and
               incorporated herein by reference).
10.39      --  Amended and Restated CCA 1989 Stock Bonus Plan, dated
               February 20, 1995 (previously filed as Exhibit 10.138 to
               CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1994 (File No. 1-13560) and
               incorporated herein by reference).
10.40      --  CCA's 1995 Employee Stock Incentive Plan effective as of
               March 20, 1995 (previously filed as Exhibit 4.3 to CCA's
               Registration Statement on Form S-8, filed July 20, 1995
               (Reg. No. 33-61173), and incorporated herein by reference).
10.41      --  First Amendment to Amended and Restated CCA 1989 Stock Bonus
               Plan, dated November 3, 1995 (previously filed as Exhibit
               10.153 to CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1995 (File No. 1-13560)
               and incorporated herein by reference.
10.42      --  CCA's Non-Employee Directors' Compensation Plan (previously filed as Appendix A to CCA's definitive Proxy Statement
               relating to the 1998 Annual Meeting of Shareholders (filed on March 31, 1998) and incorporated herein by reference).
10.43*     --  Form of Employment Agreement between Doctor R. Crants and the Company.
10.44*     --  Form of Employment Agreement between Doctor R. Crants and
               Correctional Management Services Corporation.
10.45*     --  Form of Employment Agreement between J. Michael Quinlan and the Company.
10.46      --  Employment Agreement between D. Robert Crants, III and
               Prison Realty (previously filed as Exhibit 10.23 to Prison
               Realty's Quarterly Report on Form 10-Q (filed on August 25,
               1997) and incorporated herein by reference).
10.47      --  Employment Agreement between Michael W. Devlin and Prison
               Realty (previously filed as Exhibit 10.24 to Prison Realty's
               Quarterly Report on Form 10-Q (filed on August 25, 1997) and incorporated herein by reference).
10.48*     --  Form of Officer and Director Indemnification Agreement
               between the Company and its officers and directors.
10.49*     --  Form of Lockup Agreement between the Company and its
               officers and directors.
10.50*     --  Amended and Restated Charter of Correctional Management
               Services Corporation.
10.51*     --  Bylaws of Correctional Management Services Corporation.
10.52*     --  Charter of Prison Management Services, Inc.
10.53*     --  Bylaws of Prison Management Services, Inc.
10.54*     --  Charter of Juvenile and Jail Facility Management Services,
               Inc.
10.55*     --  Bylaws of Juvenile and Jail Facility Management Services,
               Inc.
10.56**    --  Commitment Letter from NationsBanc Montgomery Securities LLC regarding the funding of a $750.0 million revolving credit facility for the Company.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.57**    --  Commitment Letter from NationsBanc Montgomery Securities LLC regarding the funding of a $75.0 million revolving credit
               facility for Correctional Management Services Corporation.
10.58**    --  Commitment Letter from NationsBanc Montgomery Securities LLC regarding the funding of a $20.0 million revolving credit
               facility for Prison Management Services, Inc.
10.59**    --  Commitment Letter from NationsBanc Montgomery Securities LLC regarding the funding of a $20.0 million revolving credit
               facility for Juvenile and Jail Facility Management Services,
               Inc.
12*        --  Statements re: computation of ratios (included in this Joint
               Proxy Statement-Prospectus).
21*        --  List of Subsidiaries.
23.1       --  Consent of Stokes & Bartholomew, P.A. (included in exhibit
               5.1).
23.2       --  Consent of Miles & Stockbridge P.C. (included in exhibit
               5.2).
23.3*      --  Consent of Arthur Andersen LLP with respect to Prison
               Realty.
23.4*      --  Consent of Arthur Andersen LLP with respect to CCA.
23.5*      --  Consent of Arthur Andersen LLP with respect to Correctional
               Management Services Corporation.
23.6*      --  Consent of J.C. Bradford & Co., L.L.C.
23.7*      --  Consent of Stephens Inc.
24         --  Power of Attorney (included on signature page).

---------------

* Filed herewith.

** To be filed by amendment.

     (b) All schedules for which provision is made in Regulation S-X and Item 14(e), Item 17(a) or Item 17(b)(9) of Form S-4 are either not required to be included herein or the related information is included in the footnotes to the applicable financial statements included or incorporated by reference in the Joint Proxy Statement-Prospectus contained in this Registration Statement.

     (c) The following opinions are included in the Joint Proxy
Statement-Prospectus contained in this Registration Statement as indicated:

OPINION                                                        LOCATION
-------                                                        --------
Opinion of J.C. Bradford & Co., L.L.C.......................  Appendix B
Opinion of Stephens Inc.....................................  Appendix C

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     (e) The undersigned Registrant hereby undertakes to supply means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on September 29, 1998.

                                          PRISON REALTY CORPORATION
                                                          Registrant

                                          By:     /s/ DOCTOR R. CRANTS
                                            ------------------------------------
                                                      Doctor R. Crants
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Doctor R. Crants, D. Robert Crants, III and Vida H. Carroll, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement relating to the same offering as the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                 TITLE                     DATE
                      ---------                                 -----                     ----

                /s/ DOCTOR R. CRANTS                   Chief Executive Officer       September 29, 1998
-----------------------------------------------------    (Principal Executive
                  Doctor R. Crants                       Officer), Chairman and
                                                         Director

               /s/ J. MICHAEL QUINLAN                  Vice Chairman                 September 29, 1998
-----------------------------------------------------    and Director
                 J. Michael Quinlan

              /s/ D. ROBERT CRANTS, III                President and Director        September 29, 1998
-----------------------------------------------------
                D. Robert Crants, III

                /s/ MICHAEL W. DEVLIN                  Chief Operating Officer       September 29, 1998
-----------------------------------------------------    and Director
                  Michael W. Devlin

                 /s/ VIDA H. CARROLL                   Chief Financial Officer       September 29, 1998
-----------------------------------------------------    (Principal Financial
                   Vida H. Carroll                       and
                                                         Accounting Officer)

                   /s/ C. RAY BELL                     Director                      September 29, 1998
-----------------------------------------------------
                     C. Ray Bell

                      SIGNATURE                                 TITLE                     DATE
                      ---------                                 -----                     ----

                /s/ RICHARD W. CARDIN                  Director                      September 29, 1998
-----------------------------------------------------
                  Richard W. Cardin

                                                       Director                       September  , 1998
-----------------------------------------------------
                Monroe J. Carell, Jr.

               /s/ JOHN W. EAKIN, JR.                  Director                      September 29, 1998
-----------------------------------------------------
                 John W. Eakin, Jr.

                   /s/ TED FELDMAN                     Director                      September 29, 1998
-----------------------------------------------------
                     Ted Feldman

                /s/ JACKSON W. MOORE                   Director                      September 29, 1998
-----------------------------------------------------
                  Jackson W. Moore

                 /s/ RUSTY L. MOORE                    Director                      September 29, 1998
-----------------------------------------------------
                   Rusty L. Moore

                                                       Director                       September  , 1998
-----------------------------------------------------
                  Joseph V. Russell

            /s/ CHARLES W. THOMAS, PH.D.               Director                      September 29, 1998
-----------------------------------------------------
              Charles W. Thomas, Ph.D.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 2.1       --  Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998, by and among Corrections Corporation of America ("CCA"), CCA Prison Realty Trust ("Prison
               Realty") and Prison Realty Corporation (the "Company")
               (included as Appendix A to the Joint Proxy
               Statement-Prospectus filed as part of this Registration
               Statement) (as directed by Item 601(b)(1) of Regulation S-K, certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish
               supplementally a copy of any omitted schedule or exhibit to the Commission upon request).
 3.1*      --  Charter of the Company.
 3.2*      --  Bylaws of the Company.
 4.1       --  Provisions defining the rights of stockholders are found in
               Sections SIXTH through SEVENTH and Article II in the Charter and Bylaws, respectively, of the Company (included as
               Exhibits 3.1 and 3.2 hereto).
 4.2*      --  Specimen of certificate representing the Company's Common
               Stock.
 4.3*      --  Specimen of certificate representing the Company's 8.0%
               Series A Cumulative Preferred Stock.
 4.4       --  8.5% Convertible, Subordinated Note due November 7, 1999
               made payable to Sodexho Alliance, S.A. ("Sodexho") in the
               aggregate principal amount of $7,000,000.00 (previously
               filed as Exhibit 2 to CCA's Report on Form 8-K (filed on
               June 30, 1994) and incorporated herein by reference).
 4.5       --  Stock Purchase Warrant for the purchase of Common Stock of
               CCA issued to Sodhexo on June 23, 1994 (previously filed as
               Exhibit 2 to CCA's Report on Form 8-K (filed on June 30,
               1994) and incorporated herein by reference).
 4.6       --  Form of 7.5% Convertible, Subordinated Note due February 28,
               2002 made payable to Sodexho in the aggregate principal
               amount of $20,000,000.00 (previously filed as Exhibit 4(v)
               to CCA's Annual Report on Form 10-K (filed on March 31,
               1997) and incorporated herein by reference).
 4.7       --  Form of 7.5% Convertible, Subordinated Note due February 28,
               2002 made payable to PMI Mezzanine Fund, L.P. in the
               aggregate principal amount of $30,000,000.00 (previously
               filed as Exhibit 4(u) to CCA's Annual Report on Form 10-K
               (filed on March 29, 1996) and incorporated herein by
               reference).
 5.1*      --  Opinion of Stokes & Bartholomew, P.A. regarding the validity of the Common Stock and the 8.0% Series A Cumulative
               Preferred Stock being offered hereby.
 5.2*      --  Opinion of Miles & Stockbridge P.C. regarding the validity of the Common Stock and the 8.0% Series A Cumulative
               Preferred Stock being offered hereby.
 8.1*      --  Form of Opinion of Stokes & Bartholomew, P.A. regarding certain federal income tax considerations concerning the
               operation of the Company after the Merger.
 8.2*      --  Form of Opinion of Stokes & Bartholomew, P.A. regarding certain federal income tax consequences of the Merger.
 8.3*      --  Form of Opinion of Bass, Berry & Sims PLC regarding certain federal income tax consequences of the Merger.
10.1*      --  Form of Master Agreement to Lease between the Company and
               Correctional Management Services Corporation.
10.2*      --  Form of Lease Agreement between the Company and Correctional
               Management Services Corporation.
10.3*      --  Form of Right to Purchase Agreement between the Company and
               Correctional Management Services Corporation.
10.4*      --  Form of Service Mark and Trade Name Use Agreement between
               CCA and Correctional Management Services Corporation.
10.5*      --  Form of Service Mark and Trade Name Use Agreement between
               Correctional Management Services Corporation and Prison
               Management Services, LLC.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.6*      --  Form of Service Mark and Trade Name Use Agreement between
               Correctional Management Services Corporation and Juvenile
               and Jail Facility Management Services, LLC.
10.7*      --  Form of Promissory Note executed by Correctional Management
               Services Corporation made payable to CCA.
10.8*      --  Form of Guaranty Agreement executed and delivered by Doctor
               R. Crants to CCA.
10.9*      --  Form of Asset Pledge Agreement by and between Correctional
               Management Services Corporation and CCA.
10.10*     --  Form of Contribution Agreement between CCA and Correctional
               Management Services Corporation.
10.11*     --  Form of Contribution Agreement between CCA and Prison
               Management Services, LLC.
10.12*     --  Form of Contribution Agreement between CCA and Juvenile and
               Jail Facility Management Services, LLC.
10.13*     --  Agreement in Principle by and among Sodexho, CCA and Prison
               Realty.
10.14*     --  Form of Agreement in Principle by and between Baron Capital
               Group, Inc., and its affiliates, CCA, Prison Realty and
               Correctional Management Services Corporation.
10.15*     --  Form of Services Agreement by and between the Company and
               Correctional Management Services Corporation.
10.16*     --  Form of Tenant Incentive Agreement by and between the
               Company and Correctional Management Services Corporation.
10.17      --  Securities Purchase Agreement, dated June 23, 1994, between
               CCA and Sodexho, including form of 8.5% Note, form of
               Warrant and form of 8.75% Notes (previously filed as Exhibit
               2 to CCA's Report on Form 8-K (filed June 30, 1994) and
               incorporated herein by reference).
10.18      --  Amendment No. 1 to Securities Purchase Agreement, dated as of July 11, 1995, between Sodexho and CCA (previously filed as Exhibit 10.145 to CCA's Annual Report on Form 10-K (filed on March 29, 1996) and incorporated herein by reference).
10.19      --  Note Purchase Agreement, dated as of February 29, 1996, by and between CCA and PMI Mezzanine Fund, L.P., including, as
               Exhibit R-1 thereto, Registration Rights Agreement, dated as of February 29, 1996, by and between CCA and PMI Mezzanine
               Fund, L.P. (previously filed as Exhibit 10.155 to CCA's
               Annual Report on Form 10-K (filed on March 29, 1996) and
               incorporated herein by reference).
10.20      --  Note Purchase Agreement, dated as of April 5, 1996, by and among Sodexho and CCA, relating to the issuance of 7.5%
               Convertible, Subordinated Notes in the aggregate principal amount of $20,000,000.00 (previously filed as Exhibit 4(w)
               to CCA's Annual Report on Form 10-K (filed on March 31,
               1997) and incorporated herein by reference).
10.21      --  Registration Rights Agreement with respect to Note Purchase
               Agreement, dated as of April 5, 1996, by and between Sodexho and CCA (previously filed as Exhibit 4(x) to CCA's Annual
               Report on Form 10-K (filed on March 31, 1997) and
               incorporated herein by reference).
10.22      --  Amendment No. 2, dated December 31, 1996, to Securities
               Purchase Agreement, dated as of June 23, 1994, between
               Sodexho and CCA (previously filed as Exhibit 10.162 to CCA's
               Annual Report on Form 10-K (filed on March 31, 1997) and
               incorporated herein by reference).
10.23      --  1997 Amendment to 1994 Securities Purchase Agreement by and
               between CCA and Sodexho, dated December 30, 1997 (previously filed as Exhibit 4(bb) to CCA's Annual Report on Form 10-K
               (filed on March 30, 1998) and incorporated herein by
               reference).
10.24*     --  Form of Administrative Services Agreement by and between
               Correctional Management Services Corporation and Prison
               Management Services, Inc.
10.25*     --  Form of Administrative Services Agreement by and between
               Correctional Management Services Corporation and Juvenile
               and Jail Facility Management Services, Inc.
10.26      --  Prison Realty's 1997 Employee Share Incentive Option Plan
               (previously filed as Exhibit 10.25 to Prison Realty's
               Quarterly Report on Form 10-Q (filed on August 25, 1997) and incorporated herein by reference).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.27      --  Prison Realty's Non-Employee Trustees' Share Option Plan, as
               amended (previously filed as Exhibit 10.26 to Prison
               Realty's Quarterly Report on Form 10-Q (filed on August 25,
               1997) and incorporated herein by reference).
10.28      --  Prison Realty's Non-Employee Trustees' Compensation Plan
               (previously filed as Appendix A to Prison Realty's
               definitive Proxy Statement (filed on March 23, 1998)
               relating to the 1998 Annual Meeting of Shareholders and
               incorporated herein by reference).
10.29      --  CCA's Option Plan, dated January 23, 1985, as amended by
               First Amendment to CCA's Stock Option Plan, together with
               forms of Incentive Stock Option Agreement and Non-Qualified
               Stock Option Agreement (previously filed as Exhibit 10(c) to
               CCA's Registration Statement on Form S-1, filed August 15,
               1986 (Reg. No. 33-8052), and incorporated herein by
               reference).
10.30      --  Non-Qualified Stock Option Plan of the Company, dated
               January 16, 1986, and related form of Non-Qualified Stock
               Option Agreement (previously filed as Exhibit 10(d) to CCA's
               Registration Statement on Form S-1, filed August 15, 1986
               (Reg. No. 33-8052), and incorporated herein by reference).
10.31      --  CCA's 1988 Flexible Stock Option Plan (previously filed as
               Exhibit A to CCA's definitive Proxy Statement (File No.
               0-15719) relating to the 1988 Annual Meeting of Stockholders and incorporated herein by reference).
10.32      --  Second Amendment to CCA's Stock Option Plan, dated March 27,
               1987, together with form of Incentive Stock Option Agreement
               (previously filed as Exhibit 10(cc) to CCA's Annual Report on Form 10-K with respect to the fiscal year ended December
               31, 1986 (File No. 0-15719) and incorporated herein by
               reference).
10.33      --  Third Amendment to CCA's Stock Option Plan, dated March 18,
               1988 (previously filed as Exhibit B to CCA's definitive
               Proxy Statement relating to the 1988 Annual Meeting of
               Stockholders (File No. 0-15719) and incorporated herein by reference).
10.34      --  CCA's 1989 Stock Bonus Plan (previously filed as Exhibit
               10(zz) to CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1989 (File No. 0-15719)
               and incorporated herein by reference).
10.35      --  First Amendment to CCA's 1988 Flexible Stock Option Plan,
               dated June 8, 1989 (previously filed as Exhibit 10(mmm) to
               CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1989 (File No. 0-15719) and
               incorporated herein by reference).
10.36      --  First Amendment to CCA's Non-Qualified Stock Option Plan,
               dated June 8, 1989 (previously filed as Exhibit 10(nnn) to
               CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1989 (File No. 0-15719) and
               incorporated herein by reference).
10.37      --  CCA's Non-Employee Director Stock Option Plan (previously filed as Exhibit 10(yyyy) to CCA's Annual Report on Form
               10-K with respect to the fiscal year ended December 31, 1993
               (File No. 0-15719) and incorporated herein by reference).
10.38      --  First Amendment to CCA's 1991 Flexible Stock Option Plan,
               dated March 11, 1994 (previously filed as Exhibit 10.102 to
               CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1994 (File No. 1-13560) and
               incorporated herein by reference).
10.39      --  Amended and Restated CCA 1989 Stock Bonus Plan, dated
               February 20, 1995 (previously filed as Exhibit 10.138 to
               CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1994 (File No. 1-13560) and
               incorporated herein by reference).
10.40      --  CCA's 1995 Employee Stock Incentive Plan effective as of
               March 20, 1995 (previously filed as Exhibit 4.3 to CCA's
               Registration Statement on Form S-8, filed July 20, 1995
               (Reg. No. 33-61173), and incorporated herein by reference).
10.41      --  First Amendment to Amended and Restated CCA 1989 Stock Bonus
               Plan, dated November 3, 1995 (previously filed as Exhibit
               10.153 to CCA's Annual Report on Form 10-K with respect to the fiscal year ended December 31, 1995 (File No. 1-13560)
               and incorporated herein by reference.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.42      --  CCA's Non-Employee Directors' Compensation Plan (previously filed as Appendix A to CCA's definitive Proxy Statement
               relating to the 1998 Annual Meeting of Shareholders (filed on March 31, 1998) and incorporated herein by reference).
10.43*     --  Form of Employment Agreement between Doctor R. Crants and the Company.
10.44*     --  Form of Employment Agreement between Doctor R. Crants and
               Correctional Management Services Corporation.
10.45*     --  Form of Employment Agreement between J. Michael Quinlan and the Company.
10.46      --  Employment Agreement between D. Robert Crants, III and
               Prison Realty (previously filed as Exhibit 10.23 to Prison
               Realty's Quarterly Report on Form 10-Q (filed on August 25,
               1997) and incorporated herein by reference).
10.47      --  Employment Agreement between Michael W. Devlin and Prison
               Realty (previously filed as Exhibit 10.24 to Prison Realty's
               Quarterly Report on Form 10-Q (filed on August 25, 1997) and incorporated herein by reference).
10.48*     --  Form of Officer and Director Indemnification Agreement
               between the Company and its officers and directors.
10.49*     --  Form of Lockup Agreement between the Company and its
               officers and directors.
10.50*     --  Amended and Restated Charter of Correctional Management
               Services Corporation.
10.51*     --  Bylaws of Correctional Management Services Corporation.
10.52*     --  Charter of Prison Management Services, Inc.
10.53*     --  Bylaws of Prison Management Services, Inc.
10.54*     --  Charter of Juvenile and Jail Facility Management Services,
               Inc.
10.55*     --  Bylaws of Juvenile and Jail Facility Management Services,
               Inc.
10.56**    --  Commitment Letter from NationsBanc Montgomery Securities LLC regarding the funding of a $750.0 million revolving credit facility for the Company.
10.57**    --  Commitment Letter from NationsBanc Montgomery Securities LLC regarding the funding of a $75.0 million revolving credit
               facility for Correctional Management Services Corporation.
10.58**    --  Commitment Letter from NationsBanc Montgomery Securities LLC regarding the funding of a $20.0 million revolving credit
               facility for Prison Management Services, Inc.
10.59**    --  Commitment Letter from NationsBanc Montgomery Securities LLC regarding the funding of a $20.0 million revolving credit
               facility for Juvenile and Jail Facility Management Services,
               Inc.
12*        --  Statements re: computation of ratios (included in this Joint
               Proxy Statement-Prospectus).
21*        --  List of Subsidiaries.
23.1       --  Consent of Stokes & Bartholomew, P.A. (included in exhibit
               5.1).
23.2       --  Consent of Miles & Stockbridge P.C. (included in exhibit
               5.2).
23.3*      --  Consent of Arthur Andersen LLP with respect to Prison
               Realty.
23.4*      --  Consent of Arthur Andersen LLP with respect to CCA.
23.5*      --  Consent of Arthur Andersen LLP with respect to Correctional
               Management Services Corporation.
23.6*      --  Consent of J.C. Bradford & Co., L.L.C.
23.7*      --  Consent of Stephens Inc.
24         --  Power of Attorney (included on signature page).

---------------

* Filed herewith.

** To be filed by amendment.